Exhibit 99.2

Hong Kong Exchanges and Clearing Limited, The Stock Exchange of Hong Kong Limited and the Securities and Futures Commission take no responsibility for the contents of this Application Proof, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Application Proof.

Application Proof of

IMAX CHINA HOLDING, INC.

(Incorporated in the Cayman Islands with limited liability)

WARNING

The publication of this Application Proof is required by The Stock Exchange of Hong Kong Limited (the “Exchange”) and the Securities and Futures Commission (the “Commission”) solely for the purpose of providing information to the public in Hong Kong.

This Application Proof is in draft form. The information contained in it is incomplete and is subject to change which can be material. By viewing this document, you acknowledge, accept and agree with IMAX China Holding, Inc. (the “Company”), its sponsor, advisers and all members of the underwriting syndicate that:

(a)	this document is only for the purpose of providing information to the public in Hong Kong and not for any other purposes. No investment decision should be based on the information contained in this document;

(b)	the publication of this document or supplemental, revised or replacement pages on the Exchange’s website does not give rise to any obligation of the Company, its sponsor, advisers or members of the underwriting syndicate to proceed with an offering in Hong Kong or any other jurisdiction. There is no assurance that the Company will proceed with the offering;

(c)	the contents of this document or supplemental, revised or replacement pages may or may not be replicated in full or in part in the actual final listing document;

(d)	the Application Proof is not the final listing document and may be updated or revised by the Company from time to time in accordance with the Listing Rules;

(e)	this document does not constitute a prospectus, offering circular, notice, circular, brochure or advertisement offering to sell any securities to the public in any jurisdiction, nor is it an invitation to the public to make offers to subscribe for or purchase any securities, nor is it calculated to invite offers by the public to subscribe for or purchase any securities;

(f)	this document must not be regarded as an inducement to subscribe for or purchase any securities, and no such inducement is intended;

(g)	neither the Company nor any of its affiliates, advisers or underwriters is offering, or is soliciting offers to buy, any securities in any jurisdiction through the publication of this document;

(h)	no application for the securities mentioned in this document should be made by any person nor would such application be accepted;

(i)	the Company has not and will not register the securities referred to in this document under the United States Securities Act of 1933, as amended, or any state securities laws of the United States;

(j)	as there may be legal restrictions on the distribution of this document or dissemination of any information contained in this document, you agree to inform yourself about and observe any such restrictions applicable to you;

(k)	the application to which this document relates has not been approved for listing and the Exchange and the Commission may accept, return or reject the application for the subject public offering and/ or listing; and

(l)	you confirm that you are accessing this Application Proof from outside the United States.

THIS APPLICATION PROOF IS NOT FOR PUBLICATION OR DISTRIBUTION TO PERSONS IN THE UNITED STATES. ANY SECURITIES REFERRED TO HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES WITHOUT REGISTRATION THEREUNDER OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM. NO PUBLIC OFFERING OF THE SECURITIES WILL BE MADE IN THE UNITED STATES.

NEITHER THIS APPLICATION PROOF NOR ANY INFORMATION CONTAINED HEREIN CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE UNITED STATES OR IN ANY OTHER JURISDICTION WHERE SUCH OFFER OR SALE IS NOT PERMITTED. THIS APPLICATION PROOF IS NOT BEING MADE AVAILABLE IN, AND MAY NOT BE DISTRIBUTED OR SENT TO THE UNITED STATES OR ANY JURISDICTION WHERE SUCH DISTRIBUTION OR DELIVERY MAY BREACH LOCAL SECURITIES LAW.

No offer or invitation will be made to the public in Hong Kong until after a prospectus of the Company has been registered with the Registrar of Companies in Hong Kong in accordance with the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong). If an offer or an invitation is made to the public in Hong Kong in due course, prospective investors are reminded to make their investment decisions solely based on a prospectus of the Company registered with the Registrar of Companies in Hong Kong, copies of which will be distributed to the public during the offer period.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

IMPORTANT

If you are in any doubt about any of the contents of this [REDACTED], you should obtain independent professional advice.

IMAX CHINA HOLDING, INC.

(Incorporated in the Cayman Islands with limited liability)

[REDACTED]

Number of [REDACTED] under the [REDACTED]	:	[REDACTED]

Number of [REDACTED]	:	[REDACTED]

Number of [REDACTED]	:	[REDACTED]

[REDACTED]	:	HK$[REDACTED] per [REDACTED] plus brokerage of 1.0%, SFC transaction levy of 0.0027% and Stock Exchange trading fee of 0.005% (payable in full on application in Hong Kong dollars and subject to refund)

Nominal value	:	US$0.0001 per [REDACTED]

Stock Code	:	[REDACTED]

[REDACTED] and Sole Sponsor

[REDACTED]

[REDACTED]

Hong Kong Exchanges and Clearing Limited, The Stock Exchange of Hong Kong Limited and Hong Kong Securities Clearing Company Limited take no responsibility for the contents of this [REDACTED], make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this [REDACTED].

A copy of this [REDACTED], having attached thereto the documents specified in “Appendix VII—Documents Delivered to the Registrar of Companies in Hong Kong and Available for Inspection”, has been registered by the Registrar of Companies in Hong Kong as required by Section 342C of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong). The Securities and Futures Commission and the Registrar of Companies in Hong Kong take no responsibility as to the contents of this [REDACTED] or any other documents referred to above.

The [REDACTED] is expected to be determined by agreement between the Sole Global Coordinator (on behalf of the Underwriters) and the Company on the Price Determination Date, which is expected to be on or about [REDACTED] and, in any event, not later than [REDACTED]. The [REDACTED] will not be more than HK$[REDACTED] per [REDACTED] and is expected to be not less than HK$[REDACTED] per [REDACTED], unless otherwise announced.

[REDACTED]

[REDACTED]

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

IMPORTANT

[REDACTED]

— i —

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

EXPECTED TIMETABLE(1)

[REDACTED]

— ii —

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

CONTENTS

IMPORTANT NOTICE TO INVESTORS

You should rely only on the information contained in this [REDACTED] and the Application Forms to make your investment decision. Neither the Company nor any of the Relevant Persons has authorised anyone to provide you with any information or to make any representation that is different from what is contained in this [REDACTED].

— iii —

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

SUMMARY

This summary is intended to give you an overview of the information contained in this [REDACTED]. Since it is a summary, it does not contain all the information that may be important to you. You should read this [REDACTED] in its entirety [REDACTED]. Some of the particular risks of [REDACTED] are set out in “Risk Factors” and you should read that section carefully [REDACTED].

Introduction

We are a leading cinematic technology provider, the exclusive licensee of the IMAX brand and technology and the sole platform for the release of IMAX format films in Greater China. Standing for the highest quality and most immersive motion picture entertainment experience, the IMAX brand is one of the strongest entertainment brands in Greater China(1), having had a presence in the PRC for nearly 15 years. We believe that we are a key participant in the Greater China film industry with wide-spread recognition and consumer loyalty through our early entry and historical successes, including Avatar in 2010, Transformers: Age of Extinction in 2014 and Furious 7 in 2015. Our goal is to deliver the IMAX experience to an even wider audience in Greater China, being the second largest and the fastest growing major cinema market in the world by total box office revenue.

We have two principal business segments, namely the theatre business and the films business.

Theatre Business

Our theatre business involves the design, procurement and provision of premium digital theatre systems at our exhibitor partners’ movie theatres, as well as the provision of related project management and ongoing maintenance services. In FY2012, FY2013 and FY2014, our theatre business accounted for 80.0%, 75.9% and 76.2% of our total revenue, respectively, and 84.6%, 74.4% and 74.4% of our total gross profit, respectively.

We generate revenue by charging fees to exhibitors for the IMAX theatre system and associated services, brand and technology licensing and maintenance services. We enter into two types of arrangements with our customers. Under sales arrangements, we typically charge a significant upfront fee and smaller ongoing fees (which are the greater of an annual minimum payment or a small percentage of the theatre’s box office), as well as an annual maintenance fee. Under revenue sharing arrangements, we provide IMAX theatre systems to our exhibitor partners in return for ongoing fees principally based on a percentage of the box office they generate from IMAX format films with no or a relatively smaller upfront payment. All the theatres using the IMAX theatre system are owned and operated by our exhibitor partners. This enables us to limit our exposure to financial, operational and regulatory risks associated with building and operating a movie theatre.

Films Business

Our films business involves the digital re-mastering of Hollywood and Chinese language films into the IMAX format through a proprietary DMR conversion process and the exhibition of these films on the IMAX theatre network in Greater China. In FY2012, FY2013 and FY2014, our films business accounted for 20.0%, 24.1% and 23.8% of our total revenue, respectively, and 15.4%, 25.6% and 25.6% of our total gross profit, respectively.

We generate revenue by sharing a fixed percentage in our studio partners’ box office generated from IMAX format films. This arrangement enables us to share in the box office success of a film while limiting our exposure to the significant capital investment required in making a film and the regulatory requirements governing the production and distribution of films in Greater China.

(1)	According to a survey conducted by Milward Brown Research.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

SUMMARY

IMAX Theatre Network and Our Partnerships

The number of IMAX theatres in Greater China has grown rapidly, with 128, 173, 234 and 239 IMAX theatre systems operating in Greater China as at 31 December 2012, 2013 and 2014, and 31 March 2015, respectively, representing a CAGR of 32.0% for the periods 2012 through 31 March 2015. As at 31 March 2015, we had a further 219 theatre systems in our backlog, representing contractual commitments entered into between us and our exhibitor partners which, along with future system signings, we believe will underpin our continued growth.

We have strong and successful partnerships with a number of key players across the Greater China film industry. These include over 30 exhibitors, including the largest exhibitor in the world, Wanda Cinema, as well as other established market players such as CJ CGV and Shanghai United Cinema. We also work with leading producers, directors and studios in Greater China, such as Huayi Brothers, Bona, Wanda Media and Filmko Holdings, to convert Chinese language films into the IMAX format for release on the IMAX theatre network. These films include Journey to the West: Conquering the Demons, Flying Swords of the Dragon Gate, Police Story and The Monkey King. In addition, we work with large commercial real estate developers, such as Wanda Plaza, China Resources and Longor, to identify new IMAX theatre locations.

IMAX Films in Greater China

The theatre networks in the PRC have historically been under-developed and less well equipped than in the United States and other developed economies. We believe that our leading technology and theatre systems have allowed us to enhance the audience experience and satisfy growing consumer demand for the highest quality and most immersive motion picture entertainment that the IMAX brand stands for. Four out of the top five highest grossing films in FY2014 in the PRC were released in the IMAX format, and eight of the top 10 highest grossing films ever in the PRC were released in the IMAX format.

Over the last five years, the Chinese language film box office in the PRC has grown at a CAGR of 38.1%, and in FY2014, it represented 55.0% of the total box office in the PRC. This presents a unique opportunity for us as in FY2014, Greater China box office from IMAX format Chinese language films as a percentage of the total Greater China box office from IMAX format films was only 15.2%. We are in the process of establishing a DMR conversion facility and screening room in the PRC, which will give us the ability to digitally remaster Chinese language films to IMAX format ourselves. This facility is expected to be fully operational by the end of 2015, and we believe that it will be highly attractive to filmmakers in the PRC and strengthen our partnerships with them.

IMAX Technology

IMAX theatre systems bring together IMAX DMR conversion technology, advanced projection systems, curved screens and proprietary theatre geometry as well as specialised sound systems to create a more intense, immersive and exciting experience than a traditional movie theatre. They are the product of over 40 years of research and development by IMAX Corporation, our Controlling Shareholder. As the exclusive licensee of the IMAX brand and technology in Greater China, we have full access to the most advanced IMAX theatre systems based on proprietary technology produced by IMAX Corporation.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

SUMMARY

OUR COMPETITIVE STRENGTHS

We believe that our success to date and potential for future growth are attributable to the following competitive strengths:

•	A Strong entertainment brand in the large and fast-growing Greater China market

•	Strong slate of Hollywood films(1) complemented by a growing portfolio of Chinese language films

•	Unparalleled network supported by strong exhibitor partnerships

•	Leading IMAX theatre system and technology delivering a unique cinematic experience

•	Significant value creation across the film industry for exhibitors, studios, filmmakers and commercial real estate developers

•	Experienced management team supported by prominent shareholders

OUR BUSINESS STRATEGIES

Our goal is to deliver the unique IMAX experience to an even wider audience in Greater China through the following strategies:

•	Expanding the IMAX theatre network

•	Increasing the number of revenue sharing arrangements with our exhibitor partners

•	Strengthening our cooperation with PRC studios and filmmakers

•	Maintaining our position as a provider of leading cinema technology

•	Continuing to invest in the IMAX brand in Greater China

•	Leveraging the IMAX brand to develop and invest in complementary businesses

Risk Factors

Our business is subject to numerous risks and there are risks relating to [REDACTED]. As different people may have different interpretations and criteria when determining the significance of a risk, you should read “Risk Factors” in its entirety [REDACTED]. The risks we primarily face include the following:

•

We depend principally on the orders from commercial film exhibitors for IMAX theatre systems, to generate box office revenue under revenue sharing arrangements and to supply venues in which to exhibit IMAX format films. However, we cannot assure you that exhibitors will continue to do any of these things.

•

The success of the IMAX theatre network is directly related to the availability and performance of IMAX format films. However, we cannot assure you that such films will continue to be available or successful.

•

We currently rely significantly on IMAX Corporation in many aspects of our businesses, including the provision of IMAX theatre system equipment and technical support, the provision of DMR conversion services, the licensing of IP rights and the remittance of fees from Hollywood studios.

(1)	Hollywood films include all imported films subject to the annual quota imposed by the PRC government.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

SUMMARY

•	A deterioration in our relationship with Wanda Cinema, or any of our leading exhibitor partners, could materially and adversely affect our business, results of operation and financial condition.

•	PRC government regulations applicable to any of our industry segments, including the entertainment industry, could severely impair our ability to operate our business.

Relationship with IMAX Corporation, our Controlling Shareholder

Our ultimate controlling shareholder is IMAX Corporation. Immediately following the completion of the [REDACTED], IMAX Corporation will own approximately [●]% of our issued share capital [(assuming that the Over-allotment Option is not exercised)]. IMAX Corporation operates a theatre equipment and films business in regions outside of Greater China.

Competition

Our Directors believe that it is unlikely that the businesses of IMAX Corporation and us will compete in any material respect with each other, directly or indirectly, since they operate in distinct geographical areas. IMAX Corporation has granted us an exclusive right to use the IMAX brand and technology in Greater China for its theatre and films businesses under the Trademark License Agreements and the Technology License Agreements. These exclusive licences prevent IMAX Corporation from using the IMAX trademark or IMAX technology in Greater China to compete against our businesses.

Long-Term Agreements

We have entered into a series of long-term agreements with IMAX Corporation for the licensing of IMAX trademarks and technology, the procurement of theatre systems and equipment, ongoing maintenance of installed theatre systems and equipment and other services, including DMR conversions, and the procurement of films for distribution in Greater China.

The long-term agreements are designed to ensure that we have long-term security and stability of supply of the products and services necessary for us and our exhibitor partners to operate our respective businesses. Each of the long-term agreements are for a renewable term of 25 years or have no fixed term and are terminable only in limited circumstances. The key terms of these agreements are summarised in the table below:

Agreement	Subject Matter	Term	Fees	Annual caps
Exempt Continuing Connected Transactions

Services Agreements	Provision of certain elective services, including theatre design	Indefinite	Cost plus 10% or fixed fees for particular services	N/A

DMR Software License Agreement	Grant of a non-exclusive licence in the PRC to IMAX Shanghai Multimedia for it to use IMAX DMR software in the DMR conversion facility to be established by the Group	21 years (renewable for an additional 25 years)	Annual fee of 5% of box office revenue from converted films	N/A

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

SUMMARY

Agreement	Subject Matter	Term	Fees	Annual caps
IMAX Shanghai Services Agreement	Provision of maintenance services by IMAX Shanghai Services to IMAX Corporation	Two years (renewable for successive one year periods unless terminated)	Cost plus 10%	N/A

Tool and Equipment Supply Contract	Provision of certain maintenance repair tools and equipment by IMAX Corporation to IMAX Shanghai Services	Indefinite	Purchase price of equipment quoted by IMAX Corporation	N/A

Non-exempt Continuing Connected Transactions

Personnel Secondment Agreement	Secondment of certain employees of IMAX Corporation to IMAX Shanghai Multimedia	Indefinite	Cost based	US$4 million, US$5 million and US$6 million for 2015, 2016 and 2017, respectively

Trademark License Agreements	Grant of an exclusive right to use certain IMAX trademarks	25 years (renewable for an additional 25 years)	Annual fee of 2% of gross revenues of the Company	Determined by reference to the formula for determining the fees

Technology License Agreements	Grant of an exclusive right to use certain IMAX technology	25 years (renewable for an additional 25 years)	Annual fee of 3% gross revenues of the Company	Determined by reference to the formula for determining the fees

DMR Services Agreement	Provision of digital re-mastering services for Chinese language films and the distribution of such films by IMAX Corporation outside of Greater China	Indefinite	Cost plus 10%	Determined by reference to the formula for determining the fees

Equipment Supply Agreements	Supply of IMAX equipment to us for us to provide to customers	25 years (renewable for an additional 25 years)	Cost plus 10%	Determined by reference to the formula for determining the purchase price

Master Distribution Agreements	Exclusive platform for the exhibition of Hollywood films in Greater China	Indefinite	US$150,000 for most 2D films and US$200,000 for most 3D films (fees increase for films longer than 2.5 hours)	Determined by reference to the formula for determining the fees

The agreements listed in the table above are described further in “Connected Transactions”.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

SUMMARY

The Stock Exchange [has granted] a waiver from the announcement and, where applicable, the approval of independent shareholders requirements of the Listing Rules in respect of each of the above transactions where this would otherwise be necessary for the entire duration of those transactions. In addition, with the exception of the Personnel Secondment Agreement, the Stock Exchange [has granted] a waiver from the requirement to set a monetary cap for the fees payable under these agreements and the requirement for each of these agreements to be of a term not exceeding three years in duration. See “Connected Transactions” for further details.

Contingency Agreements

In order to guard against any failure of supply by IMAX Corporation for any reason, the Contingency Agreements have been put in place to ensure that we could continue to provide IMAX digital xenon projection systems and IMAX laser-based digital projection systems to our exhibitor partners. The Contingency Agreements operate as follows:

•

Prior to Listing, IMAX Corporation will deposit the Escrow Documents, which will contain the design plans, specifications and know-how necessary to enable us to manufacture and fully assemble IMAX digital xenon projection systems with an independent third party escrow agent appointed jointly by us and IMAX Corporation (the “Agent”). IMAX Corporation has also undertaken to deposit Escrow Documents in respect of IMAX laser-based digital Projection Systems within one year of Listing.

•

If IMAX Corporation has, in breach of the Equipment Supply Agreements, failed to supply us with IMAX equipment of an aggregate purchase cost of at least US$8.0 million for a period of at least nine months (other than force majeure type events that would restrict us from manufacturing or assembling those systems ourselves were the Escrow Documents released), we will be entitled to issue a release notice and the Agent will, subject to a dispute resolution mechanism, release the Escrow Documents to us within 30 days.

•

If the Escrow Documents are released to us, under the Trademark License Agreements and Technology License Agreements we will automatically be granted an exclusive trademark and technology licence of the IMAX brand and technology that will enable us to manufacture and assemble IMAX digital xenon projection systems and IMAX laser-based digital projection systems ourselves, or subcontract the manufacturing and assembly works to third party manufacturers, for a 12-year period following such release.

We estimate that it would take around four months for us to establish our own manufacturing and assembly operations using the Escrow Documents. It may be possible to restore supply more quickly if we decided to subcontract the manufacturing and assembly operations. We plan to retain a sufficient inventory of equipment to mitigate the impact of an interruption of supply of theatre systems on our delivery obligations to exhibitors.

Taking into account the above, the Directors believe that the Group would be able to carry on its theatre business even if IMAX Corporation were not able to supply the Group with IMAX theatre system components.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

SUMMARY

Competition

Over the last few years, a number of commercial exhibitors have introduced their own non-conventional theatres in the PRC including 73 from China Giant Screen, 32 from Wanda X-Land and 28 from CJ CGV. In FY2014, the IMAX theatre network in the PRC was the largest non-conventional theatre network and had the highest average box office per screen. In addition, based on a survey conducted by EntGroup, we are the most well-known non-conventional cinema technology brand in the PRC, being acknowledged by 100% of the surveyed audience, compared to 65.3% for Wanda X-Land. See “Industry Overview” for further information concerning the PRC film industry and the competitive landscape in which we operate.

Major Shareholders

The interests of our major Shareholders as at the Latest Practicable Date and immediately following completion of the [REDACTED] are set out below.

		As at the Latest Practicable Date		Immediately following completion of the [REDACTED](1)
Name of Shareholder	Capacity	Number of Shares held or interested	Approximate Percentage of interest (%)	Number of [REDACTED] held or interested	Approximate Percentage of interest (%)
IMAX Corporation	Interest in controlled entity(2)	2,700,000	80%	[REDACTED]	[REDACTED]

IMAX Barbados	Beneficial interest	2,700,000	80%	[REDACTED]	[REDACTED]

FountainVest	Beneficial interest	337,500	10%	[REDACTED]	[REDACTED]

CMCCP	Beneficial interest	168,750	5%	[REDACTED]	[REDACTED]

CME	Beneficial interest	168,750	5%	[REDACTED]	[REDACTED]

Notes:

(1)	Assuming that the Over-allotment Option is not exercised.

(2)	2,700,000 Shares are directly held by IMAX Barbados, which is a wholly-owned subsidiary of IMAX Corporation.

Major Customers and Suppliers

Our largest supplier is IMAX Corporation. The percentage of our costs attributable to our largest supplier for FY2012, FY2013 and FY2014 was 82.7%, 84.2% and 82.8%, respectively.

The table below sets out our five largest customers for FY2014, as well as their respective business activities:

Our Five Largest Customers	Business Activities
Wanda Cinema	Exhibitor
IMAX Corporation	Cinematic technology provider
Jinyi Cinemas	Exhibitor
Shanghai Film Group	Exhibitor
CJ CGV	Exhibitor

The percentage of revenue attributable to our largest customer for FY2012, FY2013 and FY2014 was 21.9%, 24.1% and 23.0%, respectively. The percentage of revenue attributable to our five largest customers in aggregate for FY2012, FY2013 and FY2014 was 60.7%, 58.4% and 60.9%, respectively.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

SUMMARY

None of the Directors, their associates or any other Shareholder which (to the knowledge of the Directors) owns more than 5% of the Company’s share capital as at the Latest Practicable Date (other than IMAX Corporation) had any interest in any of our five largest suppliers or five largest customers.

Financial Information

Summary combined statements of comprehensive income

	FY2012		FY2013		FY2014
	US$’000%		US$’000%		US$’000%
Revenues	46,639	100.0%	55,949	100.0%	78,218	100.0%
Cost of sales	(22,294)	(47.8%)	(23,701)	(42.4%)	(31,758)	(40.6%)

Gross profit	24,345	52.2%	32,248	57.6%	46,460	59.4%
Selling, general and administrative expenses	(7,947)	(17.0%)	(8,867)	(15.8%)	(11,251)	(14.4%)
Other expenses	(1,019)	2.2%	(2,445)	(4.4%)	(4,045)	(5.2%)

Operating profit	15,379	33.0%	20,936	37.4%	31,164	39.8%

Profit before income tax	15,390	33.0%	20,950	37.4%	29,066	37.2%
Income tax expense	(2,523)	(5.4%)	(3,495)	(6.2%)	(6,285)	(8.0%)

Profit for the year	12,867	27.6%	17,455	31.2%	22,781	29.1%

Total comprehensive income for the year	12,867	27.6%	17,366	31.0%	22,582	28.9%

Summary combined statements of financial position

	As at 31 December			As at 31 March 2015
	2012	2013	2014
	US$’000	US$’000	US$’000	US$’000
Current assets	12,388	31,897	83,293	118,091
Current liabilities	38,986	61,385	62,624	53,621

Net current assets/(liabilities)	(26,598)	(29,488)	20,669	64,470
Non-current assets	42,186	53,441	67,883	68,792
Non-current liabilities	15,472	20,810	62,244	102,149

Total equity	116	3,143	26,308	31,113

Summary consolidated statements of cashflow

	FY2012	FY2013	FY2014
	US$’000	US$’000	US$’000
Net cash provided by operating activities	1,321	20,414	28,220
Net cash used in investing activities	(60)	(12,118)	(27,515)
Net cash provided by financing activities	—	—	37,418
Effects of exchange rate changes on cash	(1)	(7)	(17)
Increase in cash and cash equivalents during year	1,260	8,289	38,106
Cash and cash equivalents, beginning of year	665	1,925	10,214

Cash and cash equivalents, end of year	1,925	10,214	48,320

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

SUMMARY

Key Financial Ratios

The following table lays out certain financial ratios as at the dates and for the periods indicated. We have presented adjusted return on equity, adjusted return on total assets and adjusted net profit margin because we believe they present a more meaningful picture of our financial performance than unadjusted numbers as they exclude the impact from share-based compensation, accretion of amortised cost of Redeemable Class C Shares, fair value adjustments and the related tax impact.

	For the year ended and as at 31 December
	2012	2013	2014
Current ratio(1)	31.8%	52.0%	133.0%
Gearing ratio(2)	N/A	N/A	151.0%
Adjusted return on equity(3)	127.8%	65.8%	51.7%
Adjusted return on total assets(4)	24.1%	21.3%	17.2%
Adjusted net profit margin(5)	28.2%	32.5%	33.2%

Notes:

(1)	Current ratio is calculated by dividing total current assets by total current liabilities and multiplying the result by 100.

(2)	Gearing ratio is calculated by dividing total debt by total equity and multiplying the result by 100. Total debt represents the aggregate of the Redeemable Class C Shares of US$26.8 million and the corresponding value of the bifurcated derivative of US$12.9 million, which, we issued in April 2014.

(3)	Return on equity is calculated by dividing adjusted net profit for the year by total equity less invested capital and other equity, then multiplying the result by 100. Adjusted net profit for the year means profit for the year adjusted for share-based compensation, accretion of amortised cost of Redeemable Class C Shares, fair value adjustment of conversion option and the related tax impact.

(4)	Return on total assets is calculated by dividing adjusted net profit for the year by total assets and multiplying the result by 100.

(5)	Net profit margin is calculated by dividing adjusted net profit for the period by revenue and multiplying the result by 100.

Unaudited Pro Forma Financial Information

[REDACTED]

Recent Developments

IMAX Corporation published its first quarter results for the three months ended 31 March 2015, on 30 April 2015. These results incorporated limited results from our Group presented under US GAAP, which were broadly in line with our historical growth. For the final [REDACTED] to be registered with the Hong Kong Companies Registry ahead of the [REDACTED], we intend to incorporate updated consolidated interim results which will be prepared in accordance with IFRS and reviewed or audited by our reporting accountants. As at 31 March 2015, we had 239 theatres in the IMAX theatre network across Greater China and a further 219 theatres in backlog, an increase of five and two from 31 December 2014, respectively.

On 10 February 2015, we received the second and final instalment of consideration totalling US$40.0 million from the sale of 20% of the equity interest in our Company to entities owned and controlled by CMC Capital Partners and FountainVest Partners.

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SUMMARY

The Directors confirm that, having performed reasonable due diligence on the Group, there has been no material adverse change in the Group’s financial or trading position or prospects since 31 December 2014, which is the end of the period covered by the Accountants’ Report as set out in “Appendix I—Accountants’ Report”, up to the date of this [REDACTED].

Listing Expenses

Total expenses (excluding underwriting commissions) expected to be incurred in relation to the Listing are approximately US$8.0 million, approximately US$6.4 million of which is expected to be charged to the income statement while approximately US$1.6 million is expected to be charged against equity. We did not incur any expenses relating to the Listing during the Track Record Period.

Use of Proceeds

[REDACTED]

Offering Statistics

[REDACTED]

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SUMMARY

[REDACTED]

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OVERVIEW OF THE [REDACTED]

[REDACTED]

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RESPONSIBILITY STATEMENT

DIRECTORS’ RESPONSIBILITY FOR THE CONTENTS OF THIS [REDACTED]

[REDACTED]

INFORMATION AND REPRESENTATION

You should only rely on the information contained in this [REDACTED] and the Application Forms to make your investment decision. Neither the Company nor any of the Relevant Persons has authorised anyone to provide you with any information or to make any representation that is different from what is contained in this [REDACTED]. No representation is made that there has been no change or development reasonably likely to involve a change in the Group’s affairs since the date of this [REDACTED] or that the information contained in this [REDACTED] is correct as at any date subsequent to its date.

EXCHANGE RATE CONVERSION

Solely for your convenience, this [REDACTED] contains translations of certain Renminbi amounts into Hong Kong dollars, of Renminbi amounts into U.S. dollars and of Hong Kong dollars into U.S. dollars at specified rates.

Unless we indicate otherwise, the translation of Renminbi into Hong Kong dollars, of Renminbi into U.S. dollars and of Hong Kong dollars into U.S. dollars, and vice versa, in this [REDACTED] was made at the following rate:

RMB6.1974 to US$1.00 (being the prevailing exchange rate on the Latest Practicable Date set by the People’s Bank of China)

HK$7.7517 to US$1.00 (being the prevailing exchange rate on the Latest Practicable Date set by the People’s Bank of China)

No representation is made that any amounts in Renminbi, Hong Kong dollars or U.S. dollars can be or could have been at the relevant dates converted at the above rates or any other rates or at all.

ROUNDING

Unless otherwise stated, all the numerical figures are rounded to one decimal place. Any discrepancies in any table or chart between totals and sums of amounts listed therein are due to rounding.

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FORWARD LOOKING STATEMENTS

FORWARD LOOKING STATEMENTS

This [REDACTED] contains forward-looking statements. All statements other than statements of historical fact contained in this [REDACTED], including, without limitation:

(a)	the discussions of our business strategies, objectives and expectations regarding our future operations, margins, profitability, liquidity and capital resources;

(b)	the future development of, and trends and conditions in, the movie theatre industry and the general economy of the countries in which we operate or plan to operate;

(c)	our ability to control costs;

(d)	the nature of, and potential for, the future development of our business; and

(e)	any statements preceded by, followed by or that include words and expressions such as “expect”, “believe”, “plan”, “intend”, “estimate”, “forecast”, “project”, “anticipate”, “seek”, “may”, “will”, “ought to”, “would”, “should” and “could” or similar words or statements, as they relate to the Group or our management, are intended to identify forward-looking statements.

These statements are based on assumptions regarding our present and future business, our business strategies and the environment in which we will operate. These forward-looking statements reflect our current views as to future events and are not a guarantee of our future performance. Forward-looking statements are subject to certain known and unknown risks, uncertainties and assumptions, including the risk factors described in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Subject to the requirements of applicable laws, rules and regulations, we do not have any obligation, and undertake no obligation, to update or otherwise revise the forward-looking statements in this [REDACTED], whether as a result of new information, future events or developments or otherwise. As a result of these and other risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this [REDACTED] might not occur in the way we expect or at all. Accordingly, you should not place undue reliance on any forward-looking information. All forward-looking statements contained in this [REDACTED] are qualified by reference to the cautionary statements set out in this section.

In this [REDACTED], statements of or references to our intentions or that of any of the Directors are made as at the date of this [REDACTED]. Any of these intentions may change in light of future developments.

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RISK FACTORS

[REDACTED]

The occurrence of any of the following events could harm us materially and adversely affect our business, financial condition, results of operations or prospects. If any of these events occur, the trading price of the Shares could decline and you may lose all or part of your investment. You should seek professional advice from your relevant advisers regarding your prospective investment in the context of your particular circumstances.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

We depend principally on the orders from commercial film exhibitors for IMAX theatre systems, to generate box office revenue under revenue sharing arrangements and to supply venues in which to exhibit IMAX format films. However, we cannot assure you that exhibitors will continue to do any of these things.

Our primary customers are commercial film exhibitors, and we depend on such exhibitors to acquire IMAX theatre systems to generate revenue for us. We are unable to predict if, or when, exhibitors will acquire IMAX theatre systems or enter into revenue sharing arrangements with us, or whether any of our existing exhibitor partners will continue to so. If box office and concession revenues should decline, exhibitors may be less willing to invest capital in IMAX theatres. If exhibitors choose to reduce their levels of expansion or decide not to acquire IMAX theatre systems or enter into revenue sharing arrangements with us in the future, our revenues and the IMAX theatre network may not increase and motion picture studios may be less willing to convert their films into the IMAX format for exhibition in commercial IMAX theatres, which would adversely affect our films business. As a result, our future revenues and cash flows could be adversely affected, which may have a material and adverse effect on our business, results of operations and financial condition.

The success of the IMAX theatre network is directly related to the availability and performance of IMAX format films. However, we cannot assure you that such films will continue to be available or successful.

An important factor affecting the growth and success of the IMAX theatre network is the availability of films for IMAX theatres and the box office performance of such films. We currently rely entirely on films produced by third party filmmakers and studios which are converted by our Controlling Shareholder into the IMAX format using IMAX DMR conversion technology. In FY2014, 35 IMAX format films were released by studios to the IMAX theatre network in Greater China. We cannot assure you that filmmakers and studios, including Chinese filmmakers and studios, will continue to produce or convert films for exhibition in IMAX theatres, or that the films they produce will be commercially successful.

The availability and successful box office performance of IMAX format films have become increasingly important to our financial performance as the number of full revenue sharing and hybrid revenue sharing arrangements with our exhibitor partners has grown considerably over the Track Record Period. We are also directly impacted by box office results for the films released to the IMAX theatre network as we indirectly receive a percentage of the box office revenue from studios releasing IMAX format films. During the Track Record Period, we indirectly received an average 9.5% and 12.5% of the total box office generated by Hollywood films(1) and Chinese language films,

(1)	Hollywood films include all imported films subject to the annual quota imposed by the PRC government.

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RISK FACTORS

respectively. Should studios seek to reduce the percentage of box office we are entitled to receive, which are contractual arrangements and are not regulated by PRC laws, we may not be able to generate the same level of revenue we have in the past.

In addition, our continued ability to find suitable partners to acquire IMAX theatre systems depends on the number and commercial success of films released to the IMAX theatre network. The commercial success of films released to IMAX theatres depends on a number of factors outside of our control, including general political, social and economic conditions, whether the film receives critical acclaim, the timing of its release, the success of the marketing efforts of the studio releasing the film and consumer preferences, including the demand for entertainment and leisure products and services in the PRC and consumers’ disposable income levels and willingness to purchase tickets for IMAX format films. Moreover, films can be subject to delays in production or changes in release schedule, which can negatively impact the number, timing and quality of IMAX format films released to the IMAX theatre network. If the number of films released to the IMAX theatre network decreases, if these films are not as commercially successful as anticipated, or if a decline in spending by consumers on discretionary items such as entertainment occurs, our revenue and profitability could suffer and our business, results of operations and financial condition could in turn be materially and adversely affected.

We currently rely significantly on IMAX Corporation in many aspects of our businesses, including the provision of IMAX theatre system equipment and technical support, the provision of DMR conversion services, the licensing of IP rights and the remittance of fees from Hollywood Studios.

As the exclusive licensee of the IMAX brand and technology and the sole platform for IMAX format films in Greater China, we rely on IMAX Corporation to provide us with the right to use the IMAX brand and technology and to supply us with many of the products and services which are core to our business activities. The products and services provided by IMAX Corporation include IMAX theatre system equipment, theatre design services, technical support and DMR conversion services.

In order to procure such equipment, services and intellectual property, we have entered into a series of agreements with IMAX Corporation. See “Connected Transactions” for further information. Some of these agreements have a renewable term of 25 years and others have an indefinite term. We cannot assure you that the agreements with a fixed term will be renewed upon expiry on terms acceptable to us or at all. In addition, each of these agreements is terminable by the Controlling Shareholder before the expiry of their term in certain circumstances, including material breach by us. If such agreements are terminated or are not renewed, or if the agreements are renewed on terms which are less favourable to us, it may be more difficult for us to obtain the necessary technology and materials to conduct our business operations or to do so profitably, which could have a material and adverse effect on our business, results of operations and financial condition.

IMAX Corporation is required under the terms of the Master Distribution Agreement to pay us all revenue remitted to it by Hollywood studios in respect of the Greater China box office for IMAX format films. See “Business–Our Business Operations–Our Business Arrangements–Studio and Film Arrangements” and “Connected Transactions–Non-Exempt Connected Transactions–Continuing Connected Transactions Subject to Reporting, Announcement and Independent Shareholders’ Approval Requirements Subject to Waivers [Granted]–2. Master Distribution Agreements”. While we will become a direct contracting party to the global agreements with Hollywood studios alongside

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RISK FACTORS

IMAX Corporation where possible in the future, for IMAX format films subject to existing contracts and any new contracts to which we are not a party, we are dependent on IMAX Corporation to pay us such fees remitted to it. Should IMAX Corporation fail to fulfil its contractual payment obligations, our future revenues and cash flows could be adversely affected, which would in turn materially and adversely affect our results of operations and financial condition.

The contingency arrangements we have put in place to maintain supply if IMAX Corporation is unable or unwilling to provide IMAX theatre system equipment to us may not be effective and may result in us incurring significant additional costs.

We have entered into contingency arrangements with IMAX Corporation and an independent third party escrow agent, under which IMAX Corporation will deposit the Escrow Documents with the escrow agent. The escrow agent has agreed to release such Escrow Documents to us, subject to certain conditions, if IMAX Corporation fails to supply us with IMAX digital xenon projection systems and IMAX laser-based digital projection systems with an aggregate purchase price of at least US$8.0 million for a nine month period in breach of the Equipment Supply Agreements. See “Relationship with the Controlling Shareholder–Contingency Arrangements” for further information.

IMAX Corporation is entitled to dispute the release of the Escrow Documents if they consider that the requirement for them to have failed to supply us with IMAX digital xenon projection systems and IMAX laser-based digital projection systems for the requisite period and value has not been met. Such a dispute may ultimately be referred to an independent expert for determination, over whom we will have no control, who may rule against us. In addition, any dispute between us and IMAX Corporation regarding the release of the Escrow Documents could, even if IMAX Corporation is ultimately not successful, divert our management’s attention and delay or limit our ability to use the Escrow Documents.

If the Escrow Documents are released to us, we estimate that it would take us around four months from the date of such release to establish our own manufacturing and assembly operations. However, this timing is subject to a number of factors, including availability of alternative facilities, tools and factory equipment, the appointment of technical staff and potential regulatory approval, all of which could impact our ability to manufacture and fully assemble IMAX digital xenon projection systems and IMAX laser-based digital projection systems ourselves. These risks may be exacerbated by our lack of experience in establishing and operating manufacturing and assembly operations.

If we are delayed in obtaining the Escrow Documents, or if it takes us longer than anticipated to obtain the Escrow Documents, this may impair our ability to maintain a sufficient supply of IMAX digital xenon projection systems and IMAX laser-based digital projection systems to provide to our exhibitor customers since we only intend to retain an inventory of systems sufficient to meet these obligations based on our estimate of how long it would take us to establish our own manufacturing and assembly operations in a base case scenario without taking into account possible delays. In addition, we may need to incur significant costs to establish our own manufacturing and assembly operations. These factors could have a material adverse effect on our business, results of operations and financial condition.

In addition, the Escrow Documents will not initially contain the design plans, specifications and know-how in respect of theatre systems other than the IMAX digital xenon projection system, although IMAX Corporation has undertaken to insert the design plans, specifications and know-how in

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RISK FACTORS

respect of the IMAX laser-based digital projection systems into the Escrow Documents by one year following the Listing. Currently, IMAX digital xenon projection systems account for 100% of our total installed theatres and 82% of our backlog as at 31 March 2015, but if other types of IMAX theatre system become more prevalent in the future, this limitation may limit the effectiveness of the contingency arrangements.

A deterioration in our relationship with Wanda Cinema, or any of our leading exhibitor partners, could materially and adversely affect our business, results of operation and financial condition.

Wanda Cinema is our largest single customer in Greater China. As at 31 December 2014, Wanda Cinema had entered into agreements with us for 210 IMAX theatre systems, representing 46.6% of the aggregate of the total number of theatres in the IMAX theatre network in Greater China and our backlog. The percentage of our total revenue attributable to Wanda Cinema for FY2012, FY2013 and FY2014 was 18.3%, 24.1% and 23.1%, respectively. In addition, we indirectly generate revenue in our films business from theatres operated by Wanda Cinema.

In addition to Wanda Cinema, we also work closely with a number of other leading exhibitors including CJ CGV and Shanghai United Cinema. We cannot assure you that Wanda Cinema and our other leading exhibitor partners will continue to purchase theatre systems and/or enter into revenue sharing arrangements with us and if so, whether the pricing and other terms will be similar to those we currently achieve. If we conduct business with Wanda Cinema and our other leading exhibitor partners less frequently or on less favourable terms than we do currently, our business, results of operations and financial condition may be materially and adversely affected.

The establishment of our own DMR conversion facility in Greater China may not be successful.

We are in the process of establishing our own DMR conversion facility in the PRC, which we expect to be operational by the end of 2015. The establishment of this facility will enable us to carry out the DMR conversion process for Chinese language films independently from IMAX Corporation.

The successful establishment of our own DMR conversion facility is subject to a number of risks, including, but not limited to, delays in finding a suitable location, difficulty obtaining the necessary computer servers, storage and input and output devices, as well as the need to hire and train the necessary staff and employees to operate the equipment and oversee the DMR conversion process. If the establishment of our own DMR conversion facility does not progress as planned, our ability to carry out the DMR conversion process for Chinese language films may be delayed, we may incur higher than anticipated costs and our management may be distracted from operating our core business, which could adversely affect our ability to grow our Chinese films business.

Competing products and technologies could harm our business, erode our customer base and negatively impact our revenue.

The out-of-home entertainment industry is very competitive, and we face a number of competitive challenges. Some commercial exhibitors, including some of our exhibitor partners, have introduced their own branded, non-conventional theatre systems and in many cases have marketed those auditoriums as having substantially the same quality or attributes as an IMAX theatre. Some of our competitors may offer similar products at much lower prices. Furthermore, they may have newer technologies and/or substantially greater resources to develop and support them. Our competitors which use non-conventional cinema technology include China Film Giant Screen, 4DX by CJ CGV and X-Land by Wanda Cinema. See “Industry Overview—Non-Conventional Cinema Technology”.

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RISK FACTORS

We also face in-home entertainment competition from a number of alternative motion picture distribution channels such as home video, pay-per-view, video-on-demand, DVD, the internet and syndicated and broadcast television. We further compete for consumers’ leisure time and disposable income with other forms of entertainment, including gaming, sporting events, concerts, live theatre, social media and restaurants.

If we are unable to continue to provide a premium and differentiated theatre experience, consumers may be unwilling to pay the price premiums associated with the cost of IMAX theatre tickets and box office performance of IMAX format films may decline. Declining box office performance of IMAX format films would materially and adversely affect our business, results of operations, financial condition and prospects.

As a majority of new IMAX theatres are located in large shopping malls, a downturn in the commercial real estate market in the PRC may adversely affect the growth of the IMAX theatre network.

We currently conduct a substantial majority of our business operations in the PRC, with most new IMAX theatres in the PRC located in large shopping malls. The commercial real estate market in the PRC is affected by many factors, including changes in the PRC social, political, economic and legal environment and changes in the PRC government’s fiscal and monetary policies. The PRC property market as a whole experienced fluctuations in recent years in response to government policies and trends in the PRC and global economy. In particular, the PRC property market has been affected by the recent slowdown in the PRC’s economic growth, and there have been increasing concerns over the sustainability of the real estate market growth in the PRC. Any adverse development in the commercial real estate market in the PRC resulting in a decline in the number of new large shopping malls being built, or any global or PRC economic slowdown or financial turmoil in the future, may adversely affect the growth of the IMAX theatre network.

Failure to offer the most advanced and up to date digital technology could materially and adversely affect our business.

There have been a number of advancements in the digital cinema field in recent years. In order to keep pace with these changes and in order to continue to provide an experience which is premium to and differentiated from conventional cinema experiences, IMAX Corporation has made significant investments in digital technology in the form of research and development and the acquisition of third party intellectual property and/or proprietary technology. We have signed Technology License Agreements and Equipment Supply Agreements with IMAX Corporation which allow us to access IMAX Corporation’s full range of equipment and intellectual property, which we can then offer to our customers. See “Connected Transactions” for further details.

The process of developing new technologies is inherently uncertain, and we cannot assure you that IMAX Corporation will be able to continue to offer commercially viable technological advancements to the products we currently offer or commercially successful new products. As we rely substantially on IMAX Corporation for the theatre system equipment and technology we supply to our customers in Greater China and do not have our own in-house research and development function, these risks are exacerbated. If we are unable to offer the most advanced digital technologies to our customers, this may have a material and adverse effect on our business, results of operations and financial condition.

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RISK FACTORS

We may suffer from fluctuating margins as we expand the IMAX theatre network.

To achieve continued growth, we need to seek development opportunities in regions and cities in Greater China that we have not operated in before or in which we have only a limited number of existing IMAX theatres. In particular, our experience in existing markets and our business model may not be readily transferable to, and replicated in, new markets. IMAX theatres in these new markets may not generate the same or a similar level of return as existing IMAX theatres, many of which are in economically well-developed cities, such as Beijing, Shanghai and Guangzhou.

In addition, the level of local economic and industrial development, local governmental policies and support, market demand for IMAX theatre systems, consumer preferences and the level of consumer disposable income in such new markets may differ significantly from those of the large cities where most of the existing IMAX theatres are located. We may have limited ability to leverage our established brand and reputation in new markets in the way that we have done in our existing markets. Furthermore, the administrative, regulatory and tax environments in new markets may be different and we may face additional expenses or difficulties in complying with new procedures and adapting to new environments in new markets. Any of the foregoing could result in a reduction in our profitability, which could materially and adversely impact our business, results of operations, financial condition and prospects.

We conduct our business in the Greater China region, which exposes us to uncertainties and risks that could negatively affect our sales, results of operations, financial condition and future growth prospects.

There are a number of risks associated with operating in the Greater China region that could negatively affect our operations, sales and future growth prospects. These risks include:

•	new restrictions on access to markets, both for theatre systems and films;

•	unusual or burdensome laws or regulatory requirements or unexpected changes to those laws or requirements;

•	fluctuations in the value of foreign currency versus the Renminbi, Hong Kong dollar and U.S. dollar and potential currency devaluations;

•	new tariffs, trade protection measures, import or export licensing requirements, trade embargoes and other trade barriers;

•	imposition of new and tightening of existing foreign exchange controls;

•	dependence on local distributors;

•	difficulties in staffing and managing operations;

•	local business practices that can result in higher costs of compliance with applicable anti-corruption and bribery laws and greater risk of non-compliance;

•	difficulties in establishing market-appropriate pricing;

•	adverse changes in monetary and/or tax policies;

•	poor recognition of intellectual property rights;

•	inflation; and

•	political, economic and social instability.

Should we be unable to effectively address and mitigate the above risks, our business, results of operations and financial condition could be materially and adversely affected.

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RISK FACTORS

PRC government regulations applicable to any of our industry segments, including the entertainment industry, could severely impair our ability to operate our business.

Many of the rules and regulations that companies face in the PRC are not explicitly communicated. Such rules and regulations include, but are not limited to, rules regulating and restricting foreign investment, as well as rules regulating the entertainment industry, including the film and theatre businesses. The entertainment industry is a relatively new industry in the PRC, with new and evolving laws and regulations. The PRC government has implemented strict censorship rules. Pursuant to these rules, the PRC government can restrict the number of Hollywood films that can be shown without substantial editing and may take actions which delay the release of certain films. In addition, the SARFT also requires that for digital film exhibitors, the number and exhibition time of domestic films not be less than two thirds of the total number and exhibition time of all films shown in the PRC annually. Furthermore, the PRC government has in the past and may continue in the future to select periods of time in a year during which the showing of Hollywood films in the PRC is restricted– known as ‘black-out periods’. See “Business–Our Business Operations – Our Business Arrangements – Studio and Film Arrangements” for further details.

If new laws or regulations are enacted, or if existing rules or regulations are interpreted in ways not currently known or understood, to forbid investment in certain lines of businesses or to reduce or otherwise restrict the number or types of films permitted to be shown in the PRC, including IMAX format films, our ability to generate revenues could be severely limited. In particular, a 2012 agreement with the United States which permitted an additional 14 3D or IMAX format films to be released in the PRC each year beyond the previous quota of 20 Hollywood films is scheduled to expire in 2016 and will need to be renegotiated. The scope of any renegotiation will include the quota of Hollywood films to be released in the PRC and Hollywood studio’s take rate on these films. If the number of Hollywood films to be released in the PRC is reduced to below the current quota and/or if the Hollywood studio’s take rate is reduced, both our ability to supply our exhibitor partners with IMAX format films and the percentage of box office we are able to receive will be adversely affected. Additionally, if the relevant PRC government authorities find us to be in violation of any existing or future PRC laws or regulations, they would have broad discretion in dealing with such a violation, including by revoking our business and other licences, mandating that we restructure our ownership or operations and requiring that we discount all or any portion of our business.

We may not be able to adequately protect the intellectual property we use, and competitors could misappropriate IMAX technology or the IMAX brand, which could weaken our competitive position.

We depend on proprietary knowledge regarding IMAX theatre systems and digital and film technology. We rely principally upon a combination of copyright, trademark, patent and trade secret laws, restrictions on disclosures and contractual provisions to protect the intellectual property we use. These laws and procedures may not be adequate to prevent unauthorised parties from attempting to copy or otherwise obtain IMAX processes and technology or deter others from developing similar processes or technology, which could weaken our competitive position and require us to incur costs to secure enforcement of such intellectual property rights. The protection provided by the laws of certain jurisdictions in Greater China such as the PRC may not be as robust as the protection provided by the laws of the United States or other countries where such laws are more vigorously enforced. The lack of protection afforded to intellectual property rights in the PRC may be increasingly problematic given the extent to which our future growth is anticipated to come from that jurisdiction. Finally, some of the underlying technologies of the products and system components we provide are not covered by patents or patent applications.

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RISK FACTORS

We license patents issued and patent applications pending from IMAX Corporation for an annual fee. Such patents cover, among other things, our digital projectors, digital conversion technology and laser illumination technology. The patent applications pending may not be issued or the patents may not provide us with any competitive advantages. The patent applications may also be challenged by third parties. Several of the issued patents for improvements to IMAX theatre technology, which we rely on for our business in Greater China, expire between 2021 and 2029. Any claims or litigation to protect IMAX proprietary technology could be time consuming, costly and divert the attention of our technical and management resources.

The IMAX brand stands for the highest quality and most immersive motion picture entertainment experience. Protecting the IMAX brand is imperative to maintaining our relationships with studios and our exhibitor partners. Though we rely on a combination of trademark and copyright law as well as our contractual provisions to protect the IMAX brand, those protections may not be adequate to prevent erosion of the brand over time. Erosion of the brand could threaten the demand for our products and services and impair our ability to generate future revenue streams.

The IMAX brand may not maintain the level of consumer recognition necessary for us to succeed.

Consumer recognition and a favourable audience perception of the IMAX brand in Greater China are essential to our success. If we are unable to expand recognition of the IMAX brand in Greater China, our future success may be adversely affected. We cannot assure you that our marketing strategies will deliver the growth in brand recognition that we seek. If our strategies are unsuccessful, the costs incurred in connection with such strategies may never be recovered and we may be unable to increase our future revenues.

In addition, while we are the exclusive licensee of the IMAX brand and technology and the sole platform for IMAX format films in Greater China, we have no control over how IMAX theatre systems and equipment outside of Greater China are operated and any degradation or adverse market developments relating to the IMAX brand name or any negative publicity affecting one or more IMAX theatres not located in Greater China could adversely affect the attractiveness of IMAX theatres.

Any of the foregoing could have a material and adverse effect on our business, results of operations, financial condition and prospects.

We face cyber-security and similar risks, which could result in the disclosure, theft or loss of confidential or other proprietary information, including intellectual property; damage to the IMAX brand and reputation; legal exposure and financial losses.

The nature of our business involves access to and storage of confidential and proprietary content and other information including intellectual property, as well as information regarding our customers and employees. In recent years, information security risks have increased because of the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. It is possible that computer hackers could compromise our security measures or the security measures of parties with whom we do business and thereby obtain our confidential or proprietary information or that of our customers and employees. Any such breach or unauthorized access could result in a disruption of our operations, the theft, unauthorized use or publication of the intellectual property we use and other proprietary information, a reduction of the revenue we are able to generate from our operations, damage to the IMAX brand and reputation, a loss of confidence in the security of our business and products and significant legal and financial exposure, each of which could potentially have an adverse effect on our business, results of operations and financial condition.

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RISK FACTORS

We may experience adverse effects due to exchange rate fluctuations.

Our revenues are mainly generated in Renminbi. However, we also generate revenues in Hong Kong dollars. In addition, the equipment we purchase from IMAX Corporation is priced in U.S. dollars, which our customers then acquire from us in another currency, depending on the location and operating currency of the customer, and some of our employees are paid in U.S. dollars. Moreover, fees paid pursuant to the Master Distribution Agreement are also denominated in U.S. dollars. Fluctuations in exchange rates may also adversely affect the value of our net assets and earnings. In particular, our distributions, if made, will be in Hong Kong dollars. Any unfavourable movement in the exchange rate of the Renminbi against the Hong Kong dollar may adversely affect the value of any such distributions. In addition, any unfavourable movement in the exchange rate of the Renminbi against other foreign currencies, including the recent depreciation of the Renminbi, may also lead to an increase in our costs, which could adversely affect our business, financial condition and results of operations. We have not entered into any forward contracts to hedge our exposure to exchange rate fluctuations between the Renminbi and other currencies, nor do we presently intend to do so. We are therefore exposed to fluctuations in such currencies.

In addition, we often enter into fixed price Renminbi theatre systems contracts with customers pursuant to which we will carry out the theatre installation and provide the theatre equipment to the customer a number of years after the date of the contract. If the value of the U.S. dollar increases between the time our customer contract was entered into and the time we purchase the equipment from IMAX Corporation, it will become more expensive for us to perform the contract and we will not be able to pass that cost on to our customer. In addition, to support our network expansion as well as to mitigate any interruption in supply from IMAX Corporation, we plan to build up our inventory of theatre systems, which will increase our exposure to fluctuations between the value of the U.S. dollar and Renminbi due to the longer period of time such theatre systems are held by us prior to installation at our exhibitor partners’ theatres.

The value of the Renminbi against the Hong Kong dollar, the U.S. dollar and other foreign currencies is affected by, among other things, changes in the PRC’s economic and political condition. In 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a band against a basket of currencies, determined by the PBOC, against which it could rise or fall by as much as 0.3% each day. In May 2007, the PRC government further widened the daily trading band to 0.5%. Between 21 July 2005 and 31 December 2009, the Renminbi has appreciated significantly against the U.S. dollar. In June 2010, the PRC government indicated that it would make the foreign exchange rate of the Renminbi more flexible, which increases the possibility of sharp fluctuations of the Renminbi’s value in the near future and the unpredictability associated with the Renminbi’s exchange rate. On 16 April, 2012, the PRC government widened the daily trading band to 1%, and on 15 March 2014, it was further widened to 2%. Notwithstanding the above, there still remains significant international pressure on the PRC government to further liberalise its currency policy, which could result in a further and more significant fluctuation in the value of the Renminbi against the U.S. dollar.

Any fluctuations in the value of the currencies in which our revenues are generated and our costs incurred, or in the value of the U.S. dollar, which is our reporting currency, could impact the amount of revenue we recognise and the costs of the equipment we acquire, which could materially and adversely affect our business, results of operations and financial condition.

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RISK FACTORS

Our revenues from existing customers are derived in part from financial reporting provided by such customers, which may be inaccurate or incomplete, resulting in lost or delayed revenues.

Our revenue under revenue sharing arrangements, certain payments under our sales arrangements and our film license fees are based upon financial reporting provided by our customers. If such reporting is inaccurate, incomplete or withheld, our ability to receive the appropriate payments in a timely fashion that are due to us may be impaired. Our contractual ability to audit IMAX theatres may not rectify payments lost or delayed as a result of customers not fulfilling their contractual obligations with respect to financial reporting.

There is collection risk associated with payments to be received over the terms of our theatre system agreements.

We are dependent in part on the commercial viability of our exhibitor partners for collections under sales financing agreements and long-term revenue sharing arrangements. Our exhibitor partners or other operators may experience financial difficulties that could cause them to be unable to fulfil their contractual payment obligations to us. In that situation, our future revenues and cash flows could be adversely affected, which would in turn materially and adversely affect our results of operations and financial condition.

We may not be able to convert our entire backlog into revenue, cash flows and profits.

As at 31 March 2015, our backlog included 219 theatre systems. The number of theatre systems in our backlog reflects the minimum number of commitments for IMAX theatre system installations under contracts with exhibitors. The value of our backlog represents the total value of all these contracts that are expected to be recognised as revenue in the future. It includes initial fees along with the estimated present value of contractual fixed minimum fees due over the term. However, it does not include the value of IMAX theatres under most full revenue sharing arrangements (or hybrid revenue sharing arrangements with respect to the revenue sharing component) and certain other potential future revenues. As at 31 December 2014, the carrying value of our backlog was US$109.0 million. See “Business—Our Business Operations—The IMAX Theatre Network—Our Backlog” for further details. Notwithstanding the legal obligation to do so, not all of our customers with which we have signed contracts may accept delivery of theatre systems that are included in our backlog. If our customers do not accept the delivery of theatre systems as contractually agreed, this could negatively impact our future revenues and cash flows. In addition, customers with theatre system obligations in our backlog sometimes request that we agree to modify or reduce such obligations, which we have agreed to in the past under certain circumstances. Customer-requested delays in the installation of theatre systems in our backlog remain a recurring and unpredictable part of our business.

Our operating results and cash flow can vary substantially from period to period and could increase the volatility of our share price.

Our operating results and cash flow can fluctuate substantially from period to period, which could result in an increase in the volatility of our share price. In particular, fluctuations in theatre system installations and box office performance of IMAX format films can materially affect our operating results. Factors that have affected our operating results and cash flow in the past, and are likely to affect our operating results and cash flow in the future, include, among other things:

•	the timing of signing and installation of new theatre systems;

•	the timing and commercial success of films distributed to our theatre network;

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RISK FACTORS

•	the demand for, and acceptance of, our products and services;

•	the recognition of revenue of sales and hybrid revenue sharing arrangements;

•	the classification revenue sharing arrangements;

•	the volume of orders received and that can be filled in the period;

•	the level of our backlog;

•	the signing of film distribution agreements;

•	the financial performance of IMAX theatres operated by our customers and by us;

•	financial difficulties faced by customers, particularly customers in the commercial exhibition industry;

•

the magnitude and timing of spending in relation to our research and development efforts and related investments as well as new business initiatives; and the number and timing of revenue sharing arrangement installations, related capital expenditures and timing of related cash receipts.

Most of our operating expenses are fixed in the short term. We may be unable to rapidly adjust our spending to compensate for any unexpected shortfall in sales, revenue from revenue sharing arrangements or film distribution, which would harm results in a particular period in which these events occur.

The theatre system revenue we record can vary significantly from our cash flows under theatre system sales, full revenue sharing and hybrid revenue sharing arrangements.

The theatre systems revenue we record can vary significantly from the associated cash flows. We often provide financing to customers for theatre systems on a long-term basis through long-term revenue sharing agreements (including full revenue sharing and hybrid revenue sharing arrangements). The terms of such revenue sharing agreements are typically 10 years or more. Our sale, full revenue sharing and hybrid revenue sharing agreements typically provide for three major sources of cash flow related to theatre systems: initial fees, on-going fees and on-going annual maintenance and extended warranty fees. The time at which these fees are recognised as revenue will often differ from the time at which we generate cash inflows from them. See “Financial Information–Critical Accounting Policies and Estimates—Revenue Recognition” for more details.

As a result, the revenue set forth in our financial statements does not necessarily correlate with our cash flow or cash position. In addition, revenues include the present value of future contracted cash payments and we cannot assure you that we will receive such payments under our revenue sharing and sale agreements if our customers default on their payment obligations.

Our working capital requirements may increase as we enter into additional revenue sharing arrangements.

We intend to expand the proportion of IMAX theatres with revenue sharing arrangements. As part of such arrangements, the equipment and services we provide are not sold to the exhibitor partner for an upfront fee representing the full contract value, but are provided to the exhibitor partner for a smaller fee or no fee, together with an on-going share of box office generated from IMAX format films by the exhibitor partner. Under these arrangements, we need to incur some or all of the initial capital expenditure to purchase the equipment and carry out the installation works. Accordingly, as we increase the number of theatres with revenue sharing arrangements, we will also need increased

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working capital to fund the purchase and installation of the equipment. In addition, to support our network expansion as well as to mitigate any interruption in supply from IMAX Corporation, we plan to build up our inventory of theatre systems, which will also require additional working capital. Increased working capital requirements may put pressure on our cash flow and liquidity, which could restrict our ability to pursue other business opportunities or otherwise limit our expansion, which could materially and adversely affect our business, results of operations and financial condition.

We may undertake new lines of business and these new business initiatives may not be successful.

We may undertake new lines of business. We plan to pursue potential screening opportunities for TV dramas, live shows, sports events and other alternative content in our theatres, as well as to explore the possibility of working with certain third parties to establish a fund to finance Chinese language films. We also intend to develop businesses and make investments in new areas that leverage the IMAX brand. These initiatives, as well as any others we may pursue, could include the offering of new products and services that may not be accepted by the market. If any new business in which we invest or attempt to develop does not progress as planned, we may be materially adversely affected by investment expenses that have not led to the anticipated results, by diverting our management’s attention from our core business or by damage to our brand or reputation.

In addition, these initiatives may involve the formation of joint ventures and business alliances. While we seek to employ the optimal structure for each such business alliance, the alliance may require a high level of cooperation with and reliance on our partners and there is a possibility that we may have disagreements with our relevant partners with respect to financing, technological management, product development, management strategies or otherwise. Any such disagreement may cause the joint venture or business alliance to be terminated, which may in turn materially adversely affect our business, results of operations and financial condition.

Our implementation of a new enterprise resource planning (“ERP”) system may materially adversely affect our business and results of operations.

We are implementing a new ERP system, with completion scheduled for the second half of 2015. When implementation is complete, the new ERP system is expected to deliver a new generation of work processes and information systems. However, ERP implementations are complex and time-consuming projects that involve substantial expenditures on system software and implementation activities that could take several years. ERP implementations also require transformation of business and financial processes in order to reap the benefits of the ERP system. If we do not effectively implement the ERP system as planned or if the system does not operate as intended, we could continue to rely on our existing systems to satisfy our obligations under the Listing Rules, but it could adversely affect our operations and the time and expense we are required to incur to produce financial reports.

We rely on our key personnel, and the loss of one or more of those personnel could harm our ability to carry out our business strategy.

Our operations and prospects depend in large part on the performance and continued service of our senior management team. See “Business—Our Competitive Strengths—Experienced Management Team Supported by Prominent Shareholders”. We may not find qualified replacements for any of these individuals if their services are no longer available. The loss of the services of one or more members of our senior management team could materially adversely affect our ability to effectively pursue our business strategy.

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RISK FACTORS

If our long lived assets become impaired, we may be required to record a significant charge to earnings.

Under IFRS, we review our long lived assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that may be considered a change in circumstances include (but are not limited to) declines in future cash flows that are less than carrying values and slower growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or long lived assets is determined.

The interests of IMAX Corporation may conflict with the interests of our other Shareholders, which may have an adverse impact on your investment in our Company.

On completion of the [REDACTED], IMAX Corporation will beneficially own approximately [67.5]% of the total Shares in issue. Subject to the Articles of Association, the Listing Rules and other applicable laws and regulations, IMAX Corporation will continue to have the ability to exercise significant influence over our management, as well as the composition of the Board, determining the timing and amount of our dividend payments, approving significant corporate transactions, including mergers and acquisitions, approving our annual budgets and taking other actions that require the approval of the Shareholders.

The interests of IMAX Corporation may not always be consistent with the interests of our other Shareholders. In the event that there is a divergence of our strategic and other interests from those of IMAX Corporation in the future, IMAX Corporation may exercise control over our Company in ways that conflict with the interests of our other Shareholders.

We and our customers may not be able to obtain the governmental approvals, licences or permits necessary to conduct our and their businesses.

The PRC regulates business activities in the entertainment industry through strict business licensing and registration requirements. These licensing and registration requirements are particularly strict in the cinema and film industries. The operation of business requires appropriate governmental licences and permits, some of which need to be renewed annually. Going forward, we may not be able to obtain all of the licences and permits we may need in the future on a timely basis, if at all. We may also determine that it is not commercially reasonable to seek or apply for a particular licence or permit, particularly if regulatory authorities seek to attach burdensome conditions. In addition, our business will depend on third-party film exhibitors to operate IMAX theatres and to provide venues in which to play IMAX format films. Our ability to operate our business and generate revenues will therefore depend on such third parties and their ability to maintain such licences and permits. We, however, cannot be certain that these third parties will hold the licences and permits they purport to hold or that PRC regulatory authorities will view these relationships as in compliance with applicable licensing requirements. If the PRC government revokes or refuses to renew any of these licences or permits, or refuses to grant future licences or permits to such third parties, our operating results could be adversely affected. Similarly, our business could be interrupted if any of these third parties fail to perform their contractual obligations to us.

Moreover, IMAX theatre systems are not manufactured in the PRC and must be shipped to us from overseas to be delivered to our customers in Greater China. To assist us with the importation of

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the products and technology we provide to our customers, we engage third parties to handle our customs declarations and customs clearance matters in Greater China. Should we or any of the third parties we engage to handle our customs declarations and clearance matters fail to fully comply with all relevant customs and importation policies, we may be subject to fines and other penalties.

Natural disasters, acts of war, terrorist attacks, the occurrence of epidemics and other catastrophic events could affect our business and the national and regional economics in Greater China.

Natural disasters, extreme weather and climate change, acts of God and other catastrophic events which are beyond our control may adversely affect the economy, infrastructure and livelihood of the people in Greater China. Some regions in Greater China, including certain cities where we operate, are under the threat of floods, earthquakes, sandstorms, snowstorms, fire and droughts. The occurrence of such events could damage the buildings and facilities where IMAX theatres are located and could restrict our exhibitor partners’ ability to show IMAX format films. Any of the foregoing could materially and adversely affect our business, results of operations and financial condition.

In addition, epidemics threaten people’s lives and may materially and adversely affect their livelihoods. The occurrence of any epidemic is beyond our control and there is no assurance that the outbreak of severe acute respiratory syndrome, avian flu or the human swine flu will not happen again. Any epidemic occurring in areas in which we operate, or even in areas in which we do not operate, may severely reduce the popularity of cinemas as a form of entertainment or otherwise impact the number of individuals interested in viewing an IMAX format film. Such occurrence could materially and adversely affect our business, results of operations and financial condition.

Furthermore, potential war or terrorist attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict. Should any acts of war or terrorist attacks occur which impact our ability to offer IMAX theatre systems and IMAX format films, or should such occurrences cause damage or disrupt our exhibitor partners’ facilities or ability to offer and show IMAX format films, our business, results of operations and financial condition could be materially and adversely affected.

RISKS RELATING TO DOING BUSINESS IN THE PRC

As a substantial portion of our operations are conducted in the PRC, any adverse change in the PRC’s political, economic or social condition may have a material and adverse effect on us.

The economy of the PRC differs from the economies of most developed countries in many respects, including but not limited to:

•	structure;

•	level of governmental involvement;

•	level of development;

•	growth rate;

•	control of foreign exchange; and

•	allocation of resources.

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RISK FACTORS

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. The PRC government has implemented economic reform measures emphasising responsiveness to market forces in the development of the PRC economy. However, the PRC government continues to play a significant role in regulating industries by imposing industrial policies. Furthermore, despite the implementation of such reforms, changes in the PRC’s political and social condition, laws, regulations, policies and diplomatic relationships with other countries could have an adverse effect on our business, results of operations and financial condition.

Any adverse political developments or changes in PRC policies could have a material adverse effect on overall economic growth and the level of investment and expenditure in the PRC, including those in relation to film and entertainment, which in turn could lead to a reduction in demand for our theatre systems in a manner that restricts our ability to conduct business or that significantly increase our costs. In addition, PRC governmental authorities could seize or nationalise certain business or assets, including business that we operate and assets that we own currently or that we may own in the future. Any of the foregoing could have a material adverse effect on our business, results of operations, financial condition and prospects.

The PRC legal system is in the process of continuous development and has inherent uncertainties that could limit the legal protections available to us in respect of our operations.

The PRC legal system is based on written statutes and prior court decisions can only be cited as reference. Since 1979, the PRC government has promulgated laws and regulations in relation to economic matters such as foreign investment, corporate organisation and governance, commerce, taxation and trade with a view to developing a comprehensive system of commercial law. However, as these laws and regulations are continually evolving in response to changing economic and other conditions, and because of the limited volume of published cases and their non-binding nature, any particular interpretation of PRC laws and regulations may not be definitive. The PRC may not accord equivalent rights (or protection for such rights) to those rights investors might expect in countries with more sophisticated laws and regulations.

In addition, the PRC is geographically large and divided into various provinces and municipalities and as such, different laws, rules, regulations and policies apply in different provinces and may have different and varying applications and interpretations in different parts of the PRC. Legislation or regulations, particularly for local applications, may be enacted without sufficient prior notice or announcement to the public. Accordingly, we may not be aware of the existence of new legislation or regulations. There is at present also no integrated system in the PRC from which information can be obtained in respect of legal actions, arbitrations or administrative actions. Even if an individual court-by-court search were performed, each court may refuse to make the documentation which it holds for on-going cases available for inspection. Accordingly, there is a risk that entities in the PRC acquired by us may be subject to proceedings which have not been disclosed.

We conduct all of our business in the PRC through our operating subsidiaries, IMAX Shanghai Multimedia and IMAX Shanghai Services. Our operations in the PRC are governed by PRC laws and regulations. In particular, foreign investment in the film industry in the PRC is heavily regulated. Failure to comply with these laws and regulations, particularly those governing the film industry and the business of leasing theatre systems, could have a material adverse effect on our business, result of operations, financial condition and prospects.

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Moreover, the PRC’s legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of a violation of these policies and rules until sometime after the violation. Failure to comply with applicable rules and regulations may result in fines, restrictions on its activities or, in extreme cases, suspension or revocation of its business licences. There may be uncertainties regarding the interpretation and application of new laws, rules and regulations. For example, we may have to resort to administrative and court proceedings to enforce the legal protections that we enjoy either by law or by contract.

Furthermore, the interpretation and enforcement of certain Chinese laws which govern a portion of our operations involve uncertainties, which could limit the legal protections available to us. In particular, agreements which are governed under PRC laws may be more difficult to enforce by legal or arbitral proceedings in the PRC than in countries with more mature legal systems. Even if the agreements generally provide for arbitral proceedings for disputes arising out of the agreements to be in another jurisdiction, it may be difficult for us to obtain effective enforcement in the PRC of an arbitral award obtained in that jurisdiction.

Our Company is a holding company that relies on dividend payments from our subsidiaries for funding and dividends from our PRC subsidiaries are subject to PRC withholding tax.

PRC laws require dividends to be paid out of net profit calculated according to PRC accounting principles, which, in many aspects, differ from the generally accepted accounting principles in other jurisdictions, including IFRS. Foreign-invested enterprises, such as our subsidiaries in the PRC, are also required to set aside part of their net profits as statutory reserves, which are not available for distribution as cash dividends. In addition, such dividends are also subject to PRC withholding tax.

Our Company is a holding company registered in the Cayman Islands and our operations are conducted through our subsidiaries, two of which are incorporated in the PRC. Therefore, the availability of funds to pay distributions to Shareholders and to service our debts depends on dividends received from these subsidiaries. If our PRC subsidiaries incur any debts or losses, such indebtedness or loss may impair its ability to pay dividends or other distributions to us. As a result, our ability to pay dividends and other distributions to Shareholders and to service our debts will be restricted.

We may be treated as a resident enterprise for PRC tax purposes under the EIT Law and be subject to PRC taxation on our worldwide income, which could result in unfavourable tax consequences to us and our non-PRC Registered Shareholders.

Our Company is registered under the laws of the Cayman Islands but a substantial portion of our operations are in the PRC. Under the EIT Law and the EIT Rules, an enterprise incorporated in a foreign country or region may be classified as either a “non-resident enterprise” or a “resident enterprise.” If an enterprise incorporated in a foreign country or region has its “de facto management bodies” located within the PRC, such enterprise will be considered a PRC tax resident enterprise and will normally be subject to the enterprise income tax of 25% on its worldwide income. See “Appendix III–Regulatory Overview–PRC Enterprise Income Tax”.

The EIT Law and EIT Rules are relatively new and it is unclear how the PRC tax authorities will determine whether an offshore entity is a non-PRC resident enterprise. We cannot assure you that PRC Tax authorities will not consider us to be a “resident enterprise” or will not implement the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax

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Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) or amend the EIT Law and the EIT Rules in the future. If the PRC tax authorities subsequently determine that we or our offshore holding companies are deemed to be or should be classified as “resident enterprises”, such entity or entities may be subject to enterprise income tax at a rate of 25% on their worldwide income, which could have an impact on our effective tax rate and materially and adversely affect our financial condition and results of operations.

In addition, under the EIT Law and the EIT Rules, to the extent dividends from earnings derived since 1 January 2008 are sourced within the PRC and if we were considered a “resident enterprise” in the PRC, PRC income tax at the rate of 10% (or a lower rate pursuant to an applicable tax treaty) may be required to be withheld from dividends on the Shares payable by us to investors that are “non-resident enterprises” so long as such “non-resident enterprise” investors do not have an establishment or place of business in the PRC or if, despite the existence of such establishment or place of business in the PRC, the relevant income is not effectively connected with such establishment or place of business in the PRC. Furthermore, any gains realised on the transfer of the Shares by such “non-resident enterprise” investors would be subject to PRC income tax at a rate of 10% if such gains were deemed income derived from sources within the PRC and if we were considered a “resident enterprise” in the PRC. See “Appendix III–Regulatory Overview–PRC Enterprise Income Tax”. If we are required under the EIT Law to withhold PRC income tax on our dividends payable to foreign holders of the Shares which are “non-resident enterprises,” or if our Shareholders are required to pay PRC income tax on the transfer of the Shares under PRC tax laws, the value of the Shares may be materially and adversely affected. It is unclear whether, if we are considered a PRC “resident enterprise,” holders of the Shares may be able to claim the benefit of income tax treaties or agreements entered into between the PRC and other countries or areas.

Sales or the provision of services between IMAX Shanghai Multimedia and IMAX Corporation are related party transactions which may be subject to scrutiny by the PRC tax authorities, and additional PRC taxes or penalties imposed on us as a result of such scrutiny may adversely affect our business and performance.

In the normal course of our operations, IMAX Shanghai Multimedia purchases IMAX theatre system equipment from IMAX Corporation and sells such equipment to our customers in the PRC. At the same time, IMAX Corporation licenses technology and intellectual property and provides related services to IMAX Shanghai Multimedia. Such intra-group transactions between IMAX Shanghai Multimedia and IMAX Corporation constitute related party transactions which, according to the EIT Law and the EIT Rules, must be conducted on an arm’s length basis. Such transactions between related parties may be subject to audit or scrutiny by the PRC tax authorities within ten years after the taxable year when the transactions are conducted.

There is no guarantee that the PRC tax authorities will not audit our past transactions or raise objections with respect to the pricing terms of such transactions in the future. If the relevant PRC tax authorities determine that the related party transactions between IMAX Shanghai Multimedia and IMAX Corporation have not been conducted on an arm’s length basis, the taxation authorities may, within 10 years from the year when such transaction occurs, make special tax adjustments through a transfer pricing adjustment and impose additional taxes (together with applicable interest) on IMAX Shanghai Multimedia, which could have a material adverse effect on our business, results of operations and financial condition.

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RISK FACTORS

There are uncertainties with respect to the application of the Public Announcement on Several Issues Concerning Enterprise Income Tax for Indirect Transfer of Assets by Non-Resident Enterprises.

In February 2015, the SAT issued the Public Announcement on Several Issues Concerning Enterprise Income Tax for Indirect Transfer of Assets by Non-Resident Enterprises, or Circular 7, which abolished certain provisions in the Notice on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises, or Circular 698, which was previously issued by the SAT in December 2009, as well as certain other rules providing clarification on Circular 698. Circular 7 provides comprehensive guidelines relating to, and also heightens the PRC tax authorities’ scrutiny over, indirect transfers by a non-resident enterprise of assets (including equity interests) of a PRC resident enterprise (“PRC Taxable Assets”).

For example, Circular 7 specifies that the PRC tax authorities are entitled to reclassify the nature of an indirect transfer of PRC Taxable Assets when a non-resident enterprise transfers PRC Taxable Assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC Taxable Assets by disregarding the existence of such overseas holding company and considering the transaction to be a direct transfer of PRC Taxable Assets if such transfer is deemed to have been conducted for the purposes of avoiding PRC enterprise income taxes and without any other reasonable commercial purpose. Although Circular 7 contains certain exemptions (including, (i) where a non-resident enterprise derives income from the indirect transfer of PRC Taxable Assets by acquiring and selling shares of a listed overseas holding company which holds such PRC Taxable Assets on a public market; and (ii) where there is an indirect transfer of PRC Taxable Assets, but if the non-resident enterprise had directly held and transferred such PRC Taxable Assets, the income from the transfer would have been exempted from enterprise income tax in the PRC under an applicable tax treaty or arrangement), it remains unclear whether any exemptions under Circular 7 will be applicable to the transfer of our Shares on a public market by our non-resident enterprise Shareholders or to any future acquisition by us outside of the PRC involving PRC Taxable Assets. As a result, the PRC tax authorities may deem any transfer of our Shares by our Shareholders that are non-resident enterprises, or any future acquisition by us outside of the PRC involving PRC Taxable Assets to be subject to the foregoing regulations, which may subject our Shareholders or us to additional PRC tax reporting obligations or tax liabilities.

IMAX Shanghai Multimedia may not continue to enjoy the government subsidies that it received from the local government during the Track Record Period.

IMAX Shanghai Multimedia historically received subsidies from the local district government in Shanghai. In FY2012, FY2013 and FY2014, IMAX Shanghai Multimedia recognised subsidy income of US$0.3 million, US$0.5 million and US$1.1 million, respectively. The government subsidies are subject to the sole discretion of the relevant governmental authorities and are granted in connection with the government’s efforts to promote the development of the local economy and other policies, and thus, are subject to change and termination. The term of the government subsidies granted to IMAX Shanghai Multimedia is five years, and we cannot assure you that such government subsidies will continue to be enjoyed after the five year term is up. In the event that IMAX Shanghai Multimedia ceases to be able to enjoy any subsidies, our business, results of operations and financial condition may be adversely affected.

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RISK FACTORS

The ability of our subsidiaries that are incorporated in the PRC to declare dividends may be limited by trapped cash.

Under PRC law, a PRC enterprise is only permitted to declare and repatriate dividends on profits after tax provided that the losses of such enterprise have been remedied and amounts for mandated reserves have been deducted. The mandated reserves include (i) statutory common reserve funds, which is 10% of after tax profits of each company (totalling up to 50% of the registered capital of each such company) and (ii) discretionary common reserve funds for all limited liability companies. These reserve funds, if put aside discretionally by a shareholders meeting or compulsorily by law, cannot be repatriated even if an enterprise has no losses or likely prospects of losses, and even if the reserve funds are not needed for their prescribed purposes. These reserves could potentially create a significant pool of trapped cash that cannot be used to pay dividends. If there are insufficient retained profits after tax after deducting these reserves, the amount of dividends that our PRC subsidiaries can declare will be limited, which may adversely affect our distributions to Shareholders.

We are subject to PRC government controls on currency conversion.

Under the current foreign exchange regulations of the PRC, payments of current account items, including dividends and trade- and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. However, approvals from the SAFE as well as other appropriate governmental authorities are required for payments in RMB to be converted into foreign currencies and remitted from the PRC to pay for capital account items, such as the repayment of loans denominated in foreign currencies. Receivables of capital account items in foreign currencies, including capital contribution and foreign shareholder’s loans, can be remitted into the PRC and converted into RMB by complying with certain regulatory requirements, obtaining approvals from the SAFE or completing certain registration procedures with the SAFE.

While we have completed the necessary registration procedures at the competent bureau of the SAFE, any remittance of cash from the PRC will still be subject to prior approval by the SAFE or filing with the SAFE via a remittance bank on a case by case basis and subject to the remittance bank’s review of the underlying transaction documents in order to verify the authenticity of the transaction. In addition, the PRC government may, at its discretion, take measures to restrict access to foreign currencies under certain circumstances or may otherwise modify existing currency conversion controls. As such, we may be required to make additional efforts and satisfy additional requirements in order to comply with the necessary regulatory requirements. Any failure on our part to fully comply with all existing or future regulatory requirements promulgated by the PRC government with regard to currency conversion could materially and adversely affect our business, results of operations and financial condition.

Moreover, there may be restrictions on our ability to receive payments from the PRC in foreign currencies for contracts entered into between customers in the PRC and our entities outside of the PRC. Existing PRC foreign exchange regulations impose restrictions on the conversion of Renminbi into foreign currency for remittance out of the PRC. For example, license agreements requiring cross–border payments must be recorded, which can require significant time. Accordingly, we may in the future experience significant delays in receiving payments from our contractual counterparties if there are cross-border payment arrangements.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

RISK FACTORS

Investors may experience difficulties in effecting service of process, enforcing foreign judgments and arbitral awards or bringing original actions in the PRC against us or our Directors.

Our Company is registered under the laws of the Cayman Islands, but a substantial portion of our operations and assets are located in the PRC. As a result, it may be difficult or impossible for investors to effect service of process on us in the PRC. Moreover, the PRC does not have treaties with most other jurisdictions that provide for the reciprocal recognition and enforcement of judicial rulings and awards. As a result, recognition and enforcement in the PRC of the judgment of a non-PRC court in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Final judgments for civil and commercial cases and arbitral awards obtained in a recognised Hong Kong court or Hong Kong arbitral tribunal may be enforced in the PRC, provided that certain conditions are satisfied. However, there are uncertainties as to the outcome of any applications to recognise and enforce such judgments and arbitral awards in the PRC.

Furthermore, an original action may be brought in the PRC against us or our Directors only if the actions are not required to be arbitrated by PRC law and upon satisfaction of the conditions for commencing a cause of action pursuant to the PRC Civil Procedure Law. As a result of the conditions set forth in the PRC Civil Procedure Law and the discretion of the PRC courts to determine whether the conditions are satisfied and whether to accept the action for adjudication, it is uncertain whether investors will be able to bring an original action in the PRC in this manner.

PRC regulations relating to the acquisition of PRC companies by offshore holding companies may limit our ability to acquire PRC companies and may materially and adversely affect the implementation of our acquisition strategies as well as our business and prospects.

The Provisions on Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, which were promulgated by the MOFCOM in June 2009, provide rules with which foreign investors must comply should they seek to (i) purchase the equities of a domestic non-foreign-invested enterprise, or subscribe to the increased capital of a domestic non-foreign-invested enterprise, and thus change the domestic non-foreign-invested enterprise into a foreign-invested enterprise, or (ii) set up a foreign-invested enterprise to acquire assets from a domestic enterprise and operate these assets, or acquire assets from a domestic enterprise and set up a foreign-invested enterprise by contribution of the acquired assets. The M&A Rules stipulate that the business scope upon acquisition of a domestic enterprise must conform to the Catalogue for the Guidance of Foreign Investment Industries promulgated by the National Development and Reform Commission (the “NDRC”) and the MOFCOM. The M&A Rules also provide for the takeovers procedures for equity interests in domestic enterprises.

There are uncertainties as to how the M&A Rules will be interpreted or implemented. If we decide to acquire a PRC enterprise, we cannot assure you that we or the owners of such PRC enterprise can successfully complete all necessary approval requirements under the M&A Rules. This may restrict our ability to implement our acquisition strategies and may have a material and adverse effect on our business, results of operations and financial condition.

Failure to comply with PRC regulations regarding the registration requirements for stock option plans may result in fines and other legal or administrative sanctions.

In February 2012, the SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in the Stock Incentive Plans of

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RISK FACTORS

Overseas Publicly-Listed Companies (the “Stock Option Rules”), which replaced the previous rules issued by the SAFE. Under the Stock Option Rules and other relevant rules and regulations, PRC residents who are employees, directors, supervisors or other senior management of PRC companies which are controlled by an overseas publicly-listed company and participate in the stock incentive plan of such overseas publicly listed company are required to register with the SAFE or its local branches and complete certain other procedures.See “Appendix III–Regulatory Overview–Regulations on Stock Incentive Plans”.

We and IMAX Corporation, together with our PRC resident employees who participate in our or IMAX Corporation’s share incentive plan, are subject to these regulations. Our PRC subsidiaries and PRC resident option grantees are now in the process of registering with the local branch of the SAFE with respect to the IMAX Corporation’s stock incentive plan and will register with the local branch of the SAFE with respect to our stock incentive plan after the Listing as required by the Stock Option Rules. However, if our PRC subsidiaries and PRC resident option grantees fail to comply with the Stock Option Rules and other relevant rules and regulations, our PRC subsidiaries or our PRC resident option grantees may be subject to fines and other legal or administrative sanctions.

[REDACTED]

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

RISK FACTORS

[REDACTED]

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

RISK FACTORS

[REDACTED]

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DIRECTORS AND PARTIES INVOLVED IN THE [REDACTED]

The members of the Board are as follows:

Name	Address	Nationality
Executive Directors

Jiande Chen ( )	Room 1003, No. 3, Lane 168, Xingye Road, Huangpu District, Shanghai, the PRC	American

Jim Athanasopoulos	No. 1018, Lane 189, Longxi Road, Changning District, Shanghai, the PRC	Canadian

Mei-Hui Chou (Jessie) ( )	No. 54, Lane 1340, Xinzha Road, Shanghai, the PRC	Taiwanese

Non-executive Directors

Richard Gelfond	100 Greenwich Avenue, New York, NY 10011-7704, United States	American

Greg Foster	228 North Layton Drive, Los Angeles, CA 90049, United States	American

RuiGang Li ( )	Unit 3609, The Center, 989 Changle Road, Shanghai, the PRC	Chinese

Independent Non-executive Directors

Yue-Sai Kan ( )	6 Sutton Square, New York, NY 10022-2408, United States	American

John Davison	11 Eastview Crescent, Toronto ON M5M2W4, Canada	Canadian

Dawn Taubin	3727 Longridge Avenue, Sherman Oaks CA 91423-4919	American

For further details of the Directors, see “Directors and Senior Management”.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

DIRECTORS AND PARTIES INVOLVED IN THE [REDACTED]

Sole Global Coordinator and Sole Sponsor	[REDACTED]

Joint Bookrunners (in alphabetical order)	[REDACTED]

Legal Advisers to the Company	As to Hong Kong and U.S. laws:

Freshfields Bruckhaus Deringer

11th Floor, Two Exchange Square

8 Connaught Place

Central

Hong Kong

As to PRC laws:

Commerce & Finance Law Offices

6th Floor, NCI Tower

A12 Jianguomenwai Avenue

Beijing 100022

PRC

As to Cayman Islands laws:

Maples and Calder

53rd Floor, The Center

99 Queen’s Road Central

Hong Kong

Legal Advisers to the Sole Sponsor and the Underwriters	As to Hong Kong and U.S. laws:

[REDACTED]

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

DIRECTORS AND PARTIES INVOLVED IN THE [REDACTED]

As to PRC laws:

[REDACTED]

Auditor and Reporting Accountant	PricewaterhouseCoopers

Certified Public Accountants

22nd Floor, Prince’s Building

Central

Hong Kong

Receiving Banks	[REDACTED]

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

CORPORATE INFORMATION

Registered Office	c/o Maples Corporate Services Limited

PO Box 309,

Ugland House,

Grand Cayman

KY1-1104 Cayman Islands

Head Office and Principal Place of Business in Hong Kong	Level 54, Hopewell Centre

183 Queen’s Road East

Hong Kong

Joint Company Secretaries	Michelle Rosen

Chan Wai Ling

FCS, FCIS

Authorised Representatives	Jim Athanasopoulos

A401-410 Tomorrow Square,

399 West Nanjing Road,

Shanghai, 200003,

PRC

Chan Wai Ling

Level 54, Hopewell Centre

183 Queen’s Road East

Hong Kong

Audit Committee	John Davison (Chairman)

Dawn Taubin

Richard Gelfond

Remuneration Committee	Yue-Sai Kan (Chairman)

John Davison

Greg Foster

Nomination Committee	Richard Gelfond (Chairman)

Dawn Taubin

Mei-Hui Chou (Jessie)

Compliance Adviser	Somerley Capital Limited

20/F China Building,

29 Queen’s Road Central,

Hong Kong

Principal Bankers	Bank of China Shanghai Branch

Banking Department

No. 23 Zhongshan Road (E:1), Shanghai,

China

Wing Lung Bank Limited

16/F, Wing Lung Bank Building

45 Des Voeux Road, Central

Hong Kong

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

CORPORATE INFORMATION

Principal Share Registrar and Transfer Office	[REDACTED]

Hong Kong Share Registrar	[REDACTED]

Company’s Website	www.imax.cn

(A copy of this [REDACTED] will be available on the Company’s website. Except for the information contained in this [REDACTED], none of the other information contained on the Company’s website forms part of this [REDACTED])

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

HISTORY AND REORGANISATION

HISTORY

The IMAX business commenced operations in the PRC in 1998, when IMAX Corporation started offering its theatre systems to museums and science centres(1). Over the years, the focus of the business has moved from institutional theatres to commercial theatres, and as at 31 March 2015, there were 239 IMAX theatres in Greater China with an additional 219 theatres in backlog which are scheduled to be installed in Greater China by 2021. The majority of the IMAX theatres currently in Greater China are commercial theatres.

Founded in 1967 in Canada, IMAX Corporation is a leading entertainment technology company, specialising in motion picture technologies and presentations. It has been listed on the New York Stock Exchange since 1994 under the ticker symbol IMAX. The Company was established in 2010 when IMAX Corporation decided to consolidate its assets in Greater China into a separate entity so that the Company would be able to better address Greater China-specific market dynamics and to maximise the potential of the IMAX business throughout Greater China.

KEY BUSINESS MILESTONES

1998	IMAX Corporation first commenced operations in the PRC by offering its theatre systems to museums and science centres.

2001	IMAX Corporation established a representative office in Shanghai. The first IMAX theatre in Greater China was installed at the Shanghai Science and Technology Museum.

2003	The first commercial IMAX theatre in the PRC, the Peace Cinema, was opened in Shanghai.

2007	IMAX Corporation and Wanda Cinema entered into an agreement to install 10 commercial IMAX theatres in Greater China, which was the largest multiple IMAX theatre deal in the region at the time.

2009	IMAX Corporation and Huayi Brothers entered into a partnership to release up to three mainstream Chinese pictures to capitalise on the growing IMAX theatre presence in Greater China.

2010

IMAX Corporation released its first Chinese language IMAX format film, Aftershock: The IMAX Experience, which generated US$184,000 per screen on 11 screens in Greater China, more than seven times that of conventional screens. Avatar grossed US$24.0 million on 14 IMAX screens and generated an average box office per screen of US$1.7 million in the PRC.

The Company was established by IMAX Corporation to operate and oversee the expanding IMAX theatre business in Greater China.

2011	We entered into a joint revenue sharing agreement for the lease of 75 theatres in Greater China with Wanda Cinema, which was our largest deal to date.

2012	We installed our 100th theatre in Greater China, ending the year with 128 theatres.

The Hollywood film quota in the PRC was increased from 20 to 34, requiring the additional 14 films to be IMAX format films or 3D films.

(1)	IMAX Corporation opened the first IMAX theatre in Hong Kong in 1980, while it was still a British Crown Colony.

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HISTORY AND REORGANISATION

2013	We extended our agreement with Wanda Cinema to install 210 theatres. We released 25 IMAX format films in the PRC, passing the 20 film mark for the first time in a single year.

2014	CMC and FountainVest collectively subscribed for an aggregate of 20% of the shares of the Company.

We released our 100th IMAX format film Captain America: The Winter Soldier in the PRC. We installed 62 new theatres in Greater China, passing the 200th theatre mark and bringing our total Greater China theatre network to 234 theatres.

CORPORATE STRUCTURE

We conduct our business in Greater China through three wholly-owned subsidiaries of the Company, IMAX Hong Kong, IMAX Shanghai Multimedia and IMAX Shanghai Services. The Company was incorporated on 30 August 2011 as the holding company of the Group and was a wholly owned subsidiary of IMAX Corporation until the investments by the Pre-IPO Investors (see “—Investments in the Company by FountainVest, CMCCP and CME in 2014 (the “Pre-IPO Investment”)” below).

IMAX Shanghai Multimedia was incorporated on 30 May 2011 as a wholly owned subsidiary of the Company and is the exclusive licensee of the IMAX brand and technology in the PRC. IMAX Hong Kong was incorporated on 12 November 2010 as a wholly owned subsidiary of the Company and is the exclusive licensee of the IMAX brand and technology in Hong Kong, Macau and Taiwan. They generate revenue by the provision of IMAX theatre systems to theatre exhibitors in their respective territories and the exhibition of IMAX format films on their screens. IMAX Shanghai Services was incorporated on 9 November 2011 as a wholly owned subsidiary of IMAX Corporation and will be transferred to the Group as part of the Reorganisation. It provides maintenance services for the IMAX theatre systems to our exhibitor customers in Greater China.

In April 2014, IMAX (Hong Kong) Holding, an indirect wholly owned subsidiary of IMAX Corporation, issued us a preference share entitling us to IMAX (Hong Kong) Holding’s share of any dividends and distributions paid by TCL-IMAX Entertainment (a 50:50 joint venture between IMAX (Hong Kong) Holding and TCL) in respect of profit from Greater China. We do not have any management or operational role, responsibilities or other rights in TCL-IMAX Entertainment nor are we subject to any funding obligations in respect of TCL-IMAX Entertainment. See “Business—Other Business” for further details.

Currently, the authorised share capital of the Company consists of four classes of shares, namely Common A Shares, Common B Shares, Redeemable Class C Shares and Common D Shares. With effect from and conditional upon the Listing of the Company, all the issued and unissued Common A Shares, Common B Shares, Redeemable Class C Shares and Common D Shares will be redesignated into one class of shares.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

HISTORY AND REORGANISATION

The table below sets out the key features of the Common A Shares, Common B Shares, Redeemable Class C Shares and Common D Shares. See “—Investments in the Company by FountainVest, CMCCP and CME in 2014 (the “Pre-IPO Investment”)” for details of the special rights held by the Shareholders of the Common A Shares and Redeemable Class C Shares.

Class	Number of shares outstanding as at the Latest Practicable Date	Par value		Voting
Common A Shares	2,700,000	US$	0.01	Yes

Common B Shares	—	US$	0.01	No

Redeemable Class C Shares	675,000	US$	0.01	Yes

Common D Shares	—	US$	0.01	Yes

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

HISTORY AND REORGANISATION

The corporate structure of the Group immediately prior to and following the completion of the [REDACTED] is set out below:

Corporate Structure Immediately Prior to the Completion of the [REDACTED]

Note:

(1)	See “Investments in the Company by FountainVest, CMCCP and CME in 2014 (the “Pre-IPO Investment”)” for information regarding each of these Shareholders.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

HISTORY AND REORGANISATION

Corporate Structure of the Group Immediately Following the Completion of the Reorganisation and the [REDACTED](1)

Notes:

(1)	Assuming the Over-allotment Option is not exercised and no Options are exercised.

(2)	FountainVest, CMCCP and CME are expected to constitute members of the public for the purposes of Listing Rules 8.08(1)(a) and 8.24.

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HISTORY AND REORGANISATION

REORGANISATION

Reorganisation Steps for the Offshore Reorganisation

1. Share Redesignation

On [●] 2015, the following resolutions were passed as written resolutions to redesignate all the issued and unissued Common A Shares, Common B Shares, Redeemable Class C Shares and Common D Shares into one class of shares with effect from and conditional upon the Listing of the Company.

(a)	Variation of class rights by passing a shareholder’s resolution of holders of Common A Shares (the “Common A Shareholders”) and a shareholder’s resolution of holders of Redeemable Class C Shares (the “Common C Shareholders”);

(b)	Redesignation of issued and unissued shares into one class of shares by passing a shareholders’ ordinary resolution; and

(c)	Amendment of the Articles to reflect the change in classes of shares by passing a shareholders’ special resolution.

Immediately prior to Listing, the Common A Shares and Redeemable Class C Shares held by the existing shareholders, namely IMAX Barbados, FountainVest, CMCCP and CME, will be redesignated to the same number of Shares in the Company.

2. Share Subdivision

Immediately upon completion of the Share Redesignation, the Company will undergo a Share Subdivision pursuant to which all the Shares will be subdivided at a ratio of 1:[100], whereby one Share of par value of US$0.01 will be subdivided into [100] Shares of par value of US$[0.0001] each.

Upon the completion of the Share Subdivision, the authorised share capital of the Company will be US$62,562.50 divided into [625,625,000] Shares of US$[0.0001] each.

3. Declaration of Pre-IPO Dividend by the Company to the Existing Shareholders

Pursuant to the Shareholders’ Agreement entered into between the Company, IMAX Barbados, IMAX Corporation, FountainVest, CMCCP and CME (the “Pre-IPO Investors”) dated 7 April 2014 (as amended by the Amendment Agreement to the Shareholders’ Agreement dated 29 July 2014) (the “Shareholders’ Agreement”), the Board is required to, immediately prior to any initial public offering of the Company, declare a special dividend on a pro rata basis to all the Pre-IPO Shareholders of an amount equal to 75% of the amount of net cash of the Group immediately prior to such [REDACTED], subject to certain possible deductions.

On [●] 2015, the Board resolved to declare and pay a special dividend of US$[●] to the Pre-IPO Shareholders, conditional on Listing occurring by not later than [REDACTED], payable on the date of Listing.

Reorganisation Steps for the Onshore Reorganisation

On [●] 2015, our Controlling Shareholder entered into an equity transfer agreement with IMAX Hong Kong pursuant to which our Controlling Shareholder agreed to transfer the entire equity interest of IMAX Shanghai Services to IMAX Hong Kong. The transfer will take place prior to Listing and the consideration for the transfer will be based on the market value of the equity interests to be transferred at the time of transfer. As a result of the transfer, IMAX Shanghai Services will become an indirect wholly-owned subsidiary of the Company. IMAX Shanghai Services will obtain the relevant approval from the Shanghai Commerce Bureau for the transfer and complete the registration of such transfer with the Shanghai Administration for Industry and Commerce prior to completion of the transfer.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

HISTORY AND REORGANISATION

INVESTMENTS IN THE COMPANY BY FOUNTAINVEST, CMCCP AND CME IN 2014 (THE “PRE-IPO INVESTMENT”)

On 7 April 2014, the Pre-IPO Investors agreed to subscribe for a total of 675,000 Redeemable Class C Shares of the Company. CMCCP and CME are both entities owned and controlled by CMC Capital Partners, which is a PRC fund focussing on media and entertainment. FountainVest is an entity owned and controlled by FountainVest Partners, which is a PRC-focused private equity firm. So far as the Directors are aware, there are no concert party or voting arrangements in place between CMCCP and CME on the one hand and FountainVest on the other hand. See “Substantial Shareholders” for further information about our Pre-IPO Investors.

Prior to the Pre-IPO Investment, the Pre-IPO Investors and their ultimate beneficial owners were independent third parties and were not connected to any member of the Group and/or any of the connected persons of the Company.

Details of the Pre-IPO Investors’ investments in the Company are set out below:

Number of shares subscribed for by the Pre-IPO Investors:	FountainVest, CMCCP and CME subscribed for 337,500, 168,750 and 168,750 Redeemable Class C Shares, respectively.

Total consideration:	US$80,000,000

Completion of the subscription and payment date of the consideration:	337,500 Redeemable Class C Shares were issued to the Pre-IPO Investors for an aggregate subscription price of US$40,000,000 (the “First Completion”) on 8 April 2014 (the “First Completion Date”) and another 337,500 Redeemable Class C Shares were issued to the Pre-IPO Investors for an aggregate subscription price of US$40,000,000 (the “Second Completion”) on 11 February 2015 (the “Second Completion Date”). In each case, the consideration was paid on the date of issuance.

Price per Common C Share subscribed:	US$118.52 per Common C Share, which was determined on the basis of arm’s length negotiations between the Group and the Pre-IPO Investors.

Discount to the mid-point of the [REDACTED]:	[REDACTED]

Use of Proceeds	General working capital purposes

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HISTORY AND REORGANISATION

Special Rights

The Pre-IPO Investors are entitled to the following special rights pursuant to the Shareholders’ Agreement and the articles of association of the Company (in force prior to adoption of the Articles), all of which shall be terminated upon Listing:

(i) Tag-Along Rights with respect to a Transfer of Common A Shares

If there is a proposed transfer of more than 50% of the then outstanding Common A Shares (a “Qualifying Drag Transaction”) and the Common A Shareholder has not elected to exercise its drag-along right (see (ii) below), or (b) the proposed transfer of Common A Shares is not a Qualifying Drag Transaction, each of the Common C Shareholders shall have the right to require the transferee to purchase, for the same consideration and terms and conditions:

(A)	if the proposed transfer is a Qualifying Drag Transaction or the relevant tag-along notice is delivered prior to the Second Completion Date, all of the Redeemable Class C Shares; and

(B)	if the proposed transfer is not a Qualifying Drag Transaction and the relevant tag-along notice is delivered after the Second Completion Date, a number of Redeemable Class C Shares proportionate to the number of Common A Shares proposed to be transferred by the Common A Shareholder.

(ii) Drag-Along Rights with respect to a Transfer of Common A Shares

If there is a Qualifying Drag Transaction, the Common A Shareholder may require each Common C Shareholder to sell its shares on the same terms and conditions as the Common A Shareholder. If such a transfer is made by the Common C Shareholders, the Common A Shareholder and the Controlling Shareholder shall procure that each Common C Shareholder shall receive (x) a return of at least US$266.67 per share if the relevant transaction is consummated within 18 months immediately after the First Completion Date, or (y) a return of at least US$325.93 per share if the relevant transaction is consummated after 18 months after the First Completion Date, subject to applicable laws.

(iii) Put Rights with respect to a Transfer of Common A Shares

If a transfer of Common A Shares is a Qualifying Drag Transaction and the Common A Shareholder has not elected to exercise its drag-along right, each Common C Shareholder shall have the right to require the Common A Shareholder to purchase all of its Redeemable Class C Shares on the same terms and conditions.

(iv) Redemption Rights

If a Qualified IPO has not occurred by the fifth anniversary of the First Completion Date, each Common C Shareholder may request that all of such holders’ Redeemable Class C Shares be, at their election, either: (a) redeemed by the Company at par value together with the issuance of 2,844,950 of IMAX Corporation’s common shares, (b) redeemed by the Company at par value together with the payment by IMAX Corporation in cash at a per share price equal to US$118.52 as consideration less the aggregate par value paid by the Company, or (c) exchanged and/or redeemed by the Company in a combination of cash and the shares of IMAX Corporation equal to the pro rata fair market value of the Company.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

HISTORY AND REORGANISATION

“Qualified IPO” means an initial public offering and listing of the shares of the Company on an internationally recognised stock exchange, with respect to not less than 10% of the then total issued and outstanding shares and yielding upon consummation of such initial public offering, in respect of each Common C Share, a per share value that is no less than US$266.67.

(v) Put and Call Rights relating to the Change of Control of the Controlling Shareholder

If a change of control of the Controlling Shareholder is expected to occur, each Common C Shareholder will have the right to require the Controlling Shareholder to purchase all of its Redeemable Class C Shares, and the Common A Shareholder will also have the right to purchase from each Common C Shareholder all of its Redeemable Class C Shares, each for consideration based upon the pro rata equity value of the Controlling Shareholder.

(vi) Director Nomination Rights

Each of FountainVest and CMC has the right to nominate one member of the Company’s Board if it owns, (a) at any time prior to the Second Completion Date, at least 90.0% of the Redeemable Class C Shares issued to such person at the First Completion Date, and (b) at any time following the Second Completion Date, at least 90.0% of the Redeemable Class C Shares issued to such person at both the First Completion Date and the Second Completion Date (the “Minimum Ownership Requirement”). The Common A Shareholder has the right to nominate seven members, among which one nominee shall be an independent director reasonably satisfactory to the Common C Shareholders.

Each of FountainVest and CMC exercised its right to nominate one member of the Company’s Board by appointing Mr. Frank Kui Tang and Mr. RuiGang Li as their respective nominees to the Board on 8 April 2014. An independent director, Ms. Yue-Sai Kan, was appointed to the board on 25 August 2014. Please see “Directors and Senior Management” for further details in relation to the biographies of Mr. RuiGang Li and Ms. Yue-Sai Kan. Mr. Frank Kui Tang resigned from the Board on 27 May 2015.

(vii) Veto Rights

So long as a Common C Shareholder and its affiliates meet the Minimum Ownership Requirement (provided, that for the purposes of this matter only, the percentage “90%” used in the definition of “Minimum Ownership Requirement” shall be replaced with “75%”), the Company and IMAX Corporation shall not, without the prior written consent of such Common C Shareholders, authorise or take any of the actions in respect of certain reserved matters.

(viii) Observation Rights

So long as each of FountainVest and CMC, together with their respective affiliates, meets the Minimum Ownership Requirement, each of FountainVest and CMC shall have the right to appoint one representative to attend all meetings of the Board in a non-voting observer capacity.

(ix) Information Rights

So long as the Common C Shareholders and their affiliates meet the Minimum Ownership Requirement, they shall have certain information and inspection rights, including rights to receive certain financial information, and reasonable access to the Company’s auditors and to the Company’s personnel, books and records.

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HISTORY AND REORGANISATION

Confirmation from the Sole Sponsor

The Sole Sponsor has confirmed that the Pre-IPO Investment is in compliance with (i) the Interim Guidance on Pre-IPO Investments issued by the Stock Exchange on 13 October 2010 as the consideration for the Pre-IPO Investment was settled more than 28 clear days before the date of our first submission of the listing application form to the Stock Exchange in relation to the Listing; (ii) Guidance Letters HKEx-GL43-12 (issued in October 2012 and updated in July 2013) as the special rights granted to CMC and FountainVest will terminate upon Listing; and (iii) Guidance Letter HKEx-GL44-12 (issued in October 2012) as the Pre-IPO Investment did not involve any convertible instruments.

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INDUSTRY OVERVIEW

This section contains information relating to the film industry in the PRC. The information and statistics contained in this section and elsewhere in this [REDACTED] have been derived from publicly available government and official sources, industry statistics and publications and the market research report prepared by EntGroup which we commissioned. We believe that the sources of such information and statistics are appropriate and we have taken reasonable care in extracting and reproducing such information and statistics. We have no reason to believe that such information or statistics are false or misleading in any material respect or that any fact has been omitted that would render such information or statistics false or misleading in any material respect. Such information and statistics have not been independently verified by us, the Sole Global Coordinator, the Sole Bookrunner, the Sole Sponsor or any other party involved in the [REDACTED] or any of our or their respective directors, officers or representatives. No representation is given as to their correctness or accuracy. Accordingly, you should not place undue reliance on such information or statistics.

SOURCE OF THE INDUSTRY INFORMATION

We commissioned the EntGroup, an independent third party consulting firm, to produce an industry report on the film industry in the PRC (the “Industry Report”). The EntGroup specialises in providing consulting services and conducting market research relating to the PRC entertainment industry, which includes the PRC film industry. It also provides services in connection with TV and online video market research and consulting as well as media events and conferences. The EntGroup was established in 2008 and operates from Beijing and Los Angeles. It is a member of the ComInsight Group, a business information service group focusing on internet, media, marketing, entertainment and financial markets in the PRC. EntGroup’s major clients include PRC government organisations such as SARFT and China Film Archives, as well as entertainment industry players such as Huayi Brothers, Le Vision Film and Huace Film & TV, and other clients such as Yili, Tencent, Alibaba and Rentrak.

We have included certain information from the Industry Report in this [REDACTED] because we believe it facilitates an understanding of the PRC film industry. The EntGroup prepared the Industry Report based on Entgroup’s own database EBOT (EntGroup Box Office Tracker). This comprises data from the government’s daily collection of box office data as well as data from user surveys conducted by EntGroup. The EntGroup predicts that the following macro trends will influence the development of the PRC film industry in the coming years, and in compiling and preparing the Industry Report, the EntGroup has adopted these predictions as assumptions:

(i)	the film market in the PRC will continue to grow at a fast and steady pace over the next five years, and the box office of both domestic and Hollywood films(1) will benefit from such growth;

(ii)	PRC audiences will demand more Chinese language films in different genres such as action, fantasy and science fiction; and

(iii)	the development of commercial real estate in the PRC cities will stimulate the development of cinema chain operations and the growth of screen numbers in the PRC at a rate similar to the historical trend in the last five years.

Our Directors, after taking reasonable care, are of the view that there has been no adverse change in the market information since the date of the Industry Report which may qualify, contradict or have an impact on the information therein. We agreed to pay the EntGroup a fee of RMB250,000 for the preparation of the Industry Report.

(1)	Hollywood films include all imported films subject to the annual quota imposed by the PRC government.

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INDUSTRY OVERVIEW

For the purpose of this section, we have adopted exchange rate of RMB6.20 to US$1.00, which was the prevailing exchange rate as at 31 December 2014.

OVERVIEW OF THE FILM INDUSTRY IN THE PRC

The PRC film industry has experienced strong and consistent growth in recent years. According to the EntGroup, the box office in the PRC grew at a CAGR of 30.7% between 2010 and 2014, compared to a CAGR of (0.5)% in the U.S. and 4.2% globally over the same period. The PRC has also become the second largest film market globally behind the U.S. as measured by box office by 2014. The PRC’s share of the monthly box office surpassed the U.S. for the first time in February 2015, making it the top film market in the world for February, according to EntGroup. EntGroup estimates that the annual box office revenue in the PRC will surpass that of the U.S. by 2017. The PRC’s share of the global box office grew from 5.1% in 2010 to 12.5% in 2014. This growth has been driven by a strong increase in admissions, which has in turn been fueled by an increase in the number of screens. Total admissions for film has increased from 286.0 million in 2010 to 829.8 million in 2014, representing a CAGR of 30.5% during the period. Total number of screens increased from 6,256 in 2010 to 24,317 in 2014, representing a CAGR of 40.4% during the period.

According to the EntGroup, the box office in the PRC is expected to grow from US$4.7 billion in 2014 to US$11.7 billion in 2017, representing a CAGR of 35.2% during the period; the total admission for film theatres is expected to increase from 829.8 million in 2014 to 1,930.3 million in 2017, representing a CAGR of 32.5% during the period; and the total number of screens is expected to increase from 24,317 in 2014 to 40,123 in 2017, representing a CAGR of 18.2% during the period.

Source: EntGroup

‘e’ means estimated

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Source: EntGroup

‘e’ means estimated

Source: EntGroup

Key Growth Drivers

Continued Urbanisation, Higher Disposable Income and Increasing Entertainment Consumption

According to the National Bureau of Statistics, the total urban population in the PRC increased from 669.8 million in 2010 to 749.2 million in 2014, and the urban population as a percentage of the total population increased from 49.9% in 2010 to 54.8% in 2014. According to the EntGroup, per capita annual disposable income of urban households in the PRC increased from US$3,082.1 in 2010 to US$4,652.3 in 2014.

With rising affluence and improvements in lifestyle, the PRC population has shown a propensity for increased spending on cultural activities, including movies. According to the EntGroup, per capita annual entertainment expense of urban households in the PRC increased from US$262.5 in 2010 to US$370.0 in 2013.

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These factors have all contributed to a large and growing market for the PRC film industry. The urban per capita box office in the PRC increased from US$2.4 in 2010 (0.08% of per capita disposable income of urban households) to US$6.3 in 2014 (0.14% of per capita disposable income of urban households). In comparison, the U.S. urban per capita box office was at US$34.2 in 2010 and US$32.5 in 2014, staying flat at around 0.3% of per capita disposable income. Per capita film attendance per annum in the PRC also increased to 0.6 visit in 2014 from 0.2 visit in 2010.

Potential for Higher Penetration

In comparison to film industries in developed markets, such as the U.S., the PRC film industry is far from saturation. Despite the continued and rapid growth in the number of screens in the PRC since early 2000, the number of screens per 100,000 people in the PRC was only 1.8 in 2014, which is significantly less than the 14.9 in the U.S. Per capita film admission is also at a much lower level: in 2014 per capita film attendance per annum in the PRC was 0.6 visit compared to 4.0 visits in the U.S.

(2014 figures)

Global Ranking by Box Office	Country	Total Box Office (US$Bn)	Per Capita Film Attendance (Visits/ person)	Number of Screens	Number of Screens per 100,000 People	Urban Per Capita Box Office (US$)	% Urban Disposable Income
1	U.S.	10.4	4.0	47,800	14.9	32.5	0.30%
2	PRC	4.7	0.6	24,317	1.8	6.3	0.14%

Source: EntGroup

Significant Growth Potential from Lower Tier Cities

Higher tier cities in the PRC, where a more affluent yet smaller population resides, generate higher box office and per capita film admissions with a higher density of screens. In 2014, Tier 1 Cities in the PRC, where 5.0% of the PRC population resides, generated 23.2% of the total PRC box office, compared to 23.2% in Tier 2 Cities with 9.8% of the PRC population and 53.6% in Tier 3 and Tier 4 Cities with 85.2% of the PRC population. Per capita film attendance per annum in Tier 1 Cities was 2.3 visits in 2014, which is significantly higher than 1.5 visits in Tier 2 Cities and 0.4 visits in Tier 3 Cities and Tier 4 Cities. Theatre infrastructure in Tier 3 Cities and Tier 4 Cities has yet to catch up with higher tier cities where density of screens is considerably higher. For example, in 2014 the number of screens per 100,000 people was only 1.4 in Tier 3 and Tier 4 Cities, compared to 3.5 and 4.3 in Tier 2 Cities and Tier 1 Cities, respectively.

(2014 figures)

Region	Total Box Office (US$Bn)	Per Capita Film Attendance (Visits/ person)	Number of Screens	Number of Screens per 100,000 People
Tier 1 Cities	1.1	2.3	2,909	4.3
Tier 2 Cities	1.1	1.5	4,621	3.5
Tier 3 and Tier 4 Cities	2.5	0.4	16,787	1.4

The box office percentage in Tier 3 Cities and other cities grew rapidly, from 43.7% in 2010 to 53.6% in 2014. This signifies the potential for the populations of Tier 3 Cities and Tier 4 Cities to increase film consumption. With fewer available locations for new theatres and stiffer competition in Tier 1 Cities, lower tier cities are likely to become key expansion areas for theatre circuits.

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Increasing Quality of Chinese Language Films and Diversification in Film Genre

Chinese language films generated US$0.7 billion and US$2.6 billion of PRC box office in 2010 and 2014, respectively, which represents a CAGR of 38.1%. The overall number of Chinese language films produced and released has also grown from 91 films in 2010 to 320 films in 2014. The percentage of domestic films as a total of PRC box office has increased from 43.7% in 2010 to 55.0% in 2014 and is forecasted to increase to 60.0% by 2017. Chinese language films have achieved increasing recognition internationally. In the last decade, Chinese language films have won a total of 91 awards in all the 15 Competitive Feature Film Festivals across all aspects including films, directing, acting, film scoring and cinematography. In 2014, the Chinese language film The Grandmaster was nominated by the Academy Awards, an annual American awards ceremony honouring cinematic achievements in the film industry, for Best Cinematography and Best Costume Design awards.

Diversification in Chinese language film genres continues to be a key theme. In 2014 over 75.1% of the box office from the top 30 Chinese language films in the PRC was generated by three genres: romantic, comedy and action films. This allocation compares to 45.0% of the U.S. box office generated from science fiction films alone. Chinese studios and directors have recently started to use special film technology to create 3D films, appealing to audiences’ desire for science fiction and fantasy films in 3D and IMAX format.

Favourable Regulatory Environment

Various government regulatory bodies in the PRC have supported the film industry through gradual liberalisation and favourable film-related subsidies.

The government has been promoting the gradual liberalisation of the film industry, from the granting of distribution licences to private companies in the early 2000s to increases in film import quotas over the past two decades to simplification of the film censorship process. In 2012, the PRC came to an agreement with the U.S. whereby the PRC would import a further 14 Hollywood films in addition to the 20 Hollywood films which could be imported in accordance with an annual import quota. These additional 14 Hollywood films must be in either 3D or IMAX format.

In November 2012, the PRC National Film Industry Development Fund Committee announced favourable subsidy policies which promote Chinese language films, especially high technology films, such as 3D films and non-conventional format films. For instance, high technology Chinese language film makers are granted subsidies proportionate to the box office generated by such films. Theatres also benefit from refunds of box office tax due to the SARFT. For example, theatres which generate more than 50% of box office through Chinese language films receive a 100% refund of such tax and theatres that generate between 45% and 50% box office through Chinese language films receive 80% tax refund.

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OVERVIEW OF THE FILM INDUSTRY SUPPLY CHAIN

The following table sets forth the typical box office split between the major participants of the film industry supply chain in the PRC:

Source: EntGroup

Notes:

(1)	Certain box office split are shared between participants based on agreements and may vary.
(2)	Represents China Film Group Corporation and Huaxia Film Distribution Co., Ltd., which have licences to distribute Hollywood films in the PRC.

Hollywood films refer to the films subjected to the annual import quota, which excludes imported buy-out films that China Film Group Corporation and Huaxia Film Distribution Company distributes using the buy-out method (see “—Film Distribution” below).

Before sharing the box office revenue, 3.3% of business and other taxes have to be deducted from the box office revenue of movie theatres. Additionally, there is a 5.0% deduction for the national special funds for film industry development. The remaining box office is split among the different major participants in the supply chain.

Film Production

Film production includes: script writing, financing, production team and equipment sourcing, casting, shooting and post production. Film studios own the copyright to films and work with distributors to release films.

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The number of Chinese language films produced and released has grown from 91 films in 2010 to 320 films in 2014. In addition, low entry barriers and the increasing availability of financing have led to a highly fragmented market: in 2014 the top 15 PRC studios generated only 29.3% of the Chinese language films box office. Top players include China Film Group, Wanda Media and Bona Film Group.

Rank	Top 15 Studios in 2014	Market Share
1	China Film Group	4.1%
2	Wanda Media	3.2%
3	Bona Film Group	2.6%
4	Le Vision Pictures	2.4%
5	1905 Internet	2.2%
6	Galloping Horse Film & TV Production	2.1%
7	Motianlun Media	1.8%
8	H/B STUDIO	1.6%
9	Asian Union	1.5%
10	Huace Film and TV	1.4%
11	Enlight Pictures	1.3%
12	EE-MEDIA	1.3%
13	Huayi Brothers	1.3%
14	Talent International Media Group	1.3%
15	Huagai Yingyue	1.3%
Others		70.7%

		100.0%

Source: EntGroup

Joint film production between Chinese and foreign studios is not subject to the annual import quota of 34 films. To qualify as a joint production film, at least one of the studios has to be a PRC entity and key production team members or cast members should also include Chinese nationals. Increasingly foreign studios are working with PRC partners that offer venues and project management whilst PRC studios seek to cooperate with global partners to benefit from their technology and the ability to promote Chinese films overseas. Cooperation between PRC and foreign studios is also becoming longer term and more strategic in nature. For instance, Hunan TV & Broadcast Intermediary Co., Ltd. in the PRC and Lions Gate Entertainment Corp, a U.S. studio, entered into a strategic agreement in January 2015 to jointly invest a combined US$1.5 billion in film production and distribution.

Film studios fund productions using domestic and foreign capital through an increasingly diversified variety of sources, including direct investment, loans, film funds, in-film advertising, pre-sales of distribution rights and government funding. Film funds have recently become more prominent: currently there are at least 28 film funds involving more than 25 private equity investors and approximately RMB31.5 billion of capital. Internet companies also increasingly participate in film production through their own production arms, such as Heyi Film (a Youku-Tudou Inc subsidiary) and Ali Pictures (an Alibaba subsidiary), in addition to investing in and working with existing film studios.

Film Distribution

Distributors maintain relationships with theatre circuits and make and deliver film copies to theatre circuits before exhibition in theatres. Chinese film distribution can be broadly divided into three

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INDUSTRY OVERVIEW

categories: (i) Chinese language film (including joint production film distribution), (ii) foreign film distribution, and (iii) distribution of Chinese language films in overseas markets. In 2014, imported foreign films generated 45.0% of the total PRC box office compared to 32.9% for Chinese language films and 22.1% for joint production films.

Chinese Language Film Distribution

State-owned enterprises continue to play a prominent role in the PRC film industry. The top two state-owned film distributors, China Film Group Corporation and Huaxia Film Distribution Co., Ltd., together accounted for 55.7% of the total Chinese language films box office in terms of distribution in 2014, according to the EntGroup. The top privately owned film distributors, such as Enlight Media Group, Bona Film Group, Wanda Film, Le Vision Pictures, Yinglian Media, Huayi Brothers, Fujian Hengye and Anshi Yingna accounted for 30.7% of the total Chinese language films box office in 2014.

Top 10 Film Distributors in the PRC

Rank	2014		2013		2012
	Distributor	Market Share	Distributor	Market Share	Distributor	Market Share
1	China Film Group	32.8%	China Film Group	32.5%	China Film Group	38.2%
2	Huaxia Film	22.9%	Huaxia Film	17.4%	Huaxia Film	23.5%
3	Enlight Media	7.8%	Huayi Brothers	12.5%	Huayi Brothers	10.2%
4	Bona Film Group	6.0%	Le Vision Pictures	3.7%	Enlight Media	7.4%
5	Wanda Film	5.2%	Enlight Media	3.5%	Bona Film	3.3%
6	Le Vision Pictures	4.1%	Bona Film Group	3.5%	Mei Ah Huatianxia Film	2.2%
7	Yinglian Media	2.3%	Wanda Film	1.9%	Le Vision Pictures	1.3%
8	Huayi Brothers	2.0%	Edko Film Limited	1.5%	Stellar Mega Films	1.1%
9	Fujian Hengye Film	1.8%	Union Pictures	1.5%	Edko Film Limited	1.1%
10	Anshi Yingna	1.5%	SMG Pictures	1.2%	Sil-Metropole Film	0.8%
Others		13.6%		20.8%		10.9%

Source: EntGroup

Hollywood Film Distribution

The importation and distribution of foreign films is subject to extensive regulation by the PRC government. Currently, there is an annual quota of 34 for box office sharing Hollywood films. The quota of 34 Hollywood films was the result of an agreement between the PRC government and the U.S. government in 2012, under which the PRC government agreed to permit the importation of a further 14 Hollywood films in addition to the 20 Hollywood films which could be imported in accordance with the previous annual import quota. The additional 14 Hollywood films must be in either 3D or IMAX format. On top of the 34 Hollywood films, a number of films are imported through the buy-out distribution method each year, mainly from countries other than the U.S. Currently, only the two state-owned enterprises, namely China Film Group Corporation and Huaxia Film Distribution Co., Ltd., have licences to distribute Hollywood films.

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Film Exhibition

Theatre Circuits

“Theatre circuits” are unique to the PRC film industry. The theatre circuit system was established in 2002 by the PRC government to increase distribution efficiency. It introduced competition to the film exhibition market by breaking the local monopolies of regional film companies, which previously controlled all theatres in a province or city. By law, every theatre in the PRC must be affiliated with a theatre circuit. Theatre circuits control theatres’ access to films as distributors cannot distribute films directly to theatres. Some theatre circuits are affiliates of theatre investment companies. However, theatre circuits do not have control over affiliated theatres’ screening schedules, such as the number of shows and time of each show for a particular film. As of January 2015, there were 48 theatre circuits in the PRC. The top 10 theatre circuits in 2014 by box office accounted for 66.8% of the total PRC box office, according to the EntGroup. The concentration of revenue is even higher in Tier 1 Cities where the top 10 theatre circuits generated 82.3% of the total box office in those cities, compared to 64.4% in Tier 2 Cities and 66.2% in Tier 3 Cities and Tier 4 Cities.

Top 10 Theatre Circuits in 2014 by Box Office

Rank	Theatre Circuits	Box Office (US$ million)	Proportion of total PRC box office	Number of Cities Covered	Number of Theatres	Number of Screens	Number of 3D screens	Number of IMAX screens	Number of Seats (’000)
1	Wanda Cinema	678.8	14.3%	92	167	1,483	1,020	105	251
2	China Film Stellar	394.4	8.3%	121	291	1,642	843	10	244
3	Dadi Theatre Circuit	379.2	8.0%	204	490	2,333	1,479	0	313
4	Shanghai United Circuit	356.0	7.5%	72	256	1,246	704	11	214
5	Guangzhou Jinyi Zhujiang	336.3	7.1%	83	227	1,262	838	13	207
6	China Film South Cinema	319.6	6.7%	84	280	1,450	789	4	215
7	Zhejiang Shidai	191.0	4.0%	40	181	994	620	3	144
8	China Film Group Digital	177.9	3.8%	126	263	1,294	676	1	175
9	HG Entertainment	170.6	3.6%	112	172	1,032	579	1	138
10	Beijing New Film Association	163.5	3.5%	31	125	645	309	2	113

	Total	3,167.3	66.8%	N/A	2,452	13,381	7,857	150	2,015

Source: EntGroup

Wanda Cinema has operated the largest theatre circuit in the PRC since 2009. In 2014, Wanda Cinema had 167 theatres and 1,483 screens. Wanda Cinema is also the only theatre circuit with significant presence across cities of different tiers.

Theatre Investment Management Companies

Exhibitors are theatre investment management companies which own and operate theatres. They receive copies of films from the theatre circuits but retain control over the screening schedules. There were 244 theatre investment management companies as of December 2014. They generate revenue from their share of box office, in-theatre advertising and concessionaire sales, although box office remains the main income stream for film industry in the PRC: box office generates approximately 79.4% of film industry revenue in the PRC. The largest exhibitors in the PRC are Wanda Cinema, Jinyi Cinema and Dadi Theatre Management. Wanda Cinema generates the highest box office compared to its peers in 2014. Wanda Cinema’s average per theatre and average box office

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per screen reached US$4.1 million and US$0.4 million, respectively, in 2014. Among the top 15 exhibitors by size, CJ CGV generated the highest from 2013 to 2014 year on year box office growth.

Top 15 Theatre Investment Management Companies in FY2014 by Box Office and Operating Efficiency

Rank	Theatre Investment Management	Box Office (US$MM)	Year on Year Growth (2014)	Admissions (MM)	Average box office per screen (US$’000)	Average box office per seat (US$)	Average revenue per theatre (US$MM)
1	Wanda Cinema	678.8	32.9%	101.5	432.2	2,590.3	4.1
2	Jinyi Cinema	264.6	28.2%	42.4	326.2	2,060.5	2.2
3	Dadi Theatre Management	228.4	38.7%	45.8	210.7	1,471.8	1.0
4	China Film Investment Company	187.4	32.3%	34.6	345.7	2,178.2	2.3
5	Hengdian Cinema	163.5	27.5%	30.9	218.0	1,648.4	1.4
6	Stellar	128.6	41.2%	22.6	253.2	1,766.1	1.9
7	SFC	127.9	11.9%	18.0	544.2	3,355.6	3.3
8	UME	115.7	24.5%	16.7	407.4	3,414.5	4.8
9	Golden Harvest (Beijing)	97.1	32.6%	17.2	231.2	1,530.6	1.6
10	Henan Culture and Film Group	90.9	15.0%	17.0	272.8	2,119.4	1.5
11	CJ CGV	90.6	57.8%	14.4	388.7	2,237.1	2.9
12	Time Antaeus Theatre Entertainment	84.5	10.0%	16.2	130.8	1,000.8	0.7
13	Sichuan Film	83.5	7.1%	14.9	284.2	2,354.8	1.8
14	Poly Cinema	83.1	42.1%	13.5	335.2	1,883.9	2.4
15	Broadway Circuit	77.1	20.5%	9.7	470.1	3,061.3	3.0

Source: EntGroup

The number of theatres in the PRC has grown rapidly in recent years. According to the EntGroup, the number of movie theatres grew from 2,000 to 5,813, and the number of screens from 6,256 to 24,317, between 2010 and 2014, and these numbers are projected to reach 9,591 and 40,123, respectively, in 2017. The infrastructure for movie exhibition has also improved over the years. In 2014, 96.4% of screens in the PRC were digital screens.

NON-CONVENTIONAL CINEMA TECHNOLOGY

Non-conventional cinema technology refers to specially designed theatre systems and film conversion technologies that offer moviegoers different film viewing experiences compared to a conventional theatre and film. Such technology includes larger screens, special theatre geometry, and advanced projectors and sound systems. Advanced film projector technology can provide superior brightness, colour saturation and colour gamut, and improve the resolution and clarity of films, especially when projected on larger screens. Advanced film sound technology typically provides “multi-plane sound”, which adopts a channel or object-based format or a combination of both to improve audio quality and create the feeling of immersion and sense of immediacy during a moviegoer’s film-watching experience. Film conversion technology refers to conversion of 35mm films to large-format for display on larger screens. Out of the top 20 Hollywood films with the highest box office in the PRC in history, 17 were IMAX format films.

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All-Time Top 20 Hollywood Films in the PRC as at 31 December 2014

Rank	Film Name	PRC Box Office (US$MM)	US Box Office (US$MM)	Film Type
1	Transformers: Age of Extinction	318.8	245.4	3D+IMAX
2	Avatar	216.1	760.5	3D+IMAX
3	Transformers 3	172.9	352.4	Digital+3D+IMAX
4	Titanic 3D	152.6	57.9	3D+IMAX
5	Interstellar	125.8	188.0	Digital +IMAX
6	Iron Man 3	121.8	409.0	3D+IMAX
7	The Hobbit: The Battle of the Five Armies	117.5	255.1	3D+IMAX
8	X-Men: Days of Future Past	116.6	233.9	3D
9	Captain America: The Winter Soldier	115.9	259.8	3D+IMAX
10	Dawn of the Planet of the Apes	114.2	208.5	3D
11	Pacific Rim	112.1	101.8	3D+IMAX
12	Mission Impossible 4	108.4	209.4	Digital +IMAX
13	Kung Fu Panda 2	98.7	165.2	Digital+3D+IMAX
14	Guardians of the Galaxy	96.2	333.2	3D+IMAX
15	The Amazing Spider-Man 2	94.4	202.9	Digital+3D+IMAX
16	Life of Pi	92.4	125.0	3D+IMAX
17	The Avengers	91.4	623.4	Digital+3D+IMAX
18	Men in Black 3	81.2	179.0	Digital+3D+IMAX
19	Godzilla	77.6	200.7	3D+IMAX
20	2012 Doomsday	75.2	166.1	Digital

Source: EntGroup

Non-conventional cinema technology in the PRC includes IMAX China, China Film Giant Screen, 4DX by CJ CGV and X-Land by Wanda Cinema.

•	IMAX China’s technology and offering is described in “Business”.

•

China Film Giant Screen offers non-conventional theatre systems using dual digital film projectors with single camera with high output brightness, multi-channel sound reproduction systems and digital film conversion, to theatre exhibitors in the PRC. It sources different components of its theatre systems from various suppliers and does not own any proprietary film conversion technology.

•	CJ CGV jointly operates 4DX theatres with UME Cinema Group. 4DX theatres offer special effects such as seat rotation and water spraying to satisfy moviegoers’ sense of sight, smell, touch and hearing.

•

Wanda introduced X-Land in April 2013. Its theatre system includes a 4K projection system, dual projectors and a high full-wall metal screen as well as an advanced sound system such as an 11.1 multi-channel 3D surround speaker matrix.

•

In a survey conducted by the EntGroup in March 2015, IMAX is the most well-known non-conventional cinema technology brand in the PRC, being acknowledged by 100.0% of the surveyed audience, compared to 60.7%, 65.3% and 52.6% for China Film Giant Screen, Wanda Cinema’s X-land and CJ CGV’s 4DX theatres. 75.5% of the surveyed audience visited an IMAX theatre in 2014, compared to 33.5%, 41.6% and 29.9% for the same group of competitors. 65.2% of the IMAX audience also visited an IMAX theatre three times or more in 2014. Outstanding visual and sound effects and popular genres are the key reasons why surveyed audiences said they would visit an IMAX theatre. IMAX theatres also generate higher ticket prices and average box office per screen compared to its competitors. The

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INDUSTRY OVERVIEW

average movie ticket price for IMAX format films exhibited in the PRC was US$11.0 in 2014, which was almost twice the average movie ticket price in the PRC of US$5.8. In the U.S., the average movie ticket price of IMAX format films was US$14.5 in 2014, compared to US$8.2 for average movie ticket price.

IMAX China has the largest network and generates the highest percentage of box office from non-conventional format films in the PRC. China Film Giant Screen had 73 theatres, CJ CGV 4DX had 28 theatres and Wanda X-Land had 32 theatres compared to 193 IMAX theatres, all as of December 2014 according to the Industry Report. According to EntGroup, IMAX China had a market share of 81.1% by 2014 box office, followed by China Film Giant Screen with a market share of 11.5%. IMAX China also had a higher average box office per screen of US$1.2 million in 2014, compared to US$0.2 million for all screens in the PRC.

Source: EntGroup

Source: EntGroup

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Total numbers of IMAX China screens increased from 95 in 2012 to 193 in 2014, representing a CAGR of 42.5% between 2012 and 2014. 15 out of the top 25 theatres in the PRC, as measured by box office, have IMAX screens installed. The box office generated by IMAX China screens has grown faster than the overall box office in the PRC. In 2014, IMAX format films generated US$182.9 million of box office compared to US$80.5 million for 2012, representing a CAGR of 50.7% between 2012 and 2014. The overall box office in the PRC grew at a CAGR of 31.3% over the same period. The IMAX format films box office as a percentage of overall box offices in the PRC therefore increased from 2.9% in 2012 to 3.9% in 2014.

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Source: EntGroup

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BUSINESS

OVERVIEW

We are a leading cinematic technology provider, the exclusive licensee of the IMAX brand and technology and the sole platform for the release of IMAX format films in Greater China. Standing for the highest quality and most immersive motion picture entertainment experience, the IMAX brand is one of the strongest entertainment brands in Greater China(1), having had a presence in the PRC for nearly 15 years. We believe that we are a key participant in the Greater China film industry with wide-spread recognition and consumer loyalty through our early entry and historical successes, including Avatar in 2010, Transformers: Age of Extinction in 2014 and Furious 7 in 2015. Our goal is to deliver the IMAX experience to an even wider audience in Greater China, the second largest and the fastest growing major cinema market in the world by total box office revenue.

We generate revenue from our theatre business by providing IMAX theatre systems to exhibitors and from our films business by sharing a percentage of the box office generated from the release of IMAX format films on their screens. The number of IMAX theatres in Greater China has grown rapidly, with 128, 173, 234 and 239 IMAX theatre systems operating in Greater China as at 31 December 2012, 2013, 2014 and 31 March 2015, respectively, representing a CAGR of 32.0%. As at 31 March 2015, we had a further 219 theatre systems in our backlog. Our backlog represents contractual commitments entered into between us and our exhibitor partners which, along with future system signings, we believe will underpin our continued growth. All the theatres using the IMAX theatre system are owned and operated by our exhibitor partners. This IMAX theatre network enables us to limit our exposure to financial, operational and regulatory risks associated with building and operating a movie theatre. In 2014, the IMAX theatre network in Greater China was the largest non-conventional theatre network and had the highest average box office per screen of all non-conventional theatre networks in Greater China.

We believe that our success to date is attributable in part to the strong and successful partnerships we have established with a number of key players across the Greater China film industry. These include over 30 exhibitors, including the largest exhibitor in the world, Wanda Cinema, as well as other established market players such as CJ CGV and Shanghai United Cinema, each with ongoing relationships of 10 years or more. We also work with leading producers, directors and studios in Greater China, such as Huayi Brothers, Bona, Wanda Media and Filmko Holdings, to convert Chinese language films into the IMAX format for release on the IMAX theatre network. These films include Journey to the West: Conquering the Demons, Flying Swords of the Dragon Gate, Police Story and The Monkey King. In addition, we work with large commercial real estate developers, such as Wanda Plaza, China Resources and Longor, to identify new IMAX theatre locations.

The theatre networks in the PRC have historically been under-developed and less well equipped than in the United States and other developed economies. We believe that our leading technology and theatre systems have allowed us to enhance the audience experience and satisfy growing consumer demand for the highest quality and more immersive motion picture entertainment experience that the IMAX brand stands for. In FY2014, four out of the top five highest grossing films in the PRC were released in the IMAX format and eight of the top 10 highest grossing films ever in the PRC were released in IMAX format.

Over the last five years, the Chinese language film box office in the PRC has grown at a CAGR of 43.0%, and in FY2014, it represented 55.0% of the total box office in the PRC. This presents a unique opportunity for us as in FY2014, Greater China box office from IMAX format Chinese

(1)	According to a survey conducted by Milward Brown Research.

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language films as a percentage of the total Greater China box office from IMAX format films was only 15.2%. In addition, since we typically earn a higher share of box office on Chinese language films, a greater number of Chinese language films would potentially increase our average box office revenue per screen. We are in the process of establishing a DMR conversion facility and screening room in the PRC, which will give us the ability to digitally remaster Chinese language films to IMAX format ourselves. This facility is expected to be fully operational by the end of 2015, and we believe that it will be highly attractive to filmmakers in the PRC and strengthen our partnerships with them.

IMAX theatre systems bring together IMAX DMR conversion technology, advanced projection systems, curved screens and proprietary theatre geometry as well as specialised sound systems to create a more intense, immersive and exciting experience than a traditional movie theatre. They are the product of over 40 years of research and development by IMAX Corporation, our Controlling Shareholder. As the exclusive licensee of the IMAX brand and technology in Greater China, we have full access to the most advanced IMAX theatre systems based on proprietary technology developed by IMAX Corporation. In the second half of 2015 we plan to roll out the IMAX laser-based digital projection system, and the nXos2 audio system, with laser-aligned digital surround sound, automated tuning and uncompressed soundtracks re-mastered specifically for IMAX.

Our revenue in FY2012, 2013 and 2014 was US$46.6 million, US$55.9 million and US$78.2 million, respectively, our gross profit for the same years was US$24.3 million, US$32.2 million and US$46.5 million, respectively, and our net profit was US$12.9 million, US$17.5 million and US$22.8 million, respectively.

Our principal business segments are the IMAX theatre business and the films business.

Theatre Business

Our theatre business involves the design, procurement and provision of premium digital theatre systems at our exhibitor partners’ movie theatres, as well as the provision of related project management and ongoing maintenance services. In FY2012, FY2013 and FY2014, our theatre business accounted for 80.0%, 75.9% and 76.2% of our total revenue, respectively, and 84.6%, 74.4% and 74.4% of our total gross profit, respectively.

We generate revenue by charging fees to exhibitors for the IMAX theatre system and associated services, brand and technology licensing and maintenance services. Under sales arrangements, we typically charge a significant upfront fee and smaller ongoing fees (which are the greater of an annual minimum payment or a small percentage of the theatre’s box office), as well as an annual maintenance fee. Historically, all of our arrangements were sales arrangements. In recent years, however, we have entered into an increasing number of revenue sharing arrangements, pursuant to which we provide theatre systems to our exhibitor partners in return for ongoing fees principally based on a more significant percentage of the box office they generate from IMAX format films with no or a relatively smaller upfront payment. This revenue sharing business model enables our exhibitor partners to expand their IMAX theatre network more rapidly by reducing their upfront costs, while aligning our interests with theirs and allowing us to share in the box office they generate from IMAX format films without us having to incur the capital required to build and operate a movie theatre.

In addition to increasing the proportion of revenue sharing arrangements, we intend to further expand the IMAX theatre network and increase our coverage across Greater China by leveraging our relationships with exhibitor partners to enter into new markets as well as attracting new partners.

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Films Business

Our films business involves the digital re-mastering of Hollywood and Chinese language films into the IMAX format through a proprietary DMR conversion process and the exhibition of these films on the IMAX theatre network in Greater China. In FY2012, FY2013 and FY2014, our films business accounted for 20.0%, 24.1% and 23.8% of our total revenue, respectively, and 15.4%, 25.6% and 25.6% of our total gross profit, respectively.

We generate revenue by sharing a fixed percentage of our studio partners’ box office generated from IMAX format films. This arrangement enables us to share in the box office success of a film while limiting our exposure to the significant capital investment required in making a film and the regulatory requirements governing the production and distribution of films in Greater China.

While we expect to continue to generate the majority of our revenue in the films business from Hollywood films(1) in the foreseeable future, we intend to steadily grow our portfolio of Chinese language films to complement our existing film slate by building on our long term partnerships with local studios and filmmakers.

OUR COMPETITIVE STRENGTHS

We believe that our success to date and potential for future growth are attributable to the following competitive strengths:

A Strong Entertainment Brand in the Large and Fast-Growing Greater China Market

IMAX is one of the best-known entertainment technology brands in the world according to Milward Brown Research, standing for the highest quality and most immersive motion picture entertainment experience. The IMAX brand has had a presence in the PRC for nearly 15 years. We believe that IMAX’s early entry into Greater China has enabled it to grow with the PRC film industry and, as a consequence, we believe that we are seen as an integral part of the PRC entertainment establishment, which gives us a tangible advantage over newer entrants to the market. According to EntGroup, IMAX is now one of the strongest entertainment technology brands in the PRC, the fastest growing major cinema market in the world. The strength of the IMAX brand is demonstrated by the fact that eight of the top 10 highest grossing films ever in the PRC were released in IMAX format. The strength of the brand was also underlined by the performance of Transformers: Age of Extinction, which was not only the highest grossing film of all time in the PRC, but also generated 11.5% of the total PRC box office for the film in just 154 IMAX theatres. According to EntGroup, the box office in the PRC is expected to grow from US$4.7 billion in 2014 to US$11.7 billion in 2017, representing a CAGR of 35.2%.

We believe the IMAX brand and experience has helped us differentiate ourselves from our competitors and enables IMAX format films to command higher ticket prices and higher audience attendance rates. In FY2014, IMAX China generated 3.9% of the total PRC box office with only 0.8% of the total screens in the PRC. According to EntGroup, the average movie ticket price of an IMAX format film in 2014 in the PRC, excluding third party discounts, was US$11 per ticket, representing a 89.7% premium over the average movie ticket prices for overall PRC film market.

(1)	Hollywood films include all imported films subject to the annual quota imposed by the PRC government.

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Strong Slate of Hollywood Films Complemented by a Growing Portfolio of Chinese Language Films

We believe that our access to the leading IMAX cinematic technology has attracted studios interested in releasing their films on the IMAX theatre network and has enabled us to build a strong slate of Hollywood films released in the PRC. In 2014, 22 out of 33 Hollywood films released in the PRC were shown in the IMAX format. We believe that many Chinese consumers are particularly attracted to watching blockbuster Hollywood films in an IMAX theatre due to the higher quality and more immersive motion picture entertainment experience it provides compared to conventional theatres.

An increasing proportion of our IMAX format film portfolio is comprised of Chinese language films. These films complement our Hollywood films portfolio, and are especially important during periods when no Hollywood films are scheduled for release. Chinese language films also allow us to attract new customers and penetrate a large and fast-growing domestic film industry that has been supported by increased domestic and foreign investment over recent years. We released four, five and six Chinese language films in the IMAX format in 2012, 2013 and 2014, respectively. The Monkey King, a Chinese language film based on a popular Chinese story, became the second highest grossing film in the IMAX format, generating box office revenue for us of US$12.3 million in 2014.

Unparalleled Network Supported by Strong Exhibitor Partnerships

We have an unparalleled network compared to other providers of non-conventional format films in Greater China. The IMAX theatre network has grown rapidly in Greater China, with 128, 173, 234 and 239 theatre systems operating across Greater China as at 31 December 2012, 2013, 2014 and 31 March 2015, respectively, representing a CAGR of 32.0%, and a further 219 theatre systems scheduled to be installed as part of our backlog as at 31 March 2015. According to EntGroup, we are also the largest provider of non-conventional format films in the PRC and as at 31 December 2014, there were 84 cities in Greater China with IMAX theatre systems in operation. We believe that our backlog will continue to underpin our continued growth, in addition to any future new system signings over and above our backlog. We have historically focused on Tier 1 and Tier 2 Cities in the PRC, but have also strategically penetrated many Tier 3 and Tier 4 Cities in recent years. Among the top 25 multiplexes in the PRC as measured by box office per theatre in FY2014, 15 multiplexes out of the top 25 had installed IMAX screens.

We have built the IMAX theatre network through long-term partnerships with exhibitors, such as Wanda Cinema, which is the largest exhibitor in the world (taken together with AMC Theatres), the largest exhibitor in the PRC and was our largest customer during the Track Record Period. Our exhibitor partner since 2007, Wanda Cinema had 117 IMAX theatres in operation out of its total of 167 cinemas in the PRC as at 31 December 2014, with commitments to open a further 93 IMAX theatres, which represented 43.0% of our total backlog. We also work closely with a number of other leading exhibitors, including CJ CGV and Shanghai United Cinema, with whom we have had relationships of four and 11 years, respectively, to continue expanding the IMAX theatre network in the PRC. As at 31 December 2014, CJ CGV and Shanghai United Cinema had 15 and seven IMAX theatres in operation, with an additional 60 and 16 IMAX theatres in our backlog, respectively. In addition, we believe that the typical minimum 10-year term in our agreements with exhibitor partners underlines the long-term commitment and trust our exhibitor partners place in us.

We believe the well-established IMAX theatre network and brand, as well as our partnerships with exhibitors, make us uniquely positioned for continued growth in Greater China. We believe that

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our market leading position makes it more difficult for potential competitors to establish and build new relationships with our existing exhibitor partners, providing us a significant competitive advantage. We also believe that the large number of theatres in the IMAX network enables us to achieve economies of scale taking into account the large fixed cost component of our business, and that these economies of scale will further drive our profitability as the IMAX theatre network expands.

Leading IMAX Theatre System and Technology Delivering a Unique Cinematic Experience

Greater China, and, in particular, the PRC, has provided fertile ground for commercialising IMAX theatre technology, given the increasing demand for premium entertainment. The vast majority of IMAX theatres in Greater China were designed specifically to accommodate an IMAX theatre system, which provides a maximised field of view, with viewing angles increased to an average of 70 degrees and a theatre geometry that brings an immersive motion picture entertainment experience to the audience.

We have a renewable 25-year exclusive licence from IMAX Corporation, which has been a leader in technology to enhance the cinema experience for over 40 years and had established a network of 934 IMAX theatres across 62 countries as at 31 December 2014. Our success has been anchored by our exclusive access to IMAX format films and the proprietary technology and know-how developed and owned by IMAX Corporation. IMAX theatre systems combine:

•	IMAX DMR conversion technology;

•	advanced high-resolution digital projectors;

•	non-conventional theatre screens;

•	proprietary theatre geometry; and

•	specialised theatre acoustics and sound systems to create a unique and superior movie viewing experience.

We have a team of 19 employees who, working together with independent third party contractors, are dedicated to providing maintenance services to IMAX theatres in Greater China as at the Latest Practicable Date. They are experienced professionals in theatre projection, optical, image, camera and audio technologies and provide 24-hour theatre monitoring, telephone and emergency on-site services. This maintenance service team helps to ensure IMAX theatre systems function at optimal levels throughout our network, delivering consistent film image and sound experience. We believe our emphasis on the quality of our long-term service sets us apart from our competitors and is a key attraction to our exhibitor partners.

Significant Value Creation Across the Film Industry for Exhibitors, Studios, Filmmakers and Commercial Real Estate Developers

We believe that we have created significant value for our exhibitor and studio partners. IMAX format films and IMAX theatres are differentiated from other cinematic formats and have become a premium consumer choice to experience both Hollywood and Chinese language blockbuster films. This has enabled exhibitors to set premium pricing strategies and achieve higher attendance at IMAX theatres. As evidence of their satisfaction with and enthusiasm for IMAX theatre systems, many of our exhibitor partners have committed to installing additional IMAX theatres—36 of our 40 theatre signings in FY2014 were entered into with existing exhibitor partners. In addition, our studio and

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filmmaker partners leverage the IMAX format to generate excitement for their films and to drive higher attendance. Similarly, there is a significant level of repeat business from our studio partners—27 of the 35 IMAX format films released in Greater China in 2014 were with studio partners we have worked with in the past. A larger, more diverse film slate, in turn, drives box office, which generates additional value for our exhibitor partners.

We also work with commercial real estate developers, many of whom have anchored their shopping malls with an IMAX theatre so that they can market the shopping malls as including a well-known, premium entertainment attraction that generates higher foot traffic and better financial returns. In FY2014, seven of the top 10 largest shopping malls in the PRC by gross floor area had an IMAX theatre installed in their facilities.

Experienced Management Team Supported by Prominent Shareholders

Our senior management team has approximately 60 years of combined experience and an average of approximately 10 years of experience in the film industry. They have had in-depth experience navigating the PRC’s unique commercial and regulatory environment. Our Chief Executive Officer, Jiande Chen, has, over the last 10 years, held executive positions at major multinational corporations in the PRC, such as Boeing and Sony, and possesses valuable local knowledge and relationships with regulatory bodies as well as our business partners. Our President, Theatre Development and Film Distribution, Don Savant, has extensive long-term relationships with movie studios, exhibitors and real estate developers and has led the development of the IMAX theatre network during his 15 years at IMAX Corporation, including over 10 years in the PRC. Our Chief Financial Officer and Chief Operating Officer, Jim Athanasopoulos, has 15 years of financial, operational and theatre development experience with IMAX internationally, including almost four years in the PRC, and has been instrumental in developing and managing the growth of our revenue sharing business model worldwide and in the PRC. Our Chief Marketing Officer and Head of Human Resources, Mei-Hui Chou (Jessie), has over 15 years of experience in the film industry and has been leading our theatre and film marketing in Greater China for nearly 10 years.

The steady growth and expansion of our business in Greater China to date has been underpinned by IMAX Corporation’s continued strong support. In addition, our current success and future prospects have attracted the backing of two prominent shareholders, China Media Capital and FountainVest. China Media Capital is one of the PRC’s leading media funds run by RuiGang Li, the former president of SMG and Shanghai Film Group and our non-executive Director. FountainVest is one of the largest private equity firms in the PRC with a strong focus on Greater China.

OUR BUSINESS STRATEGIES

Our goal is to deliver the unique IMAX experience to a wider audience in Greater China through the following strategies.

Expanding the IMAX Theatre Network

We believe that the Greater China market, and in particular the PRC market, presents many opportunities for further growth of the IMAX theatre network. We plan to further penetrate Tier 1 and Tier 2 Cities by continuing to work with our exhibitor partners and commercial real estate developers to identify new locations for IMAX theatres. Whilst we have strategically penetrated many Tier 3 and

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Tier 4 Cities in recent years, we plan to further expand the IMAX theatre network in Tier 3 and Tier 4 Cities where we currently have a smaller presence and to capture growth opportunities presented by those untapped markets. As at 31 December 2014, 42.5% of our backlog was in Tier 1 and 2 Cities and 33.9% of our backlog was in Tier 3 and Tier 4 Cities, with the remainder not currently determined. We believe our growth is supported by the trend of rising household disposable income and spending on entertainment, as well as ongoing urbanisation in the PRC. We plan to achieve this expansion by working with our exhibitor partners, many of whom have established a presence in such cities or are also planning to expand to such cities.

Increasing the Number of Revenue Sharing Arrangements with Our Exhibitor Partners

We intend to increase the number and proportion of IMAX theatres under revenue sharing arrangements with selected long-term exhibitor partners. Our revenue sharing arrangements effectively align our interests with those of our exhibitor partners because such arrangements reduce the initial capital requirements for exhibitors to acquire an IMAX theatre system, allowing them to expand their IMAX theatre network more rapidly. In addition, revenue sharing arrangements allow us to share additional upside from the box office generated by our exhibitor partners from IMAX format films and allow us to benefit from the expected continued growth in box office from IMAX format films in Greater China.

Increasingly, our larger exhibitor partners in Greater China have chosen to enter into revenue sharing arrangements with us. As at 31 December 2014, 76% of our backlog was under revenue sharing arrangements. We intend to continue to promote our revenue sharing arrangements, with a view to encouraging repeat business from our existing exhibitor partners and to attracting new customers.

Strengthening Our Cooperation with PRC Studios and Filmmakers

Chinese language films’ share of global box office grew from 5.0% in 2010 to 13.0% in 2014, and Chinese language films make up a significant percentage of the total PRC box office amounting to 51.6% in FY2012, 41.3% in FY2013 and 55.0% in FY2014. IMAX formatted Chinese language films as a percentage of total PRC box revenue from IMAX format films amounted to 18.7% in FY2012, 15.2% in FY2013 and 15.2% in FY2014. We aim to take advantage of this opportunity to increase our proportionate percentage of IMAX formatted Chinese language films by strengthening our relationship with PRC studios and filmmakers.

We plan to work closely with PRC studios and filmmakers to facilitate the exhibition of an increasing number of high quality Chinese language films in the IMAX format, including by exploring the possibility of working with third parties to establish a film fund to finance a number of Chinese language films over the next few years. A healthy pipeline of Chinese language films supplements our portfolio of Hollywood films and gives us the ability to release films throughout the year, which helps to maximise our box office revenue, particularly during periods when no Hollywood films are scheduled for release. We also plan to promote our IMAX cameras, which allow studios and filmmakers to differentiate their films by bringing their IMAX format films to a new level. In addition, leveraging the success of a similar initiative undertaken by IMAX Corporation in Los Angeles, we are in the process of establishing a DMR conversion facility and screening room in the PRC, which will give us the ability to digitally remaster Chinese language films to the IMAX format ourselves. This facility is expected to be fully operational by the end of 2015, and we believe that will be highly attractive to filmmakers in the PRC and strengthen our partnerships with them.

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We will also continue to work closely with PRC studios and filmmakers to help them recognise the potential for releasing Chinese language films internationally, leveraging the well-recognised IMAX brand and IMAX Corporation’s extensive international theatre network of over 700 theatres as at 31 December 2014. We believe this is a mutually-beneficial proposition, as it enables us to expand our films business while allowing PRC studios and filmmakers to tap into the global IMAX theatrical distribution platform.

Maintaining our Position as a Provider of Leading Cinema Technology

We intend to continue to leverage our exclusive technology and equipment supply arrangements with IMAX Corporation to maintain our position as a leader in the promotion of cinematic entertainment technology. For example, we plan to roll out the IMAX laser-based digital projection system in Greater China developed by IMAX Corporation, beginning in the second half of 2015. This projection system complements our existing projection equipment offerings and is designed to illuminate IMAX screens of up to 35 metres wide. We plan to market the IMAX laser-based digital projection system to customers looking to upgrade their existing IMAX theatre system and/or operators of institutional theatres and destination entertainment sites. As at 31 December 2014, we had 40 IMAX laser-based digital projection systems in our backlog. In addition, we plan to introduce the nXos2 audio system, with laser-aligned digital surround sound, automated tuning and uncompressed soundtracks re-mastered specifically for IMAX in the second half of 2015. We believe that the provision of the IMAX laser-based digital projection system and the nXos2 audio system will further strengthen our ability to provide the highest quality, most immersive motion picture experience to consumers in Greater China.

Continuing to Invest in the IMAX Brand in Greater China

We plan to further increase our spending on sales and marketing and increase the size of our marketing team to promote the IMAX brand, enhance our market share and reinforce our prominent position in the entertainment industry in Greater China. For example, we plan to continue to expand our presence across both social and traditional media to reach a broader audience base and utilise digital media to target younger audiences. We also plan to increase our presence at IMAX theatre launches, major film premieres and film festivals to maximise the IMAX brand’s exposure to target audiences as well as filmmakers, studios, exhibitors and other stakeholders in the entertainment industry. In addition, we intend to invest selectively in theatre launches and contribute to the marketing efforts of our exhibitor partners for major film releases, in order to assist our exhibitor partners in the positioning of the IMAX brand and exert influence over major sales and marketing decisions. Moreover, we recently launched an advertising campaign in collaboration with Uber, where free rides in Uber cars are offered to movie-goers at selected IMAX theatres. Our marketing team also actively promotes new IMAX movies, our brand and our marketing events through online social media such as Weibo, Weixin/WeChat. See “—Sales and Marketing—Promotion of our films business” for further details.

Leveraging the IMAX Brand to Develop and Invest in Complementary Businesses

We plan to work closely with Chinese studios, our exhibitor partners, government regulators and entertainment companies specialising in TV dramas, live shows and sports events to pursue potential screening opportunities and alternative content in our theatres.

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We also intend to develop businesses and make investments in new areas that leverage the IMAX brand, including by exploring the possibility of working with third parties to establish a film fund to finance a number of Chinese language films over the next few years. We envisage that our role in any such film fund would involve us investing alongside other investors to finance new Chinese language films and assisting in the selection of suitable films using the insight we have gained operating our theatre and films business. We would not envisage having any operational role in the production of films that we finance, which would be carried out by the studios producing those films.

OUR BUSINESS OPERATIONS

During the Track Record period, we primarily generated revenue from the provision of IMAX theatre systems and from our films business.

IMAX Theatre Systems

We are the exclusive provider of IMAX theatre systems to exhibitors in Greater China. Depending on the business arrangement we enter into with our exhibitor partners, we generate revenue in our IMAX theatre business by either charging fees for the sale of IMAX theatre systems to our exhibitor partners or providing IMAX theatre systems to our exhibitor partners, generally in exchange for an ongoing share of their box office generated from IMAX format films. We also receive ongoing maintenance fees from our exhibitor partners. See “—Our Business Arrangements with Customers—Exhibitor Arrangements” below for further details of our arrangements with our exhibitor partners.

IMAX theatre systems combine:

•

a digital theatre control system and advanced, high-resolution digital projectors with specialised equipment and automated theatre control systems, which generate significantly more contrast and brightness and offer superior image quality and stability than a conventional theatre;

•	non-conventional theatre screens with a proprietary coating technology;

•	proprietary theatre geometry, which results in a substantially larger field of view than a conventional theatre and creates more realistic images;

•	digital sound system components, which deliver more expansive sound imagery than a conventional theatre and pinpointed origination of sound to any specific spot in an IMAX theatre;

•	specialised theatre acoustics, which result in a four-fold reduction in background noise compared to a conventional theatre; and

•

theatre system maintenance provided by our dedicated team of employees and contractors in Greater China who are experienced professionals in theatre projection and optical, image, camera and audio technologies.

The IMAX features and equipment heighten the realistic feeling of an IMAX format film and enable audiences in IMAX theatres to feel as if they are a part of the on-screen action, creating a more intense, immersive and exciting experience compared to a traditional cinema. See “—IMAX Technology” below for further details of the technologies used to create the IMAX experience.

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Our team of dedicated employees and independent third party contractors undertake the final assembly, integration, testing and installation of IMAX theatre systems onsite at our exhibitor partners’ theatres. This extensive process takes up to 14 days to complete and includes completing the interconnections for the projector and audio systems, the hanging and aiming of the speakers, building the screen frames, installing the screen sheets, installing the image enhancer cameras and audio and video servers, sound tuning and calibrating the audio system, system and image testing and projectionist training.

Films Business

We are the exclusive platform for the release of all IMAX format films in Greater China. We generate revenue in our films business by receiving a fixed percentage of our studios partners’ box office generated from IMAX format films. See “—Our Business Arrangements—Studio and Film Arrangements” below for further details of our arrangements with our studio partners.

The films exhibited on IMAX theatre systems in Greater China are principally either Hollywood films or Chinese language films.

Hollywood films

Transformers: Age of Extinction	Furious 7	Avengers: Age of Ultron

Hollywood films are distributed on the IMAX Corporation platform globally and are typically converted to IMAX format by IMAX Corporation using proprietary IMAX DMR conversion technology, which enhances the image quality of the film. See “—IMAX Technology” for further information. Our Chief Executive Officer and President, Theatre Development and Film Production, are members of IMAX Corporation’s senior executive management committee, which is actively involved in the discussion, analysis and decision-making process with respect to studio negotiations for the conversion of Hollywood films into IMAX format.

There is a quota on the number of Hollywood films that can be released in the PRC in any year and this number has grown gradually over the past few years. In FY2012, the PRC government formally agreed to permit 14 premium format films (such as IMAX format films) to be released each year over and above the standard quota. This has resulted in an increase in the number of Hollywood films released into the PRC. For instance, in FY2014, 33 Hollywood films were released in the PRC compared to 20 films in FY2010. Of the 33 Hollywood films released in the PRC in FY2014, 22 (or

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66.7%) were also released in the IMAX format and eight of those films were among the top 10 highest grossing films ever in the PRC.

IMAX format films are marketed as a differentiated, unique IMAX experience which we believe is attractive to studios based on their box office performance and the continued flow of IMAX format films into Greater China. We believe that this was demonstrated by the decision to hold the global premiere of the Hollywood film Transformers: Age of Extinction in the IMAX format in a temporarily built IMAX theatre in Hong Kong in May 2014. Transformers: Age of Extinction went on to become the highest grossing film of all time in the PRC, and generated 11.5% of the total PRC box office in just 154 IMAX theatres, further heightening consumer awareness of the IMAX brand.

Chinese language films

The Monkey King	Flying Swords of the Dragon Gate	Dragon Blade

We identify and source Chinese language films for release on the IMAX theatre network. During the Track Record Period, pursuant to an agreement with IMAX Corporation, IMAX Corporation carried out the DMR conversion of Chinese language films to IMAX digital cinema package format See “—Our Business Arrangements—Studio and Film Arrangements” below for further details of our arrangements with IMAX Corporation. However, we are in the process of establishing our own DMR conversion facility in the PRC, which we expect will be operational by the end of 2015 and which will enable us to carry out the proprietary conversion process for Chinese language films independently from IMAX Corporation. Some of the Chinese language films converted into the IMAX format are also distributed globally by IMAX Corporation. We have close relationships with a number of studios and prominent producers and directors in Greater China to help us identify and source Chinese language films for conversion.

In FY2014, six Chinese language films in IMAX format were exhibited on the IMAX theatre network in Greater China, compared to five in FY2013 and four in FY2012. We expect the proportion of Chinese language films to be exhibited on the IMAX theatre network in Greater China to rise over the next few years as production budgets of Chinese language films continue to grow, resulting in films with greater visual and sound effects which we believe consumers will want to see in the IMAX format. In addition, having a stock of Chinese language films also allows our exhibitor partners to continue to exhibit IMAX format films during periods when no Hollywood films are scheduled for release in the PRC.

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Our Film Slate

The table below illustrates the growth in the number of Hollywood and Chinese language films released in IMAX format in the PRC market during the Track Record Period.

	FY2012	FY2013	FY2014
	(No. of films released)
Hollywood films(1)	14	20	22
Chinese language films	4	5	6

Total	18	25	28

Note:

(1)	In addition, in FY2012, FY2013 and FY2014, 8, 8 and 7 Hollywood films, respectively, were released in Hong Kong and Taiwan.

IMAX Corporation has entered into contractual arrangements with Hollywood filmmakers and studios to convert a number of films into the IMAX format for release in FY2015 and FY2016, including some of the mostly highly anticipated films such as Star Wars: The Force Awakens, Captain America: Civil War and Batman v Superman: Dawn of Justice. While it is our intention that these films be released to the IMAX theatre network in the PRC, given the restrictions imposed by film quotas for Hollywood films in the PRC, we cannot assure you that all of these IMAX format Hollywood films will be made available.

The following table sets out the top 10 movies by box office in the PRC released to IMAX theatres during the Track Record Period.

FY 2012		FY 2013		FY 2014
1.	Titanic 3D	1.	Pacific Rim	1.	Transformers: Age of Extinction
2.	Mission Impossible 4	2.	Gravity	2.	Interstellar
3.	Avengers	3.	Iron Man 3	3.	The Monkey King
4.	The Dark Knight Rises	4.	Star Trek Into Darkness	4.	Captain America: The Winter Soldier
5.	Chinese Zodiac	5.	Man of Steel	5.	The Amazing Spider-Man 2
6.	MIB3	6.	Journey to the West: Conquering the Demons	6.	The Hobbit Part 2: The Desolation of Smaug
7.	Journey 2	7.	Young Detective Dee: Rise of the Sea Dragon	7.	Guardians of the Galaxy
8.	Life of Pi	8.	The Hobbit: An Unexpected Journey	8.	Need For Speed
9.	Flying Swords	9.	Jurassic Park 3D	9.	How To Train Your Dragon 2
10.	Back to 1942	10.	Thor: The Dark World	10.	Godzilla

The IMAX Theatre Network

Our Exhibitor Partners

As at 31 March 2015, there were 239 IMAX theatres operated by our exhibitor partners in Greater China with an additional 219 theatres (including two upgrades) in our backlog that are scheduled to be installed by 2021. Our exhibitor partners are primarily owners and operators of commercial theatres in the PRC, Hong Kong and Taiwan. As at 31 December 2014, 215 IMAX theatres in Greater China were part of commercial multiplexes, representing 91.9% of the total number of IMAX theatres in Greater China. Our other customers include museums and other destination entertainment sites. Generally, a commercial multiplex will only have one IMAX theatre, which will serve as the flagship cinematic offering within that commercial multiplex.

We provide exclusivity rights to our exhibitor partners when they open an IMAX theatre by agreeing not to enter into an agreement to install another IMAX theatre in the same “zone” as that

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IMAX theatre. Each zone represents an area in which, based on our analysis, an exhibitor could potentially open an IMAX theatre without negatively affecting the business and financial results of the nearest IMAX theatre. In order to continue to expand the IMAX theatre network, we have mapped out a number of “IMAX zones” across Greater China, and the number of zones may continue to grow as the population and/or consumer demand in a zone increases to a level where it becomes commercially viable for us to add an IMAX theatre. As at the Latest Practicable Date, we had identified approximately 1,000 IMAX zones across Greater China. We believe the unoccupied IMAX zones present opportunities for the IMAX theatre network to grow significantly from the 458 IMAX theatres in operation or in our backlog as at 31 March 2015.

Geographic Distribution

The following table provides a breakdown of IMAX theatres in operation in Greater China by type and geographic location as at the dates indicated:

	As at 31 December
	2012	2013	2014	Growth (CAGR)	As at 31 March 2015
Commercial
The PRC	98	140	204	28%	208
Hong Kong	3	3	4	10%	4
Taiwan	7	7	7	0%	8
Institutional(1)	20	23	19	(2%)	19

Total	128	173	234	23%	239

Note:

(1)	Institutional IMAX theatres primarily comprise museums, zoos, aquaria and other destination entertainment sites that do not exhibit commercial films.

Historically, our business strategy has been to focus on Tier 1 and Tier 2 Cities and building the IMAX theatre network in more developed cities and regions. As at the Latest Practicable Date, there were a total of 27 IMAX theatres located in commercial multiplexes in Beijing, Shanghai, Guangzhou and Shenzhen. We plan to further penetrate major Tier 1 and Tier 2 Cities and to further expand the IMAX theatre network in Tier 3 and Tier 4 Cities where we currently have a smaller presence and capture growth opportunities presented by these untapped markets.

Business Arrangements

The following table provides a breakdown of IMAX theatres in operation in Greater China by type of business arrangement as at the dates indicated.

	As at 31 December
	2012		2013		2014
	(Number)	(Revenue in US$’000)	(Number)	(Revenue in US$’000)	(Number)	(Revenue in US$’000)
Sales(1)	74	25,341	87	21,387	107	28,662
Revenue Sharing
Full revenue sharing	51	5,814	75	10,232	102	14,165
Hybrid revenue sharing	3	1,476	10	3,920	25	8,590

Total	128	32,631	173	35,539	234	51,417

Note:
(1)	Theatre business also includes (i) theatre maintenance revenue of US$4.3 million, US$6.0 million and US$7.2 million, and (ii) other revenue of US$0.4 million, US$0.9 million and US$1.0 million in FY2012, FY2013 and FY2014, respectively.

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See “—Our Business Arrangements with Customers—Exhibitor Arrangements” below for further details of our business arrangements with our exhibitor partners.

Revenue sharing arrangements as a proportion of our total business arrangements increased steadily over the Track Record Period from 54 such arrangements generating revenue of US$7.3 million in FY2012 to 127 such arrangements generating revenue of US$22.8 million in FY2014. Going forward, we anticipate that the number and proportion of revenue sharing arrangements will continue to increase as we continue to expand the IMAX theatre network.

Our Backlog

The number of theatre systems in our backlog reflects the minimum number of commitments from signed contracts.

The following table shows our backlog as at 31 December 2014 by geographic location and the type of business arrangement. The majority of the theatres in our backlog are commercial theatres.

	Number of systems
PRC
Sales	47
Full revenue sharing	93
Hybrid revenue sharing	71
Hong Kong
Sales	2
Full revenue sharing	0
Hybrid revenue sharing	0
Taiwan
Sales	4
Full revenue sharing	0
Hybrid revenue sharing	0
Institutional
Sales	0

Total	217	(1)

Note:

(1)	Of the total number of systems in our backlog, two of them are digital upgrades.

We installed 62 new IMAX theatre systems (including digital upgrades) in 2014 and we estimate that we will install a higher number (also including digital upgrades) in 2015. 174 theatres in our backlog are due to be installed from 2015 to 2018, and 43 theatres in our backlog are due to be installed from 2019 to 2021. Our installation estimates include scheduled systems from our backlog, as well as our estimate of installations from arrangements that we will sign and have installed in the same calendar year. However, theatre system installations may slip from period to period over the course of our business for reasons beyond our control.

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Our Partners

The lobbies of IMAX theatres operated by some of our exhibitor partners

Exhibitors

We work closely with more than 30 exhibitor partners in Greater China with whom we have formed long-term relationships.

Our largest exhibitor partner in the PRC and Greater China is Wanda Cinema, a wholly-owned subsidiary of Dalian Wanda and the largest exhibitor in the world (taken together with AMC Cinema, which is also owned by Dalian Wanda) as well as in the PRC. Wanda Cinema was our largest customer during the Track Record Period. We entered into our first agreement with Wanda Cinema in 2007 and as at 31 December 2014, Wanda Cinema had 117 IMAX theatres in operation out of its total of 167 cinemas in the PRC with commitments to open a further 93 IMAX theatres in the PRC through 2020. Wanda’s theatre commitments in backlog represented 42.9% of our total backlog as at 31 December 2014. As at the same date, 70.1% of Wanda Cinema multiplexes included an IMAX theatre, with the IMAX theatre being the largest screen within the multiplex. To date, the rollout of IMAX theatres to be opened by Wanda Cinema in the PRC has been ahead of schedule.

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In addition to Wanda Cinema, we have also successfully established close working relationships with a significant number of exhibitor partners. The following table sets out the number of IMAX theatres in operation and the number of IMAX theatre systems in our backlog for each of our top seven exhibitor partners as at 31 December 2014:

Exhibitors	IMAX theatres in operation	IMAX theatres in backlog	Total	As % of total IMAX theatres in operation	As % of total IMAX theatres in operation and in backlog	Years of relationship with us(1)
Wanda Cinema	117	93	210	50.0%	46.6%	7
CJ CGV	15	60	75	6.4%	16.6%	4
Shanghai Film Corporation / Shanghai United Circuit Co. Ltd.	7	16	23	3.0%	5.1%	11
Jinyi Cinemas	14	4	18	6.0%	4.0%	5
Omnijoi / Blue Ocean	7	9	16	3.0%	3.5%	3
UA Lark	8	4	12	3.4%	2.7%	8
Vieshow Cinemas	7	3	10	3.0%	2.2%	5
Others	59	28	87	25.2%	19.3%	N/A

Total	234	217	451	100.0%	100.0%	N/A

Note:
(1)	Includes years of relationship with IMAX Corporation in Greater China prior to our establishment.

Studios

We have developed strong partnerships with Chinese film studios such as Huayi Brothers, Bona, Wanda Media and Filmko Holdings. IMAX format film and theatre technology creates a premier movie-going experience with superior image and audio presentation, allowing studios to present films in a manner which creates a more immersive motion picture experience for audiences. In addition, the extensive IMAX theatre network creates a broad release platform for studios. Working closely with Chinese film studios enables us to increase the number of IMAX format films released in the PRC because Chinese language films are not subject to the quota on film imports imposed by the PRC government. Moreover, releasing a greater number of IMAX format Chinese language films drives revenue growth for us because we are able to select the films that we believe will generate the most box office revenue for the period of time during which such films are being shown. Chinese language films can also offer better returns to studios as a result of the higher percentage of box office that Chinese studios are entitled to receive for their films in Greater China when compared to Hollywood studios, which generally earn less overall for their films in Greater China than in the U.S. and other parts of the world. This in turn enables us to earn a higher share of the box office for Chinese language films. A healthy pipeline of Chinese language films also supplements our portfolio of Hollywood films and allows our exhibitor partners to continue to exhibit IMAX format films during periods when no Hollywood films are scheduled for release in the PRC.

Commercial Real Estate Developers

The majority of new IMAX theatres in the PRC are located in shopping malls. We therefore work closely with exhibitors who have established relationships with major commercial real estate developers in Greater China to expand the IMAX theatre network. Most IMAX theatres in the PRC are specially designed and custom-built to accommodate IMAX theatre systems. An IMAX theatre is usually a key entertainment attraction in a shopping mall and takes up a significant amount of floor space. Therefore, when a developer wishes to develop a shopping mall with an IMAX theatre, the

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exhibitor who will operate the proposed IMAX theatre typically approaches us at an early planning stage and introduces us to the developers. We then work closely with the exhibitors and developers and provide input on theatre location and design. By working with us and exhibitors at an early planning stage, the developer is able to market the IMAX theatre as an anchor tenant in order to attract other reputable tenants. In return, we gain a foothold in a new shopping mall at a premium location, allowing us to expand the IMAX theatre network and reach more audiences. In addition to working with commercial real estate developers alongside our exhibitor partners, from time to time we are approached directly by developers who are interested in developing a shopping mall with an IMAX theatre as its flagship entertainment attraction.

Our Five Largest Customers

The table below sets out our five largest customers for FY2014, as well as their respective business activities and the length of their business relationships with us:

Customers	Business Activities	Years of Business Relationship(1)
Wanda Cinema	Exhibitor	7
IMAX Corporation	Cinematic technology provider	N/A
Jinyi Cinemas	Exhibitor	5
Shanghai Film Group	Exhibitor	11
CJ CGV	Exhibitor	4

Note:

(1)	Including years of relationship with IMAX Corporation in Greater China prior to establishment of our Company.

The percentage of revenue attributable to our largest customer for FY2012, FY2013 and FY2014 was 21.9%, 24.1% and 23.1%, respectively. The percentage of revenue attributable to our five largest customers in aggregate for FY2012, FY2013 and FY2014 was 60.7%, 58.4% and 60.9%, respectively.

Going forward, the percentage of revenue attributable to IMAX Corporation is expected to decline as we enter into contracts directly with Hollywood studios where possible and are paid fees directly by those studios rather than those fees being remitted to us by IMAX Corporation.

None of the Directors, their associates or any other Shareholder which (to the knowledge of the Directors) owns more than 5% of the Company’s share capital as at the Latest Practicable Date (other than IMAX Corporation) had any interest in any of our five largest customers.

Our Business Arrangements

Exhibitor Arrangements

We provide IMAX theatre systems to our exhibitor partners through two different types of arrangements: sales and revenue sharing. Under both types of customer arrangements, we provide advice on theatre planning and design, supervise installation and provide marketing support. We also provide projectionists with training in using the system and offer ongoing system maintenance services and technical support to our customers for a separate fee. We believe that this helps to provide our exhibitor partners with a consistent long-term experience.

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Sales arrangements

Sales arrangements typically comprise a significant upfront fee and smaller ongoing fees (which are the greater of an annual minimum payment or a small percentage of the theatre’s box office), as well as an annual maintenance fee. The initial fees are typically paid to us in instalments between the time of agreement signing and the time of system installation. Customers pay ongoing maintenance and royalty fees commencing after the theatre system has been installed. Royalty fees are typically equal to the greater of a fixed minimum amount per annum and a percentage of box office generated from IMAX format films.

Revenue sharing arrangements

Our revenue sharing arrangements can take the form of either full revenue sharing or hybrid revenue sharing arrangements.

(i)	Full Revenue Sharing Arrangements

Under full revenue sharing arrangements, we contribute IMAX theatre system(s) to an exhibitor typically in return for a portion of their box office generated from IMAX format films and no, or a relatively small, upfront fee. We retain title to the IMAX theatre system components. The initial term of such full revenue sharing arrangements is typically non-cancellable for 10 to 12 years and is renewable by the exhibitor for one or more additional terms of between five and 10 years. We have the right to remove the equipment for non-payment or other default by the exhibitor. The contracts are non-cancellable by the exhibitor unless we fail to perform our obligations. Generally, the exhibitor is also required to pay a fee for maintenance services for the term of the arrangement.

Full revenue sharing arrangements enable exhibitors to expand their IMAX theatre network more rapidly by reducing their upfront costs, while aligning our interests with our exhibitor partners. Full revenue sharing arrangements allow us to share the upside from the box office generated by our exhibitor partners from IMAX format films, without us having to incur the capital required to build and operate a movie theatre. We expect that an increasing proportion of our arrangements with exhibitors in the future will have a significant revenue sharing element. The majority of our existing and all of our future theatre arrangements with Wanda Cinema are full revenue sharing arrangements.

(ii)	Hybrid Revenue Sharing Arrangements

Under our hybrid revenue sharing arrangements, customers pay an upfront fee that is typically half of the payment under a sales arrangement, together with an ongoing portion of box office revenue generated from IMAX format films that is also typically between what we would receive under a sale and full revenue sharing arrangement.

Maintenance services

As part of their agreements with us, our exhibitor partners are obliged to engage our maintenance and extended warranty services. The maintenance and extended warranty arrangements we provide include service, maintenance and replacement parts for theatre systems. We have our own dedicated team of 19 IMAX China employees, who work with independent third party contractors, to carry out maintenance and warranty services at existing IMAX theatres in Greater China out of a dedicated service office in Shanghai as at the Latest Practicable Date. Under full service programmes,

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our team members typically visit each theatre every six months to provide maintenance, cleaning and inspection services and emergency visits to resolve problems and issues with the theatre systems.

Arrangements with IMAX Corporation

The Technology License Agreements with IMAX Corporation provide us with the exclusive use and enjoyment of IMAX technology owned by IMAX Corporation in Greater China and the Trademark License Agreement provides us with the exclusive right to use licensed trademarks held by IMAX Corporation in Greater China. We are also permitted to sublicense the use of such trademarks and technology to our exhibitor partners through the use of approved exhibitor agreements.

Under the terms of the Equipment Supply Agreements, IMAX Corporation is required to provide us with theatre systems reflecting the most up to date technology developed by it and provided to its customers outside of Greater China. Please see “Connected Transactions”.

Studio and Film Arrangements

We have entered into agreements with IMAX Corporation, pursuant to which we are entitled to receive all revenue from studios in respect of the exhibition of IMAX format films distributed in Greater China in exchange for a fee starting at US$150,000 for most 2D films and US$200,000 for most 3D films (fees increase for films longer than 2.5 hours), plus a share of the actual costs for the conversion of 3D films, and a conversion fee of 110% of IMAX Corporation’s DMR conversion costs for Chinese language films (see “Connected Transactions—Non-Exempt Connected Transactions—Continuing Connected Transactions Subject to Reporting, Announcement and Independent Shareholders’ Approval Requirements Subject to Waivers [Granted]—2. Master Distribution Agreements”). While we will continue to receive IMAX format Hollywood films through IMAX Corporation, we plan to carry out the DMR conversion of Chinese language films in-house when our own DMR conversion facility becomes operational at the end of 2015.

We enter into agreements with studios producing Chinese language films under which they agree to pay us a share of the box office—currently typically equal to 12.5%—in exchange for distributing an IMAX format film produced by them in Greater China. During the Track Record Period, we have not had a direct contractual relationship with Hollywood studios, but under the terms of the Master Distribution Agreement, IMAX Corporation is required to pay us all revenue remitted to it by Hollywood studios in respect of the Greater China gross box office for IMAX format films, which currently results in us being paid an amount currently typically equal to 9.5% of the box office for IMAX format Hollywood films released in Greater China. Going forward, where possible we will become a direct contracting party to the global agreements with Hollywood studios alongside IMAX Corporation. Where this is the case, we will receive 9.5% of the box office directly from the studios without going through IMAX Corporation.

The higher box office percentage paid by studios producing Chinese language films is generally consistent with that earned by IMAX Corporation outside of Greater China and the lower percentage for Hollywood films reflects the reduced overall amount that Hollywood studios generally earn for their films in Greater China as compared to the U.S. and other parts of the world.

In addition to earning revenue from the box office of IMAX format films in the PRC, we also receive a share of the revenue attributable to the distribution of any IMAX format Chinese language films outside of Greater China from IMAX Corporation.

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The following table illustrates our studio and film arrangements for Hollywood films:

Notes:

(1)	For existing studio contracts, which are only between IMAX Corporation and the studios, IMAX Corporation pays all amounts received from studios in respect of films exhibited in Greater China directly to IMAX China. This will also be the case for any future contracts that the Company is not able to join as a party.
(2)	The studio will retain a portion of the box office for itself and remit part of the box office to other parties involved in the film production.
(3)	Fees under revenue sharing arrangements or ongoing royalties under sales arrangements.

The following table illustrates our studio and film arrangements for Chinese language films:

Notes:

(1)	IMAX Corporation also pays 50% of applicable box office revenue to the Group if it distributes these films outside of Greater China. Please refer to the section headed “Connected Transactions—Non-Exempt Connected Transactions—Continuing Connected Transactions Subject to Reporting and Announcement Requirements—4. DMR Services Agreement” for further information.
(2)	The studio will retain a portion of the box office for itself and remit part of the box office to other parties involved in the film production.
(3)	Fees under revenue sharing arrangements or ongoing royalties under sales arrangements.

In FY2012, FY2013 and FY2014, the total fees we paid to IMAX Corporation in connection with our films business were $5.0 million, $4.5 million and $5.2 million, respectively, representing 10.8%, 8.0% and 6.7% of our total revenue, respectively.

Our exhibitor partners are required to show IMAX format films at IMAX theatres when available. Subject to this requirement, our exhibitor partners in Greater China have discretion as to which IMAX format films to show on which dates. However, the PRC government can, from time to

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time, select periods of time in a year during which the exhibition of Hollywood films in the PRC is limited—known as ‘black-out periods’. Such periods often include the Chinese Lunar New Year, periods of the year where schools are closed and children are on vacation and the National Day on 1 October. The exact length of these blackout periods varies from year to year.

Other Business

In addition to our principal business segments, we are also entitled to IMAX (Hong Kong) Holding’s share of any distributions and dividends paid by TCL-IMAX Entertainment in respect of profit from Greater China as a result of a preferred share we hold in IMAX (Hong Kong) Holding, which holds 50% of TCL-IMAX Entertainment, a 50:50 joint venture between IMAX (Hong Kong) Holding (which is indirectly wholly owned by IMAX Corporation) and TCL. TCL-IMAX Entertainment engages in the design, development, manufacturing and global sale of premium home theatre systems incorporating components of IMAX’s projection and sound technology adapted for a broader home environment. TCL-IMAX Entertainment is expected to commence offering home theatre systems in Greater China in the second half of 2015. We do not have any management or operational role, responsibilities or rights in TCL-IMAX Entertainment, nor are we subject to any funding obligations in relation to TCL-IMAX Entertainment.

IMAX TECHNOLOGY

Major Technologies

Over the years, several technological breakthroughs have established IMAX as an important distribution platform for Hollywood’s biggest event films. These include:

•

IMAX’s proprietary DMR conversion technology, which digitally converts live-action digital films or 35mm films to its large-format so that such films can be exhibited with the higher resolution image and sound quality of the IMAX experience. The DMR conversion process, which is highly automated, is typically able to meet aggressive film production schedules, thereby allowing “day-and-date” releases of event films (i.e. the same date as the release of the non-IMAX format version of the film). By being released “day-and-date,” the IMAX format version of a film can benefit from the multi-million dollar marketing campaigns that support Hollywood features;

•

the IMAX digital xenon projection system, which is designed specifically for use by exhibitors and offers higher fidelity, sharper images and a wider colour gamut. All of the IMAX theatres in the IMAX China commercial network currently use IMAX digital xenon projection systems;

•

the IMAX laser-based digital projection system. This system offers greater brightness and clarity, higher fidelity, sharper images a wider colour gamut and deeper blacks and consumes less power, in each case compared to existing IMAX theatre systems. It is also capable of illuminating the largest screens in the IMAX theatre network and is equipped with a proprietary image enhancer which runs daily calibrations;

•

the IMAX nXos2 sound system. This system has 12 discrete channels plus sub-bass and offers proportional point source loudspeakers, laser-aligned digital surround sound and an automated multi-point tuning process to distribute sound evenly throughout the theatre. It is also able to deliver 10-times the dynamic range of a standard sound system.

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Patent Protection

The IMAX technologies we use in Greater China are protected by patents or patent applications pending filed throughout the world by IMAX Corporation. Such patents cover, among other things, our digital projectors, sound systems, digital conversion technology and laser illumination technology. We currently do not hold any patents or other intellectual property in Greater China or elsewhere. See “Appendix VI—Statutory and General Information—B. Further Information about the Business— 2. Intellectual Property” for details of the intellectual property rights which are material to the business of the Group.

As at the Latest Practicable Date, neither we nor IMAX Corporation had been engaged in any material litigation or legal proceedings relating to the violation of intellectual property rights.

Influence over Ongoing Development of IMAX technology

Our Chief Executive Officer and President, Theatre Development and Film Distribution, are members of IMAX Corporation’s senior executive management committee, which is tasked with the strategic oversight and key decision-making of IMAX Corporation and has access to the most material and sensitive information in IMAX Corporation, particularly those relating to developments in film and technology.

SALES AND MARKETING

Promotion of IMAX Theatre Systems

We believe a strong relationship with our exhibitor partners is crucial to our business. Our marketing team seeks to actively build on these relationships through a range of marketing initiatives, including the provision of training to the exhibitor partners after they have entered into agreements with us. Once the location of a new IMAX theatre to be opened is identified, our marketing team will work with the theatre development team and the relevant technical staff to deliver training on the IMAX technology to the exhibitor partner. Our marketing team will also provide input on the design of the theatre launch marketing plans and will attend grand openings.

In addition, our marketing team will also provide exhibitor partners with training, movie-specific trailers and marketing materials from time to time, including best practice marketing guides, to update them on the new IMAX movies which are available and to provide them with ideas and expertise on how to market and promote the IMAX movies. Moreover, our marketing team also hosts promotional events aimed at rewarding the best performing IMAX exhibitors, and may make contributions towards our exhibitor partners’ marketing campaigns from time to time.

Going forward, our marketing efforts will be focused on loyalty programmes, social media and other digital promotional activities which we believe will help us further increase brand recognition and grow our business.

Promotion of our Films Business

We carry out dedicated marketing to promote the release of IMAX format films, starting up to a month before release, through to the opening day and beyond. The type of marketing we conduct varies from film to film, and may include the following:

•	Promotion through our website

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•	IMAX specific movie posters

•	Promotion of IMAX format in movie trailers

•	Promotion of films on social media such as Weibo and Weixin/WeChat and through SMS messages

•	Working with our exhibitor partners on in-theatre marketing, such as posters, point of sale marketing, paintings and LCD screens

•	Media screenings

•	Advertorials on entertainment sections of PRC web portals

•	Tie-in promotions

Brand Marketing

We market our theatre systems and the IMAX brand through a direct sales force and marketing team located in our offices in Shanghai and Beijing. Our marketing team is responsible for devising brand positioning and key strategic initiatives and for developing and executing marketing events and activities to further promote the IMAX brand in Greater China. For example, in April 2015, we launched an advertising campaign in collaboration with Uber, under which free rides in Uber cars were offered to movie-goers at selected IMAX theatres. Our marketing team has also recently worked with the New Zealand Tourism Board to launch a marketing campaign to promote the recent IMAX movie, The Hobbit: The Battle of the Five Armies. Under this campaign a number of selected audience members were offered a free trip to New Zealand where the movie was filmed.

Our marketing team has also focused on promoting the IMAX brand in Greater China through social media, internet advertising and in-theatre marketing. Over the past few years, we have developed a significant and growing social media presence by making extensive use of digital communications to reach a wider audience in Greater China. In particular, we have an established social media platform on Sina Weibo, a Chinese microblogging website which is one of the most popular websites in the PRC. Through our Weibo platform, we are able to share the most up-to-date information about new IMAX movies and related marketing events can be shared by us with the registered users of Weibo in a timely manner.

SUPPLIERS

Our primary supplier of theatre systems and the related technology and ancillary equipment is IMAX Corporation. Our other major suppliers include NNR Global Logistics Shanghai Co., Ltd, and Shanghai Chenwan Trading Co., Ltd. We have not entered into any long-term contractual arrangements with any supplier, apart from IMAX Corporation. We believe that the production capacity of our suppliers is adequate to meet our business needs.

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Our Five Largest Suppliers

The table below sets out our five largest suppliers in FY2014 as well as their business activities and the respective periods of their business relationships with us:

Suppliers	Business Activities	Years of Business Relationship(1)
IMAX Corporation	Cinematic technology provider	N/A
NNR Global Logistics Shanghai Co., Ltd.	Importation agency and logistics service	6
Emerge Shanghai	Importation agency	4
Entertainment Services Project Management Pty Ltd.	System installation service provider	33
Shanghai Chenwan Trading Co., Ltd.	Screen frame supplier	3

Note:

(1)	Including years of relationship with IMAX Corporation in Greater China prior to establishment of our Company.

The percentage of our costs attributable to our largest supplier for FY2012, FY2013 and FY2014 was 82.7%, 84.2% and 82.8%, respectively. The percentage of costs attributable to our five largest suppliers in aggregate for FY2012, FY2013 and FY2014 was 99.4%, 98.7% and 96.4%, respectively.

None of the Directors, their associates or any other Shareholder which (to the knowledge of the Directors) owns more than 5% of the Company’s share capital as at the Latest Practicable Date had any interest in any of the other five largest suppliers save for IMAX Corporation.

Long-term Agreements with IMAX Corporation

We have entered into a series of long-term agreements with IMAX Corporation for the licensing of IMAX trademarks and technology, the procurement of theatre systems and equipment, ongoing maintenance of installed theatre systems and equipment and other services, including DMR conversion services, and the procurement of films for distribution in Greater China.

The long-term agreements are designed to ensure that we have long-term security and stability of supply of the products and services necessary for us and our exhibitor partners to operate our respective businesses. Each of the long-term agreements are for a renewable term of 25 years or have no fixed term and are terminable only in limited circumstances. Our Directors are not aware of any circumstances currently existing that would result in the long-term agreements being terminable.

The key terms of the relevant agreements entered into between IMAX Corporation and us are summarised in the table below:

Agreement	Subject Matter	Term	Fees	Annual caps
Exempt Continuing Connected Transactions

Services Agreements	Provision of certain elective services, including theatre design	Indefinite	Cost plus 10% or fixed fees for particular services	N/A

DMR Software License Agreement	Grant of a non-exclusive licence in the PRC to IMAX Shanghai Multimedia for it to use IMAX DMR software in the DMR conversion facility to be established by the Group in Greater China	21 years (renewable for an additional 25 years)	Annual fee of 5% of box office revenue from converted films	N/A

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Agreement	Subject Matter	Term	Fees	Annual caps
IMAX Shanghai Services Agreement	Provision of maintenance services by IMAX Shanghai Services to IMAX Corporation	Two years (renewable for successive one year periods unless terminated)	Cost plus 10%	N/A

Tool and Equipment Supply Contract	Provision of certain maintenance repair tools and equipment by IMAX Corporation to IMAX Shanghai Services	Indefinite	Purchase price of equipment quoted by IMAX Corporation	N/A

Non-exempt Continuing Connected Transactions

Personnel Secondment Agreement	Secondment of certain employees of IMAX Corporation to IMAX Shanghai Multimedia	Indefinite	Cost based	US$4 million, US$5 million and US$6 million for 2015, 2016 and 2017, respectively

Trademark License Agreements	Grant of an exclusive right to use certain IMAX trademarks	25 years (renewable for an additional 25 years)	Annual fee of 2% of gross revenues of the Company	Determined by reference to the formula for determining the royalties under the agreements

Technology License Agreements	Grant of an exclusive right to use certain IMAX technology	25 years (renewable for an additional 25 years)	Annual fee of 3% gross revenues of the Company	Determined by reference to the formula for determining the fees

DMR Services Agreement	Provision of digital re-mastering services for Chinese language films and the distribution of such films by IMAX Corporation outside of Greater China	Indefinite	Cost plus 10%	Determined by reference to the formula for determining the fees

Equipment Supply Agreements	Supply of IMAX equipment to us for us to provide to customers	25 years (renewable for an additional 25 years)	Cost plus 10%	Determined by reference to the formula for determining the purchase price

Master Distribution Agreements	Exclusive platform for the exhibition of Hollywood films in Greater China	Indefinite	US$150,000 for most 2D films and US$200,000 for most 3D films (fees increase for films longer than 2.5 hours)	Determined by reference to the formula for determining the fees

The agreements listed in the table above are described further in “Connected Transactions”.

Equipment, Technology and Services Supplied by IMAX Corporation

Manufacturing and Supply of IMAX Theatre System Components

IMAX Corporation develops and designs all of the key elements of the proprietary technology involved in the projectors and sub-contracts the production of a majority of the parts and sub-assemblies to a group of pre-qualified third-party suppliers.

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IMAX Corporation also develops, designs and assembles the key elements of our theatre sound system component. The standard IMAX theatre sound system component comprises parts from a variety of sources, with approximately 50% of the materials of each sound system attributable to proprietary parts provided under original equipment manufacturers agreements with outside vendors. These proprietary parts include custom loudspeaker enclosures and horns, specialised amplifiers and signal processing and control equipment.

The standard screen system comprises a projection screen manufactured to IMAX specifications and a frame to hang the projection screen. IMAX Corporation supplies us with projection screens but we purchase other screen components and glasses cleaning equipment locally from third parties. The proprietary glasses cleaning machine is a stand-alone unit that is connected to the theatre’s water and electrical supply to automate the cleaning of 3D glasses.

During the Track Record Period, IMAX Corporation supplied us with the main components of the IMAX theatre system which included projectors, sound systems and projection screens. IMAX Corporation inspects all individual parts of the IMAX theatre system before completing the final assembly. It then performs comprehensive testing prior to delivering the components to us. As a result, we do not typically perform additional quality control measures once we have received the IMAX theatre system equipment, except to examine whether any of the equipment has been damaged during transit.

We are in the process of changing our sourcing arrangements so that, where feasible, we source IMAX theatre system components directly from the manufacturers which previously supplied IMAX Corporation. However, we will continue to source certain components which are proprietary to IMAX Corporation, including the projection system’s image enhancer, from IMAX Corporation, which also assembles and performs quality control tests on the projection systems before they are delivered to us.

EMPLOYEES

All of our employees are based in Greater China. The table below sets out the number of employees by function as at the Latest Practicable Date:

Function	Number(1)		Percentage of Total
Technical, Projects & Logistics	26	(2)	35.6%
Finance, Operations and Legal	17		23.3%
Marketing & Theatre Operations and Development	15		20.5%
Management	6		8.2%
Production & Film Distribution	5		6.8%
Corporate Communications and Investor Relations	4		5.5%

Total:	73		100.0%

Note:

(1)	Two of our employees are secondees from IMAX Corporation. See “Connected Transactions—Non-Exempt Connected Transactions—Continuing Connected Transactions Subject to Reporting and Announcement Requirements—1. Personnel Secondment Agreement” for further details.
(2)	Inclusive of our team of 19 employees to carry out maintenance and warranty services.

We generally formulate our employees’ compensation based on one or more elements such as salaries, bonuses, long-term incentives and benefits subject to applicable rules and regulations. See “Appendix VI—Statutory and General Information—Long Term Incentive Plan” for further details.

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We have been using an employment agent in the PRC, China International Intellectech (Shanghai) Corporation, through which the relevant costs of social insurance and housing funds for our employees in the PRC are paid. There were no material disputes with any of our employees during the Track Record Period.

We put significant resources into organisational learning and development and have implemented training programmes for our employees in order to strengthen our corporate culture and values and to deliver the relevant technical skills and knowledge relating to the operations of IMAX theatres to them. These training programmes are conducted through a range of on-line training sessions and class seminars.

PROPERTY INTERESTS

As at the Latest Practicable Date, we occupied over 12 properties in the PRC under leases with independent third parties, consisting of offices, warehouses and housing for members of our senior management. The Group does not own any properties. Following the Listing, the properties we occupy will continue to be under those leases.

INSURANCE

We carry a range of insurance policies across our business, including commercial property, commercial general liability, marine cargo, inland transit and employee benefits liability insurance policies. Exhibitors to which we have leased IMAX theatre systems under revenue sharing arrangements are required to maintain insurance over that equipment. The Directors believe that our level of insurance coverage is adequate and is consistent with industry practice.

COMPETITION

In recent years, as the global film industry has transitioned from traditional film projection to digital projection, a number of companies have introduced digital 3D projection technology and, since 2008, an increasing number of Hollywood films have been exhibited using these technologies. Over the last several years, a number of commercial exhibitors have introduced their own non-conventional branded theatres in Greater China including 73 from China Giant Screen, 32 from Wanda X-Land and 28 from CJ CGV. For example, Wanda Cinema introduced X-Land in April 2013. Its theatre system includes a 4K projection system, dual projectors and a high full-wall metal screen as well as an advanced sound system such as the 11.1 multi-channel 3D surround speaker matrix. In FY2014, the IMAX theatre network in the PRC was the largest non-conventional theatre network and had the highest average box office per screen. Based on a survey conducted by EntGroup, we are the most well-known non-conventional cinema technology brand in the PRC, being acknowledged by 100% of the surveyed audience, compared to 65.3% for Wanda X-Land. See “Industry Overview—Non-conventional Cinema Technology” for further information.

We may also face competition in the future from companies in the entertainment industry with new technologies and/or substantially greater capital resources to develop and support them. We also face in-home competition from a number of alternative motion picture distribution channels such as home video, pay-per-view, video-on-demand, DVD, the internet and syndicated and broadcast television. We further compete for the public’s leisure time and disposable income with other forms of entertainment, including gaming, sporting events, concerts, live theatre, social media and restaurants.

We believe that we are able to enjoy a competitive advantage over our competition, and attribute this advantage to, among other things, the value of the IMAX brand name, the premium

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IMAX consumer experience, the design, quality and demonstrated reliability of IMAX theatre systems and the return on investment of an IMAX theatre.

RISK MANAGEMENT

Risk Management Policies and Procedures

We have established a set of comprehensive risk management policies and measures to identify, evaluate and manage risks arising from our operations according to the recommendations made by an internal control consultant engaged by us and who conducted a comprehensive review of our internal control system. Our audit committee oversees the financial controls, internal control procedures and risk management systems of the Company. Our Chief Financial Officer is responsible for periodically reporting his findings and, where necessary, discusses any issues that may arise with our external legal advisers to help ensure that we are not in breach of relevant regulatory requirements or applicable laws. Our legal department is responsible for monitoring ongoing litigation and ensuring that our contracts are enforceable and in compliance with all applicable laws.

Internal Control Policies and Procedures

In its review of our internal control system, our internal control consultant has identified certain areas in our internal control policies and procedures that require improvements. All of the issues are not considered to be material and substantially all issues will be resolved prior to Listing.

HEALTH, WORK SAFETY, SOCIAL AND ENVIRONMENTAL MATTERS

Occupational Health and Safety

Generally, the nature of our business is such that our employees and contractors are not exposed to significant occupational health and safety risks. Some of our employees and contractors involved in the installation of theatre systems are exposed to health and safety risks in the course of the installation of those theatres, and we have policies and procedures in place designed to address those risks, as well as comprehensive insurance coverage. There were no material incidents involving any of our employees and contractors being injured in the course of their activities during the Track Record Period.

Environment

The nature of our business is such that it does not result in us being subject to any material environmental obligations under applicable laws and regulations.

LEGAL AND REGULATORY MATTERS

During the Track Record Period and up to the Latest Practicable Date, there were no material breaches or violations of laws and regulations applicable to us that would have a material adverse effect on our business or financial condition taken as a whole. As at the Latest Practicable Date, we have obtained all material licences and permits necessary for our business in the jurisdictions in which we operate.

As at the Latest Practicable Date, no member of our Group or any of the Directors was engaged in any litigation, claim or arbitration of material importance and no litigation, claim or arbitration of material importance to our Group was known to the Directors to be pending or threatened against any member of our Group or the Directors.

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FINANCIAL INFORMATION

The following discussion and analysis should be read in conjunction with the combined financial information and the notes thereto as set out in the Accountant’s Report in “Appendix I—Accountant’s Report” and the unaudited pro forma financial information set out in “Appendix II—Unaudited Pro Forma Financial Information”. The combined financial information of the Group is reported in U.S. dollars and has been prepared and presented in accordance with IFRS as at and for the years ended 31 December 2012, 2013 and 2014 together with the accompanying notes.

The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ from those anticipated in these forward-looking statements as a result of any number of factors, including but not limited to, those set out in “Responsibility Statements and Forward-Looking Statements” and “Risk Factors”.

OVERVIEW

We are a leading cinematic technology provider, the exclusive licensee of the IMAX brand and technology and the sole platform for the release of IMAX format films in Greater China. Standing for the highest quality and most immersive motion picture entertainment experience, the IMAX brand is one of the strongest entertainment brands in Greater China(1), having had a presence in the PRC for nearly 15 years. We believe that we are a key participant in the Greater China film industry with wide-spread recognition and consumer loyalty through our early entry and historical successes, including Avatar in 2010, Transformers: Age of Extinction in 2014 and Furious 7 in 2015. Our goal is to deliver the IMAX experience to even more audiences in Greater China, being the second largest and the fastest growing major cinema market in the world by total box office revenue.

SIGNIFICANT FACTORS AFFECTING OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We believe that our financial condition and results of operations have been and will continue to be affected by the following factors:

Expansion of the IMAX Theatre Network in Greater China

The continued expansion of the IMAX theatre network in Greater China is essential to our success. More particularly, the rate at which we are able to expand the IMAX theatre network has been and will continue to be an important driver of our results of operations and growth.

Network Expansion

Under our theatre business, we generate revenue primarily through charging exhibitors either upfront fees or ongoing fees based on a percentage of the box office for the installation of IMAX theatre systems and associated services, brand and technology licensing and maintenance services. Under our films business, we generate revenue by charging fees based on a fixed percentage of our studio partners’ box office generated from IMAX format films. As a result, the bigger the IMAX theatre network, the more opportunities we have to increase our revenue and profit across our principal business segments.

(1)	According to a survey conducted by Milward Brown Research.

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The larger the IMAX theatre network becomes, the greater the value proposition becomes to studios in terms of overall IMAX box office potential for their films and the resulting incremental revenue they may generate from the IMAX platform. This in turn helps us to continue to attract top Hollywood and Chinese language films from studios which we believe value a differentiated platform for release of their films. As we continue to attract top IMAX formatted films, the greater the value proposition also becomes to our exhibitor partners in terms of driving ticket sales and generating additional box office for them by providing the audiences with a premium, differentiated experience. This in turn helps us to attract new exhibitor partners and repeat business with our existing exhibitor partners, which increases our revenue from sales and revenue sharing arrangements and also further increases the size of the IMAX theatre network, which we believe results in a self-reinforcing cycle.

Our films business is largely scalable because conversion costs for delivering IMAX format films are fixed. As we grow the IMAX theatre network, the revenue generated by every incremental IMAX theatre in our films business should result in increased operating profit without a proportionate increase in variable costs, enabling us to achieve greater economies of scale.

The number of IMAX theatres in Greater China increased from 128 IMAX theatres as at 31 December 2012 to 234 IMAX theatres as at 31 December 2014. The revenue from our theatre business increased from US$37.3 million for FY2012 to US$59.6 million for FY2014, and the revenue from our films business increased from US$9.3 million to US$18.6 million.

Backlog

Our ability to expand the IMAX theatre network is driven by our ability to sign new theatre agreements with exhibitor partners and replenish our backlog as theatres are installed. The installation of theatre systems in newly-built and retrofitted multiplexes depends primarily on the timing of the construction of these projects by exhibitors and/or commercial real estate developers, which is not under our control. Although revenue from our backlog is recognised following the installation of the relevant IMAX theatre systems and not at the time of signing, continuously replenishing our backlog is crucial to our long-term success as it underpins the continued growth of the IMAX theatre network. During the Track Record Period, the number of IMAX theatre systems in our backlog increased from 122 as at 31 December 2012 to 217 as at 31 December 2014, and the carrying value of our backlog increased from US$89.2 million as at 31 December 2012 to US$109.0 million as at 31 December 2014. See “Business—Our Business Operations—The IMAX theatre network—Our backlog”.

As part of our strategy to expand the IMAX theatre network, we have mapped out a number of “IMAX zones” across Greater China. As at the Latest Practicable Date, we had identified approximately 1,000 IMAX zones across Greater China, and the number of zones may continue to grow as the population and/or consumer demand in a zone increases to a level where it becomes commercially viable for us to add an IMAX theatre without negatively affecting the business and financial performance of the nearest IMAX theatre. We provide exclusivity rights to our exhibitor partners when they open an IMAX theatre by agreeing not to enter into an agreement to install another IMAX theatre in the same “zone” as that IMAX theatre. We had installed IMAX theatres in 89 different cities in the PRC as at 31 December 2014. Historically we focused on Tier 1 and Tier 2 Cities and building the IMAX theatre network in more developed cities and regions. We plan to further penetrate major Tier 1 and Tier 2 Cities by continuing to work with our exhibitor partners and commercial real estate developers to identify new zones for IMAX theatres. We also plan to further expand the IMAX theatre network in Tier 3 and Tier 4 Cities where we currently have a smaller

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presence and therefore a significant number of vacant zones to capture growth opportunities presented by those markets.

Box Office Success of IMAX Format Films

Film Slate

Our financial performance is affected by the number of films released in the IMAX format in Greater China (known as the “slate”) and the box office performance of those films. We source films produced by Hollywood and Chinese studios and filmmakers and convert those films into the IMAX format using IMAX DMR conversion technology developed by IMAX Corporation. See “Business—Our Business Operations—Films business”. In FY2012, FY2013 and FY2014, 18, 25 and 28 IMAX format films, respectively, were released and generated revenue for us in the PRC. Examples of such Hollywood films(1) include Avatar, Transformers: Age of Extinction, Interstellar, as well as Chinese language films such as Journey to the West: Conquering the Demons, Flying Swords of the Dragon Gate, Police Story and The Monkey King. IMAX Corporation has entered into contractual arrangements with Hollywood filmmakers and studios to convert a number of films into the IMAX format for release in FY2015 and FY2016, including some of the mostly highly anticipated films such as Star Wars: The Force Awakens, Captain America: Civil War and Batman v Superman: Dawn of Justice. However, while it is our intention that these films be released to the IMAX theatre network in the PRC, given the restrictions imposed by film quotas for Hollywood films in the PRC and censorship rules, we cannot assure you that all of these IMAX format Hollywood films will be made available. See “Risk Factors—Risks Relating to Our Business and Industry—PRC government regulations applicable to any of our industry segments, including the entertainment industry, could severely impair our ability to operate our business”.

Securing a slate of desirable Hollywood and Chinese language films in the IMAX format is critical to driving higher total box office and average box office per screen for IMAX theatres than non-IMAX theatres. The strength of the movie slate we choose is also important to maintaining the ticket price premium that IMAX theatres typically command. With this in mind, we carefully select films for conversion into the IMAX format that we believe will be best received by local audiences, and then we work closely with the studios and filmmakers to enhance the viewing experience, which in addition to conversion into the IMAX format may include unique aspect ratios and utilisation of IMAX cameras for image capture. As a result, the average box office per screen for IMAX theatre is significantly higher than that of conventional theatres in the PRC. The average box office per screen of IMAX theatres in Greater China was US$1.2 million in each of FY2012, FY2013 and FY2014. This compares to average box office per screen of approximately US$0.2 million for all screens in the PRC for the same years, according to EntGroup. Higher average box office per screen for IMAX theatres make them more attractive to exhibitors, which enables us to grow the IMAX theatre network and generate revenue from new installations.

In addition, because the number of theatres in the IMAX theatre network under revenue sharing arrangements has grown considerably over the Track Record Period from 54 as at 31 December 2012 to 127 as at 31 December 2014, and because our backlog as at 31 December 2014 also included an additional 164 IMAX theatre systems under revenue sharing arrangements, having the right mix of Hollywood and Chinese language films as well as our selection of Chinese language films and their performance at the box office has a direct impact on the amount of revenue we are able to generate

(1)	Hollywood films include all imported films subject to the annual quota imposed by the PRC government.

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under revenue sharing arrangements. Finally, in our films business, we are paid a direct share of the IMAX box office for Hollywood films and Chinese language films released in the IMAX format in Greater China. Accordingly, if IMAX format films perform well, our films business revenue increases.

Film Release Date and Film Mix

Censorship rules and film quotas restrict the number of Hollywood films that can be shown in the PRC each year. Accordingly, balancing the release dates for IMAX format films released in Greater China as well as the mix of Chinese language films and Hollywood films released in the PRC is an important factor affecting our business. Over the past few years, PRC regulatory bodies have supported gradual liberalisation of the film industry and introduced a number of government initiatives to foster growth of the film industry, including a 2012 agreement with the United States to permit an additional 14 3D or IMAX format films to be released in the PRC each year beyond the previous quota of 20 Hollywood films. Since a significant portion of our revenue is derived from the box office of Hollywood films released in IMAX format in the PRC, an increase in the number of Hollywood films that can be released in the PRC has had in the past, and is likely to continue to have in the future, an impact on our results of operations. However, the 2012 agreement with the United States is expiring in 2017 and will need to be renegotiated. The scope of any renegotiation will include the quota of Hollywood films to be released in the PRC and Hollywood studios’ take rate on these films. If the number of Hollywood films to be released in the PRC increases over and above the current quota and/or if the Hollywood studios’ take rate increases, it will likely have a positive effect on our business. However, we cannot assure you that Hollywood film quota or Hollywood studio take rate will increase or that any renegotiation will benefit us. See “Risk Factors—Risks Relating to Our Business and Industry—PRC government regulations applicable to any of our industry segments, including the entertainment industry, could severely impair our ability to operate our business” for more information.

Release dates for Hollywood films have generally been set with a shorter lead time before a particular Hollywood film is released in the PRC. In addition, at certain times during the year, Chinese language films are released with less competition from Hollywood films. See “Business—Our Business Operations—Films business—Chinese language films”. As a result, supplying IMAX theatres with Chinese language films in the IMAX format is important to ensure that there are IMAX format films showing in IMAX theatres at all times, as well as to cater to local consumer demand for Chinese language films. Chinese language films also have proven to be very successful at the box office. According to EntGroup, five of the top 10 box office films in PRC history are Chinese language films and two of those films included an IMAX format version of the film. We also share a higher percentage of box office for Chinese language films compared to Hollywood films primarily due to Chinese studios retaining a much higher percentage of box office than Hollywood studios. Chinese language films’ share of global box office grew from 5.1% in FY2010 to 12.5% in FY2014, and Chinese language films continue to make up a significant percentage of the total PRC box office amounting to 51.6% in FY2012, 41.3% in FY2013 and 55.0% in FY2014. IMAX format Chinese language films as a percentage of our total box office revenue amounted to 18.7% in FY2012, 15.2% in FY2013 and 15.2% in FY2014.

Proportion of Revenue Sharing Arrangements

We generate revenue through charging fees to exhibitors for the IMAX theatre system. Historically, we entered into sales arrangements with exhibitor partners under which the majority of

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fees were paid around the time of installation of the IMAX theatre system, and substantially all of our revenue from such sales are recognised at the same time. In recent years, we have entered into an increasing number of revenue sharing arrangements, whereby we charge a smaller or no upfront fee at the time of the IMAX theatre system installation. We recognise as revenue any initial payments we receive as well as a percentage of the box office revenue when box office results are reported to us by the exhibitors. Our revenue sharing arrangements drive our revenue by providing us with a percentage of recurring box office generated from our exhibitor partners for IMAX format films over the 10 to 12 year term of the agreement and allow us to benefit from future growth in the box office of IMAX theatres in Greater China. However, as the percentage we are able to share from our exhibitor partners’ box office varies between exhibitors and may change from contract to contract, any increased revenue from having more revenue sharing arrangements may be affected.

During the Track Record Period, revenue sharing arrangements increased from 54 arrangements earning revenue of US$7.3 million in FY2012 to 127 arrangements earning revenue of US$22.8 million in FY2014. As the level of our involvement and capital commitment is much greater with a revenue sharing arrangement, we are able to provide more input in the exhibitor’s marketing campaigns for an IMAX format film or a IMAX theatre launch. Going forward, we plan to continue to promote revenue sharing arrangements to exhibitors that are able to roll out their theatre network quickly and that have a portfolio of quality theatres with box office potential or a proven track record of success with IMAX theatres. However, our exhibitor partners may have other commercial considerations and may not choose revenue sharing arrangements over sales arrangements. See “Risk Factors—Risks Relating to Our Business and Industry—We depend principally on the orders from commercial film exhibitors for IMAX theatre systems, to generate box office revenue under revenue sharing arrangements and to supply venues in which to exhibit IMAX format films. However, we cannot assure you that exhibitors will continue to do any of these things”.

General Economic and Market Conditions and the Regulatory Environment in the PRC

Continued growth in our business depends on continued economic growth, urbanisation and rising standards of living in the PRC, which we believe drives demand for entertainment. Overall economic growth and disposable income levels in the PRC have been and will continue to be affected by a number of macroeconomic factors, including changes in the global economy as well as the macroeconomic, fiscal and monetary policies of the PRC government.

Economic growth and development had a significant impact on the entertainment industry in the PRC over the past few years, as individuals and households have been able to increase the amount of money they are willing to spend on movie tickets. According to EntGroup, per capita annual entertainment expenses of urban households in the PRC increased from US$262 in FY2010 to US$370 in FY2013, while the box office in the PRC grew at a CAGR of 30.7% from FY2010 to FY2014. See “Industry Overview—Overview of the Film Industry in the PRC”. Notwithstanding this rapid growth, the PRC only has 1.8 screens per 100,000 people, compared with 14.9 screens per 100,000 people in the U.S. EntGroup estimates that by 2017, the PRC will be the largest film market in the world with total box office of US$11.6 billion and over 40,000 screens.

The PRC government has provided a number of film-related subsidies to facilitate both cinema growth and film production. In addition, to encourage us to remain in the area of Shanghai where our business in the PRC is currently registered, the local government in Shanghai has granted us financial

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subsidies based on the amount of all taxes paid in the PRC. In FY2012, FY2013 and FY2014, we recognised subsidy income of US$0.3 million, US$0.5 million and US$1.1 million, respectively.

As a majority of new IMAX theatres are located in large shopping malls, we are also affected by fluctuations in the PRC property market. Periods of high economic growth are typically accompanied by additional development. The opposite occurs during periods of lower economic growth or significant market disruptions. While we believe the cinema industry has historically been more resilient to economic downturns, should the PRC property market experience a slow down, commercial real estate developers could be negatively affected which could result in a decrease in the general demand for new IMAX theatres and, therefore, negatively affect our business and prospects. See “Risk Factors—Risks Relating to Our Business and Industry—As a majority of new IMAX theatres are located in large shopping malls, a downturn in the commercial real estate market in the PRC may reduce the demand for IMAX theatres”.

Our Ability to Maintain Our Pricing and Profit Margins

A significant portion of our operating costs are fixed for our films business and theatres business under revenue sharing arrangements, such as DMR conversion costs and theatre system depreciation. As a result, our ability to maintain our pricing and our profit margin is an important factor driving our results. As we expand the IMAX theatre network and cooperate with more exhibitor partners, we may be expected to offer volume discounts to existing exhibitors who increase their commitment for more IMAX theatre systems, or who contract to install a large number of IMAX theatre systems upfront. We may strategically offer other discounts or concessions to certain exhibitors to maintain or gain market share. Given our relatively fixed cost base, any material decrease in revenue we generate due to adjustments in pricing will have an adverse impact on our profitability.

Seasonality Effects

Our business is seasonal which skews our profitability for our theatre business towards the second half of the year. Most of our exhibitors choose to install IMAX theatre systems towards the year end in preparation for the traditional Chinese New Year holiday period when major Chinese language films are due to be released. As a result, we typically record higher levels of revenue and profit under our theatre business during the second half of the year.

Currency Fluctuations

We generate the majority of our revenues in Renminbi. However, we purchase IMAX theatre equipment and films from IMAX Corporation in U.S. dollars or in Renminbi based on the U.S. dollar exchange rate. In addition, some of our employees are paid in U.S. dollars. Any significant increase in the value of the U.S. dollar against the Renminbi will increase our cost and negatively affect our profitability. We have not entered and currently do not intend to enter into any forward contracts to hedge our exposure to exchange rate fluctuations and our results are potentially affected by fluctuations in exchange rates. See “Risk factors—Risks Relating to Our Business and Industry—We may experience adverse effects due to exchange rate fluctuations”.

In addition, fluctuations in the exchange rates between the U.S. dollar and other currencies, primarily the Renminbi, affect the translation into U.S. dollars when we prepare our financial statements. Foreign currency transactions are translated into the U.S. dollar using the exchange rates

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prevailing at the annual average rate for our statement of comprehensive income and closing rate for our balance sheet. Foreign currency gains and losses are recorded in our combined statement of comprehensive income. Please see “—Quantitative and Qualitative Disclosure About Market Risk—Market risk—Foreign exchange risk”.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The Company prepares its consolidated financial statements in accordance with IFRS. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management bases its estimates on historical experience, future expectations and other assumptions that are believed to be reasonable at the date of the consolidated financial statements and management evaluates its estimates on an ongoing basis. Actual results may differ from these estimates due to uncertainty involved in measuring, at a specific point in time, events which are continuous in nature, and differences may be material. Our significant accounting policies are discussed in note 2 to our accountant’s report.

The Directors consider the following estimates, assumptions and judgments to have the most significant effect on our results:

Revenue Recognition

During the Track Record period, we primarily generated revenue from the provision of IMAX theatre systems and from our films business.

Theatre Business

We are the exclusive provider of IMAX theatre systems to exhibitors in Greater China. We provide IMAX theatre systems to our exhibitor partners through either sales arrangements or revenue sharing arrangements:

Sales Arrangements

Sales agreements typically comprise initial and ongoing fees for the purchase of IMAX theatre systems, theatre design and installation services for use of the IMAX brand and technology and fees for maintenance and extended warranties. The initial fees are typically paid to us in instalments between the time of agreement signing and the time of system installation. Customers pay ongoing maintenance and additional fees commencing after the theatre system has been installed. Additional fees are typically equal to the greater of a fixed minimum amount per annum and a percentage of box office or revenue generated from IMAX format films.

For arrangements qualifying as sales, the revenue allocated to the system deliverable is recognised when all of the following conditions have been met: (a) the projector, sound system and screen system have been installed and are in full working condition, (b) the glasses cleaning machine has been delivered, if applicable, (c) projectionist training has been completed and (d) the earlier date of certificate of acceptance signed by both the theatre and us or public opening of the theatre, provided there is persuasive evidence of an arrangement, the price is fixed or determinable and collectability is reasonably assured.

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The initial revenue recognised consists of the initial payments received and the present value of any future fixed minimum ongoing payments. Contingent payments in excess of the fixed minimum ongoing payments are recognised when reported by theatre operators, provided collectability is reasonably assured.

We evaluate all elements in a business arrangement to determine which are considered deliverables for accounting purposes and which of the deliverables represent separate units of accounting. If separate units of accounting are required, the total consideration received or receivable in the arrangement is allocated based on applicable guidance and we estimate the selling prices associated with the individual elements in the multiple element arrangement.

Revenue Sharing Arrangements

Our revenue sharing arrangements are lease arrangements and can take the form of either full revenue sharing or hybrid revenue sharing arrangements.

(i)	Full Revenue Sharing Arrangements: Under full revenue sharing arrangements, we provide IMAX theatre system(s) to exhibitors in return for a more significant portion of their box office generated from IMAX format films. We retain title to the IMAX theatre system components. The initial term of such full revenue sharing arrangements is typically non-cancellable for 10 to 12 years and is renewable by the exhibitor for one or more additional terms of between five and 10 years. The exhibitor is also required to pay a fee for maintenance services for the term of the arrangement. Our share of the box office under full revenue sharing arrangements are considered contingent revenue and are recognised as box office results are reported by the exhibitor and collectability is reasonably assured;

(ii)	Hybrid Revenue Sharing Arrangements: Under our hybrid revenue sharing arrangements, we provide IMAX theatre system(s) to exhibitors in return for an upfront fee that is typically half of the payment under a sales arrangement, together with a portion of their box office revenue generated from IMAX format films that is typically between what we would receive under a sale and full revenue sharing arrangement. The initial revenue recognised from hybrid revenue sharing arrangements consists of the initial payments received and are recognised at installation, considering the same deliverables identified in the sales arrangements. Our share of the box office under hybrid revenue sharing arrangements are considered contingent revenues and are recognised when box office results are reported by the exhibitor and collectability is reasonably assured.

Financing Income

Finance income is recognised over the term of the financed sales receivable, provided collectability is reasonably assured. Finance income recognition ceases when we determine that the associated receivable is not collectible.

Finance income is suspended when we identify a theatre that is delinquent, non-responsive or not negotiating in good faith with us. Once the collectability issues are resolved, we will resume recognition of finance income.

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Maintenance and Extended Warranty Services

Maintenance and extended warranty services may be provided under a multiple element arrangement or as a separately priced contract. Revenues related to these services are deferred and recognised on a straight-line basis over the contract period and are recognised in services revenues. Maintenance and extended warranty services includes maintenance of the customer’s equipment and replacement parts. All costs associated with this maintenance and extended warranty programme are expensed as incurred. A loss on maintenance and extended warranty services is recognised if the expected cost of providing the services under the contracts exceeds the related deferred revenue.

Films Business

We are the exclusive platform for all IMAX format films in Greater China. We generate revenue in our films business through the receipt of a fixed percentage of our studios partners’ box office generated from IMAX format films.

Revenues from digitally re-mastered films are calculated as a percentage of box office receipts generated from the re-mastered films in the IMAX format, and are recognised as services revenue when box office receipts are reported by the exhibitors that play IMAX format film, provided collectability is reasonably assured. IMAX is entitled to receive a certain percentage of box office from Chinese studios for Chinese language films and from IMAX Corporation or from Hollywood studios for Hollywood films.

Trade and other receivables

Allowances for doubtful trade and other receivable are based on our assessment of the collectability of specific customer balances, which is based upon a review of the customer’s credit worthiness, past collection history and the underlying asset value of the equipment, where applicable. Interest on overdue accounts receivable is recognised as income as the amounts are collected.

Property, Plant and Equipment

The majority of our property, plant and equipment during the Track Record Period related to IMAX theatre systems provided to exhibitors under full revenue sharing arrangements. Property, plant and equipment are recorded at historical cost and are depreciated on a straight-line basis over their estimated useful lives as follows:

Theatre system components	over the equipment’s anticipated useful life (10 to 12 years)
Office and production equipment	3 to 5 years

We review the carrying values of property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group might not be recoverable. In performing recoverability review, we estimate the future cash flows expected to result from the use of the asset or asset group and its eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset or asset group, an impairment loss is recognised in the combined statements of comprehensive income.

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Share-based Compensation

Our share-based compensation generally includes share options and restricted share units (“RSUs”). Share-based compensation is recognised in accordance with the IFRS 2, “Share-Based Payments”.

We estimate the fair value of share option awards on the date of grant using fair value measurement techniques such as an option-pricing model. The fair value of RSU awards is equal to the closing price of IMAX Corporation’s common share on the date of grant. The value of the portion of the employee award that is ultimately expected to vest is recognised as expense over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied in our combined statement of comprehensive income.

We utilise a lattice-binomial option-pricing model (“Binomial Model”) to determine the fair value of share option awards.

Share-based compensation expense includes compensation cost for employee share-based payment awards granted and all modified, repurchased or cancelled employee awards. Compensation expense for these employee awards is recognised using the graded vesting method, where compensation cost is recognised over the requisite service period for each separately vesting tranche of the award as though the award was, in substance, multiple awards. As share-based compensation expense recognised is based on awards ultimately expected to vest, it has been adjusted for estimated forfeitures.

Our policy is to issue new shares to satisfy share options and RSUs which are exercised.

DESCRIPTION OF SELECTED LINE ITEMS IN THE STATEMENT OF COMPREHENSIVE INCOME ITEMS

Revenue

During the Track Record Period, we derived a majority of our revenue from our two principal business segments—the theatre business and the films business.

Theatre business

Our theatre business segment contains three sub-segments which are based on our business arrangements:

•	sales arrangements, which are comprised of the design, procurement and provision of IMAX theatre systems to exhibitors in exchange for upfront fees;

•

revenue sharing arrangements, which are comprised of the provision of IMAX theatre systems to exhibitors in exchange for a certain percentage of box office receipts and a relatively small upfront payment; and

•	theatre system maintenance, which is comprised of the maintenance of IMAX theatre systems in the IMAX theatre network.

We also derive an immaterial amount of other revenue from the aftermarket sales of 3D glasses, screen sheets and other items.

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Films business

Our films business comprises the conversion of Hollywood and Chinese language films to the IMAX format and the release of such films to the IMAX theatre network.

The following table sets forth the breakdown of revenue by business segments:

	FY2012		FY2013		FY2014
	US$’000%		US$’000%		US$’000%
Theatre Business
Sales	25,341	54.3%	21,387	38.2%	28,662	36.6%
Revenue Sharing Arrangements	7,290	15.6%	14,152	25.3%	22,755	29.1%
Theatre System Maintenance	4,326	9.3%	6,019	10.8%	7,214	9.2%

Sub-total(1)	37,321	80.0%	42,459	75.9%	59,627	76.2%

Films Business	9,318	20.0%	13,490	24.1%	18,591	23.8%

Total	46,639	100.0%	55,949	100.0%	78,218	100.0%

Note:

(1)	Theatre business also includes other revenue of US$0.4 million, US$0.9 million and US$1.0 million in FY2012, FY2013 and FY2014, respectively.

Cost of Sales

Our cost of sales primarily comprise costs of IMAX theatre systems under sales arrangements and hybrid revenue sharing arrangements, depreciation for full revenue sharing arrangements and certain one-time costs at system installation such as commissions and marketing costs for IMAX theatre launches.

The following table sets out the cost of sales for our business segments for the years indicated as well as the percentage of revenue they represent:

	FY2012		FY2013		FY2014
	US$’000%		US$’000%		US$’000%
Theatre Business
Sales	9,040	35.7%	7,322	34.2%	9,143	31.9%
Revenue Sharing Arrangements	5,238	71.9%	8,232	58.2%	12,097	53.2%
Theatre System Maintenance	2,227	51.5%	2,533	42.1%	3,245	45.0%

Sub-total(1)	16,722	44.8%	18,460	43.5%	25,071	42.0%

Films Business	5,572	59.8%	5,241	38.9%	6,687	36.0%

Total	22,294	47.8%	23,701	42.4%	31,758	40.6%

Note:

(1)	Theatre business also includes cost of sales in respect of other revenue of US$0.2 million, US$0.4 million and US$0.6 million in FY2012, FY2013 and FY2014, respectively.

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Gross Profit and Gross Profit Margin

The following table sets out the gross profit and gross profit margin for our business segments for the years indicated:

	FY2012		FY2013		FY2014
	US$’000%		US$’000%		US$’000%
Theatre Business
Sales	16,301	64.3%	14,065	65.8%	19,519	68.1%
Revenue Sharing Arrangements	2,052	28.1%	5,920	41.8%	10,658	46.8%
Theatre System Maintenance	2,099	48.5%	3,486	57.9%	3,969	55.0%

Sub-total(1)	20,599	55.2%	23,999	56.5%	34,556	58.0%

Films Business	3,746	40.2%	8,249	61.1%	11,904	64.0%

Total	24,345	52.2%	32,248	57.6%	46,460	59.4%

Note:

(1)	Theatre business also includes gross profit in respect of other revenue of US$0.1 million, US$0.5 million and US$0.4 million in FY2012, FY2013 and FY2014, respectively.

Selling, General and Administrative Expenses

The following table sets out our selling, general and administration expenses we incurred and as a percentage of revenue for the years indicated:

	FY2012		FY2013		FY2014
	US$’000%		US$’000%		US$’000%
Employee salaries and benefits	3,925	8.4%	4,644	8.3%	5,258	6.7%
Share based compensation expenses	384	0.8%	973	1.7%	1,149	1.5%
Travel and transportation	845	1.8%	903	1.6%	978	1.3%
Advertising and Marketing	612	1.3%	751	1.3%	941	1.2%
Professional Fees	818	1.8%	467	0.8%	866	1.1%
Other employee expense	673	1.4%	842	1.5%	680	0.9%
Facilities	578	1.2%	465	0.8%	493	0.6%
Depreciation	224	0.5%	300	0.5%	267	0.3%
Foreign exchange (gain) loss other expenses	(112)	(0.2)%	(478)	(0.9)%	619	0.8%

Total	7,947	17.0%	8,867	15.6%	11,251	14.4%

Other Operating Expenses

Other expenses primarily include the annual license fees payable to IMAX Corporation in relation to the trademark and technology licensed under the Technology Licence Agreements and the Trademark Licence Agreements, charged at an aggregate of 5% of our revenue. Our other operating expenses for FY2012, FY2013 and FY2014 was US$1.0 million, US$2.4 million and US$4.0 million, respectively.

Interest Income and Expense

Interest income represents interest earned on various term deposits we hold. None of the term deposits had a term of more than 90 days. Our interest income for FY2012, FY2013 and FY2014 was US$0.01 million, US$0.01 million and US$0.2 million, respectively.

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Fair Value Adjustment

We sold 20% of the equity interest in our Company to minority investors, CMC Capital Partners and FountainVest (the “Redeemable Class C Shares”) on 8 April 2014 for US$80.0 million which closed in two equal tranches of US$40.0 million on 8 April 2014 and 10 February 2015. The Redeemable Class C Shares included certain options held by the investors in the event of a “qualified IPO” (as defined under the terms of the transaction) does not occur by 8 April 2019, which required the Redeemable Class C Shares to be categorised as liability under IFRS.

The Redeemable Class C Shares also included a conversion option held by the investors, which option was required to be bifurcated from the other options contained in the Redeemable Class C Shares and valued at US$12.3 million on issuance of the Redeemable Class C shares in April 2014. As at 31 December 2014, we marked the option to market and recorded a US$0.6 million loss through fair value adjustment.

Accretion of amortised cost of financial instrument

Transaction costs of US$2.8 million related to the Redeemable Class C shares sold to minority investors and the fair value of the conversion feature of US$12.4 million at inception are netted against the US$40.0 million proceeds and are amortised using the effective interest rate method over the five year period provided for a qualified IPO to occur. They accrete to the carrying value of the Redeemable Class C share value. The charge in FY2014 amounted to US$1.7 million.

Income Tax Expenses

We are subject to PRC and Hong Kong income tax. We are also subject to withholding taxes in Taiwan. The enterprise income tax (“EIT”) rate generally levied in the PRC and Hong Kong is 25% and 16.5%, respectively. Our effective tax rate differs from the statutory tax rate and varies from year to year primarily as a result of numerous permanent differences, subsidies, investment and other tax credits, the provision for income taxes at different rates in different jurisdictions, the application of Hong Kong’s territorial tax system, enacted statutory tax rate increases or reductions in the year, changes due to foreign exchange and changes in our valuation allowance based on our recoverability assessments of deferred tax assets.

To further encourage the establishment and operation of our business in the area where our business is located, the local government in Shanghai granted us financial subsidies based on the amount of expected EIT paid of nil in FY2012, US$188,000 in FY2013. We expect to receive US$539,000 for FY2014 in line with our historical experience. Our income tax expense for FY2012, FY2013, and FY2014 was US$2.5 million, US$3.5 million and US$6.3 million, respectively. Our effective tax rate was 16.4%, 16.7% and 21.6% during the same years, respectively.

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YEAR TO YEAR COMPARISON OF RESULTS OF OPERATIONS

Combined Statements of Comprehensive Income

The following table sets out items in our combined statements of comprehensive income and as a percentage of revenue for the years indicated:

	FY2012		FY2013		FY2014
	US$’000%		US$’000%		US$’000%
Revenues	46,639	100.0%	55,949	100.0%	78,218	100.0%
Cost of sales	(22,294)	(47.8%)	(23,701)	(42.4%)	(31,758)	(40.6%)

Gross profit	24,345	52.2%	32,248	57.6%	46,460	59.4%
Selling, general and administrative expenses	(7,947)	(17.0%)	(8,867)	(15.8%)	(11,251)	(14.4%)
Other operating expenses	(1,019)	(2.2%)	(2,445)	(4.4%)	(4,045)	(5.2%)

Operating profit	15,379	33.0%	20,936	37.4%	31,164	39.8%
Accretion of amortised cost of financial instrument	—	—	—	—	(1,732)	(2.2%)
Fair value adjustment	—	—	—	—	(577)	(0.7%)
Interest income	11	0.0%	14	0.0%	221	0.3%
Interest expense	—	0.0%	—	0.0%	(10)	0.0%

Profit before income tax	15,390	33.0%	20,950	37.4%	29,066	37.2%
Income tax expense	(2,523)	(5.4%)	(3,495)	(6.2%)	(6,285)	(8.0%)

Profit for the year	12,867	27.6%	17,455	31.2%	22,781	29.1%
Other comprehensive loss:
Change in foreign currency translation adjustments	—	—	(89)	(0.2%)	(199)	(0.3%)
Other comprehensive loss, net of tax	—	—	(89)	(0.2%)	(199)	(0.3%)

Total comprehensive income for the year	12,867	27.6%	17,366	31.0%	22,582	28.9%

Adjusted Profit

Adjusted net profit is not a measure of performance under IFRS. This measure does not represent and should not be used as substitute for, gross profit or profit for the year as determined in accordance with IFRS. This measure is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements or whether our business will be profitable. In addition, our definition of adjusted net profit may not be comparable to other similarly titled measure used by other companies.

The follow table sets out our adjusted profits for the years indicated:

	FY2012	FY2013	FY2014
	US$’000	US$’000	US$’000
Adjusted profit	13,164	18,207	25,978

FY2013 Compared With FY2014

Revenue

Our revenue increased 39.8% from US$55.9 million in FY2013 to US$78.2 million in FY2014.

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Theatre Business

Revenue from our theatre business increased 40.4% from US$42.5 million in FY2013 to US$59.6 million in FY2014.

The following table provides a breakdown of IMAX theatres in operation in Greater China by type and geographic location as at the dates indicated:

	As at 31 December
	2013	2014	Growth (%)
Commercial
The PRC	140	204	45.7%
Hong Kong	3	4	33.3%
Taiwan	7	7	0%

	150	215	43.3%
Institutional(1)	23	19	(17.4)%

Total	173	234	35.3%

Note:

(1)	Institutional IMAX theatres comprise museums, zoos, aquaria and other destination entertainment sites that do not exhibit commercial films.

The following table sets out the number of IMAX theatre systems installed by business arrangements in FY2013 and FY2014:

	FY2013	FY2014
Sales arrangements	14	20
Revenue sharing arrangements(1)	31	42

Total theatre systems installed	45	62

Note:

(1)	Our revenue sharing arrangements in FY2013 included one digital theatre system upgrade.

Sales arrangements

Theatre business revenue from sales arrangements increased 34.0% from US$21.4 million in FY2013 to US$28.7 million in FY2014, resulting primarily from the revenue recognition in FY2014 of six incremental system sales over FY2013. We recognised sales revenue on 14 new theatre systems in FY2013 with a total value of US$19.7 million, compared to 20 new theatre systems in FY2014 with a total value of US$26.7 million.

Average revenue per new system is our total revenue recognised from installations of IMAX theatre systems divided by the number of IMAX theatre systems installed for a particular year, in each case under sales arrangements. Average revenue per new system under sales arrangements was US$1.4 million in FY2013 as compared to US$1.3 million in FY2014. The difference was primarily due to the mix of installations with more multi-theatre clients with more volume based pricing in FY2014 compared to FY2013. The average revenue per new system sales varies depending upon the number of theatre system commitments with a single respective exhibitor, an exhibitor’s location or other various factors.

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Revenue sharing arrangements

Revenue from revenue sharing arrangements increased 60.8% from US$14.2 million in FY2013 to US$22.8 million in FY2014, primarily due to a greater number of IMAX theatres under revenue sharing arrangements in operation in FY2014 compared to FY2013. We had 85 theatres operating under revenue sharing arrangements at the end of FY2013, as compared to 127 at the end of FY2014, which represented an increase of 49.4%.

Revenue from full revenue sharing arrangements increased 38.4% from US$10.2 million in FY2013 to US$14.2 million in FY2014. This growth is consistent with a greater number of full revenue sharing IMAX theatres in FY2014, which increased 36.0% from 75 theatres in FY2013 to 102 in FY2014.

Revenue from hybrid revenue sharing arrangements increased 119.1% from US$3.9 million in FY2013 to US$8.6 million in FY2014, primarily driven by upfront payments recognised on 15 system installations under hybrid revenue sharing arrangements in FY2014 as compared to seven in FY2013. The increase was also driven by percentage of box office revenue recognised on a larger IMAX theatre network in FY2014.

Theatre system maintenance

Theatre system maintenance revenue increased 19.9% from US$6.0 million in FY2013 to US$7.2 million in FY2014. Maintenance revenue increased commensurate with the increase in the number of theatres in the IMAX theatre network.

Films Business

Revenue from our films business increased 37.8% from US$13.5 million in FY2013 to US$18.6 million in FY2014. The box office revenue generated by IMAX format films increased 38.1% from US$147 million in FY2013 to US$203 million in FY2014, primarily due to continued growth of the IMAX theatre network.

Box office revenue per screen for FY2013 averaged US$1.2 million as compared to US$1.2 million in FY2014. In FY2013 our box office revenue was generated primarily from the exhibition of 33 IMAX format films, as compared to 35 IMAX format films in FY2014.

The follow table sets out the number of films we released in the IMAX format in FY2013 and FY2014 in Greater China:

	FY2013	FY2014
Hollywood films	20	22
Hollywood films (Hong Kong and Taiwan only)	8	7
Chinese language films	5	6

Total IMAX films released	33	35

Cost of Sales

Our cost of sales increased 34.0% from US$23.7 million in FY2013 to US$31.8 million in FY2014. This increase was due to the increase in revenue in both our theatre and films business segments.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

Theatre Business

The cost of sales for our theatre business increased 35.8% from US$18.5 million in FY2013 to US$25.1 million in FY2014, primarily due to the installation of 15 incremental IMAX theatre systems and maintenance associated with the growth in the IMAX theatre network.

Sales arrangements

Cost of sales from our theatre business under sales arrangements increased 24.9% from US$7.3 million in FY2013 to US$9.1 million in FY2014, primarily due to the installation of 14 IMAX theatre systems under sales arrangements in FY2013 as compared to 20 in FY2014.

Revenue sharing arrangements

Cost of sales from our theatre business under revenue sharing arrangements increased 47.0% from US$8.2 million in FY2013 to US$12.1 million in FY2014, primarily due to the cost associated with the installation of seven IMAX theatre systems under hybrid revenue sharing arrangements in FY2013 as compared to 15 in FY2014, as well as an increase in depreciation and IMAX theatre marketing expenses associated with the increase in the number of IMAX theatres under full revenue sharing arrangements.

Cost of sales from full revenue sharing arrangements increased 5.4% from US$5.5 million in FY2013 to US$5.8 million in FY2014, primarily due to higher depreciation costs from a greater number of IMAX theatres under full revenue sharing arrangements and higher associated marketing costs.

Cost of sales from hybrid revenue sharing arrangements increased 131.0% from US$2.7 million in FY2013 to US$6.3 million in FY2014, primarily due to the costs recognised on 15 theatre system installations under hybrid revenue sharing arrangement in FY2014 as compared to seven in FY2013.

Theatre system maintenance

Cost of sales from our theatre business with respect to theatre system maintenance increased 28.1% from US$2.5 million in FY2013 to US$3.2 million in FY2014, primarily due to the expansion of the IMAX theatre network over the years.

Films Business

The cost of sales for our films business increased 27.6% from US$5.2 million in FY2013 to US$6.7 million in FY2014, primarily due to higher IMAX conversion costs incurred in FY2014 as a result of conversion of 28 films in FY2014 as compared to 25 films in FY2013 and higher marketing costs of US$1.2 million in FY2014 as a result of more films and special events for certain strategically important films as compared to US$0.5 million in FY2013.

Gross Profit and Gross Profit Margins

Our gross profit in FY2013 was US$32.2 million, or 57.6% of total revenue, compared to US$46.5 million, or 59.4% of total revenue, in FY2014. The increase in gross profit is commensurate with the increase in revenue from both the theatre and films business segments and is largely attributable to increased growth in the IMAX theatre network.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

Theatre Business

Sales arrangements

The gross profit for our theatre business from sales of new IMAX theatre systems increased 38.8% from US$14.1 million in FY2013 to US$19.5 million in FY2014, primarily due to our installation of six additional IMAX theatre systems under sales arrangements in FY2014 as compared to FY2013. Our gross profit margin increased slightly from 65.8% in FY2013 to 68.1% in FY2014.

Revenue sharing arrangements

The gross profit for our theatre business from revenue sharing arrangements increased 80.0% from US$5.9 million in FY2013 to US$10.7 million in FY2014. Our gross profit margin was 41.8% in FY2013 as compared to 46.8% in FY2014. The increase in gross profit was primarily driven by the continued growth in the IMAX theatre network.

The gross profit for full revenue sharing arrangements was US$4.7 million in FY2013 and US$8.4 million in FY2014. The gross profit margin was 46.2% in FY2013 and 59.0% in FY2014.

The gross profit for hybrid revenue sharing arrangements was US$1.2 million in FY2013 and US$2.3 million in FY2014. The gross profit margin was 30.5% in FY2013 as compared to 26.7% in FY2014. Gross profit margin included the one time upfront revenue and costs associated with the installation of 15 hybrid revenue share installations in FY2014 as compared to seven in FY2013.

Theatre system maintenance

The gross profit for our theatre maintenance increased 13.9% from US$3.5 million in FY2013 to US$4.0 million in FY2014 as a result of the growth of the IMAX theatre network. Our gross profit margin decreased slightly from 57.9% in FY2013 to 55.0% in FY2014.

Films Business

The gross profit from our films business increased 44.3% from US$8.2 million in FY2013 to US$11.9 million in FY2014. The profit margin for our films business increased from 61.1% in FY2013 to 64.0% in FY2014, primarily due to the increase in the IMAX theatre network and our leveraging the fixed DMR conversion costs.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased 26.9% from US$8.9 million in FY2013 to US$11.3 million in FY2014, primarily due to (i) a US$1.1 million increase in foreign exchange loss and other expenses as a result of a foreign exchange loss of less than US$0.1 million in FY2014 related to the translation of foreign currency denominated monetary assets and liabilities as compared to a foreign exchange gain of US$0.6 million in FY2013; (ii) a US$0.6 million increase in salaries and benefits and other staff costs as a result of increased head count and salary increases to manage a growing IMAX theatre network; and (iii) a US$0.1 million net increase in professional fees primarily relating to the sale of 20% of the equity interest in our Company in FY2014.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

Income Tax Expense

Our income tax expense increased 79.8% from US$3.5 million in FY2013 to US$6.3 million in FY2014. The increase in income tax expense was primarily due to an increase in our profit before income tax and a higher effective income tax rate due to a greater proportion of profit before income tax being earned in the PRC which has a higher effective income tax rate. Our effective tax rate was 16.7% in FY2013 as compared to 21.6% in FY2014.

Profit for the Year

We reported profit of US$17.5 million in FY2013 as compared to US$22.8 million in FY2014. Net income in FY2014 included a US$1.1 million charge (2013—US$1.0 million) for share-based compensation, a US$1.7 million non-cash charge associated with the accretion of amortised cost and fair value adjustment of the Redeemable Class C Shares.

Adjusted Profit

Adjusted profit, which consists of profit for the year adjusted for the impact of share-based compensation, non-cash accretion of amortised cost of the Redeemable Class C Shares, fair value adjustment of conversion option and the related tax impact, was US$18.2 million in FY2013 as compared to adjusted profit of US$26.0 million in FY2014.

A reconciliation of profit, the most directly comparable IFRS measure, to adjusted profit, adjusted profit per diluted share, is presented in the table below:

	Total comprehensive income for FY2013	Total comprehensive income for FY2014
	US$’000	US$’000
Profit for the year	17,455	22,781
Adjustments:
Share-based compensation	973	1,149
Accretion of amortised cost of financial instrument	—	1,732
Fair value adjustment of conversion option	—	577
Tax impact on items listed above	(221)	(261)

Adjusted profit	18,207	25,978

FY2012 compared with FY2013

Revenue

Our revenue increased 20.0% from US$46.6 million in FY2012 to US$55.9 million in FY2013.

Theatre Business

Revenue from our theatre business increased 13.8% from US$37.3 million in FY2012 to US$42.5 million in FY2014.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

The following table provides a breakdown of IMAX theatres in operation in Greater China by type and geographic location as at the dates indicated:

	As at 31 December
	2012	2013	Growth (%)
Commercial
The PRC	98	140	42.8%
Hong Kong	3	3	0%
Taiwan	7	7	0%

	108	150	38.9%
Institutional(1)	20	23	15.0%

Total	128	173	35.2%

Note:

(1)	Institutional IMAX theatres comprise museums, zoos, aquaria and other destination entertainment sites that do not exhibit commercial films.

The following table sets out the number of IMAX theatre systems installed by business arrangements in FY2012 and FY2013:

	FY2012	FY2013
Sales arrangements	16	14
Revenue sharing arrangements(1)	24	31

Total theatre systems installed	40	45

Note:

(1)	Our revenue sharing arrangements in FY2013 included one digital theatre system upgrade.

Sales arrangements

Theatre business revenue from sales arrangements decreased 15.6% from US$25.3 million in FY2012 to US$21.4 million in FY2013, resulting primarily from the revenue recognition in FY2013 of fewer sale systems over FY2012. We recognised sales revenue on 16 new IMAX theatre systems in FY2012 with a total value of US$23.6 million, compared with 14 new theatre systems in FY2013 with a total value of US$19.8 million and includes one used film based theatre system with a total value of US$1.1 million.

Average revenue per new system under sales arrangements was US$1.5 million in FY2012 as compared to US$1.4 million in FY2013.

Revenue sharing arrangements

Revenue from revenue sharing arrangements increased 94.1% from US$7.3 million in FY2012 to US$14.2 million in FY2013, primarily due to a greater number of IMAX theatres under revenue sharing arrangements in operation in FY2013 compared to FY2012. We had 54 theatres operating under revenue sharing arrangements at the end of FY2012, as compared to 85 at the end of FY2013, which represented an increase of 57.4%.

Revenue from full revenue sharing arrangement increased 76.0% from US$5.8 million in FY2012 to US$10.2 million in FY2013, primarily due to the percentage of box office revenue generated from 75 IMAX theatres in operation at the end of FY2013 as compared to 51 at the end of FY2012.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

Revenue from hybrid revenue sharing arrangements increased 165.6% from US$1.5 million in FY2012 to US$3.9 million in FY2013, primarily due to upfront payments recognised on seven IMAX theatre system installations under hybrid revenue sharing arrangement in FY2013 as compared to only three in FY2012.

Theatre system maintenance

Theatre system maintenance revenue increased 39.1% from US$4.3 million in FY2012 to US$6.0 million in FY2013. Maintenance revenue increased commensurate with the increase in the number of theatres in the IMAX theatre network.

Films Business

Revenue from our films business increased 44.8% from US$9.3 million in FY2012 to US$13.5 million in FY2013. The box office revenue generated by IMAX format films increased 45.5% from US$101.3 million in FY2012 to US$147.1 million in FY2013, primarily due to continued growth of the IMAX theatre network.

Per screen box office averaged US$1.2 million in both FY2012 and FY2013. In FY2012 the gross box office revenue was generated primarily from the exhibition of 26 IMAX format films, as compared to 33 IMAX format films in FY2013.

The follow table sets out the number of films we released in the IMAX format in FY2012 and FY2013 in Greater China:

	FY2012	FY2013
Hollywood films	14	20
Hollywood films (Hong Kong and Taiwan only)	8	8
Chinese language films	4	5

Total IMAX films released	26	33

Cost of Sales

Our cost of sales increased 6.3% from US$22.3 million in FY2012 to US$23.7 million in FY2013, at a slower rate than the increase in our revenue over the same year.

Theatre Business

The cost of sales for our theatre business increased 10.4% from US$16.7 million in FY2012 to US$18.5 million in FY2013, primarily due to the incremental costs associated with expanding the IMAX theatre network under hybrid revenue sharing arrangements. We installed three IMAX theatre systems in FY2012 under hybrid revenue sharing arrangements as compared to seven IMAX theatre system in FY2013.

Sales arrangements

Cost of sales from our theatre business under sales arrangements decreased 19.0% from US$9.0 million in FY2012 to US$7.3 million in FY2013, primarily due to 16 IMAX theatre system installations in FY2012 as compared to 14 in FY2013.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

Revenue sharing arrangements

Cost of sales from our theatre business under revenue sharing arrangements increased 57.2% from US$5.2 million in FY2012 to US$8.2 million in FY2013, primarily due to the installation of four incremental IMAX theatre systems under hybrid revenue sharing arrangements in FY2013 as compared to FY2012, and incremental marketing, depreciation and commission expenses driven by an increased IMAX theatre network from 54 IMAX theatres at the end FY2012 to 85 at the end FY2013.

Cost of sales from full revenue sharing arrangements increased 44.6% from US$3.8 million in FY2012 to US$5.5 million in FY2013, primarily due to higher depreciation costs from a greater number of IMAX theatres under full revenue sharing arrangements and higher associated marketing costs.

Cost of sales from hybrid revenue sharing arrangements increased 90.2% from US$1.4 million in FY2012 to US$2.7 million in FY2013, primarily due to the cost recognised on seven system installations under hybrid revenue sharing arrangement in FY2013 as compared to three in FY2012.

Theatre system maintenance

Cost of sales from our theatre business with respect to theatre system maintenance increased 13.7% from US$2.2 million in FY2012 to US$2.5 million in FY2013, primarily due to the growth in the IMAX theatre network.

Films Business

The cost of sales for our films business decreased 5.9% from US$5.6 million in FY2012 to US$5.2 million in FY2013, primarily due to a reduction in the flat fee DMR conversion costs for Hollywood films implemented in FY2013.

Gross Profit and Gross Profit Margins

Our gross profit in FY2012 was US$24.3 million, or 52.2% of total revenue, compared to US$32.2 million, or 57.6% of total revenue in FY2013.

Theatre Business

Sales arrangements

The gross profit for our theatre business from sales of new IMAX theatre systems decreased 13.7% from US$16.3 million in FY2012 to US$14.1 million in FY2013, primarily due to the installation of fewer IMAX theatre systems under sales arrangements in FY2013. Our gross profit margin was 64.3% in FY2012 as compared to 65.8% in FY2013.

Revenue sharing arrangements

The gross profit for our theatre business from revenue sharing arrangements increased 188.5% from US$2.1 million in FY2012 to US$5.9 million in FY2013. Our gross profit margin was 28.1% in FY2012 as compared to 41.8% in FY2013. The increase was primarily due to the greater number of IMAX theatres under full revenue sharing arrangements.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

The gross profit for full revenue sharing arrangements was US$2.0 million in FY2012 and US$4.7 million in FY2013. The gross profit margin was 34.5% in FY2012 and 46.2% in FY2013.

The gross profit for hybrid revenue sharing arrangements was less than US$0.1 million in FY2012 and US$1.2 million in FY2013. The gross profit margin was 3.0% in FY2012 and 30.5% in FY2013. Gross profit margin included the one time upfront revenue and costs associated with the installation of seven hybrid revenue share installations in FY2013 as compared to three in FY2012.

Theatre system maintenance

The gross profit for our theatre system maintenance increased 66.1% from US$2.1 million in FY2012 to US$3.5 million in FY2013. Maintenance margins increased from 48.5% in FY2012 to 57.9% in FY2013, primarily due to the economies of scale achieved through servicing a larger IMAX theatre network and the nature of services provided.

Films Business

Gross profit from our films business increased 120.2% from US$3.7 million in FY2012 to US$8.2 million in FY2013. The gross profit margin for our films business was 40.2% in FY2012 and 61.1% in FY2013, primarily due to the continued growth of the IMAX theatre network and slightly lower DMR conversion and print costs.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased 11.6% from US$7.9 million in FY2012 to US$8.9 million in FY2013, primarily due to (i) a US$0.7 million increase in employee salaries and benefits as a result of increased head count and salary increases; (ii) a US$0.6 million increase in our share-based compensation expenses; partially offset by (i) a US$0.4 million decrease in professional fees primarily relating to the sale of 20% of the equity interest in our Company in FY2014; and (ii) a US$0.6 million decrease in foreign exchange loss.

Income Tax Expense

Our income tax expense increased 38.5% from US$2.5 million in FY2012 to US$3.5 million in FY2013. The increase in income tax expense was primarily due to our higher profit before income tax. The effective income tax rate was 16.4% in FY2012 as compared to 16.7% in FY2013.

Profit for the Year

We reported profit of US$12.9 million in FY2012 as compared to US$17.5 million in FY2013. Net income FY2013 includes a US$1.0 million charge (2012—US$0.4 million) for share-based compensation.

Adjusted Profit

Adjusted profit, which consists of profit for the year adjusted for the impact of share-based compensation, non-cash accretion of amortised cost of the Redeemable Class C Shares, fair value adjustment of conversion option and the related tax impact, was US$13.2 million in FY2012 as compared to adjusted profit of US$18.2 million in FY2013.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

A reconciliation of profit, the most directly comparable IFRS measure, to adjusted profit, adjusted profit per diluted share, is presented in the table below:

	Total comprehensive income for FY2012	Total comprehensive income for FY2013
	US$’000	US$’000
Profit for the year	12,867	17,455
Adjustments:
Share-based compensation	384	973
Tax impact on item listed above	(87)	(221)

Adjusted profit	13,164	(18,207)

CERTAIN STATEMENT OF FINANCIAL POSITION ITEMS

Financing Receivables

Financing receivables represent the present value of the annual, contractual minimum payments due to us over the term of a sales arrangement. Current and non-current financing receivables increased 16.3% from US$20.8 million as at 31 December 2013 to US$24.2 million as at 31 December 2014, primarily due to 20 new IMAX theatre installations under the sales arrangements in FY2014, partially offset by the receipts of annual minimum payments over the contractual term of existing sales arrangements.

Current and Non-current financing receivables increased 28.2% from US$16.2 million as at 31 December 2012 to US$20.8 million as at 31 December 2013, primarily due to 15 new IMAX theatre installations under the sales arrangements, partially offset by the receipt of annual minimum payments.

Trade and Other Receivables

Trade and other receivables increased 71.0% from US$14.8 million as at 31 December 2013 to US$25.3 million as at 31 December 2014, primarily due to (i) an increase of US$9.3 million in intercompany receivables from exhibitors in respect of customer contracts transferred to our Company by IMAX Corporation amounting to US$8.0 million; and (ii) an increase of US$1.3 million related to certain receivables from our films business.

Trade and other receivables increased from US$5.1 million as at 31 December 2012 to US$14.8 million as at 31 December 2013, primarily due to (i) an increase of US$2.1 million in intercompany receivables from exhibitors in respect of customer contracts transferred into our Company by IMAX Corporation amounting to US$1.3 million; and (ii) an increase of US$0.7 million related to certain receivables from our films business. In addition, we recorded an increase in non-intercompany trade receivables of US$7.7 million due to delay of certain payments to us as customer contracts were in the process of being transferred from IMAX Corporation to us.

Property Plant and Equipment

Property, plant and equipment increased from US$26.8 million as at 31 December 2012 to US$36.4 million as at 31 December 2013 to US$42.8 million as at 31 December 2014. The primary driver for the increase was installations of 21, 23 and 27 new IMAX theatre systems in FY2012, FY2013 and FY2014, respectively, all under full revenue sharing arrangements.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

Inventories

During the Track Record Period, we purchased the main components of the IMAX theatre system directly from IMAX Corporation as and when a theatre system was due to be installed. As a result, our inventory level was immaterial. Going forward, pursuant to the Contingency Agreements we entered into with IMAX Corporation, we plan to retain an inventory of IMAX theatre systems, which will likely increase our inventory levels in the future. See “Relationship with our Controlling Shareholder—Independence from IMAX Corporation—Operational independence—Contingency agreements”.

Deferred Revenue

Current and non-current deferred revenue increased from US$25.0 million as at 31 December 2012 to US$27.9 million as at 31 December 2013 to US$30.8 million as at 31 December 2014. Deferred revenue represents cash payments received from our exhibitor partners on sale and hybrid revenue sharing arrangements prior to the installation of the IMAX theatre systems. We signed 39, 43 and 40 IMAX theatre systems under sales or hybrid revenue sharing arrangements for FY2012, FY2013 and FY2014, respectively. During the same years, we recognised revenue with respect to 19, 21 and 35 IMAX theatre systems under revenue sharing arrangements.

Trade and Other Payables

Trade and other payables decreased 8.4% from US$43.6 million as at 31 December 2013 and to US$39.9 million as at 31 December 2014, primarily due to our utilising proceeds from our financing activities to settle intercompany payables for IMAX theatre systems and various other items.

Trade and other payables increased 89.0% from US$23.1 million as at 31 December 2012 to US$43.6 million as at 31 December 2013, primarily due to (i) the transfer of certain customer contracts from IMAX Corporation to us at the fair value of US$11.4 million; and (ii) purchasing IMAX theatre systems and Hollywood films from IMAX Corporation during the IMAX theatre network growth phase in Greater China with minimum settlement of payables owed to IMAX Corporation in order to conserve our cash flow.

Redeemable Class C Share and Other Liabilities

Redeemable Class C Shares of US$26.8 million and related bifurcated option derivative of US$12.9 million as at 31 December 2014 represent our sale of 20% of the equity interest in our Company to entities owned and controlled by CMC Capital Partners, an investment fund that is focused on media and entertainment, and FountainVest Partners, a China focused private equity firm.

Combined Equity

Combined Equity increased 2.4% from US$(24.5) million as at 31 December 2013 to US$(23.9) million as at 31 December 2014. This change was primarily the result of our consideration for the transfer to us by IMAX Corporation of certain sales agreements for IMAX theatre systems in operation or due to be installed in Greater China through a note payable amounting to US$9.3 million. This was partially offset by (i) our issuance of common shares valued at US$3.3 million to IMAX Corporation to acquire certain sales agreements; (ii) our subscription for a special class of preference shares in IMAX, which holds IMAX Corporation’s 50% interest in TCL-IMAX Entertainment and (iii) the attribution of certain costs undertaken by IMAX Corporation directly attributable to our business.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

Combined Equity decreased from US$10.2 million as at 31 December 2012 to US$(24.5) million as at 31 December 2013. This change was primarily the result of our consideration for the transfer to us by IMAX Corporation of certain sales agreements for IMAX theatre systems in operation or due to be installed in Greater China through a note payable amounting to US$7.8 million and the attribution of certain costs undertaken by IMAX Corporation directly attributable to our business.

In 2010 and 2011, IMAX Corporation established IMAX Hong Kong and IMAX Shanghai Multimedia, which are our wholly owned subsidiaries. Following the establishment of these companies, all cinema installation contracts with new customers were entered into by them. In 2013 and 2014, in order to bring all the IMAX business in Greater China into one legal structure, the historical contracts held by IMAX Corporation were transferred to these two subsidiaries (“Historical Contracts”).

Our combined financial statements have been prepared on the basis that the Historical Contracts previously held by IMAX Corporation but managed as part of the IMAX business in Greater China formed part of our business throughout the Track Record Period. As such, all income, expenses, assets and liabilities attributable to such contracts have been included in our combined financial statements prior to their legal transfers to us in 2013 and 2014. Such amounts have been recorded at their book value prior to their legal transfer.

In addition, certain other expenses relating to activities undertaken by IMAX Corporation that were directly attributable to the IMAX business in Greater China during the Track Record Period have been reflected in our combined financial statements.

LIQUIDITY AND CAPITAL RESOURCES

	As at 31 December			As at 31 March 2015
	2012	2013	2014
	US$’000	US$’000	US$’000	US$’000
Current assets
Other assets	1,035	1,076	1,430	1,509
Film assets	35	66	85	6
Inventories	2,160	1,113	3,432	5,044
Prepayments	174	186	824	1,267
Financial receivables	1,994	4,455	3,915	3,662
Trade and other receivables	5,065	14,787	25,287	30,033
Cash and cash equivalents	1,925	10,214	48,320	76,570

Total Current assets	12,388	31,897	83,293	118,091

Current liabilities
Trade and other payables	23,058	43,574	39,900	30,881
Accruals and other liabilities	3,171	3,921	5,119	7,102
Taxes payable	3,180	6,842	9,313	4,316
Deferred revenue	9,577	7,048	8,292	11,322

Total Current Liabilities	38,986	61,385	62,624	53,621

Net Current Assets/Liabilities	(26,598)	(29,488)	20,669	64,470

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

FINANCIAL INFORMATION

As at 31 December 2014 we had net current assets of US$20.7 million compared to net current liabilities of US$29.5 million as at 31 December 2013. The net current assets in FY2014 was mainly attributable to the sale of 20% of the equity interest in our Company to CMC Capital Partners, an investment fund focused on media and entertainment, and FountainVest, a China focused private equity group, for a total sale price of US$80.0 million payable in two equal instalments. The first instalment of US$40.0 million was received on 8 April 2014 and the second instalment of US$40.0 million was received on 10 February 2015.

As at 31 December 2013 we had net current liabilities of US$29.5 million as compared to net current liabilities of US$26.6 million as at 31 December 2012. The net current liabilities in both years were a result of relatively significant trade and other payables, primary due to purchasing IMAX theatre systems and Hollywood films from IMAX Corporation during the IMAX theatre network growth phase with delayed settlement of payables in order to conserve our cash flow. We expect to maintain a net assets position in the current financial year as we did in FY2014.

CASH FLOW ANALYSIS

The following table shows our net cash generated from operating activities, net cash used in investing activities and net cash generated from financing activities for the periods indicated:

	FY2012	FY2013	FY2014
	US$’000	US$’000	US$’000
Net cash provided by operating activities	1,321	20,414	28,220
Net cash used in investing activities	(60)	(12,118)	(27,515)
Net cash provided by financing activities	—	—	37,418
Effects of exchange rate changes on cash	(1)	(7)	(17)
Increase in cash and cash equivalents during year	1,260	8,289	38,106
Cash and cash equivalents, beginning of year	665	1,925	10,214
Cash and cash equivalents, end of year	1,925	10,214	48,320

Cash from Operating Activities

FY2014

Our net cash provided by operations was approximately US$21.4 million in FY2014. We had profit for the year of US$22.8 million and positive adjustments for amortisation of film assets of US$4.7 million, depreciation of property, plant and equipment of US$3.9 million and accretion charges associated with redeemable common share of US$1.7 million, reduced by our investments in film assets of US$4.7 million and changes in working capital of US$9.6 million. Changes in working capital primarily comprised (i) an increase in trade and other receivables of US$9.1 million; (ii) a decrease in deferred revenue of US$8.2 million; (iii) a decrease in taxes payable of US$4.3 million; and (iv) an increase in inventories of US$2.7 million, partially offset by (i) an increase in trade and other payables of US$7.8 million; (ii) an increase in accrued and other liabilities of US$4.7 million; and (iii) a decrease in financing receivables of US$2.7 million.

FY2013

Our net cash provided by operations was approximately US$20.1 million in FY2013. We had profit for the year of US$17.5 million and positive adjustments for amortisation of film assets of US$4.5 million, depreciation of property, plant and equipment of US$3.5 million, and changes in working capital of US$4.6 million reduced by our investments in film assets of US$4.5 million and

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FINANCIAL INFORMATION

non-cash invested capital of US$6.5 million. Changes in working capital primarily comprised (i) an increase in trade and other payables of US$7.8 million; (ii) a decrease in financing receivables of US$3.8 million, and (iii) an increase in taxes payable of US$3.3 million, partially offset by (i) an increase in trade and other receivables of US$10.0 million and (ii) a decrease in deferred revenue of US$1.9 million.

FY2012

Our net cash provided by operations was approximately US$1.3 million in FY2012. We had profit for the year of US$12.9 million and positive adjustments for amortisation of film assets of US$5.1 million and depreciation of property, plant and equipment of US$2.2 million, reduced by non-cash invested capital of US$7.7 million, our investments in film assets of US$5.0 million and changes in working capital of US$6.0 million. Changes in working capital primarily comprised (i) a decrease in trade and other payables of US$7.1 million; and (ii) an increase in financing receivables of US$4.3 million, partially offset by an increase in taxes payable of US$2.7 million.

Cash Used in Investing Activities

FY2014

Our net cash used in investing activities was approximately US$27.5 million for FY2014, primarily related to (i) investments in IMAX theatre equipment amounting to US$10.6 million installed in our exhibitor partners’ theatres under full revenue sharing arrangements; and (ii) the acquisition of certain IMAX theatre system and maintenance contracts in Greater China from IMAX Corporation for US$16.7 million.

FY2013

Our net cash used in investing activities was approximately US$12.1 million for FY2013, primarily related to investments in IMAX theatre equipment amounting to US$12.0 million installed in our exhibitor partners’ theatres under full revenue sharing arrangements.

FY2012

Our net cash used in investing activities was approximately US$0.06 million for FY2012.

Cash From Financing Activities

FY2014

Our net cash generated from financing activities was approximately US$37.4 million FY2014. The increase was primarily related to our sale of 20% of the equity interest in our Company to entities owned and controlled by CMC Capital Partners, an investment fund that is focused on media and entertainment, and FountainVest Partners, a China focused private equity firm. The sale price was US$80.0 million and payable in two equal instalments. The first instalment was received on 8 April 2014. Share issuance costs US$2.6 million partially offset the net cash generated from these financing activities.

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FINANCIAL INFORMATION

FY2013

There was no cash used or generated from financing activities in FY2013.

FY2012

There was no cash used or generated from financing activities in FY2012.

CONTRACTUAL OBLIGATIONS AND CAPITAL COMMITMENTS

Lease Commitments

We have lease commitments in FY2015 and FY2016 amounting to US$1.1 million and US$0.6 million related primarily to leased office space in Shanghai and Beijing, in each place expiring in FY2015 and renewable for one additional year. As we grow and expand to service the growing IMAX theatre network, we believe we will require more than double the existing leased space in Shanghai and Beijing in addition to leasing additional space in Hong Kong, resulting in larger commitments in FY2017 onwards.

CAPITAL EXPENDITURES AND CONTINGENT LIABILITIES

Capital Expenditures

Our capital expenditures primarily relate to the acquisition of IMAX theatre systems. During FY2012, FY2013 and FY2014, our capital expenditures were US$11.1 million US$13.1 million and US$10.3 million, respectively.

Going forward, in our theatre business we plan to allocate a significant portion of our capital expenditures to the continued expansion of the IMAX theatre network under revenue sharing arrangements to execute on our existing contractual backlog and future signings. For our films business, in order to further our strategy with respect to securing more Chinese language film content and enhancing longer term partnerships in the PRC cinema industry for the IMAX theatre network, we plan to build out an IMAX screening theatre and a DMR conversion facility to convert Chinese language films into the IMAX format. For more information, please see “Business—Our Business Operations—Films business—Chinese language films” and “Future Plans and Use of Proceeds”.

Contingent Liabilities

We have historically been involved in lawsuits, claims and proceedings which arise in the ordinary course of business. In accordance with our internal policies, we will make a provision for a liability when it is both probable that a loss has been incurred and the amount of the loss can be reasonably estimated. In March 2013, IMAX Shanghai Multimedia received notice from the Shanghai office of the General Administration of Customs that it had been selected for a customs audit as a result of its unintentional exclusion of freight and insurance from the customs value of certain imports into the PRC which resulted in an understated amount of value added taxes and duties on such imports. We believe that we have adequate provisions for such matters, and that any potentially negative consequence resulting from the audit will not be material. Our PRC legal adviser has informed us that the maximum possible fine we could incur as a result of such audit is RMB2.9 million. See note 27 of “Appendix I—Accountants’ Report” for further information.

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FINANCIAL INFORMATION

Except as disclosed above or as otherwise disclosed herein, as at 31 December 2014, we did not have any loan capital issued and outstanding or agreed to be issued, bank overdrafts, loans or other similar indebtedness, liabilities under acceptances or acceptance credits, debentures, mortgages, charges, hire purchase commitments, guarantees or other material contingent liabilities. The Directors confirm that there has been no material change in our commitments and contingent liabilities since 31 December 2014.

WORKING CAPITAL

We finance our working capital needs primarily through cash flow from operating activities. Cash flow generated from operating activities was US$1.3 million in FY2012, US$20.4 million in FY2013 and US$28.2 million in FY2014. As the IMAX theatre network continues to grow, we believe our cash flow from operating activities will continue to increase and fund existing business operations and any initial capital expenditures required under revenue sharing arrangements.

Taking into account our cash generated from operating activities and amounts from other sources of funds we expect to raise (including the proceeds from the [REDACTED]), our Directors believe that we have sufficient working capital for our present requirements and for the 12 months from the date of this [REDACTED].

STATEMENT OF INDEBTEDNESS

As at 31 March 2015, being the latest practicable date for the purpose of the indebtedness statement:

•	we did not have any bank borrowings or committed bank facilities;

•	we did not have any borrowing from IMAX Corporation or any related parties; and

•	We did not have any hire purchase commitments or bank overdrafts.

Since 31 December 2014, being the latest date of our audited financial statements, there has been no material adverse change to our indebtedness.

RECENT DEVELOPMENTS

IMAX Corporation published its first quarter results for the three months ended 31 March 2015, on 30 April 2015. These results incorporated limited results from our Group presented under US GAAP, which were broadly in line with our historical growth. For the final [REDACTED] to be registered with the Hong Kong Companies Registry ahead of the [REDACTED], we intend to incorporate updated consolidated interim results which will be prepared in accordance with IFRS and reviewed or audited by our reporting accountants. As at 31 March 2015, we had 239 theatres in the IMAX theatre network across Greater China and a further 219 theatres in the backlog, an increase of five and two from 31 December 2014, respectively.

On 10 February 2015, we received the second and final instalment of consideration totalling US$40.0 million from the sale of 20% of the equity interest in our Company to entities owned and controlled by CMC Capital Partners and FountainVest Partners.

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FINANCIAL INFORMATION

OFF BALANCE SHEET COMMITMENTS AND ARRANGEMENTS

We had no off-balance sheet arrangements as at 31 December 2014 and as at the date of this [REDACTED].

KEY FINANCIAL RATIOS

The following table lays out certain financial ratios as at the dates and for the periods indicated. We presented adjusted return on equity, adjusted return on total assets and adjusted net profit margin because we believe they present a more meaningful picture of our financial performance than unadjusted numbers as they exclude the impact from share-based compensation, accretion of amortised cost of Redeemable Class C Shares, fair value adjustments and the related tax impact.

	For the year ended and as at 31 December
	2012	2013	2014
Current ratio(1)	31.8%	52.0%	133.0%
Gearing ratio(2)	N/A	N/A	151.0%
Adjusted return on equity(3)	127.8%	65.8%	51.7%
Adjusted return on total assets(4)	24.1%	21.3%	17.2%
Adjusted net profit margin(5)	28.2%	32.5%	33.2%

Notes:

(1)	Current ratio is calculated by dividing total current assets by total current liabilities and multiplying the result by 100.

(2)	Gearing ratio is calculated by dividing total debt by total equity and multiplying the result by 100. Total debt represents the aggregate of the Redeemable Class C Shares of US$26.8 million and the corresponding value of the bifurcated derivative of US$12.9 million, which, we issued in April 2014.

(3)	Return on equity is calculated by dividing adjusted net profit for the year by total equity less combined equity, then multiplying the result by 100. Adjusted net profit for the year means profit for the year adjusted for share-based compensation, accretion of amortised cost of Redeemable Class C Shares, fair value adjustment of conversion option and the related tax impact.

(4)	Return on total assets is calculated by dividing adjusted net profit for the year by total assets and multiplying the result by 100.

(5)	Net profit margin is calculated by dividing adjusted net profit for the period by revenue and multiplying the result by 100.

Current Ratio

Our current ratio increased from 31.8% as at 31 December 2012 to 52.0% as at 31 December 2013, primarily due to material increases in trade and other receivables and cash and cash equivalents as a result of revenue generated from the expanded IMAX theatre network as well as reasons set out in “—Certain Statement of Financial Position Items” above.

Our current ratio increased from 52.0% as at 31 December 2013 to 133.0% as at 31 December 2014, primarily due to material increases in trade and other receivables and cash and cash equivalents as a result of the expanded IMAX theatre network and the sale of 20% of the equity interest in our Company to investors for up to US$80.0 million, of which US$40.0 million was received in April 2014.

Gearing Ratio

We had no indebtedness as at 31 December 2012 and 2013. Our gearing ratio was 151.0% as at 31 December 2014, primarily due to the classification of the Redeemable Class C Shares as a liability on our combined statements of financial position.

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FINANCIAL INFORMATION

Adjusted Return on Equity

Our adjusted return on equity decreased from 127.8% as at 31 December 2012 to 65.8% as at 31 December 2013, primarily due to an 169.5% increase in retained earnings from 31 December 2012 to 31 December 2013. Our return on equity decreased from 65.8% as at 31 December 2013 to 51.7% as at 31 December 2014, primarily due to our increased equity as a result of the receipt of the US$40.0 million proceeds from the sale of 20% of the equity interest in our Company to investors.

Adjusted Return on Total Assets

Our adjusted return on total assets decreased from 24.1% as at 31 December 2012 to 21.3% as at 31 December 2013, primarily due to the capitalised and one-time marketing and IMAX theatre launch costs related to the expansion of the IMAX theatre network under revenue sharing arrangements. Our return on total assets further decreased from 21.3% as at 31 December 2013 to 17.2% as at 31 December 2014, primarily due to our increased current assets as a result of the receipt of the US$40.0 million proceeds from the sale of 20% of the equity interest in our Company to investors.

Adjusted Net Profit Margin

Our adjusted net profit margin was 28.2%, 32.5% and 33.2% as at 31 December 2012, 2013 and 2014, respectively. Our net profit margin increased steadily in all three years primarily due to increased profit margins in our films business as a result of the expanding IMAX theatre network and scalable cost structures in our films business.

QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT MARKET RISK

We are exposed to a variety of financial risks: market risk, including foreign exchange risk and interest rate risk, credit risk and liquidity risk.

Market Risk

Foreign Exchange Risk

We operate in Greater China and are exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the U.S. dollar and Renminbi. Foreign exchange risk arises from future commercial transactions and recognised assets and liabilities which are denominated in a currency that is not our functional currency.

Our transactions are mainly denominated in U.S. dollar, Renminbi and Hong Kong dollar. The majority of assets and liabilities are denominated in U.S. dollar, Renminbi and Hong Kong dollar and there are no significant assets and liabilities denominated in other currencies. The carrying amounts of cash, accounts receivable and accounts payable by currency are disclosed in the notes to the combined financial statements.

Interest Rate Risk

We do not carry any borrowings and are not exposed to interest rate risk.

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FINANCIAL INFORMATION

Credit Risk

We are exposed to credit risk in relation to our cash and cash equivalents, trade and other receivables, financing receivables, and amounts due from related companies. Our maximum exposure to credit risk is the carrying amounts of these financial assets.

In FY2012, FY2013 and FY2014, 60.7%, 58.4%, and 60.9%, respectively, of our revenue was derived from our top five customers. As at 31 December 2012, 2013 and 2014, we had concentration of credit risk as 17.3%, 19.2%, and 49.5% of the total trade receivables were due from our top two, two and three customers, respectively.

To manage this risk, management has monitoring procedures to ensure that follow-up action is taken to recover overdue debts. In addition, management reviews regularly the recoverable amount of each individual trade and other receivable to ensure that adequate impairment provision is made for the irrecoverable amounts.

The credit risk on deposits with bank and amounts due from related companies are limited because deposits are in banks with sound credit ratings and management does not expect any loss from non-performance by related companies.

Liquidity Risk

Liquidity risk refers to the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial assets.

Cash flow forecasting is performed for each of our operating entities and is aggregated by our management. Management monitors rolling forecasts of our liquidity requirements to ensure we have sufficient cash to meet operational needs while maintaining sufficient headroom on any undrawn committed borrowing facilities we may have at all times so that we do not breach borrowing limits or covenants (where applicable) on any of our borrowing facilities. Such forecasting takes into consideration our debt financing plans, covenant compliance, compliance with internal balance sheet ratio targets and, if applicable external regulatory or legal requirements.

Our financial liabilities, specifically trade and other payables, into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date is disclosed in note 13 to the accountant’s report. There are no other borrowings to disclose.

Credit Risk Management

Our objectives when managing capital are to safeguard our ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

Our capital structure consists of equity and amounts due to the Controlling Shareholder. In order to maintain or adjust the capital structure, we may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce borrowings. We monitor capital on the basis of gearing ratio. The gearing ratio is calculated as total debt divided by total equity. Total debt is total borrowings, including amount due to IMAX Corporation.

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FINANCIAL INFORMATION

DIVIDEND POLICY AND DISTRIBUTABLE RESERVES

After completion of the [REDACTED], our Shareholders will be entitled to receive dividends declared by us. The proposal of payment and the amount of our dividends will be made at the discretion of our Board and will depend on our general business condition and strategies, cash flows, financial results and capital requirements, the interests of our Shareholders, taxation conditions, statutory and regulatory restrictions and other factors that our Board deems relevant. Any dividend distribution shall also be subject to the approval of our Shareholders in a Shareholders’ meeting. In addition, as our Company is a holding company registered in the Cayman Islands and our operations are conducted through our subsidiaries, two of which are incorporated in the PRC, the availability of funds to pay distributions to Shareholders and to service our debts depends on dividends received from these subsidiaries. Our PRC subsidiaries are restricted from distributing profits before the losses from previous years have been remedied and amounts for mandated reserves have been deducted. See “Risk Factors—Risks Relating to Doing Business in the PRC—Our Company is a holding company that relies on dividend payments from our subsidiaries for funding and dividends from our PRC subsidiaries are subject to PRC withholding tax” and “Risk Factors—Risks Relating to Doing Business in the PRC—The ability of our subsidiaries that are incorporated in the PRC to declare dividends may be limited by trapped cash”.

As at 31 December, we had total equity of US$10.0 million, of which US$2.4 million was accumulated deficit.

NO ADDITIONAL DISCLOSURE REQUIRED UNDER THE LISTING RULES

Except as disclosed in “—Indebtedness” above, we confirm that, as at the Latest Practicable Date, we were not aware of any circumstances that would give rise to a disclosure requirement under Rules 13.13 to Rules 13.19 of the Listing Rules.

NO MATERIAL ADVERSE CHANGE

The Directors confirm that, having performed reasonable due diligence on the Group, there has been no material adverse change in the Group’s financial or trading position or prospects since 31 December 2014, which is the end of the period covered by the Accountants’ Report as set out in “Appendix I—Accountants’ Report”, up to the date of this [REDACTED].

LISTING EXPENSES

Total expenses (excluding underwriting commissions) expected to be incurred in relation to the Listing are approximately US$8.0 million. We incurred an immaterial amount of expenses relating to the Listing during the Track Record Period.

UNAUDITED PRO FORMA ADJUSTED NET TANGIBLE ASSETS

[REDACTED]

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FINANCIAL INFORMATION

[REDACTED]

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FINANCIAL INFORMATION

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

SHARE CAPITAL

SHARE CAPITAL OF THE COMPANY

The following is a description of the authorised and issued share capital of the Company immediately before and following the completion of the [REDACTED].

1. Prior to the Share Subdivision

Nominal Value (US$0.01)
Authorised share capital
6,256,250	Shares	US$62,562.50

Issued and to be issued, fully paid or credited as fully paid
[REDACTED]	Shares in issue as at the date of this [REDACTED]	[REDACTED]

2. Immediately following completion of the Share Subdivision

Nominal Value (US$0.0001)
Authorised share capital
[625,625,000]	Shares	US$62,562.50

Issued and to be issued, fully paid or credited as fully paid
[REDACTED]	Shares in issue	[REDACTED]
[REDACTED]	Shares to be issued pursuant to the [REDACTED]	[REDACTED]

[REDACTED]	Total	[REDACTED]

ASSUMPTIONS

The above table assumes that the [REDACTED] becomes unconditional and does not take into account any Shares [which may be issued pursuant to the Over-allotment Option or] which may be issued or repurchased by the Company pursuant to the general mandates granted to the Directors to issue or repurchase Shares as described below.

RANKING

The [REDACTED] are ordinary shares in the share capital of the Company and will rank equally in all respects with all the Shares in issue or to be issued as set out in the above table, and will qualify for all dividends and other distributions declared, made or paid by the Company following the completion of the [REDACTED].

GENERAL MANDATES GRANTED TO THE DIRECTORS

Subject to the [REDACTED] becoming unconditional, general mandates have been granted to the Directors to allot and issue Shares and to repurchase Shares. For details of such general mandates, see “Appendix VI—Statutory and General Information—Further Information About the Company”.

SHARE REDESIGNATION

On [●] 2015, the Company passed certain resolutions to redesignate all the issued and unissued Common A Shares, Common B Shares, Redeemable Class C Shares and Common D Shares into one class of shares with effect from and conditional upon the Listing of the Company. Immediately prior to Listing, the shares held by the Pre-IPO Shareholders will be redesignated to the same number of ordinary Shares in the Company.

SHARE SUBDIVISION

Immediately upon completion of the Share Redesignation, the Company will undergo a Share Subdivision pursuant to which all the Shares will be subdivided at a ratio of 1 : [100], whereby one Share of par value of US$0.1 will be subdivided into [100] Shares of par value of US$[0.0001] each.

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SUBSTANTIAL SHAREHOLDERS

So far as is known to any Director or chief executive of the Company as at the Latest Practicable Date, immediately following the completion of the [REDACTED] (assuming the Over-allotment Option is not exercised and the Options are not exercised), the following persons (other than a Director or chief executive of the Company) will have an interest and/or short position (as applicable) in the Shares which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or will, directly or indirectly, be interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Group, once the Shares are listed on the Stock Exchange:

Interests and Long Positions in Shares

Name of Shareholder	Capacity	Number of [REDACTED] held or interested	Approximate Percentage of interest (%)
IMAX Corporation	Interest in controlled entity(1)	[REDACTED]	[REDACTED]%

IMAX Barbados	Beneficial interest	[REDACTED]	[REDACTED]%

FountainVest	Beneficial interest	[REDACTED]	[REDACTED]%

CMCCP	Beneficial interest	[REDACTED]	[REDACTED]%

CME	Beneficial interest	[REDACTED]	[REDACTED]%

Notes:

(1)	[●] Shares are directly held by IMAX Barbados, which is a wholly-owned subsidiary of IMAX Corporation.

Save as disclosed above, as at the Latest Practicable Date, none of the Directors or chief executive of the Company is aware of any other person who will, immediately following the completion of the [REDACTED] (assuming the Over-allotment Option is not exercised), have an interest or short position in the Shares which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or who is, directly or indirectly, interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Group.

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RELATIONSHIP WITH OUR CONTROLLING SHAREHOLDER

RELATIONSHIP WITH OUR CONTROLLING SHAREHOLDER

Our ultimate controlling shareholder is IMAX Corporation, which holds a majority interest in the Company through its wholly owned subsidiary, IMAX Barbados, our intermediate controlling shareholder. Immediately following the completion of the [REDACTED], IMAX Corporation will be interested in approximately [REDACTED]% of the issued capital of the Company.

INTERESTS OF IMAX CORPORATION IN OTHER BUSINESSES

IMAX Corporation operates a theatre equipment and films business under which it sells, leases or contributes IMAX theatre systems to exhibitors under theatre arrangements and provides a distribution platform for IMAX format films for exhibition in the IMAX theatre network in regions outside of Greater China (the “Excluded Business”). Save for the Excluded Business, IMAX Corporation does not have any interest in a business which competes or is likely to compete, either directly or indirectly, with the business of the Group.

Following the completion of the [REDACTED], the Excluded Business will continue to be excluded from the Group as we will focus on developing the theatre and films business in Greater China, which is to be operated independently of the Excluded Business. The Excluded Business and our business will also be separately managed by independent management teams, which are described further in “Relationship with our Controlling Shareholder—Independence from IMAX Corporation—Management Independence”. IMAX Corporation has no intention to inject the Excluded Business into the Group in the future.

IMAX Corporation also has a 50% indirect interest in TCL-IMAX Entertainment, which is a 50:50 joint venture between IMAX Corporation and TCL. TCL-IMAX Entertainment engages in the design, development, manufacturing and global sale of premium home theatre systems incorporating components of IMAX’s projection and sound technology adapted for a broader home environment. TCL-IMAX Entertainment has not generated any revenue to date, but it is expected to commence offering home theatre systems in Greater China in the second half of 2015.

The business undertaken by TCL-IMAX Entertainment was not undertaken by the Group since the home theatre system being developed by TCL-IMAX Entertainment is targeted to the broader home theatre market and involves a ground-up new technology development, which makes it outside of our core business. However, we hold a preferred share in IMAX (Hong Kong) Holding, which holds IMAX Corporation’s investment in TCL-IMAX Entertainment and which entitles us to IMAX Corporation’s share of any dividends and distributions paid by TCL-IMAX Entertainment in respect of profit from Greater China. Greg Foster and Jiande Chen, our Directors, are directors of TCL-IMAX Entertainment. They do not have any executive role or responsibilities at TCL-IMAX Entertainment. Otherwise, we do not have any management or operational role, responsibilities or other rights in TCL-IMAX Entertainment, nor are we subject to any funding obligations in relation to TCL-IMAX Entertainment.

COMPETITION

For the reasons set out below, the Directors believe that it is unlikely that the businesses of IMAX Corporation and the Group will compete in any material respect with each other, directly or indirectly.

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RELATIONSHIP WITH OUR CONTROLLING SHAREHOLDER

Geographic Location of Operations

Our Business

We operate our business exclusively in Greater China. Pursuant to the DMR Services Agreements, we are also entitled to receive 50% of the box office that IMAX Corporation receives from the exploitation of the Greater China DMR Films outside of Greater China but the amounts which we have received from IMAX Corporation under these agreements were immaterial during the Track Record Period and are not expected to increase significantly after Listing. Following completion of the [REDACTED], we will continue to focus on expanding our presence in the movie theatre industry in Greater China.

IMAX Corporation’s Business

IMAX Corporation operates in a wide range of geographic regions, including the United States and Canada as well as other key international markets such as the rest of Asia (excluding Greater China, other than through its interest in us), Western Europe, Russia and other members of the Commonwealth of Independent States, and Latin America. Following completion of the [REDACTED], IMAX Corporation will continue to operate its theatre and films business only in geographical regions other than Greater China since it has granted the Group the exclusive right to use the IMAX trademark and technology in Greater China for its theatre and films businesses under the Trademark License Agreements and the Technology License Agreements. These exclusive licences prevent IMAX Corporation from using the IMAX trademark or IMAX technology in Greater China to compete against our businesses. The Trademark License Agreements and the Technology License Agreements each have a term of 25 years, which is renewable for an additional 25-year term upon the expiration of the initial term at our election.

The Directors believe that these long term licensing arrangements with limited termination provisions provide the Group with safeguards and certainty as to the exclusive use of the IMAX trademarks and technology in the theatre and films businesses in Greater China over a long period of time, which will be effective for maintaining a clear geographical delineation of the businesses of the two groups following completion of the [REDACTED].

Unrelated Business Agreement

IMAX Corporation, the Company, IMAX Shanghai Multimedia and IMAX Hong Kong have entered into the Unrelated Business Agreement, pursuant to which IMAX Corporation has agreed not to, directly or through any of its subsidiaries, acquire, develop or conduct any new business which does not constitute any of the existing core businesses of IMAX Corporation or the Group (the “Unrelated Business”) in Greater China, unless it first notifies and offers to the Company an opportunity to participate in the acquisition or development of such Unrelated Business. Under the Unrelated Business Agreement, if the Company elects to participate in the acquisition or development of an Unrelated Business, it shall pay to IMAX Corporation a contribution fee to be determined by reference to the estimated costs of developing or acquiring such Unrelated Business and the estimated percentage of revenue to be derived from the exploitation of such Unrelated Business in Greater China.

The Directors believe that the Unrelated Business Agreement reinforces the clear delineation of the businesses of IMAX Corporation and the Group as it allows the Group to have a right of first refusal to participate in any potential new businesses outside of the existing core business in Greater China which IMAX Corporation intends to engage in.

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RELATIONSHIP WITH OUR CONTROLLING SHAREHOLDER

Please see “Connected Transactions” for the specific terms and details of the Trademark License Agreements and Technology License Agreements.

INDEPENDENCE FROM IMAX CORPORATION

The Directors believe that the Group is capable of carrying on its business independently of IMAX Corporation and its associates after the completion of the [REDACTED] for the following reasons:

Operational Independence

Day-to-day management and execution of relationships with exhibitors

We manage the entire IMAX theatre business in Greater China and set our own development strategy. We source new customers, manage existing customers, negotiate and structure the business terms of contractual arrangements with customers—including exclusive zones of occupation for IMAX theatres—and analyse market and business trends. We also devise our own marketing strategy, execute theatre launch initiatives and provide ongoing marketing services, including training of our exhibitor partners.

We have established significant, independent relationships with over 30 exhibitors, as well as a number of commercial real estate developers such as Dalian Wanda. This has enabled us to drive a rapid expansion of the IMAX theatre network in Greater China, with 128, 173 and 234 and 239 theatre systems operating in Greater China as of 31 December 2012, 2013 and 2014 and 31 March 2015, and a backlog of a further 219 theatre systems scheduled to be installed from 2015 to 2021 pursuant to legally binding agreements already signed with exhibitors as at 31 March 2015.

The process of the final assembly, integration, testing and installation supervision of IMAX theatre systems is carried out by employees of the Group and independent third party contractors engaged locally. The process includes the complete interconnection of the projectors and audio systems, running of speakers or microphone cables, the hanging and aiming of speakers, building screen frames, installing screen sheets, installing image enhancer cameras, installing audio and video servers, sound tuning and audio system calibration, system and image testing and projectionist training. A dedicated team of our employees and independent third party contractors also carry out ongoing maintenance services at existing IMAX theatres in Greater China out of a dedicated service office in Shanghai.

Procurement of IMAX trademark and technology and theatre system equipment

Long term agreements with IMAX Corporation

We have entered into a number of long term agreements with IMAX Corporation for the licensing of the IMAX trademark and technology, procurement of theatre systems and equipment and design services, which are described further in “Connected Transactions—Non-Exempt Connected Transactions—Transactions with IMAX Corporation”. The Directors consider that these long term arrangements to be commercially beneficial to us for the following reasons:

•

It is more cost-effective for us to procure certain theatre systems and equipment from IMAX Corporation given its business focus, scale and global network of customers, than if we were to carry out our own production of all of the relevant theatre systems and equipment in-house.

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RELATIONSHIP WITH OUR CONTROLLING SHAREHOLDER

•	The arrangements provide long term certainty of supply to the Group, enabling us to enter into long term agreements with our exhibitor partners.

•	Each of the long term agreements with IMAX Corporation have fixed pricing terms determined on an arm’s length basis, providing us with long term certainty of cost.

Contingency Agreements

In order to guard against any failure of supply by IMAX Corporation for any reason, the Contingency Agreements have been put in place to ensure our ability to continue providing IMAX digital xenon projection systems and IMAX digital laser theatre systems to our exhibitor customers in such circumstances. These comprise:

•	the Escrow Agreement, between the Agent, IMAX Corporation and the Company; and

•	the Administration Agreement, between IMAX Corporation, the Company and certain other members of the Group.

The Contingency Agreements operate as follows:

•

Prior to Listing, IMAX Corporation will deposit the Escrow Documents with the Agent, which will contain the design plans, specifications and know-how (including the relevant source code and related documents) necessary to enable the Company to manufacture and fully assemble IMAX digital xenon projection systems. IMAX Corporation has also undertaken to deposit Escrow Documents in respect of IMAX laser-based digital projection systems within one year of Listing.

•	IMAX Corporation will undertake to amend, update and supplement the Escrow Documents from time to time.

•

The Agent will hold the Escrow Documents and any additional information provided by IMAX Corporation from time to time and will not release them except in accordance with the terms of the Escrow Agreement.

•

If IMAX Corporation has, in breach of the Equipment Supply Agreements, failed to supply the Group with IMAX equipment of an aggregate purchase cost of at least US$8 million for a period of at least nine months (other than force majeure type events that would restrict us from manufacturing or assembling those systems ourselves were the Escrow Documents released) (the “Trigger Condition”), the Group will be entitled to issue a release notice pursuant to the Administration Agreement and the Agent will, subject to the next following paragraph, release the Escrow Documents to us within 30 days of receipt of such a release notice.

•

IMAX Corporation will be entitled to dispute the validity of the issue of a release notice, in which case the matter shall be referred to the Chief Executive Officers of IMAX Corporation and the Company. If the Chief Executive Officers do not reach agreement, the matter will be referred to an independent expert for determination as to whether the Trigger Condition has been satisfied and the Escrow Documents may be released. The independent expert will be a person mutually acceptable to both IMAX Corporation and the Company or, in the absence of agreement, such person who is nominated to fulfil that role by the president of an acceptable industry body following a request made by either IMAX Corporation or the Company, provided that person is a dispute resolution partner of one of the top ten commercial law firms by global revenue then operating in New York City.

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RELATIONSHIP WITH OUR CONTROLLING SHAREHOLDER

•

If the Escrow Documents are released to us, under the Trademark License Agreements and Technology License Agreements we will automatically be granted an exclusive trademark and technology licence of the IMAX brand and technology that will enable the Group to manufacture and assemble IMAX digital xenon projection systems and IMAX digital laser theatre systems itself, or subcontract the manufacturing and assembly works to third party manufacturers, effective upon release of the Escrow Documents to us, for a 12-year period following such release.

•

A 12-year period was mutually agreed on the basis that it is intended to provide the Group with a sufficiently long period of time to develop, in parallel with exploiting IMAX Corporation’s trademark and technology, its own cinema technology and own branding to be able to operate its own business sufficiently at the conclusion of the 12-year period.

•

The US$8 million threshold would be expected to be triggered if IMAX Corporation failed to deliver around 20 theatre systems within a nine-month period. This represents just under 30% of our total anticipated IMAX digital xenon projection system and IMAX digital laser theatre system installations for 2015.

•

The Escrow Agreement will terminate following the Escrow Documents having been released to the Group and the Administration Agreement will terminate following the Escrow Documents having been released and expiry of the 12-year licence period. The Contingency Agreements will not be terminable in any other circumstances.

Implementation of the Contingency Agreements

IMAX Corporation already has detailed contingency plans in place which contemplate a relocation of its manufacturing and assembly operations to a new site in the case of a catastrophic event affecting its existing facilities. These plans will be included in the Escrow Documents to assist us in establishing our own facilities. Most of the manufacturing and assembly operations for IMAX digital xenon projection systems and IMAX digital laser theatre systems can be conducted in usual factory conditions and would not require specialist facilities. Some of the equipment for the IMAX digital laser theatre systems requires a clean room and related environmental controls, but the Company does not anticipate any issues sourcing such facilities given the large number of existing facilities with a clean room and related environmental controls.

We source components directly from the manufacturers where feasible, including both components that are delivered directly to us, and components that IMAX Corporation assembles or integrates into equipment before delivery to us. Accordingly, if the escrow arrangements were triggered, we would have existing direct supply arrangements with the manufacturers. We believe that these should be capable of being amended to reflect the new arrangements, whether that involves us carrying out the manufacturing and assembly processes ourselves, or subcontracting all or some of these to third parties.

We do not envisage any significant difficulties in recruiting sufficient members of technical staff to establish the new manufacturing and assembly operations and to carry out, oversee and control the quality of the manufacturing and assembly process. In this event, we would also be able to make use of the technical experience and competencies of our maintenance and installation teams, who are familiar with many aspects of an IMAX theatre system and its manufacture and assembly through their maintenance roles.

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IMAX Corporation’s plans contemplate recovery of all production lines in eight weeks or less following the existing facilities ceasing to be available and subject to sourcing a suitable new location. We estimate that in a worst case scenario, in the event no personnel from IMAX Corporation were available to assist us, it would take around four months for us to establish our own manufacturing and assembly operations using the Escrow Documents. It may be possible to restore supply more quickly if we decided to subcontract the manufacturing and assembly operations. We plan to retain a sufficient inventory of equipment to mitigate the impact of an interruption of supply of theatre systems on our delivery obligations to exhibitors in the event of a worst case scenario as well as to support our network expansion.

Although the Escrow Documents will not initially contain the design plans, specifications and know-how for IMAX digital laser theatre systems, IMAX Corporation has undertaken to deposit these with the Agent within one year of Listing. We consider that these arrangements are sufficient since we have entered into agreements with exhibitors to install just five IMAX digital laser theatre systems in FY2015 and FY2016, representing approximately 3% of our total anticipated theatre system installations in these periods.

Taking into account the above, the Directors believe that the Group would be able to carry on its theatre business even if IMAX Corporation were not able to supply the Group with IMAX theatre system components.

The future development of IMAX technology

The Directors believe that there is a significant alignment of commercial interest between the Group and IMAX Corporation. See “—Alignment of commercial interest between the Group and IMAX Corporation” for further information. In the context of the development of IMAX technology, Greater China is IMAX’s second largest and fastest growing major market and it is therefore important for IMAX Corporation and its board to take account of the views of our Company, which receives daily feedback from exhibitors, studios and cinema goers in Greater China, when planning its technology development strategy.

Representation arrangements have been put in place to ensure that the views of the Group are taken into account by IMAX Corporation when planning its future technology and development strategy. Both our Chief Executive Officer and President, Theatre Development and Film Distribution, are members of IMAX Corporation’s Senior Executive Management Committee, which meets by telephone bi-weekly, and in person quarterly. The committee is made up of the most senior ranking executives in the IMAX group and is tasked with the strategic oversight and key decision-making of IMAX Corporation, including decisions relating to developments in films and technology.

In the event that we do not have representation on the committee at any time in the future, IMAX Corporation has undertaken to establish an advisory committee on which a representative from the Group would sit and which would have access to a reasonable and appropriate level of information of IMAX Corporation, including information relating to developments in films and technology.

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The Directors believe that these representation arrangements will ensure that the Group is provided with a sufficient level of influence over the development of the IMAX technology to guard against the risk that the Group’s business is adversely affected by IMAX Corporation’s inadequate or improper development of the IMAX technology in the future, taking into account:

•	the significant alignment of commercial interest between the Group and IMAX Corporation;

•	the requirement under the Equipment Supply Agreements for IMAX Corporation to provide us with the same level of technology as it supplies its own customers; and

•	the longevity of IMAX theatre systems, which are designed to remain current for at least the duration of the initial terms of agreements with exhibitors (typically, 10 years or more).

Procurement of IMAX format films

Chinese language films

We manage our own relationships with studios in Greater China, procuring Chinese language films for distribution throughout the IMAX network in Greater China and beyond. IMAX Corporation currently converts Chinese language films into the IMAX format for us pursuant to a long term agreement. However, the Company is currently setting up its own DMR conversion facility and screening room in Greater China. This facility is expected to be fully operational by the end of 2015, and we believe that it will be highly attractive to filmmakers in the PRC and will strengthen our partnerships with them.

As Chinese language films are expected to be an increasingly large part in our film slate over the coming years, the Directors believe that the establishment of the Company’s own DMR conversion facility will further increase the independence of the Group from IMAX Corporation as it will be able to conduct its own DMR conversion of an increasingly significant portion of its film slate.

Hollywood films(1)

Our representation on IMAX Corporation’s senior executive management committee provides our Group with the ability to influence the Hollywood film slate selection process as the committee is actively involved in the discussion, analysis and decision-making with respect to studio negotiations for the conversion of Hollywood films into IMAX format.

Although during the Track Record Period, the Company was not a party to agreements with Hollywood studios and relied on IMAX Corporation to remit to us the studio fees in respect of the Greater China box office, going forward, the Company will become a direct, contracted party to the global agreements with Hollywood studios alongside IMAX Corporation, where possible. As a result, going forward, the studio fees receivable from Hollywood studios in respect of the release of films in Greater China will be paid by the studios to the Company. It is intended that studio agreements will continue to be entered into on a global basis since if the Company and IMAX Corporation separately approached Hollywood studios to negotiate the conversion of films to IMAX format, each contract would represent a smaller market, weakening their respective negotiating leverage against the studios.

(1)	Hollywood films include all imported films subject to the annual quota imposed by the PRC government.

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In the event that IMAX Corporation ceased to work with us to convert and release Hollywood films in the IMAX format, our Directors do not anticipate any issues or difficulties in being able to enter into contracts with studios directly to convert and release Hollywood films in the IMAX format in Greater China. In such an event, the Group would be able to use its own DMR conversion facility to convert Hollywood films into IMAX format films.

Alignment of commercial interests

The Directors believe that the commercial interests of the Group and IMAX Corporation are strongly aligned for the following reasons:

We have a significant financial impact on IMAX Corporation’s results

The Group generates a significant share of IMAX Corporation’s revenue and this is expected to continue to increase as Greater China is IMAX Corporation’s fastest growing major market. The Group will directly impact IMAX Corporation’s financial statements and performance as the Group will continue to be a subsidiary of IMAX Corporation upon Listing and IMAX Corporation will continue to consolidate the Group.

In addition, the Group is IMAX Corporation’s only means of generating revenue from the theatre and films business in Greater China due to the exclusive arrangements it has entered into with IMAX Corporation. Moreover, as IMAX Corporation receives a percentage fee based on the gross revenue of the Group under the inter-company brand and technology licence arrangements, IMAX Corporation has a strong and direct incentive to ensure the success of the Group.

IMAX Corporation’s reputation and protection of the IMAX brand value

IMAX Corporation is also incentivised to support the Group’s business from a reputational and brand protection point of view. If IMAX Corporation ceased to provide the Group with IMAX equipment, technology and services, as well as the use of the IMAX brand, it could damage IMAX’s reputation as a global brand and adversely affect IMAX Corporation’s relationships with studios, which would be unable to enter into global distribution arrangements and which would prevent them from exhibiting their films in IMAX theatres in Greater China.

IMAX Corporation’s reliance on the Group’s on the ground expertise, experience and relationships

The Group has considerable “on the ground” experience of working in Greater China and has established strong relationships with key stakeholders in the theatre industry, including theatre operators, developers, regulators, studios and filmmakers, which is crucial to the successful execution of the Greater China business operations. In the absence of the experience and relationships built up by the Group, we believe that IMAX Corporation would face significant difficulties replicating the role and function of the Group. This would particularly be the case with respect to Chinese studios, whose films are expected to form an increasingly significant portion of the overall film slate for the Group in the coming years.

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Financial Independence

Save for a shareholder loan contract between IMAX Barbados and IMAX Shanghai Multimedia dated 7 December 2011, which was terminated on 8 April 2014, under which no amounts had been drawn down, we have not entered into any other financing arrangements or loans with IMAX Corporation or any of its affiliates for our business operations.

Other than trade receivables and trade payables owing by or to the Controlling Shareholder which arise from on-going continuing connected transactions, there will be no amounts owing to or from the Controlling Shareholder from our Group at the Listing Date.

Management Independence

Board of Directors

As described in “Directors and Senior Management”, only two of the Directors out of a total Board comprising nine Directors will have overlapping roles in the Group and IMAX Corporation following the completion of the [REDACTED].

Details of the common directors between IMAX Corporation and the Group are set out below. There are no overlapping executive directors between IMAX Corporation and the Group.

Name	Company	IMAX Corporation
Richard Gelfond	Non-executive Director and Chairman	Chief Executive Officer and Executive Director

Jiande Chen	Executive Director and Chief Executive Officer	None

Jim Athanasopoulos	Executive Director, Chief Financial Officer and Chief Operating Officer	None

Mei-Hui Chou (Jessie)	Executive Director, Chief Marketing Officer and Head of Human Resources	None

Greg Foster	Non-executive Director	Senior Executive Vice President and Chief Executive Officer, IMAX Entertainment, a business division of IMAX Corporation

RuiGang Li	Non-executive Director	None

Yue-Sai Kan	Independent non-executive Director	None

John Davison	Independent non-executive Director	None

Dawn Taubin	Independent non-executive Director	None

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We have also established the following corporate governance measures to seek to address any potential conflicts of interests between the Group and IMAX Corporation:

(a)	At least one of the Independent Non-executive Directors will have relevant industry experience: At least one of the Independent Non-executive Directors will have relevant entertainment industry experience to assist the other Independent Non-executive Directors in making decisions when actual or potential conflicts of interests arise.

(b)	Abstention of conflicted Directors from voting at the Board meetings: Where a Board meeting is to discuss a matter that gives rises to a conflict with IMAX Corporation, including any matters relating to connected transactions with IMAX Corporation, any conflicted Directors will abstain from voting and will not be counted in the quorum of the relevant Board meeting and only our Executive Directors, RuiGang Li and all three Independent Non-executive Directors, who do not have any role with IMAX Corporation, will be entitled to vote and decide on such issues.

(c)	Annual review by Independent Non-executive Directors: Potential and actual conflicts arising from connected transactions between IMAX Corporation and the Group have been identified and a regime for all of the existing continuing connected transactions has already been established, with the on-going requirement that all such transactions be reviewed and reported on annually by the Independent Non-executive Directors and the Company’s auditors.

(d)	Provision of information by IMAX Corporation: IMAX Corporation has undertaken to provide all information which is necessary for the annual review of the continuing connected transactions to be conducted by the Independent Non-executive Directors.

(e)	Review by audit committee: Our audit committee shall be responsible for overseeing the implementation of the above measures.

Taking into account the composition of our Board and the corporate governance measures set out above, our Directors believe that the Company and IMAX Corporation have boards of directors that will function independently of each other.

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Senior Management

In addition, five out of six of our senior management team responsible for our daily operations will be independent from IMAX Corporation:

Name	Company	IMAX Corporation
Jiande Chen	Chief Executive Officer and Executive Director	None

Don Savant	President, Theatre Development and Film Distribution	Executive Vice President and Managing Director, Asia Pacific

Jim Athanasopoulos	Chief Financial Officer and Chief Operating Officer, and Executive Director	None

Mei-Hui Chou (Jessie)	Chief Marketing Officer and Head of Human Resources, and Executive Director	None

Michelle Rosen	General Counsel	None

Honggen Yuan (Karl)	Senior Vice President, Theatre Development	None

Administrative Independence

All essential administrative functions will be carried out by the Group itself but the Controlling Shareholder will provide to the Group certain administrative and non-management services at our election such as legal and corporate secretarial support, treasury, finance, accounting and taxation support, corporate communications support, human resources including staff training support, information technology support, internal audit support and general office administrative support on a shared basis. See “Connected Transactions—Exempt Connected Transactions—1. Services Agreement” for further details.

As the Controlling Shareholder will consolidate the financial results of the Group as its subsidiary, the Directors believe that this would serve to align the implementation of the corporate governance policy of the Group with that of the Controlling Shareholder and would better facilitate the administrative functions of the two groups as a whole in a cost efficient manner. Such services however can always be provided by other independent third party suppliers with comparable pricing, which the Directors believe is not difficult to find in the market.

Directors’ Interests in Competing Business

Save for the directorships and senior management roles in IMAX Corporation (if any) held by certain of our Directors as disclosed in “—Independence from IMAX Corporation—Management Independence”, and the interests of certain of our Directors in IMAX Corporation as set out in “Appendix VI—C. Further Information about the Directors—1. Disclosure of Interests”, none of the Directors is interested in any businesses apart from the Group’s business which competes or is likely to compete, either directly or indirectly, with the Group’s business.

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CONNECTED TRANSACTIONS

OVERVIEW

Prior to the Listing Date, we have entered into certain transactions with IMAX Corporation, which will, upon the Listing, become a connected person of the Group. Following the completion of the Listing, these will be continuing connected transactions of the Company under the Listing Rules. Details of these transactions as well as the waivers [granted] by the Stock Exchange from strict compliance with the relevant requirements in Chapter 14A of the Listing Rules are set out below.

EXEMPT CONNECTED TRANSACTIONS

Following the Listing Date, the following transactions will be connected transactions between members of the Group and IMAX Corporation exempt from the reporting, announcement, annual review and independent shareholders’ approval requirements under Chapter 14A of the Listing Rules.

1. Services Agreements

(a) Description of the Services Agreements

(i) Subject matter

On 1 January 2014, each of IMAX Shanghai Multimedia and IMAX Hong Kong entered into the Services Agreements with IMAX Corporation for an indefinite term commencing on 1 January 2014, pursuant to which IMAX Corporation agreed to provide certain services to each of IMAX Shanghai Multimedia and IMAX Hong Kong at our election, including (a) finance and accounting services, (b) legal services, (c) human resources services, (d) IT services, (e) marketing services, (f) theatre design services, and (g) theatre project management services.

The terms relating to the fees payable under the Services Agreements were subsequently amended by the 2014 Letter Agreement.

(ii) Term and Termination

Each of the Services Agreements does not have a fixed term and will continue to be in effect until terminated upon any of the following:

(a)	mutual agreement of the parties;

(b)	bankruptcy or insolvency of IMAX Corporation or IMAX Shanghai Multimedia (in the case of the Services Agreement entered into between IMAX Corporation and IMAX Shanghai Multimedia) or IMAX Hong Kong (in the case of the Services Agreement entered into between IMAX Corporation and IMAX Hong Kong) or the appropriation of the assets of either party to the Services Agreement by any government, where termination shall be automatic and immediate;

(c)	at the non-breaching party’s election, material breach of the Services Agreement by either party; or

(d)	expiration or termination of the Trademark License Agreement entered into between the same persons as are parties to the Services Agreement.

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CONNECTED TRANSACTIONS

(iii) Fees

The total service fees payable under the Services Agreements by IMAX Shanghai Multimedia and IMAX Hong Kong are calculated on the following basis:

(a)	Variable service fees: with respect to the IT services, marketing services, theatre design services and theatre project management services, IMAX Shanghai Multimedia and IMAX Hong Kong shall pay to IMAX Corporation on a monthly basis an amount equal to 110% of the actual costs plus general overhead for the provision of such services; and

(b)	Fixed service fees: IMAX Shanghai Multimedia and IMAX Hong Kong shall pay to IMAX Corporation on a monthly basis with respect to the finance and accounting services, legal services and human resources services, a total amount of US$17,522.

The fixed service fees shall be adjusted annually by IMAX Corporation in accordance with the U.S. consumer price index.

The fixed service fees stated above are based on the level of services currently being provided by IMAX Corporation to IMAX Shanghai Multimedia and IMAX Hong Kong. If the level of services increases or decreases materially, the parties have agreed to negotiate in good faith a new fixed services fee.

IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong have also agreed that the fees payable under the Services Agreements will be adjusted, including retrospectively, to the extent an adjustment is necessary to ensure that the payments are on arm’s length basis as determined by a court of competent jurisdiction or a government or taxing authority, or as mutually agreed by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong.

(b) Historical Transaction Amounts

For FY2014, the service fees payable by the Group to IMAX Corporation were approximately US$210,000.

(c) Listing Rules Requirements

As the highest relevant percentage ratio in respect of the Services Agreements is expected to be, on an annual basis, less than 5% and the total consideration is expected to be less than HK$3,000,000, and it is on normal commercial terms or better, the Services Agreements will be exempt pursuant to Rule 14A.76(1)(c) of the Listing Rules from the reporting, announcement and independent shareholders’ approval requirements under Chapter 14A of the Listing Rules.

2. DMR Software License Agreement

(a) Description of the DMR Software License Agreement

(i) Subject matter

On [●] 2015, IMAX Shanghai Multimedia entered into the DMR Software License Agreement with IMAX Corporation commencing on [●] which is renewable for an additional period of 25 years, pursuant to which IMAX Corporation agreed to grant to IMAX Shanghai Multimedia a non-exclusive, non-transferrable, non-sublicensable licence in the PRC to use the IMAX DMR software in the DMR

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CONNECTED TRANSACTIONS

conversion facility to be established by the Group in Greater China to convert conventional films into IMAX format films. The licence extends to software updates and upgrades that may be created in respect of the IMAX DMR software, which IMAX Corporation shall make available to IMAX Shanghai Multimedia from time to time.

IMAX Shanghai Multimedia shall have the right to enter into a distribution agreement with any distributor in relation to the distribution of such IMAX format films in the PRC, provided that the prior approval of IMAX Corporation is obtained by IMAX Shanghai Multimedia. After such approval has been given in respect of a distribution agreement, any material amendments to the distribution agreement shall be subject to IMAX Corporation’s approval.

(ii) Term and Termination

The DMR Software License Agreement has an initial term of 21 years commencing on [●], and shall be renewable at the election of IMAX Shanghai Multimedia for an additional term of 25 years, commencing immediately upon the expiration of the initial term.

The DMR Software License Agreement is subject to limited termination provisions. It will automatically and immediately terminate if (i) any of the other inter-company agreements entered into between IMAX Shanghai Multimedia and IMAX Corporation terminates or expires; or (ii) IMAX Shanghai Multimedia is ordered or adjudged bankrupt; or (iii) the assets of any of the parties are appropriated by any government.

IMAX Corporation shall have the right to terminate the DMR Software License Agreement if IMAX Shanghai Multimedia fails to pay the license fee within six months of the commencement date of the DMR Software License Agreement, or challenges the validity or IMAX Corporation’s ownership of any of the IMAX DMR software, or if IMAX Shanghai Multimedia is in material breach of the DMR Software License Agreement or the other inter-company agreements entered into between IMAX Corporation and IMAX Shanghai Multimedia, in each case after serving a notice of its intention to terminate the DMR Software License Agreement and subject to IMAX Shanghai Multimedia not having cured such breach within 30 days from the receipt of such notice.

IMAX Shanghai Multimedia may also serve a notice on IMAX Corporation to terminate the DMR Software License Agreement if IMAX Corporation breaches any of the material terms of the DMR Software License Agreement and is unable to cure the breach within 30 days from the receipt of such notice.

(iii) Fees

IMAX Shanghai Multimedia has agreed to pay IMAX Corporation an annual fee equal to 5% of the box office revenue generated by IMAX Shanghai Multimedia from films converted into IMAX format by IMAX Shanghai Multimedia.

(b) Historical Transaction Amounts

Since the DMR Software License Agreement was entered into after the Track Record Period, there are no historical amounts for this transaction. For reference, in FY2014, 5% of our box office generated from Chinese language films was approximately US$170,000.

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CONNECTED TRANSACTIONS

(c) Listing Rules Requirements

As the highest relevant percentage ratio in respect of the DMR Software License Agreement is expected to be, on an annual basis, less than 5% and the total consideration is expected to be less than HK$3,000,000, and it is on normal commercial terms or better, the DMR Software License Agreement will be exempt pursuant to Rule 14A.76(1)(c) of the Listing Rules from the reporting, announcement and independent Shareholders’ approval requirements under Chapter 14A of Listing Rules.

3. IMAX Shanghai Services Agreement

(a) Description of the IMAX Shanghai Services Agreement

(i) Subject matter

On 12 May 2015, IMAX Shanghai Services entered into the IMAX Shanghai Services Agreement with IMAX Corporation for a renewable term of two years commencing on 1 January 2014, pursuant to which IMAX Shanghai Services agreed to provide certain maintenance services to IMAX Corporation, including (i) provision of regular scheduled preventative maintenance services to IMAX theatres, (ii) provision of emergency technical services to IMAX theatres in emergency circumstances, (iii) provision of a 24-hour telephone help-line and remote technical support to all IMAX theatre exhibitors, (iv) completion of system upgrade as approved by IMAX Corporation, (v) provision of quality audit and improving the presentation quality in accordance with IMAX presentation quality standards, and (vi) provision of special screening support as required by IMAX Corporation.

(ii) Term and Termination

The term for the IMAX Shanghai Services Agreement shall be for two years commencing on 1 January 2014 and shall be automatically renewed for successive one year periods unless one of the parties provides a written notice not to renew at least 30 days prior to the expiration of the then-effective term.

The IMAX Shanghai Services Agreement may be terminated, without cause, by either party upon written notice.

(iii) Fees

The service fees payable by IMAX Corporation under the IMAX Shanghai Services Agreement shall be 110% of the monthly actual cost incurred by IMAX Shanghai Services for the provision of the relevant services and replacement parts. The service fees shall be paid by IMAX Corporation to IMAX Shanghai Services on a monthly basis. IMAX Corporation also agreed to make an advance payment of no more than the total service fees for the previous six months in accordance with the request of IMAX Shanghai Services.

IMAX Corporation and IMAX Shanghai Services have agreed that, if necessary, the service fees payable under the IMAX Shanghai Services Agreement will be reviewed and may be adjusted by the parties in writing to ensure that the service fees payable remain on an arm’s length basis.

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CONNECTED TRANSACTIONS

(b) Historical Transaction Amounts

For FY2014, the service fees receivable by the Group from IMAX Corporation was approximately US$107,000.

(c) Listing Rules Requirements

As the highest relevant percentage ratio in respect of the IMAX Shanghai Services Agreement is expected to be, on an annual basis, less than 5% and the total consideration is expected to be less than HK$3,000,000, and it is on normal commercial terms or better, the IMAX Shanghai Services Agreement will be exempt pursuant to Rule 14A.76(1)(c) of the Listing Rules from the reporting, announcement and independent shareholders’ approval requirements under Chapter 14A of the Listing Rules.

4. Tool and Equipment Supply Contract

(a) Description of the Tool and Equipment Supply Contract

(i) Subject matter

On 2 July 2014, IMAX Shanghai Services entered into an agreement with IMAX Corporation for an indefinite term commencing on 2 July 2014, pursuant to which IMAX Corporation agreed to supply certain maintenance repair tools and other relevant equipment to IMAX Shanghai Services for use in the PRC.

(ii) Term and Termination

The Tool and Equipment Supply Contract does not have a fixed term and will continue to be in effect until terminated upon the mutual agreement of the parties.

(iii) Fees

The purchase price for the equipment ordered by IMAX Shanghai Services will be stated on the purchase order for such equipment. IMAX Shanghai Services shall pay the relevant amount as stated in the invoice to IMAX Corporation.

(b) Historical Transaction Amounts

For FY2014, the fees payable by the Group to IMAX Corporation was approximately US$24,000.

(c) Listing Rules Requirements

As the highest relevant percentage ratio in respect of the Tool and Equipment Supply Contract is expected to be, on an annual basis, less than 0.1% and it is on normal commercial terms, the Equipment Supply Contract will be exempt pursuant to Rule 14A.76(1)(a) under Chapter 14A of the Listing Rules from the reporting, announcement and independent shareholders’ approval requirements under Chapter 14A of the Listing Rules.

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CONNECTED TRANSACTIONS

NON-EXEMPT CONNECTED TRANSACTIONS

Continuing Connected Transactions Subject to Reporting and Announcement Requirements

Following the Listing Date, the following transactions will be continuing connected transactions which will be subject to the reporting and announcement requirements, but exempt from the independent shareholders’ approval requirements, under Chapter 14A of the Listing Rules:

1. Personnel Secondment Agreement

(a) Description of the Personnel Secondment Agreement

(i) Subject matter

On 11 August 2011, IMAX Shanghai Multimedia entered into the Personnel Secondment Agreement with IMAX Corporation for an indefinite term commencing on 11 August 2011, pursuant to which IMAX Corporation agreed to make Mr. Savant, President, Theatre Development and Film Distribution, and another employee working in our investor relations team, available to IMAX Shanghai Multimedia.

(ii) Term and Termination

The Personnel Secondment Agreement does not have a fixed term and will continue to be in effect unless otherwise terminated by either party by providing a written notice to the other party.

Under the requirements of the Listing Rules, the Personnel Secondment Agreement should have a fixed term and should be for a duration of no longer than three years except in special circumstances where the nature of the transaction requires it to be of a longer period.

The Directors believe that it is appropriate for the Personnel Secondment Agreement to have an indefinite term as the secondment of these employees from IMAX Corporation to IMAX Shanghai Multimedia will be beneficial for the development of the business of the Group given their relevant industry experience and knowledge.

(iii) Fees

IMAX Shanghai Multimedia shall reimburse IMAX Corporation for the cost of all wages and benefits with respect to the seconded employees in proportion to the time actually spent by such employees on matters related to IMAX Shanghai Multimedia. The fees payable under the Personnel Secondment Agreement also include the share-based compensation awarded to the seconded employees.

(b) Historical Transaction Amounts

For each of FY2012, FY2013 and FY2014, the fees payable by the Group to IMAX Corporation pursuant to the Personnel Secondment Agreement was approximately US$1,603,000, US$2,838,000 and US$2,534,000, respectively.

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(c) Annual Caps on Future Transaction Amounts

In accordance with Rule 14A.53 of the Listing Rules, we have set annual caps for the maximum aggregate fees payable under the Personnel Secondment Agreement of US$4,000,000, US$5,000,000 and US$6,000,000 for FY2015, FY2016 and FY2017, respectively. These annual caps have been calculated on the basis of: (i) the historical wages and share-based compensation paid to the seconded employees pursuant to the Personnel Secondment Agreement during the Track Record Period; (ii) the estimated number of seconded employees in the coming years; and (iii) the estimated amount of wages and share-based compensation to be given to such seconded employees in the coming years.

(d) Listing Rules Requirements

As the highest relevant percentage ratio in respect of the Personnel Secondment Agreement is expected to be, on an annual basis, more than 0.1% but less than 5% and it is on normal commercial terms, the Personnel Secondment Agreement will be exempt pursuant to Rule 14A.76(2)(a) of the Listing Rules from the independent shareholders’ approval requirement but will be subject to the reporting and, save for the waiver set out in “—Waivers—Waiver from Requirements to Obtain Approval of Independent Shareholders and Make Announcements”, announcement requirements under Chapter 14A of the Listing Rules.

2. Trademark License Agreements

(a) Description of the Trademark License Agreements

(i) Subject matter

On 28 October 2011, each of IMAX Shanghai Multimedia and IMAX Hong Kong entered into the Trademark License Agreements with IMAX Corporation for a renewable term of 25 years commencing on 28 October 2011, pursuant to which IMAX Corporation agreed to grant the exclusive right in the PRC to IMAX Shanghai Multimedia and the exclusive right in Hong Kong, Macau and Taiwan to IMAX Hong Kong to use the “IMAX”, “IMAX 3D” and “THE IMAX EXPERIENCE” marks, related logos and such other marks as IMAX Corporation may approve from time to time in connection with their theatre and films businesses in the respective territories.

Under the Trademark License Agreements, each of IMAX Shanghai Multimedia and IMAX Hong Kong shall have the right to sublicense the rights granted to them solely (i) to third parties that lease, own or operate IMAX theatres pursuant to an agreement approved by IMAX Corporation; and (ii) to other third parties and affiliates of each of IMAX Shanghai Multimedia and IMAX Hong Kong approved in each case by IMAX Corporation.

If the Escrow Documents are released under the terms of the Contingency Agreements, each of IMAX Shanghai Multimedia and IMAX Hong Kong shall be granted an additional right to use the marks and logos in connection with the manufacture and assembly of IMAX digital xenon projection systems and IMAX digital laser projection systems.

(ii) Term

Subject to the next following paragraph, each of the Trademark License Agreements has a term of 25 years commencing on 28 October 2011, and shall be renewable at IMAX Shanghai Multimedia

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or IMAX Hong Kong’s election for an additional term of 25 years on the basis of a fair market royalty rate determined by a qualified, neutral third party consultant, which shall not exceed 6% of all applicable gross revenues.

If the Escrow Documents are released under the terms of the Contingency Agreements, the term of the Trademark License Agreements shall be 12 years from the date of release.

Under the requirements of the Listing Rules, the Trademark License Agreements should be for a duration of no longer than three years except in special circumstances where the nature of the transaction requires them to be of a longer period.

The Directors believe that it is appropriate for the Trademark License Agreements to have a 25-year renewable term for the following reasons:

(a)	the 25-year term of the Trademark License Agreements is inherently beneficial to us as it is only under the trademark licences that we can use the “IMAX” brand to carry on the IMAX theatre business in Greater China;

(b)	the 25-year term of the Trademark License Agreements provides comfort and protection to us, enabling us to plan and invest over the longer term;

(c)	the 25-year term of the Trademark License Agreements also provides comfort and protection to our exhibitor partners as it is sufficiently long to cover existing arrangements with our exhibitor partners that span upwards of 12 years from installation plus a potential renewal; and

(d)	it is in accordance with normal business practice for trademark licence agreements to be of such duration.

(iii) Termination

Each of the Trademark License Agreements is subject to limited termination provisions. Each Trademark License Agreement will automatically and immediately terminate if (i) the Technology License Agreement entered into between the same persons as are parties to the Trademark License Agreement and effective from the same date, terminates or expires; or (ii) if IMAX Shanghai Multimedia or IMAX Hong Kong (as applicable) is ordered or adjudged bankrupt; or (iii) if the assets of any of such parties are appropriated by any government.

IMAX Corporation shall have the right to terminate the Trademark License Agreements if IMAX Shanghai Multimedia (in the case of the Trademark License Agreement entered into between IMAX Corporation and IMAX Shanghai Multimedia) or IMAX Hong Kong (in the case of the Trademark License Agreement entered into between IMAX Corporation and IMAX Hong Kong) is in material breach of the relevant Trademark License Agreement or the other inter-company agreements entered into between the respective parties or if IMAX Shanghai Multimedia or IMAX Hong Kong challenges the validity or IMAX Corporation’s ownership of any of the licensed trademarks, after serving a notice of its intention to terminate the relevant Trademark License Agreement and subject to IMAX Shanghai Multimedia or IMAX Hong Kong not having cured such breach within 30 days from the receipt of such notice.

IMAX Shanghai Multimedia and IMAX Hong Kong may also serve a notice on IMAX Corporation to terminate the Trademark License Agreement if IMAX Corporation breaches any of the

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material terms of the relevant Trademark License Agreement and is unable to cure the breach within 30 days from the receipt of such notice.

The rights granted by IMAX Shanghai Multimedia and IMAX Hong Kong (i) to third parties that lease, own or operate IMAX theatres pursuant to an agreement approved by IMAX Corporation; and (ii) to other third parties and affiliates of each of IMAX Shanghai Multimedia and IMAX Hong Kong approved in each case by IMAX Corporation, shall survive termination and expiry of the Trademark License Agreements.

(iv) Fees

During their initial term, each of IMAX Shanghai Multimedia and IMAX Hong Kong shall pay 2% of its gross revenue generated from their respective theatre and films businesses as royalty fees to IMAX Corporation on a quarterly basis. If the Trademark License Agreements are to be renewed, the royalty rate to be applied during the renewed term shall be determined by a qualified, neutral third party consultant based on the fair market value of the rights granted to IMAX Shanghai Multimedia and IMAX Hong Kong under the Trademark License Agreements, but in any case shall not exceed 6% of each of their gross revenue.

IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong have also agreed that the fees payable under the Trademark License Agreements will be adjusted, including retrospectively, to the extent an adjustment is necessary to ensure that the payments are on arm’s length basis as determined by a court of competent jurisdiction or a government or taxing authority, or as mutually agreed by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong.

(b) Historical Transaction Amounts

For each of FY2012, FY2013 and FY2014, the total royalties incurred by the Group pursuant to the Trademark License Agreements were approximately US$443,600, US$978,000 and US$1,618,000, respectively.

(c) Annual Caps on Future Transaction Amounts

The cap for the royalties payable under the Trademark License Agreements will be determined by reference to the formulae for determining such royalties as described above.

It is not possible for the Directors to provide any meaningful estimates of a monetary cap as it would involve making assumptions regarding the future performance of the Group over a period of up to 46 years.

The Directors have also considered whether the absence of a monetary cap should be approved by the Shareholders after three years or a longer period, and have concluded that this would not be appropriate or in the interests of the Shareholders since it would give rise to greater uncertainty as to whether the Trademark License Agreements will be in place for the whole of their terms. The Directors do not consider that it would be in the interests of the Shareholders for the Trademark License Agreements to have a term which is shorter than their terms, given the importance of the IMAX trademarks to the businesses of the Group. In addition, as noted above, it is market practice for trademark licence agreements to have durations of extended periods.

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(d) Listing Rules Requirements

As the highest relevant percentage ratio in respect of the Trademark License Agreements will be, on an annual basis, more than 0.1% but less than 5% and it is on normal commercial terms, the Trademark License Agreements will be exempt pursuant to Rule 14A.76(2)(a) of the Listing Rules from the independent shareholders’ approval requirements but will be subject to the reporting and, save for the waiver set out in “—Waivers—Waiver from Requirements to Obtain Approval of Independent Shareholders and Make Announcements”, announcement requirements under Chapter 14A of the Listing Rules.

3. Technology License Agreements

(a) Description of the Technology License Agreements

(i) Subject matter

On 28 October 2011, each of IMAX Shanghai Multimedia and IMAX Hong Kong entered into the Technology License Agreements with IMAX Corporation for a renewable term of 25 years commencing on 28 October 2011, pursuant to which IMAX Corporation agreed to grant the exclusive right in the PRC to IMAX Shanghai Multimedia and the exclusive right in Hong Kong, Macau and Taiwan to IMAX Hong Kong to use the technology relating to the equipment and services provided by IMAX Corporation to each of IMAX Shanghai Multimedia and IMAX Hong Kong pursuant to the Equipment Supply Agreements and Services Agreements (defined below), solely in connection with the marketing, sale, rental, lease, operation and maintenance of such equipment and services.

Under the Technology License Agreements, each of IMAX Shanghai Multimedia and IMAX Hong Kong shall have the right to sublicense the rights granted to them solely (i) to third parties that lease, own or operate IMAX theatres pursuant to an agreement approved by IMAX Corporation; and (ii) to other third parties and affiliates of each of IMAX Shanghai Multimedia and IMAX Hong Kong approved in each case by IMAX Corporation.

If the Escrow Documents are released under the terms of the Contingency Agreements, each of IMAX Shanghai Multimedia and IMAX Hong Kong shall be granted an additional right to use the technology in connection with the manufacture and assembly of IMAX digital xenon projection systems and IMAX digital laser projection systems in the United States, Canada or European Union.

(ii) Term

Subject to the next following paragraph, each of the Technology License Agreements has a term of 25 years commencing on 28 October 2011, and shall be renewable at IMAX Shanghai Multimedia or IMAX Hong Kong’s election for an additional term of 25 years on the basis of a fair market royalty rate determined by a qualified, neutral third party consultant, which shall not exceed 9% of all applicable gross revenues.

If the Escrow Documents are released under the terms of the Contingency Agreements, the term of the Technology License Agreements shall be 12 years from the date of release.

Under the requirements of the Listing Rules, the Technology License Agreements should be for a duration of no longer than three years except in special circumstances where the nature of the transaction requires them to be of a longer period.

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The Directors believe that it is appropriate for the Technology License Agreements to have a 25-year renewable term for the same reasons set out in the section headed “Connected Transactions—Non-Exempt Connected Transactions—Continuing Connected Transactions Subject to Reporting and Announcement Requirements—3. Trademark License Agreement” above.

(iii) Termination

Each of the Technology License Agreements is subject to limited termination provisions. Each Technology License Agreement will automatically and immediately terminate if (i) the Trademark License Agreement entered into between the same persons as are parties to the Technology License Agreement and effective from the same date, terminates or expires; or (ii) IMAX Shanghai Multimedia and IMAX Hong Kong (as applicable) is ordered or adjudged bankrupt; or (iii) if the assets of any of such parties are appropriated by any government.

IMAX Corporation shall have the right to terminate the Technology License Agreements if IMAX Shanghai Multimedia (in the case of the Technology License Agreement entered into between IMAX Corporation and IMAX Shanghai Multimedia) or IMAX Hong Kong (in the case of the Technology License Agreement entered into between IMAX Corporation and IMAX Hong Kong) is in material breach of the relevant Technology License Agreement or the other inter-company agreements entered into between the respective parties or if IMAX Shanghai Multimedia or IMAX Hong Kong challenges the validity or IMAX Corporation’s ownership of any of the licensed technology, after serving a notice of its intention to terminate the relevant Trademark License Agreement and subject to IMAX Shanghai Multimedia or IMAX Hong Kong not having cured such breach within 30 days from the receipt of such notice.

IMAX Shanghai Multimedia and IMAX Hong Kong may also serve a notice on IMAX Corporation to terminate the Technology License Agreement if IMAX Corporation breaches any of the material terms of the relevant Technology License Agreement and is unable to cure the breach within 30 days from the receipt of such notice.

The rights granted by IMAX Shanghai Multimedia and IMAX Hong Kong (i) to third parties that lease, own or operate IMAX theatres pursuant to an agreement approved by IMAX Corporation; and (ii) to other third parties and affiliates of each of IMAX Shanghai Multimedia and IMAX Hong Kong approved in each case by IMAX Corporation, shall survive termination and expiry of the Technology License Agreements.

(iv) Fees

During their initial 25-year term, each of IMAX Shanghai Multimedia and IMAX Hong Kong shall pay 3% of its gross revenue generated from their respective theatre and films businesses as royalty fees to IMAX Corporation on a quarterly basis. If the Technology License Agreements are to be renewed, the royalty rate to be applied during the renewed term shall be determined by a qualified, neutral third party consultant based on the fair market value of the rights granted to IMAX Shanghai Multimedia and IMAX Hong Kong under the Technology License Agreements, but in any case shall not exceed 9% of each of their gross revenue.

IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong have also agreed that the fees payable under the Technology License Agreements will be adjusted, including

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retrospectively, to the extent an adjustment is necessary to ensure that the payments are on arm’s length basis as determined by a court of competent jurisdiction or a government or taxing authority, or as mutually agreed by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong.

(b) Historical Transaction Amounts

For each of FY2012, FY2013 and FY2014, the total royalties incurred by the Group pursuant to the Technology License Agreements were approximately US$665,400, US$1,467,000 and US$2,427,000, respectively.

(c) Annual Caps on Future Transaction Amounts

The cap for the royalties payable under the Technology License Agreements will be determined by reference to the formulae for determining such royalties as described above. For the same reasons as set out under the section headed “Connected Transactions—Non-Exempt Connected Transactions—Continuing Connected Transactions Subject to Reporting and Announcement Requirements—2. Trademark License Agreement” above, the Directors believe that it is not appropriate to set a fixed monetary cap and that it would be fair and reasonable and in the interests of the Shareholders as a whole for the royalties payable under the Technology License Agreements to be calculated by reference to a formulae.

(d) Listing Rules Requirements

As the highest relevant percentage ratio in respect of the Technology License Agreements will be, on an annual basis, more than 0.1% but less than 5% and it is on normal commercial terms, the Technology License Agreements will be exempt pursuant to Rule 14A.76(2)(a) of the Listing Rules from the independent shareholders’ approval requirements but will be subject to the reporting and, save for the waiver set out in “—Waivers—Waiver from Requirements to Obtain Approval of Independent Shareholders and Make Announcements”, announcement requirements under Chapter 14A of the Listing Rules.

4. DMR Services Agreements

(a) Description of the DMR Services Agreements

(i) Subject matter

On 28 October 2011, each of IMAX Shanghai Multimedia and IMAX Hong Kong entered into the DMR Services Agreements with IMAX Corporation for an indefinite term commencing on 28 October 2011, pursuant to which IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong have agreed that:

(a)	if IMAX Shanghai Multimedia or IMAX Hong Kong intends to enter into a DMR production services agreement with a distributor in their respective territories to convert conventional films produced by a third party to IMAX format (each a “Greater China DMR Film”) and to release such films to IMAX theatres in their respective territories, IMAX Shanghai Multimedia or IMAX Hong Kong shall seek prior approval from IMAX Corporation to enter into such agreement, and IMAX Corporation shall perform the DMR conversion services in consideration for a conversion fee;

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(b)	if IMAX Corporation directly enters into an arrangement to distribute the Greater China DMR Film in regions outside of Greater China, IMAX Corporation shall pay to IMAX Shanghai Multimedia or IMAX Hong Kong 50% of the portion of box office in respect of the Greater China DMR Films received by IMAX Corporation attributable to the exploitation of such films in regions outside of Greater China; and

(c)	upon the request from IMAX Corporation, IMAX Shanghai Multimedia and IMAX Hong Kong shall grant the distribution rights to the films invested in or produced by them respectively (each a “Greater China Original Film”) in regions outside of Greater China to IMAX Corporation and also assign the right to retain any distribution fees attributable to the exploitation of such films in regions outside of Greater China to IMAX Corporation.

The terms relating to the fees payable under the DMR Services Agreements were subsequently amended by the Letter Agreements on 7 April 2014.

(ii) Term and termination

The DMR Services Agreements do not have a fixed term and each will continue to be in effect until terminated upon any of the following:

(a)	mutual agreement of the parties;

(b)	bankruptcy or insolvency of IMAX Corporation or IMAX Shanghai Multimedia (in the case of the DMR Services Agreement entered into between IMAX Corporation and IMAX Shanghai Multimedia) or IMAX Hong Kong (in the case of the DMR Services Agreement entered into between IMAX Corporation and IMAX Hong Kong) or the appropriation of the assets of either party by any government, where termination shall be automatic and immediate;

(c)	at IMAX Hong Kong’s or IMAX Shanghai Multimedia’s election if there is a material breach of the DMR Services Agreement by IMAX Corporation;

(d)	at IMAX Corporation’s election if there is a material breach of the DMR Services Agreement by IMAX Shanghai Multimedia or IMAX Hong Kong or any other inter-company agreements entered into between IMAX Corporation and either of IMAX Shanghai Multimedia or IMAX Hong Kong; or

(e)	expiration or termination of either Trademark License Agreement (which, for the avoidance of doubt, shall bring about the termination of both DMR Services Agreements).

Under the requirements of the Listing Rules, the DMR Services Agreements should have a fixed term and should be for a duration of no longer than three years except in special circumstances where the nature of the transaction requires them to be of a longer period.

The Directors believe that it is in the interests of the Group for the DMR Services Agreements to have an indefinite term as it will ensure that the Group is able to continue to obtain DMR conversion services from IMAX Corporation that enable it to release Chinese language films, which will provide the Group with an ongoing source of revenue. Although we expect to have our own DMR conversion facility by the end of the year, the Directors believe that the DMR conversion services will continue to be important as it will provide the Group with back-up and overflow capacity.

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(iii) Fees

The fees payable under the DMR Services Agreements are as follows:

(a)	IMAX Shanghai Multimedia or IMAX Hong Kong shall pay to IMAX Corporation a conversion fee in respect of the conversion of the Greater China DMR Films which equals the actual costs of the DMR conversion services plus 10% of all such actual costs;

(b)	IMAX Corporation shall pay to IMAX Shanghai Multimedia or IMAX Hong Kong, as applicable, 50% of the portion of box office in respect of the Greater China DMR Films received by IMAX Corporation attributable to the exploitation of such films in regions outside of Greater China; and

(c)	IMAX Corporation shall pay to IMAX Shanghai Multimedia or IMAX Hong Kong, as applicable, 50% of the distribution fees attributable to the exploitation of the Greater China Original Films in regions outside of Greater China, if IMAX Corporation elects to obtain the distribution rights to such films in regions outside of Greater China.

IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong have also agreed that the fees payable under the DMR Services Agreements will be adjusted, including retrospectively, to the extent an adjustment is necessary to ensure that the payments are on arm’s length basis as determined by a court of competent jurisdiction or a government or taxing authority, or as mutually agreed by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong.

(b) Historical Transaction Amounts

For each of FY2012, FY2013 and FY2014, the DMR conversion fees payable by the Group to IMAX Corporation was approximately US$530,000, US$939,000 and US$1,033,000, respectively.

(c) Annual Caps on Future Transaction Amounts

The cap for the fees payable under the DMR Services Agreements will be determined by reference to the formulae for determining the fees payable pursuant to the DMR Services Agreements as described above.

The distribution fees payable under the DMR Services Agreements are dependent on the actual costs of the conversion services and the amount of films which will have to be converted into IMAX format for exhibition in IMAX theatres in Greater China. It will not be possible for the Directors to provide any meaningful estimates of a monetary cap as it would involve making assumptions regarding the demand for IMAX format films in Greater China and conversion costs over an indefinite term.

(d) Listing Rules Requirements

As the highest relevant percentage ratio in respect of the DMR Services Agreements is expected to be, on an annual basis, more than 0.1% but less than 5% and it is on normal commercial terms, the DMR Services Agreements will be exempt pursuant to Rule 14A.76(2)(a) of the Listing Rules from the independent shareholders’ approval requirements but will be subject to the reporting and, save for the waiver set out in “—Waivers—Waiver from Requirements to Obtain Approval of Independent Shareholders and Make Announcements”, announcement requirements under Chapter 14A of the Listing Rules.

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Continuing Connected Transactions Subject to Reporting, Announcement and Independent Shareholders’ Approval Requirements Subject to Waivers [Granted]

The Group has entered into the following continuing connected transactions which will be subject to the reporting and, save for the waivers [granted] by the Stock Exchange as set out in “—Waivers”, announcement and independent shareholders’ approval requirements under Chapter 14A of the Listing Rules:

1. Equipment Supply Agreements

(a) Description of the Equipment Supply Agreements

(i) Subject matter

On 28 October 2011, each of IMAX Shanghai Multimedia and IMAX Hong Kong entered into the Equipment Supply Agreements with IMAX Corporation, pursuant to which IMAX Corporation agreed to provide each of IMAX Shanghai Multimedia and IMAX Hong Kong with certain equipment produced by IMAX Corporation in relation to the theatre systems, including projection systems, sound systems, screens, 3D polarised viewing glasses, glasses cleaning machines and other IMAX products or equipment, for sale or lease in the PRC by IMAX Shanghai Multimedia and in Hong Kong, Macau and Taiwan by IMAX Hong Kong.

The terms relating to the purchase price payable under the Equipment Supply Agreements and the term of the each of the Equipment Supply Agreements were subsequently amended by the Letter Agreements and the letter agreement entered into between IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong on [●] 2015, respectively.

(ii) Term

The Equipment Supply Agreements have a term of 25 years commencing from 28 October 2011, and shall be renewable by mutual agreement of the parties for an additional term of 25 years, commencing immediately upon the expiration of the initial term.

Under the requirements of the Listing Rules, the Equipment Supply Agreements should be for a duration of no longer than three years except in special circumstances where the nature of the transaction requires them to be of a longer period.

The Directors believe that it is appropriate for the Equipment Supply Agreements to have a 25-year renewable term so that the term of such agreements will be in line with those of the Trademark License Agreements and the Technology License Agreements. Given the importance of the Equipment Supply Agreements to the businesses of the Group, a 25-year renewable term will be able to provide the Group with long term certainty of supply and cost, which is in the interests of the Company and the Shareholders as a whole.

(iii) Termination

The Equipment Supply Agreements are subject to limited termination provisions. Either IMAX Corporation or IMAX Shanghai Multimedia (in the case of the Equipment Supply Agreement entered into between IMAX Corporation and IMAX Shanghai Multimedia) and IMAX Hong Kong (in the case of the Equipment Supply Agreement entered into between IMAX Corporation and IMAX Hong Kong)

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may serve a notice on the other party to terminate the respective Equipment Supply Agreement if: (a) the other party is ordered or adjudged bankrupt or the assets of the other party are appropriated by any government; or (b) the other party is in default of its material obligations under the Equipment Supply Agreement and continues to be in default 30 days after a written notice of such default has been served onto it.

(iv) Fees

The purchase price payable under the Equipment Supply Agreements (as amended by the respective Letter Agreements) shall be an amount equal to the actual cost for the production of the relevant equipment and the general overhead associated with the production process plus an extra 10%.

IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong have also agreed that the fees payable under the Equipment Supply Agreements will be adjusted, including retrospectively, to the extent an adjustment is necessary to ensure that the payments are on arm’s length basis as determined by a court of competent jurisdiction or a government or taxing authority, or as mutually agreed by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong.

(b) Historical Transaction Amounts

For each of FY2012, FY2013 and FY2014, the purchase price paid to IMAX Corporation pursuant to the Equipment Supply Agreements by the Group was approximately US$10,860,000, US$13,226,000 and US$20,754,000, respectively.

(c) Annual Caps on Future Transaction Amounts

The cap for the fees payable under the Equipment Supply Agreements will be determined by reference to the formulae for determining the purchase price payable pursuant to the Equipment Supply Agreements as described above.

The fees payable under the Equipment Supply Agreements are dependent on the costs of the relevant equipment to be supplied by IMAX Corporation to the Group. It will not be possible for the Directors to provide any meaningful estimates of a monetary cap as it would involve making assumptions regarding the level of demand for the IMAX equipment for our businesses in Greater China over a period of up to 46 years. The Directors therefore believe that it is not appropriate to set a fixed monetary cap and that it would be fair and reasonable and in the interests of the Shareholders as a whole for the fees payable under the Equipment Supply Agreements to be calculated by reference to a formulae.

(d) Listing Rules Requirements

As the highest relevant percentage ratio in respect of the Equipment Supply Agreements will be, on an annual basis, more than 5% and the total consideration is expected to exceed HK$10,000,000, the Equipment Supply Agreements would, upon Listing, and in the absence of the grant of a waiver by the Stock Exchange as referred to in the section headed “—Waiver” below, be subject to the reporting, announcement and independent shareholders’ approval requirements under Chapter 14A of the Listing Rules.

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2. Master Distribution Agreements

(a) Description of the Master Distribution Agreements

(i) Subject matter

On 28 October 2011, each of IMAX Shanghai Multimedia and IMAX Hong Kong entered into the Master Distribution Agreements with IMAX Corporation for an indefinite term commencing on 28 October 2011, pursuant to which IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong have agreed that:

(a)	if IMAX Corporation intends to distribute an IMAX format film in the PRC (in the case of the Master Distribution Agreement entered into between IMAX Corporation and IMAX Shanghai Multimedia) and in Hong Kong, Macau and Taiwan (in the case of the Master Distribution Agreement entered into between IMAX Corporation and IMAX Hong Kong), each of IMAX Shanghai Multimedia and IMAX Hong Kong shall pay to IMAX Corporation certain fees for the conversion of any such IMAX format films, in consideration for the payment of the portion of the box office in respect of such IMAX format films in the respective territories by IMAX Corporation to each of IMAX Shanghai Multimedia and IMAX Hong Kong; and

(b)	if IMAX Corporation intends to distribute an IMAX Original Film in the PRC (in the case of the Master Distribution Agreement entered into between IMAX Corporation and IMAX Shanghai Multimedia) and in Hong Kong, Macau and Taiwan (in the case of the Master Distribution Agreement entered into between IMAX Corporation and IMAX Hong Kong), IMAX Corporation shall grant to each of IMAX Shanghai Multimedia and IMAX Hong Kong the distribution rights of such IMAX Original Films in the respective territories and shall assign to each of IMAX Shanghai Multimedia and IMAX Hong Kong the right to retain any distribution fees attributable to the exploitation of such IMAX Original Films in the respective territories, in consideration for the payment of 50% of such distribution fees by each of IMAX Shanghai Multimedia and IMAX Hong Kong. IMAX Corporation also retains all other revenue attributable to the exploitation of any IMAX Original Film in Greater China.

The terms relating to the fees payable under the Master Distribution Agreements were subsequently amended by the Letter Agreements on 7 April 2014.

(ii) Term and Termination

The Master Distribution Agreements do not have a fixed term and each will continue to be in effect until terminated upon any of the following:

(a)	mutual agreement of the parties;

(b)	bankruptcy or insolvency of IMAX Corporation or IMAX Shanghai Multimedia (in the case of the Master Distribution Agreement entered into between IMAX Corporation and IMAX Shanghai Multimedia) or IMAX Hong Kong (in the case of the Master Distribution Agreement entered into between IMAX Corporation and IMAX Hong Kong) or the appropriation of the assets of either party by any government, where termination shall be automatic and immediate;

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(c)	at IMAX Hong Kong’s or IMAX Shanghai Multimedia’s election, material breach of the Master Distribution Agreement by IMAX Corporation;

(d)	at IMAX Corporation’s election, material breach of the Master Distribution Agreement or any other inter-company agreements entered into between IMAX Corporation and either of IMAX Shanghai Multimedia or IMAX Hong Kong by IMAX Shanghai Multimedia or IMAX Hong Kong; or

(e)	the expiration or termination of either Trademark License Agreement (which, for the avoidance of doubt, shall bring about the termination of both Master Distribution Agreements).

Under the requirements of the Listing Rules, the Master Distribution Agreements should have a fixed term and should be for a duration of no longer than three years except in special circumstances where the nature of the transaction requires them to be of a longer period.

The Directors believe that it is in the interests of the Group for the Master Distribution Agreements to have an indefinite term as it will ensure that the Group is able to continue to obtain Hollywood films(1) which are IMAX format films and IMAX Original Films for release in Greater China, which will provide the Group with an ongoing source of revenue.

(iii) Fees

The fees payable to IMAX Corporation for the distribution of IMAX format films in the PRC (in the case of the Master Distribution Agreement entered into between IMAX Corporation and IMAX Shanghai Multimedia) and in Hong Kong, Macau and Taiwan (in the case of the Master Distribution Agreement entered into between IMAX Corporation and IMAX Hong Kong) are as follows:

(a)	for each IMAX format film in 2D format and 2.5 hours or less in length, an amount equal to the product of US$150,000 and the IMAX China Theatre Percentage (in the case of the Master Distribution Agreement entered into between IMAX Corporation and IMAX Shanghai Multimedia) or the IMAX Hong Kong Theatre Percentage (in the case of the Master Distribution Agreement entered into between IMAX Corporation and IMAX Hong Kong) as determined at the time such payment is incurred;

(b)	for each IMAX format film in 3D format and 2.5 hours or less in length, an amount equal to the product of US$200,000 and the IMAX China Theatre Percentage or the IMAX Hong Kong Theatre Percentage (as the case may be) as determined at the time such payment is incurred; and

(c)	for each IMAX format film greater than 2.5 hours in length, whether in 2D or 3D format, a sum to be specified by IMAX Corporation in its sole and reasonable discretion provided that such amount shall not exceed the amounts specified above in paragraphs (a) and (b) calculated on a pro rata basis for the excess of 2.5 hours in length of the film;

(d)	in addition, in connection with any 3D conversions, IMAX Shanghai Multimedia and IMAX Hong Kong shall pay to IMAX Corporation an additional amount equal to the product of the actual costs plus general overhead for 3D conversions, the IMAX China Theatre Percentage or the IMAX Hong Kong Theatre Percentage (as the case may be) and the percentage that all IMAX theatres using IMAX theatre systems in Greater China

(1)	Hollywood films include all imported films subject to the annual quota imposed by the PRC government.

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represents of all IMAX theatres worldwide, both as determined at the time such payment is incurred; and

(e)	notwithstanding (a), (b) and (c) above, if all or substantially all of the IMAX theatres to which the IMAX format film is distributed are in the PRC, Hong Kong, Macau and Taiwan, then each of IMAX Shanghai Multimedia and IMAX Hong Kong shall pay IMAX Corporation the product of (A) 110% of the actual costs of the DMR conversion services in respect of such IMAX format film, and (B) the IMAX China Theatre Percentage or the IMAX Hong Kong Theatre Percentage (as the case may be).

In consideration of the distribution fees paid to IMAX Corporation by IMAX Shanghai Multimedia and IMAX Hong Kong, IMAX Corporation shall pay the portion of the box office attributable to the exploitation of such IMAX format films in the PRC received by IMAX Corporation pursuant to any relevant DMR production services agreements to IMAX Shanghai Multimedia and those attributable to their exploitation in Hong Kong, Macau and Taiwan to IMAX Hong Kong.

In relation to the distribution of IMAX Original Films, IMAX Shanghai Multimedia and IMAX Hong Kong shall each pay to IMAX Corporation 50% of the distribution fees attributable to the exploitation of such IMAX Original Films in their respective territories. IMAX Shanghai Multimedia and IMAX Hong Kong, as the case may be, shall each remit to IMAX Corporation all revenue (including but not limited to film rentals) associated with the exploitation of any IMAX Original Films in the PRC or Hong Kong, Macau and Taiwan, as the case may be.

IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong have also agreed that the fees payable under the Master Distribution Agreements will be adjusted, including retrospectively, to the extent an adjustment is necessary to ensure that the payments are on arm’s length basis as determined by a court of competent jurisdiction or a government or taxing authority, or as mutually agreed by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong.

(b) Historical Transaction Amounts

For each of FY2012, FY2013 and FY2014, the distribution fees payable by the Group to IMAX Corporation was approximately US$5,028,000, US$4,456,000 and US$5,248,000, respectively and the revenue received by the Group from IMAX Corporation pursuant to the Master Distribution Agreements amounted to US$4,643,000, US$9,004,000 and US$14,025,000, respectively. Going forward, the revenue received by the Group from IMAX Corporation is expected to decline significantly as we enter into contracts directly with Hollywood studios and are paid fees directly by those studios rather than those fees being remitted to us by IMAX Corporation.

(c) Annual Caps on Future Transaction Amounts

The cap for the fees payable under the Master Distribution Agreements will be determined by reference to the formulae for determining such fees as described above.

The distribution fees payable under the Master Distribution Agreements are dependent on the number of IMAX format films distributed in Greater China. It will not be possible for the Directors to provide any meaningful estimates of a monetary cap as it would involve making assumptions regarding the number of IMAX format films distributed in Greater China over an indefinite term.

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(d) Listing Rules Requirements

As the highest relevant percentage ratio in respect of the Master Distribution Agreements will be, on an annual basis, more than 5% and the total consideration is expected to exceed HK$10,000,000, the Master Distribution Agreements would, upon Listing, and in the absence of the grant of a waiver by the Stock Exchange as referred to in the section headed “—Waivers” below, be subject to the reporting, announcement and independent shareholders’ approval requirements under Chapter 14A of the Listing Rules.

WAIVERS

Waiver from Requirements to Obtain Approval of Independent Shareholders and Make Announcements

[The Company has applied for, and the Stock Exchange has granted to the Company,] a waiver from strict compliance with the announcement and, if applicable, the approval of independent shareholders requirements of the Listing Rules in respect of each of the above non-exempt continuing connected transactions for the entire duration of each of those agreements, as more particularly set out in the description of each of those transactions in this section.

Waiver from Requirement to Set a Monetary Cap

[The Company has also applied for, and the Stock Exchange has granted to the Company,] a waiver from the setting of a monetary cap for fees payable under each of the non-exempt continuing connected transactions stated above for the duration of those agreements, as more particularly set out in the description of each of those transactions in this section.

Waiver from Requirement to be of a Duration Not Exceeding Three Years

[The Company has applied for, and the Stock Exchange has granted], a waiver from strict compliance with the requirement for each of the non-exempt continuing connected transactions stated above to be of a duration not exceeding three years for the duration of those agreements, as more particularly set out in the description of each of those transactions in this section.

Waiver conditions

These waivers have been granted subject to the following conditions:

(a)	a clear description of the bases for calculating the fees payable under the Equipment Supply Agreements and the Master Distribution Agreements, and disclosure on the relevant calculation and the amounts of the fees payable under the Equipment Supply Agreements and the Master Distribution Agreements will be included in the Group’s future interim and annual financial statements;

(b)	the independent non-executive Directors will review the Equipment Supply Agreements and the Master Distribution Agreements and confirm in the Group’s annual report that the transactions for the financial year under review and at the time of the annual review have been entered into in the manner set out in Rule 14A.55 of the Listing Rules. If the independent non-executive Directors are unable to confirm the matters under Rule 14A.55 of the Listing Rules, the Group will have to re-comply with the reporting, announcement and independent Shareholders’ requirements of the Listing Rules; and

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(c)	any change to the bases of calculations of the fees payable under the Equipment Supply Agreements and the Master Distribution Agreements will be subject to the approval of independent Shareholders.

CONFIRMATION FROM THE DIRECTORS

The Directors, including the independent non-executive Directors, are of the view that the continuing connected transactions described in this section have been entered into in the ordinary and usual course of our business and are on normal commercial terms. The Directors, including the independent non-executive Directors, are of the view that the non-exempt continuing connected transactions described in this section have been and will be entered into in the ordinary and usual course of our business, are on normal commercial terms, are fair and reasonable and in the interests of the Shareholders as a whole, and that the proposed annual caps (where applicable) (including the non-monetary annual caps for the fees payable under certain of those transactions) for the transactions referred to in this section are fair and reasonable, and in the interests of the Shareholders as a whole.

The Directors, including the independent non-executive Directors, are of the view that the duration of the non-exempt continuing connected transactions described above is in accordance with normal business practice, and the purpose of the agreements is to assist in providing stability and certainty of costs and supply to the Group’s business.

CONFIRMATION FROM THE SOLE SPONSOR

Based on the documents, information and historical figures provided by the Company and the Sole Sponsor’s participation in due diligence and discussions with the Company, the Sole Sponsor is of the view that the non-exempt continuing connected transactions described above have been and will be entered into in the ordinary and usual course of our business, are on normal commercial terms, are fair and reasonable and in the interests of the Company and the Shareholders as a whole, and that the proposed annual caps (where applicable) (including the non-monetary annual caps for the fees payable under certain of those transactions) for the non-exempt continuing connected transactions described above are fair, reasonable and in the interests of the Company and the Shareholders as a whole.

The Sole Sponsor is also of the view that, based on the due diligence they have conducted, the duration of the non-exempt continuing connected transactions described above is in accordance with normal business practice, and the purpose of the agreements is to assist in providing stability and certainty of costs and supply to the Group’s business.

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DIRECTORS AND SENIOR MANAGEMENT

BOARD OF DIRECTORS

The Board of Directors consists of nine Directors, comprising three Executive Directors, three Non-executive Directors and three Independent Non-executive Directors. Brief information of the Directors is set out below:

Name	Age	Position	Date of Appointment	Date of Joining the Group	Principal Responsibilities
Richard Lewis Gelfond	59	Non-executive Director and Chairman	27 May 2015	30 August 2010	Responsible for giving strategic advice and guidance on the business and operations of the Group

Jiande Chen	59	Executive Director	27 May 2015	1 August 2011	Responsible for the day-to-day management of the Group

Jim Athanasopoulos	44	Executive Director	27 May 2015	1 August 2011	Responsible for the day-to-day management of the Group

Mei-Hui Chou (Jessie)	46	Executive Director	27 May 2015	1 August 2011	Responsible for the day-to-day management of the Group

Greg Adam Foster	52	Non-executive Director	27 May 2015	8 April 2014	Responsible for the formulation of strategic directions and for the high level oversight of the management and operations of the Group

RuiGang Li	44	Non-executive Director	27 May 2015	8 April 2014	Responsible for addressing conflicts and giving strategic advice and guidance on the business and operations of the Group

Yue-Sai Kan	67	Independent Non-executive Director	27 May 2015	25 August 2014	Responsible for addressing conflicts and giving strategic advice and guidance on the business and operations of the Group

John Marshal Davison	56	Independent Non-executive Director	[●]	[●]	Responsible for addressing conflicts and giving strategic advice and guidance on the business and operations of the Group

Dawn Taubin	56	Independent Non-executive Director	[●]	[●]	Responsible for addressing conflicts and giving strategic advice and guidance on the business and operations of the Group

Chairman and Non-executive Director

Richard Gelfond

Chairman and Non-executive Director

Mr. Gelfond, aged 59, has been the Chairman and Non-executive Director of the Company since 27 May 2015. He has been a Director of the Company since 30 August 2010(1) and he was appointed as the Chairman of the Board on 4 August 2014. As Chief Executive Officer of IMAX Corporation, the Company’s majority shareholder, Mr. Gelfond provides strategic advice and guidance on the business and operations of the Group.

(1)	Mr. Gelfond joined the Company as a Director on 30 August 2010. He resigned from the Board on 2 April 2012 but was re-appointed as a Director on 8 April 2014.

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Mr. Gelfond has been the sole Chief Executive Officer and an Executive Director of IMAX Corporation since 2009 and 1994, respectively. He also served as Co-Chairman of IMAX Corporation from 1999 to 2009 and Co-Chief Executive Officer from 1996 to 2009. From 1994 to 1999, Mr. Gelfond also served as the Vice Chairman of IMAX Corporation. Between 1979 and 1994, Mr. Gelfond worked in various law firms and investment banks.

Mr. Gelfond graduated from the State University of New York at Stony Brook, the United States, with a Bachelor of Arts in May 1976 and from the Northwestern University School of Law, the United States, with a juris doctor degree in June 1979. Mr. Gelfond serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with the State University of New York at Stony Brook. He is also a member of the Academy of Motion Picture Arts and Science, and serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya.

Executive Directors

Jiande Chen

Executive Director

Mr. Chen, aged 59, has been an Executive Director of the Company since 27 May 2015. He is responsible for the overall strategic direction and business operations of the Group. Mr. Chen has also been the Chief Executive Officer of the Group since 1 August 2011.

Mr. Chen was previously the Senior Vice President, Chief Representative and General Manager of Sony Pictures Entertainment, China from 2000 to 2011. Prior to that, Mr. Chen was a Vice President of Allied Signal (China) Holding Corp., an aerospace, automotive and engineering company from 1998 to 1999, a Vice President of Boeing China Inc. from 1995 to 1998 and a Vice President of DDB Advertising/PR Corp. in Seattle from 1990 to 1995.

Mr. Chen obtained a Ph. D degree in Communications from the University of Washington, the United States, in December 1991 and graduated from Fudan University, the PRC, with a bachelor’s degree in English Literature in 1976. Mr. Chen serves as the Vice Chairman of the Alumni Association of Fudan University.

Jim Athanasopoulos

Executive Director

Mr. Athanasopoulos, aged 44, has been an Executive Director of the Company since 27 May 2015. He is responsible for the overall strategic direction and business operations of the Group. Mr. Athanasopoulos assumed the role of Chief Financial Officer and Chief Operating Officer of the Company effective May 2015, and served as the Chief Financial Officer and Senior Vice President, Corporate Operations of the Group since 1 August 2011.

Mr. Athanasopoulos joined IMAX Corporation in 2000. Prior to his current role, Mr. Athanasopoulos served as the Senior Vice President of Joint Venture Theatre Development of IMAX Corporation from 2010 to 2011, where he helped oversee the execution of IMAX Corporation’s joint venture theatre rollout worldwide. He was also the Vice President of Theatre Development of IMAX Corporation from 2008 to 2010. From 2004 to 2008, Mr. Athanasopoulos was an integral part

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DIRECTORS AND SENIOR MANAGEMENT

of a worldwide theatre development team that expanded the IMAX Corporation commercial network, signing over 460 new theatres during a time when IMAX Corporation’s business model transitioned from institutional clients to multiplexes and from film to digital.

Prior to joining IMAX Corporation, Mr. Athanasopoulos worked at KPMG in Toronto for seven years in both their assurance and insolvency practices. Mr. Athanasopoulos graduated from the University of Toronto, Canada, with a bachelor’s degree in Commerce in June 1993. He is also a Chartered Accountant, qualified in February 1997, and a member of the Institute of Chartered Accountants of Ontario.

Mei-Hui Chou (Jessie)

Executive Director

Ms. Chou, aged 46, has been an Executive Director of the Company since 27 May 2015. She is responsible for the overall marketing direction and business operations of the Group. Ms. Chou assumed the role of Chief Marketing Officer and Head of Human Resources effective May 2015, and served as the Senior Vice President, Theatre Marketing & Operations, Human Resources of the Group since 2012.

Ms. Chou joined IMAX Corporation in 2006. Prior to her current role, Ms. Chou served as Vice President, Theatre Marketing & Operations. Over the past nine years, Ms. Chou has planned and implemented more than 200 new IMAX theatres in Greater China, Japan, South Korea, Thailand, Malaysia, Singapore, India and the Philippines.

Prior to joining the Company, Ms. Chou served as the General Manager of Cinema Operations for Warner Village Cinemas Co., Ltd (a joint-venture between Warner Bros. & Village Roadshow Cinemas, currently Vieshow Cinemas), Taiwan, from 1997 to 2005, where she oversaw the building and operations of the first international cineplexes in nine sites across the island. Previous to the cinema industry, Ms. Chou worked with various international branded hotels, including the InterContinental Hotels Group in 1997 and Shangri-La Hotels and Resorts from 1995 to 1997.

Ms. Chou was awarded an EMBA with an Honors Thesis from the National Taiwan University in June 2006. Between 1991 and 1994, she studied hotel management and received a Diploma with Merit from Les Roches Hotel Management School, Switzerland in June 1994. She obtained a bachelor’s degree in Foreign Language and Literature from the National Tsing Hwa University, Taiwan in June 1991.

Non-executive Directors

Greg Foster

Non-executive Director

Mr. Foster, aged 52, has been a Non-executive Director of the Company since 27 May 2015. He has been a Director of the Company since 8 April 2014. He is responsible for giving strategic advice and guidance on the business and operations of the Group.

Mr. Foster joined IMAX Corporation in 2001 as President, Filmed Entertainment, and was appointed Senior Executive Vice President of IMAX Corporation and Chief Executive Officer, IMAX Entertainment, a business division of IMAX Corporation, in 2013. He held the position of Chairman

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DIRECTORS AND SENIOR MANAGEMENT

and President, Filmed Entertainment from 2004 to 2013, when he was appointed Chairman and President, IMAX Entertainment. Mr. Foster is also a member of the board of directors of TCL-IMAX Entertainment Co., Ltd., a joint venture of TCL Corporation and IMAX Corporation.

Prior to joining IMAX Corporation, Mr. Foster was Executive Vice-President of Production at MGM/UA Pictures, the motion picture division of the larger Metro-Goldwyn-Mayer, Inc from 1996 to 1998. Prior to that, Mr. Foster held other senior positions, including Senior Vice-President of Motion Picture Marketing Research, at MGM/UA from 1993 to 1995.

Mr. Foster graduated from Georgetown University with a Bachelor’s of Science degree in Business Administration in May 1984. Mr. Foster is a member of the Academy of Motion Picture Arts and Sciences. Mr. Foster also serves on the Board of Councilors of the University of Southern California School of Dramatic Arts and taught as an adjunct professor at the University of Southern California film school. Mr. Foster also serves on the Board of Trustees of the High Mountain Institute, a non-profit educational organisation.

RuiGang Li

Non-executive Director

Mr Li, aged 45, has been a Non-executive Director of the Company since 27 May 2015. He was appointed a Director of the Company on 8 April 2014. He is responsible for giving strategic advice and guidance on the business and operations of the Group.

Mr Li is the Founding Chairman of China Media Capital, which position he has held since 2010. Mr Li served as the CEO of Shanghai Media Group (“SMG”), a multimedia television, radio broadcasting and publication company, from 2002 to 2011, and since 2012 has been Chairman of SMG. He was the President of Shanghai Media & Entertainment Group, and the Deputy Director of the Programming Department of Shanghai Radio, Film and Television Bureau.

Mr Li has been a non-executive director of WPP plc since October 2010. He served as a director of Shanghai Oriental Pearl (Group) Co., Ltd. from 2008 to 2011.

Mr Li graduated from Fudan University, the PRC, with a bachelor’s degree in journalism in July 1991. In July 1994, he was awarded a Master of Arts degree in journalism by Fudan University. He was also a Visiting Scholar at Columbia University, the United States, from August 2001 to April 2002. He was also certified as a Senior Editor by the Qualification Determination Committee of the Senior Professional Technical Qualifications in Journalism of the Shanghai Press Bureau in January 2004.

Independent Non-executive Directors

Yue-Sai Kan

Independent Non-executive Director

Ms. Kan, aged 67, has been an Independent Director of the Company since 25 August 2014 and was appointed as an Independent Non-executive Director on 27 May 2015. She is responsible for giving independent strategic advice and guidance on the business and operations of the Group.

Ms. Kan is an Emmy-winning television host and producer with extensive experience in the entertainment industry. In 1972, she established Yue-Sai Kan Productions and created her first major

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DIRECTORS AND SENIOR MANAGEMENT

U.S. television production, a weekly series called “Looking East”. In 1986, she produced and hosted the television series “One World” on China’s national television network, CCTV. Ms. Kan has produced a number of documentaries, including “China Walls and Bridges”, which earned her an Emmy, as well as “Journey through a Changing China” and the series “Mini Dragons” “Doing Business in Asia”, and “Seeking Miss China,” among others.

Ms. Kan created the cosmetics company and brand “Yue-Sai” in 1992, which was acquired by L’Oréal in 2004. She is now the Honorary Vice Chairman of L’Oréal China. She launched the House of Yue-Sai lifestyle stores in 2007 to cater to China’s growing middle class. She is also an author of nine best-selling books. She is also the National Director of Miss Universe China and produces its annual pageant as a major charity event in China.

Ms. Kan graduated from the Brigham Young University in Hawaii with a Bachelor of Arts in May 1969. Ms. Kan has served as the International Ambassador of the Shanghai International Film Festival since 2006.

John Davison

Independent Non-executive Director

Mr. Davison, aged 56, has been an Independent Non-executive Director of the Company since [●] 2015. He is responsible for giving independent strategic advice and guidance to the Group.

Mr. Davison is the Chief Financial Officer and Executive Vice President of Four Seasons Holdings Inc., the luxury hotel and resort management company, where he has held that position since 2005, having joined as Senior Vice President, Project Financing, in 2002. In addition to managing the group’s financial activities, which include worldwide financial reporting and management, forward planning, taxation and treasury activities, Mr. Davison also oversees the information systems and technology area of Four Seasons Holdings Inc.

Prior to joining Four Seasons Holdings Inc., Mr. Davison spent four years as a member of the Audit and Business Investigations Practice at KPMG in Toronto from 1983 to 1987, followed by 14 years at IMAX Corporation from 1987 to 2001, ultimately holding the position of President, Chief Operating Officer and Chief Financial Officer. Mr. Davison has been a Chartered Accountant since September 1986 and is a member of the Institute of Chartered Accountants of Ontario. Mr. Davison has also been a Chartered Business Valuator since August 1988 and is a member of the Canadian Institute of Chartered Business Valuators. He graduated from the University of Toronto, Canada, Victoria College, with a bachelor’s degree in Commerce in November 1983.

Dawn Taubin

Independent Non-executive Director

Ms. Taubin, aged 56, has been an Independent Non-executive Director of the Company since [●] 2015. She is responsible for giving independent strategic advice and guidance to the Group.

Ms. Taubin served as the Chief Marketing Officer of DreamWorks Animation, an animation studio engaging in the development, production and exploitation of animated films and their associated characters, from August 2013 to January 2015, where she managed the global marketing and distribution operations for the studio’s theatrical and television properties.

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DIRECTORS AND SENIOR MANAGEMENT

Prior to joining DreamWorks Animation, Ms. Taubin spent 19 years at Warner Bros Pictures, a film production and distribution company, where she was President of Marketing for six years. Prior to joining Warner Bros Pictures, Ms. Taubin was Vice President of Publicity at MGM Studios, an entertainment company providing production and distribution of film and television content.

Ms. Taubin graduated from the University of California, Santa Barbara, the United States, with a bachelor’s degree in Communications Studies in June 1980. Ms. Taubin was also a Professor of Public Relations and Advertising at the Dodge College of Film and Media Arts at Chapman University in Orange, California, the United States, from 2011 to 2013.

Save as disclosed above in “—Board of Directors” above and “Appendix VI—Statutory and General Information”, no Director held any other directorships in listed companies during the three years immediately prior to the Latest Practicable Date nor have they had any relationship with any other Director or member of senior management. There is no other information in respect of the Directors to be disclosed pursuant to Rule 13.51(2) of the Listing Rules and there is no other matter that needs to be brought to the attention of the Shareholders.

SENIOR MANAGEMENT OF THE GROUP

The members of the senior management of the Group are the following:

Name	Age	Position in the Group	Roles and Responsibilities	Date of Appointment as Senior Management	Date of Joining the Group
Jiande Chen	59	Chief Executive Officer	Overall strategic direction and business operations of the Group	1 August 2011	1 August 2011

Don Silvio Savant	52	President, Theatre Development and Film Distribution	Overseeing the Group’s sales, marketing and operations in Greater China	8 September 2011	8 September 2011

Jim Athanasopoulos	44	Chief Financial Officer and Chief Operating Officer	Overall management of all aspects of the Group’s finance and treasury matters	1 August 2011	1 August 2011

Mei-Hui Chou (Jessie)	46	Chief Marketing Officer and Head of Human Resources	Interfacing with exhibitors to ensure successful theatre openings and film launches	1 August 2011	1 August 2011

Michelle Rosen	36	General Counsel	Overseeing the legal and administrative matters of the Group	30 March 2015	30 March 2015

Honggen Yuan (Karl)	51	Senior Vice President, Theatre Development	Overseeing the theatre development in Greater China	1 September 2011	1 September 2011

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DIRECTORS AND SENIOR MANAGEMENT

Senior Management

Jiande Chen

Chief Executive Officer

Mr. Chen, aged 59, has been the Chief Executive Officer of the Group since 1 August 2011 and is responsible for directing the Company’s expansion in the Greater China region and developing and executing strategies that enable the Company to extend its leadership position and involvement in the continuing development of the entertainment industry in Greater China. He was appointed as an Executive Director of the Company on 27 May 2015. Please refer to “Directors and Senior Management – Board of Directors” for details of his biography.

Don Savant

President, Theatre Development & Film Distribution

Mr. Savant, aged 52, has represented the Group as President, Theatre Development & Film Distribution since September 2011. Mr. Savant has also served as Executive Vice President and Managing Director, Asia Pacific of IMAX Corporation since January 2015. In his dual role, Mr. Savant is responsible for overseeing IMAX Corporation’s sales, marketing and operations in the Asia Pacific region, including Korea, Hong Kong and China. Mr. Savant is employed by IMAX Corporation and devotes approximately 50% of his time to the Company under a legally binding secondment arrangement.

Mr. Savant joined IMAX Corporation in April 2000 as Vice President, Sales, Asia Pacific. He was promoted to Senior Vice President and Managing Director, Asia Pacific, in January 2008. Mr. Savant has been involved in securing major multi-theatre deals for IMAX Corporation throughout the Asia Pacific region, including contracts with the largest commercial exhibitors in Korea, Hong Kong and China. Mr. Savant has over 20 years of experience in the entertainment industry and a total of 17 years’ experience in China and Asia. In 2011, he led the sales efforts in establishing a partnership with Wanda Cinema, which today is the Company’s largest exhibition partner worldwide.

Jim Athanasopoulos

Chief Financial Officer and Chief Operating Officer

Mr. Athanasopoulos, aged 44, assumed the role of Chief Financial Officer and Chief Operating Officer of the Company effective May 2015, and served as the Chief Financial Officer and Senior Vice President, Corporate Operations of the Group since 1 August 2011. Mr. Athanasopoulos is responsible for the overall management of all aspects of the Group’s finance and treasury matters. He was appointed as an Executive Director on 27 May 2015. Please refer to “Directors and Senior Management – Board of Directors” for details of his biography.

Mei-Hui Chou (Jessie)

Chief Marketing Officer and Head of Human Resources

Ms. Chou, aged 46, assumed the role of Chief Marketing Officer and Head of Human Resources effective May 2015, and served as the Senior Vice President, Theatre Marketing & Operations, Human Resources of the Group since 2012. Ms. Chou is responsible for interfacing with theatre operators to ensure successful theatre openings and film launches. She was appointed as an

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DIRECTORS AND SENIOR MANAGEMENT

Executive Director on 27 May 2015. Please refer to “Directors and Senior Management – Board of Directors” for details of her biography.

Michelle Rosen

General Counsel

Ms. Rosen, aged 36, has been the General Counsel of the Company since 30 March 2015. She is responsible for overseeing the legal and administrative matters of the Group.

Ms. Rosen joined IMAX Corporation in October 2008, where she held the position of Vice President and Associate General Counsel until March 2015. Ms. Rosen previously worked as an associate at Shearman & Sterling LLP in New York from October 2003 until October 2008 in the areas of mergers and acquisitions, corporate law and securities law.

Ms. Rosen graduated from Dartmouth College with a bachelor’s degree in Comparative Literature in June 2000 and from Cornell Law School in May 2003. Ms. Rosen has been a member of the New York Bar since January 2004.

Honggen Yuan (Karl)

Senior Vice President, Theatre Development

Mr. Yuan, aged 51, has been Senior Vice President, Theatre Development of the Group since September 2011.

Mr. Yuan joined IMAX Corporation in August 2001, where he held the title of Sales Director. He was promoted to Vice President, Theatre Development in 2005. During his 10 years with IMAX Corporation, Mr. Yuan has been instrumental in helping to grow the IMAX theatre network from two theatres in 2001 to well over 200 theatres today. Mr. Yuan has played a vital role in building and expanding the Company’s relationship with its key strategic partners, including Wanda Cinema, CJ CGV and Shanghai Film Corporation. Prior to joining IMAX Corporation, Mr. Yuan served as the Chief Representative, Business Development of Bayshore Pacific Group Shanghai Representative Office from 1998 to 2001.

Mr. Yuan graduated from the Shanghai University of Technology (currently known as Shanghai University), the PRC, with a bachelor’s degree in Environmental Chemistry in July 1985 and received an MBA degree from the University of Sunshine Coast, Queensland, Australia in June 2002.

COMPANY SECRETARY

Michelle Rosen and Chan Wai Ling are our joint company secretaries. Information on the waiver in relation to the appointment of joint company secretaries is set out in “Appendix VI—Statutory and General Information”. Ms. Rosen is the General Counsel of the Group. Ms. Chan is not an employee of the Company and she provides company secretarial services as an external service provider.

Ms. Rosen, aged 36, is the General Counsel and was appointed as Company Secretary on 27 May 2015. Please refer to “Directors and Senior Management—Senior Management of the Company” for details of her biography.

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DIRECTORS AND SENIOR MANAGEMENT

Ms. Chan, aged 48, was appointed as Company Secretary on 27 May 2015. She is responsible for corporate secretarial duties and corporate governance matters in relation to the Company. She is a director of Corporate Services of Tricor Services Limited, and has more than 20 years of experience in the corporate secretarial field. Prior to joining Tricor Group, she worked for PricewaterhouseCoopers in Hong Kong from 1996 to 2003, and was a manager of corporate services from 2000 to 2003. Ms. Chan holds an Honours Bachelor’s degree in Accountancy from City University of Hong Kong and a Bachelor of Laws degree from the University of London. She is a Chartered Secretary and a Fellow of both The Hong Kong Institute of Chartered Secretaries (HKICS) and The Institute of Chartered Secretaries and Administrators (ICSA) in the United Kingdom. She is a holder of the Practitioner’s Endorsement from HKICS.

BOARD COMMITTEES

The Board has established an audit committee, a remuneration committee and a nomination committee.

Audit Committee

The Company has established the audit committee in compliance with Rule 3.21 of the Listing Rules and the Corporate Governance Code as set out in Appendix 14 to the Listing Rules. The primary duties of the audit committee are to oversee the financial reporting system and internal control procedures of the Company, review the financial information of the Company and consider issues relating to the external auditors and their appointment.

The audit committee consists of three Directors. The members of the Audit Committee are:

John Davison (Chairman)

Dawn Taubin

Richard Gelfond

Remuneration Committee

The Company has established a remuneration committee of the Board in compliance with Rule 3.25 of the Listing Rules and the Corporate Governance Code as set out in Appendix 14 to the Listing Rules. The primary duties of the remuneration committee are to make recommendations to the Board on the Company’s policy and structure for all remuneration of directors and senior management and on the establishment of a formal and transparent procedure for developing policy on such remuneration.

The remuneration committee consists of three Directors. The members of the remuneration committee are:

Yue-Sai Kan (Chairman)

John Davison

Greg Foster

Nomination Committee

The Company has established a nomination committee of the Board as recommended by the Corporate Governance Code as set out in Appendix 14 to the Listing Rules. The primary duties of the

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DIRECTORS AND SENIOR MANAGEMENT

nomination committee are to review the structure, size and composition of the Board, assess the independence of the independent non-executive directors and make recommendations to the Board on the appointment and re-appointment of directors and succession planning for directors.

The nomination committee consists of three Directors. The members of the nomination committee are:

Richard Gelfond (Chairman)

Dawn Taubin

Mei-Hui Chou (Jessie)

DIRECTORS’ REMUNERATION AND REMUNERATION OF FIVE HIGHEST PAID INDIVIDUALS

During the Track Record Period, certain individuals who now serve as our Executive and Non-executive Directors received remuneration in respect of services rendered in connection with the management of the affairs of the Group. See note 23(b) of “Appendix I—Accountant’s Report”. Except for such remuneration, no other amounts were paid to any Director in his/her capacity as such during the Track Record Period.

Under the current arrangements, the aggregate remuneration and benefits in kind payable to the Directors for FY2014 are estimated to be approximately HK$0.

For FY2012, FY2013 and FY2014, the aggregate amount or value of fees, salaries, housing allowances, other allowances, benefits in kind (including contribution to the Group’s pension scheme on behalf of the five highest paid individuals) or any bonuses paid by the Group to the five highest paid individuals were approximately US$3.1 million, US$4.9 million and US$5.1 million, respectively.

During the Track Record Period, no remuneration was paid to the Directors or the five highest paid individuals as an inducement to join or upon joining the Group. No compensation was paid to, or receivable by, the Directors or past directors of the Company or the five highest paid individuals for the loss of office as director of any member of the Group or of any other office in connection with the management of the affairs of any member of the Group. None of the Directors had waived any remuneration and/or emoluments during the Track Record Period.

Information on the letters of appointment entered into between the Company and the Directors is set out in “Appendix VI—Statutory and General Information”.

COMPLIANCE ADVISER

The Company has appointed Somerley Capital Limited as its compliance adviser pursuant to Rule 3A.19 of the Listing Rules to provide advisory services to the Company. In compliance with Rule 3A.23 of the Listing Rules, the Company must consult with, and if necessary, seek advice from, the compliance adviser on a timely basis in the following circumstances:

(a)	before the publication of any regulatory announcement, circular or financial report;

(b)	where a transaction, which might be a notifiable or connected transaction, is contemplated;

(c)	where the Company proposes to use the proceeds of the [REDACTED] in a manner different from that detailed in this [REDACTED] or where the Group’s business activities, developments or results of operation deviate from any forecast, estimate or other information in this [REDACTED]; and

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DIRECTORS AND SENIOR MANAGEMENT

(d)	where the Stock Exchange makes an inquiry regarding unusual movements in the price or trading volume of the Shares, the possible development of a false market in the Shares or any other matters.

The term of the appointment of the compliance adviser will commence on the Listing Date and will end on the date on which the Company distributes its annual report in respect of its financial results for the first full financial year commencing after the Listing Date.

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FUTURE PLANS AND USE OF PROCEEDS

Future Plans

Please see “Business—Our Strategies” in this [REDACTED] for a detailed discussion of our future plans.

Use of Proceeds

[REDACTED]

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FUTURE PLANS AND USE OF PROCEEDS

[REDACTED]

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UNDERWRITING

HONG KONG UNDERWRITERS

(in alphabetical order)

[REDACTED]

UNDERWRITING

[REDACTED]

UNDERWRITING ARRANGEMENTS AND EXPENSES

[REDACTED]

Hong Kong Underwriting Agreement

[REDACTED]

Grounds for Termination

[REDACTED]

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UNDERWRITING

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UNDERWRITING

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UNDERWRITING

[REDACTED]

Undertakings to the Stock Exchange pursuant to the Listing Rules

[REDACTED]

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UNDERWRITING

[REDACTED]

Undertakings Pursuant to the Hong Kong Underwriting Agreement

[REDACTED]

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UNDERWRITING

[REDACTED]

Hong Kong Underwriters’ Interests in the Company

[REDACTED]

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UNDERWRITING

[REDACTED]

International Underwriting Agreement

[REDACTED]

Over-allotment Option

[REDACTED]

Commissions and Expenses

[REDACTED]

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[REDACTED]

Indemnity

[REDACTED]

ACTIVITIES BY SYNDICATE MEMBERS

[REDACTED]

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UNDERWRITING

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STRUCTURE OF THE [REDACTED]

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APPENDIX I	ACCOUNTANT’S REPORT

The following is the text of a draft report received from the Company’s reporting accountant, PricewaterhouseCoopers, Certified Public Accountants, Hong Kong, for the purpose of incorporation in this [REDACTED]. It is prepared and addressed to the directors of the Company and to the Sponsors pursuant to the requirements of Auditing Guideline 3.340 “Prospectuses and the Reporting Accountant” issued by the Hong Kong Institute of Certified Public Accountants.

[Draft]

[To insert the firm’s letterhead]

[●]

The Directors

IMAX China Holding, Inc.

Morgan Stanley Asia Limited

Dear Sirs,

We report on the financial information of IMAX China Holding, Inc. (the “Company”) and its subsidiaries (together, the “Group”), which comprises the combined statements of financial position as at 31 December 2012, 2013 and 2014, the statements of financial position of the Company as at 31 December 2012, 2013 and 2014, and the combined statements of comprehensive income, the combined statements of changes in equity and the combined statements of cash flows for each of the years ended 31 December 2012, 2013 and 2014 (the “Relevant Periods”), and a summary of significant accounting policies and other explanatory information. This financial information has been prepared by the directors of the Company and is set out in Sections I to III below for inclusion in Appendix I to the [REDACTED] in connection with the initial listing of shares of the Company on the Main Board of The Stock Exchange of Hong Kong Limited.

As at the date of this report, the Company has direct and indirect interests in the subsidiaries as set out in Note 1(a) of Section II below. All of these companies are private companies or, if incorporated or established outside Hong Kong, have substantially the same characteristics as a Hong Kong incorporated private company.

The audited financial statements of the other companies now comprising the Group as at the date of this report for which there are statutory audit requirements have been prepared in accordance with the relevant accounting principles generally accepted in their place of incorporation. The details of the statutory auditors of these companies are set out in Note 1(a) of Section II.

The directors of the Company have prepared the combined financial statements of the Company and its subsidiaries now comprising the Group for the Relevant Periods, in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (the “Underlying Financial Statements”). The directors of the Company are responsible for the preparation of the Underlying Financial Statements that gives a true and fair view in accordance with IFRSs. We have audited the Underlying Financial Statements in accordance with International Standards on Auditing (the “ISAs”) issued by the International Auditing and Assurance Standards Board (“IAASB”) pursuant to separate terms of engagement with the Company.

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APPENDIX I	ACCOUNTANT’S REPORT

The financial information has been prepared based on the Underlying Financial Statements, with no adjustment made thereon, and on the basis set out in Note 1(b) of Section I below.

Directors’ Responsibility for the Financial Information

The directors of the Company are responsible for the preparation of the financial information that gives a true and fair view in accordance with the basis of presentation set out in Note 1(b) of Section I below and in accordance with IFRSs, and for such internal control as the directors determine is necessary to enable the preparation of financial information that is free from material misstatement, whether due to fraud or error.

Reporting Accountant’s Responsibility

Our responsibility is to express an opinion on the financial information and to report our opinion to you. We carried out our procedures in accordance with the Auditing Guideline 3.340 “Prospectuses and the Reporting Accountant” issued by the Hong Kong Institute of Certified Public Accountants.

Opinion

In our opinion, the financial information gives, for the purpose of this report and presented on the basis set out in Note 1(b) of Section II below, a true and fair view of the state of affairs of the Company as at 31 December 2012, 2013 and 2014, and of the combined state of affairs of the Group as at 31 December 2012, 2013 and 2014 and of the Group’s combined results and cash flows for the Relevant Periods then ended.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

I	FINANCIAL INFORMATION OF THE GROUP

A.	The following is the financial information of the Group prepared by the directors of the Company as at 31 December 2012, 2013 and 2014 and for each of the years ended 31 December 2012, 2013 and 2014 (the “Financial Information”), presented on the basis set out in Note 1(b) below

COMBINED STATEMENTS OF FINANCIAL POSITION

(In thousands of U.S. dollars)

		As at 31 December
	Notes	2012	2013	2014
ASSETS
Non-current assets
Property, plant and equipment	6	26,801	36,370	42,816
Other assets	8	87	35	4,016
Deferred income tax asset	10	1,090	725	805
Financing receivables	13	14,208	16,311	20,246

		42,186	53,441	67,883

Current assets
Other assets	8	1,035	1,076	1,430
Film assets	11	35	66	85
Inventories	12	2,160	1,113	3,432
Prepayments		174	186	824
Financing receivables	13	1,994	4,455	3,915
Trade and other receivables	9	5,065	14,787	25,287
Cash and cash equivalents	14	1,925	10,214	48,320

		12,388	31,897	83,293

Total Assets		54,574	85,338	151,176

LIABILITIES
Non-current liabilities
Other liabilities	16	—	—	12,942
Deferred revenue	18	15,472	20,810	22,517
Redeemable Class C Shares	20	—	—	26,785

		15,472	20,810	62,244

Current liabilities
Trade and other payables	15	23,058	43,574	39,900
Accruals and other liabilities	16	3,171	3,921	5,119
Taxes payable		3,180	6,842	9,313
Deferred revenue	18	9,577	7,048	8,292

		38,986	61,385	62,624

Total Liabilities		54,458	82,195	124,868

EQUITY
Combined equity	1(b)	(10,183)	(24,522)	(23,939)
Retained earnings		10,299	27,754	50,535
Accumulated other comprehensive loss		—	(89)	(288)

Total Equity		116	3,143	26,308

Total Equity and Liabilities		54,574	85,338	151,176

Net current (liabilities) assets		(26,598)	(29,488)	20,669

Total assets less current liabilities		15,588	23,953	88,552

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

COMPANY STATEMENTS OF FINANCIAL POSITION

(In thousands of U.S. dollars)

		As at 31 December
	Note	2012	2013	2014
ASSETS
Non-current assets
Investment in subsidiary	7	5,000	5,000	32,538
Other assets		—	—	35

		5,000	5,000	32,573

Current assets
Trade and other receivables	9	—	—	11,500
Cash and cash equivalents	14	10	10	6,520

		10	10	18,020

Total Assets		5,010	5,010	50,593

LIABILITIES
Non-current liabilities
Other liabilities	16	—	—	12,942
Redeemable Class C Shares	20	—	—	26,785

		—	—	39,727

Current liabilities
Trade and other payables	15	10	10	881

Total Liabilities		10	10	40,608

EQUITY
Share capital		20	20	27
Other equity	19(a)	4,980	4,980	12,311
Accumulated deficit		—	—	(2,353)

Total Equity		5,000	5,000	9,985

Total Equity and Liabilities		5,010	5,010	50,593

Net current assets		—	—	17,139

Total assets less current liabilities		5,000	5,000	49,712

The loss attributable to owners of the Company is dealt with in the financial information of IMAX China Holding Inc. to the extent of a loss of 2012: $nil; 2013: $nil; and 2014: $2,353.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

COMBINED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands of U.S. dollars)

		Years Ended 31 December
	Notes	2012	2013	2014
Revenues	24	46,639	55,949	78,218
Cost of sales	22	(22,294)	(23,701)	(31,758)

Gross profit	24	24,345	32,248	46,460
Selling, general and administrative expenses	22	(7,947)	(8,867)	(11,251)
Other operating expenses	28(a), 22	(1,019)	(2,445)	(4,045)

Operating profit		15,379	20,936	31,164
Accretion of amortised cost of financial instrument	20	—	—	(1,732)
Fair value adjustment of conversion option	21	—	—	(577)
Interest income		11	14	221
Interest expense		—	—	(10)

Profit before income tax		15,390	20,950	29,066
Income tax expense		(2,523)	(3,495)	(6,285)

Profit for the year		12,867	17,455	22,781

Items that may be subsequently reclassified to profit or loss:
Other comprehensive loss:
Change in foreign currency translation adjustments		—	(89)	(199)

Other comprehensive loss, net of tax		—	(89)	(199)

Total comprehensive income for the year		12,867	17,366	22,582

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APPENDIX I	ACCOUNTANT’S REPORT

COMBINED STATEMENTS OF CHANGES IN EQUITY

(In thousands of U.S. dollars)

	Notes	Combined Equity	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total Equity
Balance as at 1 January 2012		(2,644)	(2,568)	—	(5,212)

Comprehensive income
Profit for the year		—	12,867	—	12,867

Total comprehensive income		—	12,867	—	12,867

Controlling Shareholder’s net investment	1(b)	(7,539)	—	—	(7,539)

Total transactions with owners, recognised directly in equity		(7,539)	—	—	(7,539)

Balance as at 31 December 2012		(10,183)	10,299	—	116

Comprehensive income
Profit for the year		—	17,455	—	17,455
Other comprehensive loss, net of tax		—	—	(89)	(89)

Total comprehensive income		—	17,455	(89)	17,366

Controlling Shareholder’s net investment	1(b)	(6,540)	—	—	(6,540)
Payment for legally transferred contracts	28(a)	(7,799)	—	—	(7,799)

Total transactions with owners, recognised directly in equity		(14,339)	—	—	(14,339)

Balance as at 31 December 2013		(24,522)	27,754	(89)	3,143

Comprehensive income
Profit for the year		—	22,781	—	22,781
Other comprehensive loss, net of tax		—	—	(199)	(199)

Total comprehensive income		—	22,781	(199)	22,582

Controlling Shareholder’s net investment	1(b)	2,500	—	—	2,500
Issue of shares during the year	19	7,338	—	—	7,338
Payment for legally transferred contracts	28(a)	(9,255)	—	—	(9,255)

Total transactions with owners, recognised directly in equity		583	—	—	583

Balance as at 31 December 2014		(23,939)	50,535	(288)	26,308

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APPENDIX I	ACCOUNTANT’S REPORT

COMBINED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

		Years Ended 31 December
	Notes	2012	2013	2014
Cash flows from operating activities
Cash provided by operations	25	1,321	20,063	21,427
Taxes paid		—	351	6,793

Net cash provided by operating activities		1,321	20,414	28,220

Cash flows from investing activities
Purchase of property, plant and equipment		(52)	(105)	(213)
Investment in joint revenue sharing equipment		(8)	(12,013)	(10,640)
Payment for legally transferred contracts		—	—	(16,662)

Net cash used in investing activities		(60)	(12,118)	(27,515)

Cash flows from financing activities
Proceeds from issue of Redeemable Class C Shares	20	—	—	40,000
Share issuance costs	20	—	—	(2,582)

Net cash provided by financing activities		—	—	37,418

Effects of exchange rate changes on cash		(1)	(7)	(17)

Increase in cash and cash equivalents during year		1,260	8,289	38,106
Cash and cash equivalents, beginning of year		665	1,925	10,214

Cash and cash equivalents, end of year		1,925	10,214	48,320

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APPENDIX I	ACCOUNTANT’S REPORT

II.	NOTES TO THE FINANCIAL INFORMATION

1. General information, reorganisation and basis of presentation

(a) General information

IMAX China Holding, Inc. (the “Company”) was incorporated in the Cayman Islands on 30 August 2010, as an exempted company with limited liability under the laws of the Cayman Islands. The ultimate holding company of the Company is IMAX Corporation (the “Controlling Shareholder”), incorporated in Canada. The Company’s registered office is located at post office box 309, Ugland House, Grand Cayman, Cayman Islands, KY1-1104. The Company is an investment holding company and its subsidiaries are principally engaged in the entertainment industry specialising in digital and film-based motion picture technologies.

Prior to completion of the reorganization in preparation for the listing of the Company’s shares on the Main Board of the Stock Exchange of Hong Kong Limited (the “Listing”) as described in Note 1(b) below (the “Reorganisation), the business was carried out by the companies now comprising the Group. The companies comprising the Group were collectively controlled by IMAX Corporation. In preparation for the Listing, the entire equity interest in IMAX (Shanghai) Theatre Technology Service Co., Ltd. held by the Controlling Shareholder was transferred to the Company. The transfer was completed on [●].

At the date of this report, the Company has direct or indirect interests in the following subsidiaries:

Name of the Company	Place of incorporation, kind of legal entity and date of incorporation	Issued shares and paid up capital	Percentage of equity held	Principal activities and place of operation
Directly held by the Company

IMAX China (Hong Kong), Limited	Hong Kong S.A.R Limited Liability Company 12 November 2010	2 ordinary shares for HK39,000,000 12 ordinary shares for US27,538,341	100%	Sale and lease of theatre systems and associated film performance in Greater China*
Indirectly held by the Company

IMAX (Shanghai) Multimedia Technology Co., Ltd	The PRC Wholly owned foreign-enterprise 31 May 2011	Paid in capital of US5,000,000	100%	Sale and lease of theatre systems and associated film performance in Mainland China

IMAX (Shanghai) Theatre Technology Services Co., Ltd	The PRC Wholly owned foreign enterprise 9 November 2011	Paid in capital of US$200,000	100%	Technological development of theatre systems, provision of after-sales services (including installation), maintenance and repair of theatre systems and equipment in the PRC

*	Greater China is defined as Mainland China, Hong Kong, Taiwan and Macau.

These companies combined are referred to herein as the “Group”.

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APPENDIX I	ACCOUNTANT’S REPORT

The statutory financial statements of IMAX (Shanghai) Multimedia Technology Co., Ltd. and IMAX (Shanghai) Theatre Technology Services Co., Ltd. were audited by PricewaterhouseCoopers CPAs Limited Company (certified public accountants in The PRC) for the year ended 31 December 2012 and PricewaterhouseCoopers Zhong Tian LLP (certified public accountants in The PRC) for the years ended 31 December 2013 and 2014. The statutory financial statements of IMAX China (Hong Kong), Limited were audited by Jimmy C H Cheung & Co (certified public accountants in Hong Kong) for the year ended 31 December 2012 and PricewaterhouseCoopers, Certified Public Accountants in Hong Kong for the years ended 31 December 2013 and 2014.

The Group refers to all theatres using the IMAX theatre system in Greater China as “IMAX theatres” and all activity within Greater China as the “IMAX China Business”.

This combined financial information is presented in United States dollars, unless otherwise stated.

(b) Basis of Presentation

This combined financial information comprise the combined statements of comprehensive income, the combined statements of changes in equity and the combined statements of cash flows for the years ended 31 December 2012, 2013 and 2014 and the combined statements of financial position as at 31 December 2012, 2013 and 2014.

IMAX Corporation owned and controlled the companies now comprising the Group before the Reorganization and continues to own and control these companies after the Reorganization. Accordingly, the Reorganization has been accounted for as a reorganization of a business under common control. The combined statements of financial position, combined statements of comprehensive income, combined statements of changes in equity and combined statements of cash flows of the Group for the Relevant Periods have been prepared as if the current group structure had been in existence throughout the Relevant Periods or since the respective dates when these companies first came under the control of the Controlling Shareholder, whichever is the shorter period. In addition, to reflect the combined financial information of the IMAX China Business, the adjustments set out below have also been made.

Certain contracts relating to the installation and servicing of theatre systems in Greater China were historically entered into by IMAX Corporation before the establishment of legal entities in China or Hong Kong. However, these contracts and all associated services provided by IMAX Corporation were managed by and formed part of the IMAX China Business. In 2010 and 2011, management of the IMAX China Business established legal entities in Hong Kong and Shanghai respectively. Following the establishment of these legal entities, all theatre system installation contracts with new customers were legally signed by these companies. In 2013 and January 2014, in order to bring all the IMAX China Business into one legal structure, the historical contracts held by IMAX Corporation on behalf of the IMAX China Business were transferred to IMAX China (Hong Kong), Limited and IMAX (Shanghai) Multimedia Technology Co., Ltd (the “Historical Contracts”). In order to present the results, assets and liabilities and cash flows of the IMAX China Business in its entirety, the combined financial statements of IMAX China Holding Inc. reflect the activities of the Group, including the Historical Contracts legally held by IMAX Corporation but managed as part of the IMAX China Business throughout the periods presented. As such, all income, expenses, assets and liabilities attributable to such contracts have been included within the financial statements of the IMAX China

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APPENDIX I	ACCOUNTANT’S REPORT

Business prior to their legal transfer in 2013 and January 2014. Such amounts have been recorded at their book value prior to their legal transfer.

The Controlling Shareholder’s net investment in the IMAX China Business is included in Combined Equity for the purposes of this combined financial information.

Although certain of the Group’s operations have historically been included as part of IMAX Corporation’s Canadian tax returns, for the purpose of this combined financial information, the Group’s income taxes have been calculated and presented as far as practicable, as if it was a stand-alone business preparing its own separate tax return.

Inter-company transactions, balances and unrealised gains/losses on transactions between the companies now comprising the Group are eliminated on combination.

The combined financial information should not be construed as indicative of the financial performance of the IMAX China Business in any future period.

Earnings per share information is not presented as its inclusion, for the purpose of this report, is not considered meaningful due to the Reorganization and the presentation of the results for the Relevant periods on a combined basis as set out above.

2. Summary of significant accounting policies

Significant accounting policies are summarised as follows:

(a) Basis of preparation

The combined financial information has been prepared in accordance with International Financial Reporting Standards (“IFRS”) and IFRS Interpretations Committee (“IFRIC”) interpretations applicable to companies reporting under IFRS. The accounting policies set out in this note have been applied consistently to all periods presented. These combined financial statements have been prepared in accordance with the accounting policies described in note 2.

The preparation of combined financial information in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the combined financial information are disclosed in note 5.

(b) Subsidiaries

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

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APPENDIX I	ACCOUNTANT’S REPORT

Intra-group transactions, balances and unrealized gains on transactions between Group companies are eliminated. Unrealized losses are also eliminated. When necessary, amounts reported by subsidiaries have been adjusted to conform to the Group’s accounting policies.

Investments in subsidiaries are accounted for at cost less impairment. Cost includes direct attributable costs of investment. The results of subsidiaries are accounted for by the company on the basis of dividend received and receivable.

Impairment testing of the investments in subsidiaries is required upon receiving a dividend from these investments if the dividend exceeds the total comprehensive income of the subsidiary in the period the dividend is declared or if the carrying amount of the investment in the separate financial statements exceeds the carrying amount in the consolidated financial statements of the investee’s net assets including goodwill.

(c) Use of estimates

The preparation of financial information requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could be materially different from these estimates. Significant estimates made by management include, but are not limited to: carve out methodologies, selling prices associated with the individual elements in multiple element arrangements; residual values of leased theatre systems; economic lives of leased assets; allowances for potential uncollectability of accounts receivable, financing receivables and net investment in finance leases; provisions for inventory obsolescence; anticipated future revenues for film assets; impairment provisions for film assets; depreciable lives of property, plant and equipment; useful lives of intangible assets; accruals for contingencies including tax contingencies; recognition of deferred income tax assets; estimates of the fair value of share-based payment awards; and, estimates of the fair value of conversion options.

(d) Foreign currency

(i) Functional and presentation currency

Items included in the combined financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The combined financial information is presented in US$ which is the Company’s functional and the Group’s presentation currency.

(ii) Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the annual average rate for the statement of comprehensive income and closing rate for the statement of financial position. Foreign currency gains and losses are recorded in the combined statement of comprehensive income.

(iii) Group companies

In 2013, the Company determined that the functional currency of IMAX (Shanghai) Multimedia Technology Co., Ltd had changed from the Company’s reporting currency (US$) to the currency of the nation in which it domiciled (RMB). This was triggered by the ability of this subsidiary

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APPENDIX I	ACCOUNTANT’S REPORT

to fund its own operations and independently manage relationships with customers. The results and financial position of all the Group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

●	assets and liabilities for each statement of financial position presented are translated at the closing exchange rate at the date of that statement of financial position;

●	income and expenses for each statement of comprehensive income are translated at average exchange rates; and

●	all resulting exchange differences are recognised in other comprehensive income (loss).

(e) Financial assets

(i) Classification

The Group classifies its financial assets in the following categories: loans and receivables and available for sale. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for the amounts that are settled or expected to be settled more than 12 months after the end of the reporting period. These are classified as non-current assets. The Group’s loans and receivables comprise of “cash and cash equivalents” and “trade and other receivables” in the statement of financial position (notes 2(f) and 2(g)).

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless the investment matures or management intends to dispose of it within 12 months of the end of the reporting period.

(ii) Recognition and measurement

Regular way purchases and sales of financial assets are recognised on the trade-date, the date on which the Group commits to purchase and sell the asset. Investments are initially recognised at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss are initially recognised at fair value, and transaction costs are expensed in comprehensive income. Financial assets are derecognised when the rights to receive cash flows from the investments are have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership. Available-for-sale financial assets and financial assets at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are subsequently carried at amortised cost using the effective interest method.

Changes in the fair value of monetary and non-monetary securities classified as available-for-sale are recognised in other comprehensive income.

When securities classified as available-for-sale are sold or impaired, the accumulated fair value adjustments recognised in equity are included in comprehensive income.

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APPENDIX I	ACCOUNTANT’S REPORT

(f) Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand and all highly liquid investments convertible to a known amount of cash and with an original maturity to the Group of three months or less.

(g) Trade and other receivables

Allowances for doubtful accounts receivable are based on the Group’s assessment of the collectability of specific customer balances, which is based upon a review of the customer’s credit worthiness, past collection history and the underlying asset value of the equipment, where applicable. Interest on overdue accounts receivable is recognised as income as the amounts are collected.

For trade accounts receivable that have characteristics of both a contractual maturity of one year or less, and arose from the sale of other goods or services, the Group charges off the balance against the allowance for doubtful accounts when it is known that a provided amount will not be collected.

The Group monitors the performance of the theatres to which it has leased or sold theatre systems which are subject to ongoing payments. When facts and circumstances indicate that there is a potential impairment in the net investment in lease or a financing receivable, the Group will evaluate the potential outcome of either renegotiations involving changes in the terms of the receivable or defaults on the existing lease or financed sale agreements. The Group will record a provision if it is considered probable that the Group will be unable to collect all amounts due under the contractual terms of the arrangement.

When the net investment in finance lease or the financing receivable is impaired, the Group will recognise a provision for the difference between the carrying value in the investment and the present value of expected future cash flows discounted using the effective interest rate for the net investment in the finance lease or the financing receivable. If the Group expects to recover the theatre system, the provision is equal to the excess of the carrying value of the investment over the fair value of the equipment.

When the minimum lease receipts are renegotiated and the lease continues to be classified as a finance lease, the reduction in payments is applied to reduce unearned finance income.

These provisions are adjusted when there is a significant change in the amount or timing of the expected future cash flows or when actual cash flows differ from cash flow previously expected.

Once a net investment in finance lease or financing receivable is considered impaired, the Group does not recognise interest income until the collectability issues are resolved. When finance income is not recognised, any payments received are applied against outstanding gross minimum lease receipts or gross receivables from financed sales. Once the collectability issues are resolved, the Group will once again commence the recognition of interest income.

(h) Inventories

Inventories include goods purchased and spare parts, and are carried at the lower of cost, determined on an average cost basis, and net realisable value. Net realisable value is the estimated

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APPENDIX I	ACCOUNTANT’S REPORT

selling price in the ordinary course of business, less estimated costs of completion and selling expenses. Finished goods are recorded at the purchase price from IMAX Corporation which is determined to be the Controlling Shareholder’s cost plus a mark up.

The costs related to theatre systems under sales and finance lease arrangements are relieved from inventory to cost of sales when revenue recognition criteria are met. The costs related to theatre systems under operating lease arrangements and joint revenue sharing arrangements are transferred from inventory to assets under construction in property, plant and equipment when allocated to a signed joint revenue sharing arrangement or when the arrangement is first classified as an operating lease.

The Group records provisions for excess and obsolete inventory based upon current estimates of future events and conditions, including the anticipated installation dates for the current backlog of theatre system contracts, technological developments, signings in negotiation, growth prospects within the customers’ ultimate marketplace and anticipated market acceptance of the Group’s current and pending theatre systems.

Finished goods inventories can contain theatre systems for which title has passed to the Group’s customer (as the theatre system has been delivered to the customer) but the revenue recognition criteria, as discussed in note 2(o), have not been met.

(i) Film Assets

Film costs for a Hollywood digital re-mastered film are purchased at a flat fee and for a local china film are purchased on a cost-plus basis, as governed by the Group’s intercompany agreements with IMAX Corporation. These film assets are amortised into cost of sales and participation costs are in the same ratio that current gross revenues bear to current and anticipated future revenues over the film exploitation period, which is typically less than 6 months. Estimates of anticipated future revenues are prepared on a title-by-title basis and reviewed regularly by management and revised where necessary to reflect the most current information.

Film exploitation costs, including advertising costs, are expensed as incurred.

The recoverability of film assets is dependent upon commercial acceptance of the films. If events or circumstances indicate that the recoverable amount of a film asset is less than the unamortised film costs, the film asset is written down to its recoverable value. The recoverable amount is the higher of the film assets fair value less costs to sell, and the value in use.

(j) Other Assets

Other assets include deferred selling costs that are direct and incremental to the acquisition of sales contracts and investments in preferred shares.

Selling costs related to an arrangement incurred prior to recognition of the related revenue are deferred and expensed to costs and expenses applicable to revenues upon: (i) recognition of the contract’s theatre system revenue; or (ii) abandonment of the sale arrangement.

The Group has a preferred share investment in IMAX (Hong Kong Holding), Limited, a related party, issued pursuant to a subscription agreement, which is classified as an available for sale

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APPENDIX I	ACCOUNTANT’S REPORT

investment. IMAX (Hong Kong Holding), Limited is a subsidiary of IMAX Corporation. The preferred share is measured at cost as it does not have a quoted price in an active market and its fair value cannot be reliably measured.

(k) Property, Plant and Equipment

Property, plant and equipment are recorded at historical cost and are depreciated on a straight-line basis over their estimated useful lives as follows:

Theatre system components(1)	—	10 to 12 years
Office and production equipment	—	3 to 5 years
Leasehold improvements	—	over the shorter of the initial term of the underlying leases plus any probable renewal terms, and the useful life of the asset

(1)	includes equipment under joint revenue sharing arrangements.

Equipment and components allocated to be used in future operating leases and joint revenue sharing arrangements, as well as direct labour costs and an allocation of direct production costs, are included in assets under construction until such equipment is installed and in working condition, at which time the equipment is depreciated on a straight-line basis over the lesser of the term of the joint revenue sharing arrangement and the equipment’s anticipated useful life.

The assets’ residual values and useful lives are reviewed and adjusted on a prospective basis, if appropriate, at the end of each reporting period.

The Group reviews the carrying values of its property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group might not be recoverable. Assets are grouped at the lowest level for which identifiable cash inflows are largely independent when testing for, and measuring for, impairment (cash-generating units). In performing its review of recoverability, the Group compares the carrying values to either the value in use or fair value less costs to dispose and if required an impairment charge is recognised in the combined statements of comprehensive income to bring the carrying value to its recoverable value.

(l) Trade and other payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Trade payables are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

(m) Deferred Revenue

Deferred revenue represents cash received prior to revenue recognition criteria being met for theatre system sales or leases, film contracts, maintenance and extended warranty services, film related services and film distribution.

(n) Provisions, contingent liabilities and contingent assets

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation,

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APPENDIX I	ACCOUNTANT’S REPORT

and a reliable estimate of the amount can be made. Where the Group expects a provision to be reimbursed, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain.

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group. It can also be a present obligation arising from past events that is not recognised because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Group.

Contingent assets are not recognised but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognised.

(o) Revenue Recognition

The amount of revenue is determined in accordance with the fair value of the consideration received or receivable for the sale of goods, lease and services in the ordinary course of the Group’s activities, net of discounts, returns and value added taxes.

Revenue is recognised when it is probable that future economic benefits will flow to the entity, the related revenue can be reliably measured, and the specific revenue recognition criteria have been met for each type of the Group’s activities as described below.

The Group’s revenue arrangements with customers may involve multiple elements consisting of theatre system (projector, sound system, screen system and glasses cleaning machine); services associated with the theatre system (including theatre design support, supervision of installation, and projectionist training); trademark licensing of IMAX; 3D glasses; equipment maintenance and licensing of films. If the elements comprise of separately identifiable components, the revenue in respect of each separable component of the Group’s revenue arrangement is measured at its fair value and the consideration is allocated based on the relative fair value of each component.

Theatre systems

The Group has identified the projection system, sound system, screen system and glasses cleaning machine, theatre design support, supervision of installation, projectionist training and the use of the IMAX brand to be a single deliverable (the “System Deliverable”). The Group is not responsible for the physical installation of the equipment in the customer’s facility; however, the Group supervises the installation by the customer. The customer has the right to use the IMAX brand from the date the Group and the customer enter into an arrangement.

The Group’s System Deliverable arrangements involve either a lease or a sale of the theatre system. Consideration in the Group’s arrangements, consist of upfront or initial payments made before and after the final installation of the theatre system equipment and ongoing payments throughout the

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APPENDIX I	ACCOUNTANT’S REPORT

term of the lease or over a period of time, as specified in the arrangement. The ongoing payments are the greater of an annual fixed minimum amount or a certain percentage of the theatre box office.

Sales of theatre system

For arrangements qualifying as sales, the revenue allocated to the System Deliverable is recognised when all of the following conditions have been met: (a) the projector, sound system and screen system have been installed and are in full working condition, (b) the glasses cleaning machine has been delivered, if applicable, (c) projectionist training has been completed and (d) the earlier date of certificate of acceptance signed by both the theatre and the Group or public opening of the theatre, provided there is significant transfer of risks and rewards, the amount of revenue and costs incurred or to be incurred in respect of the transaction that can be measured reliably and it is probable that the economic benefits associated with the transaction will flow to the Group.

The initial revenue recognised consists of the initial payments received and the present value of any future fixed minimum ongoing payments. Contingent payments in excess of the fixed minimum ongoing payments are recognised when reported by theatre operators, provided the amount can be measured reliably and deemed probable of collection.

The difference between the gross receivable and totals of their present value is recorded as unrealised finance incomes at the beginning of lease term.

Lease of theatre system

A lease arrangement that transfers substantially all of the benefits and risks incident to ownership of the equipment is classified as a finance lease based on the criteria established by the accounting standard; otherwise the lease is classified as an operating lease.

For operating leases, initial payments and fixed minimum ongoing payments are recognised as revenue on a straight-line basis over the lease term. For operating leases, the lease term is considered to commence when all of the following conditions have been met: (i) the projector, sound system and screen system have been installed and in full working condition; (ii) the 3D glasses cleaning machine, if applicable, has been delivered; (iii) projectionist training has been completed; and (iv) the earlier of (a) receipt of written customer acceptance certifying the completion of installation and run-in testing of the equipment and the completion of projectionist training or (b) public opening of the theatre. Contingent payments in excess of fixed minimum ongoing payments are recognised as revenue when reported by theatre operators over the lease term, provided it is probable that the economic benefits of such payments will flow to the Group.

Joint revenue sharing arrangements which are classified as operating leases have rental payments which are fully contingent on the box-office results and concessions revenues reported by the theatre operators. Revenue is calculated as a percentage of box-office and concessions revenue reported by the theatre operator and is recognised when the amounts are deemed probable and the amounts can be measured reliably.

Certain joint revenue sharing arrangements include upfront payments that qualify for classification as sales and finance leases which are recognised in accordance with the sales and finance lease criteria discussed above. The contingent revenues from these arrangements is recognised as box-

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APPENDIX I	ACCOUNTANT’S REPORT

office results and concessions revenues are reported by the theatre operator, when the amounts are deemed probable and the amounts can be measured reliably.

As lessor, the Group classifies a lease as a finance lease based on the criteria set out in paragraph 10 of International Accounting Standard (“IAS”) 17, “Leases”.

For finance leases, the revenue allocated to the System Deliverable is recognised when the lease term commences, which the Group deems to be when all of the following conditions have been met: (a) the projector, sound system and screen system have been installed and are in full working condition, (b) the glasses cleaning machine has been delivered with the significant risks and rewards of ownership being transferred to the customer, if applicable, (c) projectionist training has been completed and (d) the earlier date of certificate of acceptance signed by both the theatre and the Group or public opening of the theatre, provided there is significant transfer of risks and rewards, the amount of revenue and costs incurred or to be incurred in respect of the transaction that can be measured reliably and it is probable that the economic benefits associated with the transaction will flow to the Group.

The initial revenue is the lower of the asset’s fair value or the present value of the minimum lease payments computed at a market rate of interest. Contingent payments in excess of the fixed minimum payments are recognised when reported by theatre operators, provided the amount can be measured reliably and deemed probable of collection. The cost of sale recognised at the commencement of the lease term is the cost (or carrying amount of the asset, if different) less the present value of any unguaranteed residual value.

The difference between the gross receivable and totals of their present value is recorded as unrealised finance incomes at the beginning of lease term. The method for allocating gross earnings to accounting periods is referred to as the ‘actuarial method’. The actuarial method allocates rentals between finance income and repayment of capital in each accounting period in such a way that finance income will be recognised as a constant rate of return over the lease term.

Minimum lease receipts and unrealised finance income are presented on net basis in long—term receivables.

Improvements and Modifications

Improvements and modifications to the theatre system after installation are treated as separate revenue transactions, if and when the Group is requested to perform these services. Revenue is recognised for these services when the amount of revenue and the costs incurred for the transaction and the costs to complete the transaction can be measured reliably, the stage of completion of the transaction at the end of the reporting period can be measured reliably, and it is probable that the economic benefits associated with the transaction will flow to the Group.

Finance income

Finance income is recognised over the term of the finance lease or financed sales receivable, provided it is probable that the economic benefits associated with the transaction will flow to the Group. Finance income recognition ceases when the Group determines that the flow of the economic benefits is not probable.

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APPENDIX I	ACCOUNTANT’S REPORT

Finance income is suspended when the Group identifies a theatre that is delinquent, non-responsive or not negotiating in good faith with the Group. Once the probability of the recovery of the economic benefit issues is resolved the Group will resume recognition of finance income.

Cost of sales arrangements

Theatre systems and other equipment subject to finance leases and sales arrangements includes the cost of the equipment, purchased on a cost-plus basis, from IMAX Corporation and costs related to project management, design, delivery and installation supervision services as applicable. The costs related to theatre systems under sales and finance lease arrangements are relieved from inventory to cost of sales when revenue recognition criteria are met.

Cost of revenue sharing arrangements

For theatre systems and other equipment subject to an operating lease or placed in a theatre operators’ venue under a joint revenue sharing arrangement, the cost of equipment purchased on a cost-plus basis, from IMAX Corporation and those costs that result directly from and are essential to the arrangement, is included within property, plant and equipment. Depreciation and impairment losses, if any, are included in cost of sales based on the accounting policy set out in note 2(k). Commissions are recognised as cost of sales in the month they are earned, which is typically the month of installation. Direct advertising and marketing costs for each theatre are charged to cost of sales as incurred.

Maintenance and Extended Warranty Services

Maintenance and extended warranty services may be provided under a multiple element arrangement or as a separately priced contract. Revenues related to these services are deferred and recognised on a straight-line basis over the contract period and are recognised in Services revenues. Maintenance and extended warranty services includes maintenance of the customer’s equipment and replacement parts. Under certain maintenance arrangements, maintenance services may include additional training services to the customer’s technicians. All costs associated with this maintenance and extended warranty programme are expensed as incurred. A loss on maintenance and extended warranty services is recognised if the expected cost of providing the services under the contracts exceeds the related deferred revenue.

IMAX Digital Re-Mastering (IMAX DMR)

Recoupments, calculated as a percentage of box office receipts, are recognised as revenue when box office receipts are reported and it is probable that the economic benefits associated with the transaction will flow to the Group. The Group is entitled to receive a certain percentage of box office from third parties for domestic IMAX format films or the Group’s related party for imported IMAX format films.

Digital re-mastering services are performed by IMAX Corporation and are based on master distribution and DMR services agreements, where each type of film such as 2D, 3D or other are charged to the Group based on an agreed upon flat-fee, except for China local films. Digital re-mastering services for local films are purchased on a cost-plus basis.

Losses on film performance are recognised as cost of sales in the period when it is determined that the Group’s estimate of total revenues to be realised by the Group will not exceed estimated total cost of the respective film asset.

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APPENDIX I	ACCOUNTANT’S REPORT

Other

Revenue from the sale of 3D glasses is recognised when the 3D glasses have been delivered to the customer, as this is when the transfer of the significant risks and rewards occur and it is deemed probable economic benefits will flow to the Group.

Other service revenues are recognised when the amount of revenue, the stage of completion of the transaction at the end of the reporting period, and the costs incurred for the transaction and the costs to complete the transaction can be measured reliably.

(p) Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the executive directors that make strategic decisions.

(q) Government grants

Grants from the government are recognised at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions.

Government grants relating to costs are deferred and recognised in the combined statement of comprehensive income over the period necessary to match them with the costs that they are intended to compensate.

Government grants relating to property, plant and equipment are included in non-current liabilities as deferred government grants and are credited to the combined statement of comprehensive income on a straight-line basis over the expected lives of the related assets.

(r) Current and deferred income tax

Income tax expense for the period comprises current and deferred tax. Income tax is recognised in comprehensive income, except to the extent that it relates to items recognised directly in equity.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the statement of financial position date, where the Group generates taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognised, using the liability method, on all temporary differences at the statement of financial position date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognised for all taxable temporary differences.

Deferred tax assets are recognised for all deductible temporary differences, carry forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be

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APPENDIX I	ACCOUNTANT’S REPORT

available against which the deductible temporary differences, and the carry forward of unused tax assets and unused tax losses can be utilised.

The carrying amount of deferred tax assets is reviewed at each statement of financial position date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax assets to be utilised. Conversely, previously unrecognised deferred tax assets are recognised to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted at the statement of financial position date.

(s) Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to comprehensive income on a straight-line basis over the period of the lease.

(t) Employee benefits

Pension obligations

The Group companies in Mainland China participate in defined contribution retirement benefit plans organised by relevant government authorities for its employees in Mainland China and contribute to these plans based on certain percentage of the salaries of the employees on a monthly basis, up to a maximum fixed monetary amount, as stipulated by the relevant government authorities. The government authorities undertake to assume the retirement benefit obligations payable to all existing and future retired employees under these plans.

The Group has no further obligation for post-retirement benefits beyond the contributions made. The contributions to these plans are recognised as employee benefit capitalised as production costs or expensed as incurred.

Other employee social security and benefits

All Chinese employees of the Group participate in employee social security plans, including medical, housing and other welfare benefits, organised and administered by the governmental authorities. The Group has no other substantial commitments to employees.

According to the relevant regulations, the premiums and welfare benefit contributions that should be borne by the Group are calculated based on percentages of the total salary of employees (or on other basis), subject to a certain ceiling, and are paid to the labour and social welfare authorities. Contributions to the plans are capitalised as production costs or expensed as incurred.

Termination benefits

Termination benefits are payable when employment is terminated by the group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these

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APPENDIX I	ACCOUNTANT’S REPORT

benefits. The group recognises termination benefits at the earlier of the following dates: (a) when the group can no longer withdraw the offer of those benefits; and (b) when the entity recognises costs for a restructuring that is within the scope of IAS 37, “Provisions, contingent liabilities and contingent assets” and involves the payment of termination benefits. In the case of an offer made to encourage voluntary redundancy, the termination benefits are measured based on the number of employees expected to accept the offer.

(u) Share-Based Payments

The Group has both equity-settled and cash settled share-based compensation plans. Share-based payments are recognised in accordance with the IFRS 2, “Share-Based Payments”.

Under equity-settled share-based compensation plans, the Group receives services from employees as consideration for equity instruments such as stock options and restricted share units (“RSUs”) over IMAX Corporation shares. The fair value of the employee services received in exchange for the grant of the equity instruments is recognised as an expense. The total amount to be expensed is determined by reference to the fair value of the equity instruments granted. IMAX Corporation has the obligation to settle the awards.

The Group also issues cash-settled, share-based payments and measures the services acquired and the liability incurred at the fair value of the liability. Until the liability is settled, the Group remeasures the fair value of the liability at the end of each reporting period and at the date of settlement, with any changes in fair value recognised in profit or loss for the period.

The Group estimates the fair value of stock option awards on the date of grant using fair value measurement techniques such as an option-pricing model. The value of the portion of the employee award that is ultimately expected to vest is recognised as expense over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied in the Group’s comprehensive income.

At the end of each reporting period, the group revises its estimates of the number of options that are expected to vest based on the service conditions. It recognises the impact of the revision to original estimates, if any, in the comprehensive income statement, with a corresponding adjustment to equity.

Compensation expense for the employee awards is recognised using the graded vesting method. Each vesting installment of the award is treated as a separate grant and compensation cost is separately measured and recognised over the related vesting period as though the award were, in substance, multiple awards.

If the terms of an equity-settled award are modified, at a minimum an expense is recognised as if the terms had not been modified. An additional expense is recognised for any modification that increases the total fair value of the share-based payment arrangement, or is otherwise beneficial to the employee, as measured at the date of modification.

If an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognised for the award is recognised immediately. However, if a new award is substituted for the cancelled award, and designated as a replacement award on the date

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APPENDIX I	ACCOUNTANT’S REPORT

that it is granted, the cancelled and new award are treated as if they were a modification of the original award, as described in the previous paragraph.

If an equity award is cancelled by forfeiture, when the vesting conditions (other than market conditions) have not been met, any expense not yet recognised for that award, as at the date of forfeiture, is treated as if it had never been recognised. At the same time, any expense previously recognised on such cancelled equity awards are reversed from the accounts effective as at the date of forfeiture.

The Group utilises the market yield on U.S. treasury securities (also known as nominal rate) over the contractual term of the instrument being issued.

Stock Options

The Group utilises a lattice-binomial option-pricing model (“Binomial Model”) to determine the fair value of stock option awards. See note 19(c) for the details of the assumptions used to determine the fair value of share-based payment awards.

As the Group stratifies its employees into homogeneous groups in order to calculate fair value under the Binomial Model, ranges of assumptions used are presented for expected option life and annual termination probability. IMAX Corporation’s historical data is used to estimate option exercise and employee termination within the valuation model; various groups of employees that have similar historical exercise behaviour are considered separately for valuation purposes. The expected volatility rate is estimated based on a blended volatility method which takes into consideration IMAX Corporation’s historical share price volatility, IMAX Corporation’s implied volatility which is implied by the observed current market prices of IMAX Corporation’s traded options and IMAX Corporation’s peer group volatility. The Group utilises an expected term method to determine expected option life based on such data as vesting periods of awards, historical data that includes past exercise and post-vesting cancellations and stock price history.

Restricted Share Units

The fair value of RSU awards is equal to the closing price of IMAX Corporation’s common stock on the date of grant.

(v) Dividend distribution

Dividend distribution to the Company’s shareholders is recognised as a liability in the Group’s and the Company’s financial statements in the period in which the dividends are approved by the Company’s shareholders or directors, where appropriate.

(w) Redeemable Class C Shares and related conversion option

Redeemable preference shares are accounted for in accordance with IAS 32, “Financial instruments: Presentation” and IAS 39, “Financial instruments: Recognition and measurement”. The host instrument has been identified as a debt-host and is accounted for under IAS 32 as a financial liability. The instrument’s value is accreted to redemption value over the five year term of the instrument using the effective interest rate method. Embedded derivatives meeting the criteria for separation from the host contract have been identified in the instrument. These derivatives are

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APPENDIX I	ACCOUNTANT’S REPORT

classified as Fair Value, subject to a valuation, through Profit and Loss, and are recorded in Other Liabilities.

3. New Accounting Standards and Accounting Changes

(a) New standards, amendments and interpretations adopted by the Group

The following standards have been adopted by the group for the first time for the financial year beginning on or after 1 January 2014 and have a material impact on the Group:

Amendment to IAS 32, ‘Financial instruments: Presentation’ on offsetting financial assets and financial liabilities. This amendment clarifies that the right of set-off must not be contingent on a future event. It must also be legally enforceable for all counterparties in the normal course of business, as well as in the event of default, insolvency or bankruptcy. The amendment also considers settlement mechanisms. The amendment did not have a significant effect on the Group financial statements.

Amendments to IAS 36, ‘Impairment of assets’, on the recoverable amount disclosures for non-financial assets. This amendment removed certain disclosures of the recoverable amount of CGUs which had been included in IAS 36 by the issue of IFRS 13, “Fair value measurement”.

Other standards, amendments and interpretations which are effective for the financial year beginning on 1 January 2014 are not material to the group.

(b) New standards, amendments and interpretations not yet adopted

A number of new standards and amendments to standards and interpretations are effective for annual periods beginning after 1 January 2014, and have not been applied in preparing this combined financial information. None of these are expected to have a significant effect on the combined financial information of the Group, except the following set out below:

IFRS 9, “Financial instruments”, addresses the classification, measurement and recognition of financial assets and financial liabilities. The complete version of IFRS 9 was issued in July 2014. It replaces the guidance in IAS 39 that relates to the classification and measurement of financial instruments. IFRS 9 retains but simplifies the mixed measurement model and establishes three primary measurement categories for financial assets: amortised cost, fair value through OCI and fair value through P&L. The basis of classification depends on the entity’s business model and the contractual cash flow characteristics of the financial asset. Investments in equity instruments are required to be measured at fair value through profit or loss with the irrevocable option at inception to present changes in fair value in OCI not recycling. There is now a new expected credit losses model that replaces the incurred loss impairment model used in IAS 39. For financial liabilities there were no changes to classification and measurement except for the recognition of changes in own credit risk in other comprehensive income, for liabilities designated at fair value through profit or loss. IFRS 9 relaxes the requirements for hedge effectiveness by replacing the bright line hedge effectiveness tests. It requires an economic relationship between the hedged item and hedging instrument and for the ‘hedged ratio’ to be the same as the one management actually use for risk management purposes. Contemporaneous documentation is still required but is different to that currently prepared under IAS 39. The standard is effective for accounting periods beginning on or after 1 January 2018. Early adoption is permitted. The group is yet to assess IFRS 9’s full impact.

IFRS 15, “Revenue from contracts with customers” deals with revenue recognition and establishes principles for reporting useful information to users of financial statements about the nature,

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APPENDIX I	ACCOUNTANT’S REPORT

amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. Revenue is recognised when a customer obtains control of a good or service and thus has the ability to direct the use and obtain the benefits from the good or service. The standard replaces IAS 18 ‘Revenue’ and IAS 11 ‘Construction contracts’ and related interpretations. The standard is effective for annual periods beginning on or after 1 January 2017 and earlier application is permitted. The group is assessing the impact of IFRS 15.

An amendment, ‘Clarification of acceptable methods of depreciation and amortisation’ has been issued to IAS 38, “Intangible assets”. The amendment clarifies that there is a rebuttable presumption that it is inappropriate for an amortisation method to be based on the revenue generated by an activity that includes the use of an intangible asset. The amendment is effective for periods beginning on or after 1 January 2016 and applies prospectively; earlier application is permitted. The Group is assessing the impact on the financial statements.

There are no other IFRSs or IFRIC interpretations that are not yet effective that would be expected to have a material impact on the Group.

4. Financial Risk

The Group’s activities expose it to a variety of financial risk: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of the financial markets and seeks to minimise potential adverse effects on the Group’s financial performance.

Risk management is carried out under policies approved by the directors of the Company. The directors provide principles for an overall risk management, as well as policies covering specific areas.

(a) Market risk

Foreign exchange risk

The Group operates in Greater China and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US$ and Chinese Yuan Renminbi (“RMB”). Foreign exchange risk arises from future commercial transactions and recognised assets and liabilities which are denominated in a currency that is not the Group’s functional currency.

The Group’s transactions are mainly denominated in US$, RMB and HK$. The majority of assets and liabilities are denominated in US$, RMB and HK$ and there are no significant assets and liabilities denominated in other currencies. The carrying amounts of cash, accounts receivable and accounts payable by currency are disclosed in the notes to the combined financial statements.

If the US$ had strengthened/weakened by 10% against the RMB while all other variables had been held constant, the Group’s net profit for 2012, 2013 and 2014 would have been approximately $0.7 million, $1.0 million and $1.8 million higher/lower, respectively, for various financial assets and liabilities denominated in RMB.

Interest rate risk

The Group does not carry any borrowings which are exposed to interest rate risk.

Credit risk

The Group is exposed to credit risk in relation to its cash and cash equivalents, trade and other receivables, financing receivables, and amounts due from related companies. The Group’s maximum exposure to credit risk is the carrying amounts of these financial assets.

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APPENDIX I	ACCOUNTANT’S REPORT

For the years ended 31 December 2012, 2013 and 2014, 50.1%, 40.2%, and 41.1%, respectively, of the Group’s revenue was derived from its customers comprising 10% or more of total revenue. See note 24(a) for each significant customer’s revenue by segment. As at 31 December 2012, 2013 and 2014, the Group had concentration of credit risk as 17.3%, 19.2%, and 49.5% of the total trade and other receivables due from the Group’s two, two and three customers, respectively.

To manage this risk, management has monitoring procedures to ensure that follow-up action is taken to recover overdue debts. In addition, management reviews regularly the recoverable amount of each individual trade and other receivable to ensure that adequate impairment provision is made for the irrecoverable amounts.

The credit risk on deposits with bank and amounts due from related companies are limited because deposits are in banks with sound credit ratings and management does not expect any loss from non-performance by related companies.

Liquidity risk

Liquidity risk refers to the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial assets.

The Group monitors rolling forecasts of the Group’s short-term and long-term liquidity requirements to ensure it has sufficient cash and securities that are readily convertible to cash to meet operational needs, while maintaining sufficient committed borrowing facilities from the Group’s Controlling Shareholder.

The Group’s financial liabilities, specifically trade and other payables, into relevant maturity groupings based on the remaining period at the statement of financial position date to the contractual maturity date is disclosed in note 15. There are no other borrowings to disclose.

(b) Capital management

THE GROUP

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

The Group considers its capital structure as the aggregate of total equity and long-term debt less cash and short-term deposits. The Group manages its capital structure and makes adjustments to it in order to have funds available to support the business activities which the Board of Directors intends to pursue in addition to maximising the return to shareholders. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Group’s management to sustain future development of the business.

In order to carry out current operations and pay for administrative costs, the Group will spend its existing working capital and raise additional amounts as needed. Management reviews its capital management approach on an on-going basis and believes that this approach, given the relative size of the Group, is reasonable.

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APPENDIX I	ACCOUNTANT’S REPORT

THE COMPANY

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

The Company considers its capital structure as the aggregate of total equity and long-term debt less cash and short-term deposits. The Company manages its capital structure and makes adjustments to it in order to have funds available to support the business activities which the Board of Directors intends to pursue in addition to maximising the return to shareholders. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

In order to carry out current operations and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. Management reviews its capital management approach on an on-going basis and believes that this approach, given the relative size of the Company, is reasonable.

THE GROUP

(c) Fair value estimation

The carrying amount of the Group’s financial assets and liabilities, including cash and cash equivalents, trade receivables and trade payables including amounts due to IMAX Corporation approximate their fair values, which are either due to their short-term maturities, or that they are subject to floating rates. See note 21 for additional disclosures.

5. Critical accounting estimates and judgments

Estimates and judgment are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

(a) Deferred income tax

In normal operating activities, the final tax treatments of transactions and events are uncertain. The Group assesses the tax implications of transactions, and records income tax. The Group regularly re-assesses the tax implications of transactions according to updates in tax regulations. Deferred income tax assets are recognised based on deductible tax losses and deductible temporary differences. Deferred income tax assets are recognised if such amounts can be offset by future taxable income, and as a result, management judges the possibility of future taxable income. The Group continues to review the judgment of deferred income tax, and recognise deferred income tax assets if it is possible to realise taxable income in the future (note 10).

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APPENDIX I	ACCOUNTANT’S REPORT

(b) Share-based compensation

Accounting estimates and assumptions made to determine share-based compensation is included in note 19(c).

At each statement of financial position date, the Group will estimate and adjust the number of vested equity instruments based on the subsequent information such as the latest change in the number of vesting employees. Based on the fair value of above equity instruments and the estimated number of share options expected to vest, the Group recognises the compensation costs for the current period in the combined statement of comprehensive income by deducting the cumulative compensation costs recognised as of prior period end from the cumulative compensation costs shall be recognised as of current period end.

(c) Fixed assets depreciation

Management estimates include future profit period, useful lives, residual rates and depreciation of fixed assets. If the estimates change, management will modify depreciation or derecognise on the disposal of a fixed asset (note 6).

(d) Impairment of receivables

The Group reviews the receivables recognised at amortised cost, which are tested for impairment if there is any indication that the assets may be impaired at the statement of financial position date. If the result of the impairment test indicates that the recoverable amount of an asset is less than its carrying amount, a provision for impairment and an impairment loss are recognised (note 9). The objective evidence of impairment includes observable data indicating the estimated future cash flows of individual or a portfolio of receivables has met substantial decline, or the debtor’s financial condition has switched to a significant negative change. If there is objective evidence that the value of the financial asset recovered and the recovery is related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss.

(e) Provision for inventory

The Group regularly estimates the net realisable value of inventory to determine whether the difference between the cost of inventory and the net realisable value results in an impairment (note 12). When assessing the net realisable value, the Group considers the purpose of holding inventory. The assessment is based on the available information which includes the market price of the inventory and the former operative cost of the Group. The actual selling price, selling expense and tax may vary with changes in market conditions or actual use which results in the changes in the price of inventory. The adjustment of the impairment losses of inventory will affect current profit or loss.

(f) Impairment of available-for-sale equity investments

The Group follows the guidance of IAS 39 to determine when an available-for-sale equity investment is impaired. This determination requires significant judgment. In making this judgment, the Group evaluates, among other factors, the duration and extent to which the fair value of an investment is less than its cost; and the financial health of and short-term business outlook for the investee, including factors such as industry and sector performance, changes in technology and operational and financing cash flow.

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APPENDIX I	ACCOUNTANT’S REPORT

6. Property, plant and equipment

	Theatre System Components	Office and production equipment	Leasehold improvements	Construction in Process	Total
As at 1 January 2012
Cost	17,110	208	395	640	18,353
Accumulated depreciation	(335)	(12)	(22)	—	(369)

Net book amount	16,775	196	373	640	17,984

Year ended 31 December 2012
Opening net book amount	16,775	196	373	640	17,984
Exchange differences	(9)	—	(1)	—	(10)
Additions	85	84	140	10,767	11,076
Transfers	11,025	—	—	(11,025)	—
Depreciation charge	(2,025)	(77)	(147)	—	(2,249)

Closing net book amount	25,851	203	365	382	26,801

As at 1 January 2013
Cost	28,222	293	535	382	29,432
Accumulated depreciation	(2,371)	(90)	(170)	—	(2,631)

Net book amount	25,851	203	365	382	26,801

Year ended 31 December 2013
Opening net book amount	25,851	203	365	382	26,801
Exchange differences	341	8	4	5	358
Additions	496	72	34	12,152	12,754
Transfers	10,990	—	—	(10,990)	—
Depreciation charge	(3,242)	(102)	(199)	—	(3,543)

Closing net book amount	34,436	181	204	1,549	36,370

As at 1 January 2014
Cost	40,054	369	574	1,549	42,546
Accumulated depreciation	(5,618)	(188)	(370)	—	(6,176)

Net book amount	34,436	181	204	1,549	36,370

Year ended 31 December 2014
Opening net book amount	34,436	181	204	1,549	36,370
Exchange differences	35	3	(7)	(42)	(11)
Additions	5	276	—	10,041	10,322
Transfers	11,522	—	—	(11,522)	—
Depreciation charge	(3,593)	(108)	(164)	—	(3,865)

Closing net book amount	42,405	352	33	26	42,816

As at 31 December 2014
Cost	51,600	651	565	26	52,842
Accumulated depreciation	(9,195)	(299)	(532)	—	(10,026)

Net book amount	42,405	352	33	26	42,816

Depreciation charges of the amounts below were included in the following categories in the combined statements of comprehensive income:

	Years Ended 31 December
	2012	2013	2014
Cost of sales	2,025	3,242	3,593
Selling, general and administrative expenses	224	301	272

	2,249	3,543	3,865

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

During 2012, 2013 and 2014, the Group recorded impairment charges of $nil, less than $0.1 million and $nil, respectively, related to theatre system components.

7. Investment in subsidiary—Company

	As at 31 December
	2012	2013	2014
Investment, at cost:
Ordinary shares	5,000	5,000	32,538

	5,000	5,000	32,538

Investments in legal subsidiaries are recorded at cost, which is the fair value of the consideration paid. Details of the subsidiaries of the Company are set out in note 1(a).

8. Other Assets

The Group’s other asset balance comprises the following:

	As at 31 December
	2012	2013	2014
Commissions and other deferred selling expenses	959	874	1,046
Deposits	76	202	299
Other	—	—	85

Other assets, current	1,035	1,076	1,430

Investment in preferred share (note 28(d))	—	—	4,000
Deposits over one year	87	35	16

Other assets, non-current	87	35	4,016

Other assets	1,122	1,111	5,446

9. Trade and other receivables

THE GROUP

	As at 31 December
	2012	2013	2014
Trade receivables	4,704	12,538	11,822
Less: provision for impairment of trade receivables	(24)	(41)	(41)

Trade receivables—net	4,680	12,497	11,781
Receivables from IMAX Corporation (note 28(c))	11	2,067	11,423
Other accrued receivables	374	223	2,083

	5,065	14,787	25,287

The fair value of trade and other receivables approximates the carrying value.

The aging analysis of the trade receivables, including receivables from IMAX Corporation, based on invoice date is as follows:

	As at 31 December
	2012	2013	2014
0 - 30 days	2,357	5,922	8,265
31 - 60 days	496	1,910	1,025
61 - 90 days	667	1,106	1,274
Over 90 days	1,195	5,667	12,681

	4,715	14,605	23,245

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

As at 31 December 2012, 2013 and 2014 trade receivables of $4.7 million, $14.6 million and $23.2 million, respectively, were fully performing.

As at 31 December 2012, 2013 and 2014 trade receivables of $1.2 million, $5.7 million and $12.7 million, respectively, were past due but not impaired. These relate to a number of independent customers for whom there is no significant financial difficulty and based on past experience, the overdue amounts can be recovered, as well as related party receivables. The aging analysis of these trade receivables, including receivables from IMAX Corporation, is as follows:

	As at 31 December
	2012	2013	2014
Over 90 days	1,171	5,626	12,640

The aging of the Group’s impaired trade receivables is as follows:

	As at 31 December
	2012	2013	2014
Over 90 days	24	41	41

The carrying amounts of the Group’s trade and other receivables are denominated in the following currencies:

	As at 31 December
	2012	2013	2014
US$	2,312	3,925	15,006
RMB	2,753	10,862	10,281

	5,065	14,787	25,287

Movements in the group’s allowance for impairment of trade receivables are as follows:

	As at 31 December
	2012	2013	2014
As at 1 January	38	24	41
Provision for (recovery of) receivables impairment	(14)	17	—

As at 31 December	24	41	41

During 2012, 2013 and 2014, the Group recorded a net recovery of $0.1 million, $nil and $nil, respectively related to trade receivables.

THE COMPANY

The fair value of trade and other receivables approximates the carrying value. The following receivables have an aging of over 90 days.

	As at 31 December
	2012	2013	2014
Receivables from IMAX (Shanghai) Multimedia Technology Co., Ltd (note 28(f))	—	—	7,500
Receivables from IMAX (Hong Kong), Limited (note 28(f))	—	—	4,000

	—	—	11,500

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

10. Deferred income tax

The analysis of deferred income tax assets and deferred income tax liabilities is as follows:

	As at 31 December
	2012	2013	2014
Deferred income tax assets
Deferred income tax asset to be recovered after more than 12 months	200	499	695
Deferred income tax asset to be recovered within 12 months	890	226	110

Deferred income tax assets	1,090	725	805

Deferred income tax liabilities
Deferred income tax liability to be recovered after more than 12 months	—	—	—
Deferred income tax liability to be recovered within 12 months	—	—	—

Deferred income tax liabilities	—	—	—

The gross movement in the deferred income tax asset is as follows:

	As at 31 December
	2012	2013	2014
At 1 January	806	1,090	725
Exchange differences	3	35	(17)
Income statement charge (note 17)	281	(426)	38
Tax credit relating to components of other comprehensive income (note 17)	—	26	59

At 31 December	1,090	725	805

The movement in deferred income tax assets and liabilities during the year, without taking into consideration the offsetting of balances within the same tax jurisdiction, is as follows:

	Fixed assets, inventory and other property	Share-based compensation	Accrued Reserves	Tax Losses	Other	Total
As at 1 January 2012	1	76	609	120	—	806
Charged (credited) to the income statement	33	43	(303)	467	41	281
Charged (credited) to other comprehensive income	—	—	—	—	—	—
Exchange difference	—	—	3	—	—	3

As at 31 December 2012	34	119	309	587	41	1,090

Charged (credited) to the income statement	18	232	(93)	(587)	4	(426)
Charged (credited) to other comprehensive income	—	—	—	—	26	26
Exchange difference	3	11	20	—	1	35

As at 31 December 2013	55	362	236	—	72	725

Charged (credited) to the income statement	12	127	(107)	—	6	38
Charged (credited) to other comprehensive income	—	—	—	—	59	59
Exchange difference	(1)	(6)	(9)	—	(1)	(17)

As at 31 December 2014	66	483	120	—	136	805

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

Deferred income tax assets are recognised for tax loss carry-forwards to the extent that the realization of the related tax benefit through future taxable profits is probable.

No deferred income tax liability has been provided for the PRC withholding tax that would be payable on the unremitted (deficit) earnings totalled $(2.9) million, $5.2 million and $23.7 million at 31 December 2012, 2013 and 2014, respectively. Such earnings are expected to be retained by the PRC subsidiaries and not to be remitted to a foreign investor in the foreseeable future based on management’s estimation of overseas funding requirements.

11. Film Assets

Completed and released films
As at 1 January 2012
Cost	114
Accumulated depreciation	(34)

Net book amount	80

Year ended 31 December 2012
Opening net book amount	80
Additions	5,007
Depreciation charge	(5,052)

Closing net book amount	35

Year ended 31 December 2013
Opening net book amount	35
Additions	4,497
Depreciation charge	(4,466)

Closing net book amount	66

Year ended 31 December 2014
Opening net book amount	66
Additions	4,711
Depreciation charge	(4,692)

Closing net book amount	85

As at 31 December 2014
Cost	14,329
Accumulated depreciation	(14,244)

Net book amount	85

The Company expects to amortise film costs of $0.1 million for released films within three years from 31 December 2014. The Company does not expect to pay any participation payments to third parties related to these films.

12. Inventories

	As at 31 December
	2012	2013	2014
Raw materials	—	3	13
Finished goods	2,160	1,110	3,419

	2,160	1,113	3,432

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

There were no provisions for excess and obsolete inventory based upon current estimates of net realisable value considering future events and conditions for the years ended 31 December 2012, 2013 and 2014.

The costs of inventories recognised as an expense and included in ‘cost of sales’ amounted to $2.1 million, $8.9 million and $16.1 million for the years ended 31 December 2012, 2013 and 2014, respectively.

13. Financing receivables

Some of the Group’s leases are classified as finance leases. The customer’s rights under the Group’s lease arrangements are described in note 2(n). The Group classifies its lease arrangements at inception of the arrangement and, if required, after a modification of the lease arrangement, to determine whether they are finance leases or operating leases. Under the Group’s lease arrangements, the customer has the ability and the right to operate the hardware components or direct others to operate them in a manner determined by the customer. The Group’s lease portfolio terms are typically non-cancellable for 10 to 12 years with renewal provisions from inception. The Group’s leases generally do not contain an automatic transfer of title at the end of the lease term. The Group’s lease arrangements do not contain a guarantee of residual value at the end of the lease term. The customer is required to pay for executory costs such as insurance and taxes and is required to pay the Group for maintenance and extended warranty generally after the first year of the lease until the end of the lease term. The customer is responsible for obtaining insurance coverage for the theatre systems commencing on the date specified in the arrangement’s shipping terms and ending on the date the theatre systems are delivered back to the Group.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

Financing receivables, consisting of net investment in finance leases and receivables from financed sales of theatre systems are as follows:

	As at 31 December
	2012	2013	2014
Gross minimum finance lease payments receivable	2,068	1,990	1,897
Unearned finance income	(382)	(323)	(261)

Minimum finance lease payments receivable	1,686	1,667	1,636
Accumulated allowance for uncollectible amounts	—	—	—

Net investment in finance leases	1,686	1,667	1,636

Gross financed sales receivables	21,103	26,712	31,669
Unearned finance income	(6,587)	(7,613)	(9,144)

Financed sales receivables	14,516	19,099	22,525
Accumulated allowance for uncollectible amounts	—	—	—

Net financed sales receivables	14,516	19,099	22,525

Total financing receivables	16,202	20,766	24,161

Gross investment in finance leases may be analysed as follows:
No later than one year	185	275	402
Later than one year and no later than five years	800	818	814
Later than five years	1,083	897	681

Total gross investment in finance leases	2,068	1,990	1,897

Gross financed sales receivables may be analysed as follows:
No later than one year	3,170	5,803	5,501
Later than one year and no later than five years	9,744	12,057	15,698
Later than five years	8,189	8,852	10,470

Total financed sales receivables	21,103	26,712	31,669

Net investment in finance leases may be analysed as follows:
No later than one year	121	215	348
Later than one year and no later than five years	602	641	662
Later than five years	963	811	626

Total net investment in finance leases	1,686	1,667	1,636

Net financed sales receivables may be analysed as follows:
No later than one year	1,873	4,240	3,567
Later than one year and no later than five years	5,822	7,575	10,230
Later than five years	6,821	7,284	8,728

Total net financed sales receivables	14,516	19,099	22,525

In 2012, 2013 and 2014, the financed sales receivables had a weighted average effective interest rate of 10.3%, 10.5%, and 10.4%, respectively.

Contingent rents that meet the Company’s revenue recognition policy, from customers under financing arrangements, were $0.7 million, $0.4 million and $0.4 million for the years ended 31 December 2012, 2013 and 2014, respectively.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

14. Cash and Cash Equivalents

THE GROUP

	As at 31 December
	2012	2013	2014
Cash at bank and on hand	1,925	10,214	40,183
Short-term bank deposits	—	—	8,137

Cash and cash equivalents	1,925	10,214	48,320

The Group has cash and cash equivalent balances denominated in various currencies. The following is a breakdown of the Group’s cash and cash equivalent balances by currency as at 31 December:

	As at 31 December
	2012	2013	2014
Cash and cash equivalents denominated in US$	$231	1,351	$23,398
Cash and cash equivalents denominated in RMB (in thousands)	¥10,448	¥51,170	¥151,709
Cash denominated in Hong Kong dollars HK$ (in thousands)	$7	$1,698	$3,378

THE COMPANY

	As at 31 December
	2012	2013	2014
Cash at bank	10	10	6,520

Cash and cash equivalents	10	10	6,520

The Company’s cash at bank is denominated in United States dollars.

15. Trade and other payables

THE GROUP

	As at 31 December
	2012	2013	2014
Trade payables	92	282	1,437
Amounts due to IMAX Corporation (note 28(c))	22,966	43,292	38,463

	23,058	43,574	39,900

The aging analysis of trade and other payables is as follows:

	As at 31 December
	2012	2013	2014
0 - 30 days	757	9,241	2,229
31 - 60 days	2,156	1,862	2,617
61 - 90 days	1,530	5,943	2,254
Over 90 days	18,615	26,528	32,800

	23,058	43,574	39,900

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

As at 31 December 2012, 2013 and 2014, the carrying amounts of trade and other payables approximated their fair values due to short maturity. Trade and other payables over 90 days primarily consists of amounts due to IMAX Corporation.

The carrying amounts of the Group’s trade and other payables (excluding advances from customers) are denominated in the following currencies:

	As at 31 December
	2012	2013	2014
RMB	12,633	17,483	14,450
US$	10,425	26,091	25,450

	23,058	43,574	39,900

THE COMPANY

As at 31 December 2012, 2013 and 2014, the carrying amounts of trade and other payables approximated their fair values. The Company’s payables have an aging of over 90 days.

	As at 31 December
	2012	2013	2014
Amounts due to IMAX Corporation (note 28(f))	10	10	881

16. Accruals and other liabilities

THE GROUP

	As at 31 December
	2012	2013	2014
Accrued marketing and advertising expenses	702	956	794
Accrued salaries and benefits	574	1,219	1,904
Accrued selling expenses	1,100	1,123	879
Accrued audit fees	130	316	305
Other accrued expenses	665	307	1,237

Accruals and other liabilities, current	3,171	3,921	5,119
Bifurcated conversion option—Class C Shares, non-current (note 21)	—	—	12,942

Accruals and other liabilities, total	3,171	3,921	18,061

THE COMPANY

	As at 31 December
	2012	2013	2014
Bifurcated conversion option—Class C Shares (note 21)	—	—	12,942

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

17. Income tax expense

	Years Ended 31 December
	2012	2013	2014
Current income tax:
Current tax on profits for the year	(2,804)	(3,069)	(6,220)
Adjustments in respect of prior years	—	—	(103)

Total current income tax	(2,804)	(3,069)	(6,323)

Deferred income tax (note 10):
Origination and reversal of temporary differences	281	(400)	97
Temporary differences booked to Cumulative Translation Adjustment	—	(26)	(59)

Total deferred income tax	281	(426)	38

Income tax expense	(2,523)	(3,495)	(6,285)

The tax on the Group’s profit before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable to profits of the Group as follows:

	Years Ended 31 December
	2012	2013	2014
Profit before tax	15,390	20,950	29,066

Tax calculated at domestic tax rates applicable to profits in all respective countries	(2,462)	(4,189)	(6,800)
Tax effects of:
Income not subject to tax	—	711	920
Expenses not deductible for tax purposes	(42)	(50)	(55)
Withholding taxes	—	—	(200)
Other	(19)	33	(47)
Adjustment in respect of prior years	—	—	(103)

Tax charge	(2,523)	(3,495)	(6,285)

The weighted average applicable tax rate was 16%, 20% and 23% for the years ended 31 December 2012, 2013 and 2014, respectively. The change is caused by a change in the profitability of the Group’s subsidiaries in the respective countries and the non-taxability of amounts related to accretion and fair value adjustments.

The tax (charge) credit relating to components of other comprehensive income is as follows:

Year Ended 31 December 2012
	Before Tax	Tax Credit	After Tax
Currency translation differences	—	—	—

Other comprehensive income	—	—	—

Current income tax		—
Deferred income tax (note 10)		—

—

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

	Year Ended 31 December 2013
	Before Tax	Tax Credit	After Tax
Currency translation differences	(115)	26	(89)

Other comprehensive income	(115)	26	(89)

Current income tax		—
Deferred income tax (note 10)		26

		26

	Year Ended 31 December 2014
	Before Tax	Tax Credit	After Tax
Currency translation differences	(258)	59	(199)

Other comprehensive income	(258)	59	(199)

Current income tax		—
Deferred income tax (note 10)		59

		59

18. Deferred revenue

	As at 31 December
	2012	2013	2014
Theatre system deposits	23,051	25,896	28,014
Maintenance prepayments	1,888	1,923	2,756
Other deferred revenue	110	39	39

	25,049	27,858	30,809

Deferred revenue, current	9,577	7,048	8,292
Deferred revenue, non-current	15,472	20,810	22,517

	25,049	27,858	30,809

19. Share capital

(a) Authorised

Common Shares

The authorised capital of the Company consists of 6,256,250 common shares with a total par value of US$62,562.50 as detailed below:

Common A Shares—4,700,000 voting Common A shares of a par value of US$0.01—2,700,000 issued

Common B Shares—300,000 non-voting Common B shares of a par value of US$0.01

Redeemable Class C Shares—750,000 voting common C shares of a par value of US$0.01—337,500 issued

Common D Shares—506,250 voting Common D shares of a par value of US$0.01

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

	As at 31 December
	2012	2013	2014
Common A Shares issued	2,000,001	2,000,001	2,700,000
Common B Shares issued	—	—	—
Redeemable Class C Shares issued	—	—	337,500
Common D Shares issued	—	—	—

	2,000,001	2,000,001	3,037,500

In 2014, the Controlling Shareholder surrendered a note payable with a carrying value of $3.3 million due from the Company in return for 699,899 of the Company’s shares.

In 2014, the parent company transferred a note receivable with a carrying value of $4.0 million to the Company in exchange for 100 of the Company’s shares.

The following is a summary of the rights, privileges, restrictions and conditions of the common shares.

The holders of common shares are entitled to receive dividends if, as and when declared by the directors of the Group, subject to the rights of the holders of any other class of shares of the Group entitled to receive dividends in priority to the common shares.

With the exception of holders of Common B shares, the holders of the common shares are entitled to one vote for each common share held at all meetings of the shareholders.

(b) Changes during the Year

The Company issued Redeemable Class C Shares in connection with a certain investment as described in note 20.

IMAX Corporation issued nil, 43,573 and 10,239 in 2012, 2013 and 2014, respectively, common shares pursuant to the exercise of stock options for cash proceeds of $nil, $0.3 million and $0.1 million, respectively.

(c) Share-Based Payments

IMAX Corporation issues stock-based compensation to eligible Group employees under IMAX Corporation’s 2013 Long-Term Incentive Plan and the China Long-Term Incentive Plan, as described below.

On 11 June 2013, IMAX Corporation’s shareholders approved the IMAX 2013 Long-Term Incentive Plan (“IMAX LTIP”) at IMAX Corporation’s Annual and Special Meeting. Awards to employees under the IMAX LTIP may consist of stock options, restricted share units (“RSUs”) and other awards.

IMAX Corporation’s Stock Option Plan (“SOP”) which shareholders approved in June 2008, permitted the grant of stock options to employees. As a result of the implementation of the IMAX LTIP on 11 June 2013, stock options will no longer be granted under the SOP.

A separate stock option plan, the China Long-Term Incentive Plan (the “China LTIP”) was adopted by the Group in October 2012. Each stock option issued under the China LTIP (“China

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

Options”) represents an opportunity to participate economically in the future growth and value creation of the Company.

The compensation costs recorded in the combined statement of comprehensive income for these plans were $0.4 million, $1.0 million and $1.1 million in 2012, 2013 and 2014, respectively. An income tax benefit is recorded in the consolidated statement of comprehensive income for these costs of $0.1 million, $0.2 million and $0.3 million for the years ended 31 December 2012, 2013, 2014, respectively.

SOP and IMAX LTIP

The Group utilises a lattice-binomial option-pricing model (“Binomial Model”) to determine the fair value of share-based payment awards. The fair value determined by the Binomial Model is affected by IMAX Corporation’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, IMAX Corporation’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviours. The Binomial Model also considers the expected exercise multiple which is the multiple of exercise price to grant price at which exercises are expected to occur on average. Option-pricing models were developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because IMAX Corporation’s employee stock options have certain characteristics that are significantly different from traded options, and because changes in the subjective assumptions can materially affect the estimated value, in management’s opinion, the Binomial Model provides the best measure of the fair value of IMAX Corporation’s employee stock options.

All awards of stock options under the IMAX LTIP and SOP are made at fair market value of IMAX Corporation’s common shares on the date of grant. The fair market value of a common share on a given date means the higher of the closing price of a common share on the grant date (or the most recent trading date if the grant date is not a trading date) on the New York Stock Exchange (“NYSE”), the Toronto Stock Exchange (the “TSX”) and such national exchange, as may be designated by IMAX Corporation’s Board of Directors (the “Fair Market Value”). The stock options vest within 5 years and expire 7 years or less from the date granted. The SOP and IMAX LTIP provide that vesting will be accelerated if there is a change of control, as defined in each plan and upon certain conditions.

The Group recorded an expense of $0.3 million, $0.1 million and $0.1 million in 2012, 2013 and 2014, respectively, related to stock option grants issued to IMAX China employees and an allocation of executives of IMAX Corporation in the IMAX LTIP and SOP plans. Total share-based compensation expense related to non-vested IMAX China employee stock options not yet recognised and the weighted average period over which the awards are expected to be recognised at 31 December 2014 is $1.1 million and 2.7 years.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

The weighted average fair value of all stock options, granted to IMAX China employees in 2012, 2013 and 2014 at the measurement date was $6.96 per share, n/a and $6.41 per share, respectively. The following assumptions were used to estimate the average fair value of the stock options:

	2012	2013	2014
Average risk-free interest rate	1.16%	n/a	1.62%
Expected option life (in years)	6.26	n/a	4.15 - 4.82
Expected volatility	50.00%	n/a	32.5% - 37.5%
Annual termination probability	8.76%	n/a	8.40%
Dividend yield	0%	n/a	0%

SOP and IMAX LTIP Summary

The following table summarizes certain information in respect of option activity related to employees of the Group, in IMAX Corporation under the SOP and IMAX LTIP:

	Number of Shares			Weighted Average Exercise Price Per Share
	2012	2013	2014	2012	2013	2014
Options outstanding, beginning of year	113,388	260,011	216,438	16.83	19.97	22.50
Granted	146,623	—	39,823	22.39	—	28.52
Exercised	—	(43,573)	(10,239)	—	7.36	9.34

Options outstanding, end of year	260,011	216,438	246,022	19.97	22.50	24.03

Options exercisable, end of year	48,199	26,740	34,576	9.22	17.44	21.58

None of the stock options surrendered by Group employees were cancelled in 2012, 2013, 2014, respectively.

As at 31 December 2014, 201,520 options were fully vested or are expected to vest with a weighted average exercise price of $24.00, aggregate intrinsic value of $1.4 million and weighted average remaining contractual life of 4.3 years. As at 31 December 2014, options that are exercisable have an intrinsic value of $0.3 million and a weighted average remaining contractual life of 2.4 years. The intrinsic value of options exercised in 2012, 2013 and 2014 was $nil, $0.9 million and $0.2 million, respectively.

China Long-Term Incentive Plan (“CLTIP”)

The China Options under CLTIP vest and become exercisable only upon specified events, including upon the likely event of a qualified initial public offering or upon a change in control on or prior to the fifth anniversary of the grant date. If such a specified event is likely to occur, the China Options vest over a 5 year period beginning on the date of grant. In addition to China Options, the Group has granted options to certain employees that operate in tandem with options granted under the IMAX Corporation’s SOP and IMAX LTIP (“Tandem Options”). The Group would recognise the Tandem Options expense over a 5 year period if it is determined that a qualified initial public offering is unlikely. Upon vesting of the China Options, the Tandem Options would be forfeited.

In 2012, an aggregate of 146,623 China Options were granted to certain employees with an average price of $22.39 in accordance with the China LTIP. In conjunction with the China Options granted in 2012, an aggregate of 60,750 Tandem Options were granted at the same time to those

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APPENDIX I	ACCOUNTANT’S REPORT

employees. During 2014, an additional 39,823 China Options were granted with an average price of $28.52 per share. In conjunction with the China Options granted in 2014, an aggregate of 17,888 Tandem Options were granted at the same time to those employees. No China LTIP awards were granted in 2013. Both the China Options and Tandem Options have a maximum contractual life of 7 years.

As at 31 December 2014, 78,638 China options were fully vested or are expected to vest with a weighted average exercise price of $141.81 and weighted average remaining contractual life of 5.3 years. As at 31 December 2014, no China options are exercisable.

In 2012, 2013 and 2014, the Group did not record any expense related to Tandem Options issued under the China LTIP, since it is likely that [REDACTED] is to occur, an expense has been recorded for China options.

The weighted average fair value of China Options in 2012, 2013 and 2014 at the measurement date was $45.11 per share, $45.11 and $43.28 per share, respectively. The assumptions used in the fair value calculation are same as the assumptions used for stock options under IMAX LTIP and SOP.

The carrying amount of the liability relating to the cash-settled share-based payment transactions as of 31 December 2012, 2013 and 2014 was less than $0.1 million, $0.1 million and $0.3 million, respectively.

China Options Summary

As at 31 December 2012, 2013 and 2014, there were 60,750, 60,750 and 78,638, respectively, outstanding and unvested China Options. If a performance event does not occur on or prior to the fifth anniversary of the grant date, the 78,638 China Options issued forfeit immediately and the related charge would be reversed. The following table summarizes certain information in respect of China Option activity in the Group:

Equity-settled share-based payment China Options

	Number of Shares			Weighted Average Exercise Price Per Share
	2012	2013	2014	2012	2013	2014
Options outstanding, beginning of year	—	60,750	60,750	—	145.89	145.89
Granted	60,750	—	17,888	145.89	—	127.94

Options outstanding, end of year	60,750	60,750	78,638	145.89	145.89	141.81

Options exercisable, end of year	—	—	—	—	—	—

In 2012, 2013 and 2014, the Group recorded an expense of $0.1 million, $0.7 million and $0.8 million, respectively, related to equity-settled China Options issued under the China LTIP.

In 2012, certain employees of the Group were given cash settled share-based payments (“CSSBP”) which are tied to the appreciation in the value of the Group. The CSSBP represent the right to receive cash payments in an amount equal to 0.3% of the excess of the total equity value of the Group based on the per share price in the Qualified IPO or Change in Control over the strike price of the CSSBP. The CSSBP were issued in conjunction with the CLTIP, with similar terms and conditions

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APPENDIX I	ACCOUNTANT’S REPORT

as the China Options. In 2012, 2013 and 2014, the Group recorded an expense of less than $0.1 million, $0.1 million and $0.2 million, respectively, related to the CSSBP.

Restricted Share Units

RSUs have been granted to employees of the Group under the IMAX LTIP. Each RSU represents a contingent right to receive one common share of IMAX Corporation and is the economic equivalent of one common share of IMAX Corporation. RSUs were not issued before 2013. The grant date fair value of each RSU is equal to the share price of IMAX Corporation’s stock at the grant date. The Group recorded an expense of less than $0.1 million and less than $0.1 million in 2013 and 2014, respectively, related to RSU grants issued to employees in the plan. The annual termination probability assumed for 2013 and 2014 was 8.52% and 8.40%, respectively.

Total share-based compensation expense related to non-vested RSU’s not yet recognised at 31 December 2014 and the weighted average period over which the awards are expected to be recognised is $0.1 million and 2.7 years. No actual tax benefits have been realised for tax deductions related to the vesting of RSUs for the year ended 31 December 2014.

RSUs granted under the IMAX LTIP vest between one and four years. Vesting of the RSUs is subject to continued employment or service with the Group or IMAX Corporation.

RSU Summary

The following table summarizes certain information in respect of RSU activity under the IMAX LTIP:

	Number of Awards			Weighted Average Grant Date Fair Value Per Share
	2012	2013	2014	2012	2013	2014
RSUs outstanding, beginning of year	—	—	2,245	—	—	26.28
Granted	—	2,245	3,113	—	26.28	27.82
Vested and settled	—	—	(449)	—	—	26.28
Forfeited	—	—	—	—	—	—

RSUs outstanding, end of year	—	2,245	4,909	—	26.28	27.26

20. Redeemable Class C Shares

On 8 April 2014, IMAX Corporation announced the investment (the “IMAX China Investment”) in the Company by CMC Capital Partners (“CMC”), an investment fund that is focused on media and entertainment, and FountainVest Partners (“FountainVest”), a China-focused private equity firm. The IMAX China Investment provides for the sale and issuance of 20.0% of the shares in the Company to entities owned and controlled by CMC and FountainVest, with the intent of further strengthening IMAX Corporation’s competitive position in China.

Pursuant to the transaction, the Company issued the investors 337,500 Redeemable Class C Shares of par value $0.01 each in the authorised capital of the Company (the “Class C Shares”) for an aggregate subscription price of $40.0 million (the “First Closing”) on 8 April 2014 (the “First Completion Date”), and issued the investors another 337,500 Class C Shares for an aggregate

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APPENDIX I	ACCOUNTANT’S REPORT

subscription price of $40.0 million (the “Second Closing”) on 10 February 2015 (the “Second Completion Date”). The Company remains a consolidated subsidiary of IMAX Corporation.

Under the shareholders’ agreement, except under limited circumstances, holders of Class C Shares were not permitted to transfer any Class C Shares prior to the Second Completion Date. After the Second Completion Date, holders of Class C Shares may not transfer any Class C Shares except (i) to certain permitted transferees, (ii) pursuant to any sale of Class C Shares on the public market in connection with or following an IPO, and (iii) subject to the right of first offer of the holder of Class A shares of par value $0.01 each in the authorised capital of the Company (the “Class A Shares”). With respect to transfers of Class A Shares prior to an IPO, the shareholders’ agreement also provides certain drag-along rights to the holder of Class A Shares and certain tag-along rights and put rights to holders of Class C Shares.

The board of directors of the Company currently consists of nine members. The shareholders’ agreement provides that each of FountainVest and CMC has the right to nominate one member of the Company’s board of directors if it owns, (a) at any time prior to the Second Completion Date, at least 90.0% of the Class C Shares issued to such Person at the First Completion Date and (b) at any time following the Second Completion Date, at least 90.0% of the Class C Shares issued to such Person at both the First Completion Date and Second Completion Date. The holder of Class A Shares has the right to nominate seven members, among which one nominee shall be an independent director reasonably satisfactory to the holders of Class C Shares.

The shareholders’ agreement entered into in connection with the transaction contains restrictions on the transfer of the Company’s common shares, certain provisions related to the composition of the Company’s board of directors and certain provisions relating to the redemption and share issuance in lieu of [REDACTED] of the Company’s shares and put and call rights relating to a change of control of IMAX Corporation.

The shareholders’ agreement entered into in connection with the transaction provides that the Company intends to conduct an IPO of its shares by the fifth anniversary of the First Completion Date. If a qualified IPO (as defined in the shareholders’ agreement) has not occurred by such date, each holder of Class C Shares may request that all of such holders’ Class C Shares be, at their election, either: (i) redeemed by the Company at par value together with the issuance of 2,846,000 of IMAX Corporation’s common shares, (ii) redeemed by the Company at par value together with the payment by IMAX Corporation in cash of the consideration paid by the holders of the Class C Shares, or (iii) exchanged and/or redeemed by the Company in a combination of cash and the shares of IMAX Corporation equal to the pro rata fair market value of the Company. If a qualified IPO occurs, then immediately prior to the IPO, the Board is required, to the extent permitted by law, to declare a special dividend to all shareholders of the Company unless the dividend amount otherwise paid will be used for a designated business purpose (as defined in the shareholders’ agreement). The special dividend amount will be allocated on a pro rata basis to all shareholders of the Company for an aggregate amount equal to 75% of the amount of net cash of the Group immediately prior to an IPO.

In the event that IMAX Corporation reasonably believes that a transaction involving a change of control of IMAX Corporation will occur, IMAX Corporation will serve a notice on each holder of Class C Shares. Upon receipt of such notice, each holder of Class C Shares will have the right to cause IMAX Corporation to purchase all of its Class C Shares, and the holder of Class A Shares will also

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APPENDIX I	ACCOUNTANT’S REPORT

have the right to purchase from each holder of Class C Shares all of its Class C Shares, each for consideration based upon the pro rata equity value of the Company.

The shareholders’ agreement will terminate on the earliest to occur of (i) an IPO, (ii) a redemption or share exchange in lieu of an IPO after the fifth anniversary on the First Completion Date, (iii) completion of a put or call transaction pursuant to a change of control of IMAX Corporation, and (iv) any date agreed upon in writing by all of the parties to the shareholders’ agreement. The shareholders’ agreement will also terminate with respect to any shareholder at such time as such shareholder no longer beneficially and legally holds any shares.

The following summarizes the movement related to the redeemable shares host liability in the Company for the year ended 31 December 2014 (note 21):

Balance as at 31 December 2013	—
Proceeds of [REDACTED]	40,000
Adjusted for:
Fair value of conversion option	(12,365)
Transaction costs	(2,843)
Expensed transaction costs attributable to conversion option	261
Accretion of amortised cost of financial instrument	1,732

Balance as at 31 December 2014	26,785

21. Financial instruments

(a) Financial Instruments

The Group maintains cash with various major financial institutions.

The Group’s accounts receivables and financing receivables are subject to credit risk. The Group’s accounts receivable and financing receivables are concentrated with the theatre exhibition industry and film entertainment industry. To minimise the Group’s credit risk, the Group retains title to underlying theatre systems leased, performs initial and ongoing credit evaluations of its customers and makes ongoing provisions for its estimate of potentially uncollectible amounts. The Group believes it has adequately provided for related exposures surrounding receivables and contractual commitments.

(b) Fair Value Measurements

The carrying values of the Group’s cash and cash equivalents (level 1), trade and other receivables (level 2), trade and other payables (level 2) and accruals and other liabilities (level 2) due within one year approximate fair values due to the short-term maturity of these instruments. The Group’s other financial instruments at 31 December 2014 are comprised of the following:

	As at 1 January 2012		As at 31 December 2012		As at 31 December 2013		As at 31 December 2014
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Net financed sales receivable	11,099	10,882	14,516	14,145	19,099	18,996	22,525	23,712
Net investment in finance leases	762	762	1,686	1,523	1,667	1,522	1,636	1,685
Available for sale investment	—	—	—	—	—	—	4,000	4,000
Bifurcated conversion option – Class C Shares	—	—	—	—	—	—	(12,942)	(12,942)

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APPENDIX I	ACCOUNTANT’S REPORT

	Loans and receivables	Available-for sale	Total
1 January 2012
Assets as per statement of financial position
Net financed sales receivable	11,099	—	11,099
Net investment in finance leases	762	—	762
Trade and other receivables	5,317	—	5,317
Cash and cash equivalents	665	—	665

	17,843	—	17,843

	Liabilities at fair value through the profit & loss	Total
Liabilities as per statement of financial position
Trade and other payables	18,823	18,823

	18,823	18,823

	Loans and receivables	Available-for sale	Total
31 December 2012
Assets as per statement of financial position
Net financed sales receivable	14,516	—	14,516
Net investment in finance leases	1,686	—	1,686
Trade and other receivables	5,065	—	5,065
Cash and cash equivalents	1,925	—	1,925

	23,192	—	23,192

	Liabilities at fair value through the profit & loss	Total
Liabilities as per statement of financial position
Bifurcated conversion option—Class C Shares	—	—
Trade and other payables	23,058	23,058

	23,058	23,058

	Loans and receivables	Available-for sale	Total
31 December 2013
Assets as per statement of financial position
Net financed sales receivable	19,099	—	19,099
Net investment in finance leases	1,667	—	1,667
Trade and other receivables	14,787	—	14,787
Cash and cash equivalents	10,214	—	10,214

	45,767	—	45,767

	Liabilities at fair value through the profit & loss	Total
Liabilities as per statement of financial position
Trade and other payables	43,574	43,574

	43,574	43,574

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APPENDIX I	ACCOUNTANT’S REPORT

	Loans and receivables	Available-for sale	Total
31 December 2014
Assets as per statement of financial position
Available-for-sale investment	—	4,000	4,000
Net financed sales receivable	22,525	—	22,525
Net investment in finance leases	1,636	—	1,636
Trade and other receivables	25,287	—	25,287
Cash and cash equivalents	48,320	—	48,320

	97,768	4,000	101,768

	Liabilities at fair value through the profit & loss	Total
Liabilities as per statement of financial position
Bifurcated conversion option—Class C Shares	12,942	12,942
Trade and other payables	39,900	39,900

	52,842	52,842

Cash and cash equivalents are comprised of cash and interest-bearing investments with original maturity dates of 90 days or less. Cash and cash equivalents are recorded at cost, which approximates fair value (Level 1) as at 31 December 2012, 2013 and 2014, respectively.

The estimated fair values of the net financed sales receivable and net investment in finance leases are estimated based on discounting future cash flows at currently available interest rates with comparable terms (Level 2) as at 31 December 2012, 2013 and 2014, respectively.

During the year ended 31 December 2014, the Company purchased one preferred share of IMAX (Hong Kong Holdings), Limited at a cost of $4.0 million. The investment is classified as available-for-sale. The preferred share does not have a quoted price in an active market and its fair value cannot be reliably measured, accordingly, it is measured at cost (Level 3).

The Company identified a conversion option embedded in the Class C share agreement that required bifurcation from its host contract. On issuance of the Class C Shares in April 2014, the Company valued the option at $12.3 million. At 31 December 2014 the Company marked the option to market, increasing the value of the option by a $0.6 million, with a corresponding loss through Fair Value Adjustments in the combined statement of comprehensive income. The loss was a result of an increase in equity value of the Group, which is not based on observable inputs (Level 3).

There were no significant transfers between Level 1 and Level 2 during the year ended 31 December 2012, 2013 and 2014, respectively. When a determination is made to classify an asset or liability within Level 3, the determination is based upon the significance of the unobservable inputs to the overall fair value measurement.

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APPENDIX I	ACCOUNTANT’S REPORT

22. Expenses by Nature

A breakdown of the Group’s expenses is provided in the table below:

	Years Ended 31 December
	2012	2013	2014
Cost of theatre system sales and finance leases	10,528	10,074	15,292
Depreciation, including joint revenue sharing arrangements and film cost	7,311	8,007	8,552
Employee salaries and benefits	3,425	4,144	4,758
Theatre maintenance fees	2,155	2,538	3,199
Other employee expenses	1,508	2,149	1,776
Advertising and marketing expenses	1,239	2,083	3,304
Technology and trademark fees	1,109	2,445	4,045
Travel and transportation expenses	845	834	978
Professional fees	1,138	715	1,203
Foreign exchange and other business expenses	558	39	989
Operating lease rentals in respect of office buildings	555	434	457
Share-based compensation expenses	384	973	1,149
Other film costs	302	295	892
Auditors’ remuneration
—Non-audit services	116	180	90
—Audit services	64	72	73
Utilities and maintenance expenses	23	31	36
Expensed transaction costs attributable to conversion feature	—	—	261

Total costs of sales, selling, general and administrative expenses and other operating expenses	31,260	35,013	47,054

23. Employee benefit expense

(a) Employee benefit expense

Staff costs during the year were as follows:

	Years Ended 31 December
	2012	2013	2014
Wages and salaries	3,386	3,910	4,618
Social security costs	39	234	104
Share options granted to employees	384	973	1,149
Pension and other costs	—	—	36

	3,809	5,117	5,907

(b) Directors’ emoluments

The remuneration of the directors for each of the years ended 31 December 2012, 2013 and 2014 are set out below:

	2012
Executive Directors	Fee	Salaries	Bonus	Share-based compensation	Pension	Other(3)	Total
Jiande Chen	—	300	114	23	2	245	684
Jim Athanasopoulos	—	300	85	206	15	585	1,191
Mei-Hui Chou (Jessie)	—	120	74	75	—	98	367

Non-executive Directors
Richard Gelfond	—	—	—	—	—	—	—
Joseph Sparacio	—	—	—	—	—	—	—
Robert Lister	—	—	—	—	—	—	—

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APPENDIX I	ACCOUNTANT’S REPORT

	2013
Executive Directors	Fee	Salaries	Bonus	Share-based compensation	Pension	Other(3)	Total
Jiande Chen	—	368	125	135	5	256	889
Jim Athanasopoulos	—	300	79	228	15	538	1,161
Mei-Hui Chou (Jessie)	—	242	76	139	—	133	590

Non-executive Directors
Richard Gelfond	—	—	—	—	—	—	—
Joseph Sparacio	—	—	—	—	—	—	—
Robert Lister	—	—	—	—	—	—	—

2014
Executive Directors	Fee	Salaries	Bonus	Share-based compensation	Pension	Other(3)	Total
Jiande Chen	—	385	150	135	5	261	936
Jim Athanasopoulos	—	289	84	335	14	495	1,217
Mei-Hui Chou (Jessie)	—	223	89	170	—	98	580

Non-executive Directors
Richard Gelfond	—	—	—	—	—	—	—
Greg Foster[1]	—	—	—	—	—	—	—
Joseph Sparacio	—	—	—	—	—	—	—
Bob Pisano[1]	—	—	—	—	—	—	—
Robert Lister	—	—	—	—	—	—	—
Mark Welton[1]	—	—	—	—	—	—	—
RuiGang Li1	—	—	—	—	—	—	—
Yue-Sai Kan[2]	—	—	—	—	—	—	—
Frank Tang[1]	—	—	—	—	—	—	—

1	Joined 8 April 2014
2	Joined 25 August 2014

The remuneration of the non-executive directors of the Company was borne by IMAX Corporation and other related parties. No allocation of the remuneration between these related parties and the Group have been made during the periods presented.

Directors’ remuneration includes any emoluments paid to or receivable in respect of services as a director of the Company or in connection with the management of the affairs of the Group.

3	Includes perquisites such as educational reimbursements of minor children, housing, car and relocation allowances.

(c) Five Highest Paid Individuals

For the years ended 31 December 2012, 2013 and 2014, the five individuals whose emoluments were the highest in the Group are as follows:

	Years Ended 31 December
	2012 US$	2013 US$	2014 US$
Basic salary and allowance	953	1,177	1,214
Bonus	625	1,647	1,839
Stock-based compensation	385	912	1,067
Other(1)	1,096	1,129	948
Pension	21	25	24

	3,080	4,890	5,093

(1)	Includes perquisites such as educational reimbursements of minor children, housing, car and relocation allowances.

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APPENDIX I	ACCOUNTANT’S REPORT

The emoluments of the five individuals fell within the following bands:

	Number of Individuals
	Years Ended 31 December
In HK$’000	2012	2013	2014
2,000 - 2,500	1	—	—
2,500 - 3,000	1	—	—
4,000 - 4,500	1	1	2
4,500 - 5,000	—	1	—
5,000 - 5,500	1	—	—
6,500 - 7,000	—	1	—
7,000 - 7,500	—	—	1
9,000 - 9,500	1	1	1
13,000 - 13,500	—	1	—
13,500 - 14,000	—	—	1

	5	5	5

During the periods presented, no emolument was paid by the Group to any of the directors or the five highest paid individuals as an inducement to join or upon joining the Group or as compensation for the loss of office.

24. Segment information

The Group has five reportable segments identified by category of product sold or service provided: sales arrangements; theatre system maintenance; revenue sharing arrangements; film business; and other. The sales arrangements segment sells or leases IMAX theatre projection system equipment. The theatre system maintenance segment maintains IMAX theatre projection system equipment in the IMAX theatre network. The revenue sharing arrangements segment provides IMAX theatre projection system equipment to an exhibitor in exchange for a share of the box office and concession revenues. The film segment absorbs its costs to purchase the film from IMAX Corporation and then recoup this cost from a percentage of the gross box office receipts of the film, which generally range from 9.5-15.0%. The other segment includes after-market sales and other miscellaneous items. The accounting policies of the segments are the same as those described in note 2.

Management, including the Group’s executive directors, assesses segment performance based on segment revenues, gross margins and film performance. Selling, general and administrative expenses, trademark and technology fees, interest income, interest expense and tax (provision) recovery are not allocated to the segments.

Inter-segment profits are eliminated upon consolidation, as well as for the disclosures below.

Transactions between the other segments are not significant.

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APPENDIX I	ACCOUNTANT’S REPORT

(a) Operating Segments

	Years Ended 31 December
	2012	2013	2014
Revenue
Theatre Business
Sales arrangements	25,341	21,387	28,662
Theatre system maintenance	4,326	6,019	7,214
Revenue sharing arrangements	7,290	14,152	22,755
Other	364	901	996

	37,321	42,459	59,627

Film Business	9,318	13,490	18,591

Total	46,639	55,949	78,218

Gross profit
Theatre Business
Sales arrangements	16,301	14,065	19,519
Theatre system maintenance	2,099	3,486	3,969
Revenue sharing arrangements	2,052	5,920	10,658
Other	147	528	410

	20,599	23,999	34,556

Film Business	3,746	8,249	11,904

Total gross profit	24,345	32,248	46,460
Selling, general and administrative expenses	(7,947)	(8,867)	(11,251)
Other operating expenses	(1,019)	(2,445)	(4,045)
Accretion of amortised cost of financial instrument	—	—	(1,732)
Fair value adjustment of conversion option	—	—	(577)
Interest income	11	14	221
Interest expense	—	—	(10)

Profit before income tax	15,390	20,950	29,066

All revenue earned by the Group is generated by the activity of IMAX theatres operating in Greater China.

Sales arrangements in 2012 included $0.7 million of contingent rent recognised as income in the period, and $0.4 million in each of 2013 and 2014, respectively. Revenue sharing arrangements included contingent rent recognised as income of $5.9 million, $10.6 million and $15.1 million in 2012, 2013 and 2014, respectively.

Significant Customers

Revenue from the Groups significant customers (individually defined as greater than 10% of total revenues) as reported in segments are as follows:

Customer A

Revenues of approximately $8.5 million, $13.5 million and $18.0 million in 2012, 2013 and 2014, respectively, are derived from a single external customer. These revenues are attributable to the IMAX systems, theatre system maintenance, joint revenue sharing arrangements, and other segments.

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APPENDIX I	ACCOUNTANT’S REPORT

Customer B

Revenues of approximately $4.6 million, $9.0 million and $14.1 million in 2012, 2013 and 2014, respectively, are derived from a single external customer. These revenues are attributable to the IMAX DMR and theatre system maintenance segments.

Customer C

Revenue of approximately $10.2 million, $1.9 million and $5.7 million in 2012, 2013 and 2014, respectively, are derived from a single external customer. These revenues are attributable to the IMAX systems, theatre system maintenance, and other segments.

No other single customers comprises of more than 10% of total revenues in 2012, 2013 or 2014.

(b) Depreciation and amortisation

	Years Ended 31 December
	2012	2013	2014
IMAX systems	—	5	44
Theatre systems maintenance		1	6
Joint revenue sharing arrangements	2,026	3,237	3,549
Films
IMAX DMR	5,052	4,466	4,692
Corporate and other non-segment specific assets	223	300	266

Total	7,301	8,009	8,557

(c) Write-downs (recoveries)

	Years Ended 31 December
	2012	2013	2014
IMAX systems	(91)	—	—
Joint revenue sharing arrangements	—	28	—

Total	(91)	28	—

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APPENDIX I	ACCOUNTANT’S REPORT

25. Statement of cash flow supplemental information

Cash provided by (used in) operations

			Years ended 31 December
	Notes		2012	2013	2014
Profit for the year			12,867	17,455	22,781
Adjustments for:
Amortisation of film assets	11		5,052	4,466	4,692
Depreciation of property, plant and equipment	6		2,249	3,543	3,865
Accretion of amortised cost of financial instrument	20		—	—	1,732
Fair value adjustment of conversion option	21	(b)	—	—	577
Changes in deferred income taxes			(281)	426	(38)
Stock and other non-cash compensation			349	973	1,143
Write-downs (recoveries)	24	(c)	(91)	28	—
Foreign exchange (gain) loss			(47)	(409)	236
Investment in film assets			(5,007)	(4,497)	(4,710)
Non-cash invested capital			(7,727)	(6,533)	3,763
Changes in working capital
Trade and other receivables			343	(9,976)	(6,954)
Inventories			1,015	1,345	(2,704)
Financing receivables			(4,342)	3,752	2,734
Trade and other payables			(7,092)	7,835	7,770
Taxes payable			2,698	3,311	(4,322)
Accruals and other liabilities			1,195	291	(542)
Deferred revenue			6	(1,946)	(8,154)
Prepayments			(138)	(13)	(638)
Other assets			272	12	196

Cash provided by operations			1,321	20,063	21,427

26. Commitments

(a) Capital commitments

As at 31 December 2012, 2013 and 2014, the Group had capital expenditures contracted but not provided for of less than $0.1 million, $nil and $nil, respectively.

As at 31 December 2012, 2013 and 2014, the Group had capital expenditures authorised but not contracted for of $nil, $nil and $nil, respectively.

(b) Operating Lease Commitments—Group as Lessee

The Group leases various offices, apartments, and warehouses under non-cancellable operating lease agreements. The lease terms are between 5 and 10 years, and the majority of lease agreements are renewable at the end of the lease period at market rate. The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

	2014	2013	2012
Within one year	1,141	741	873
Between 1 and 2 years	561	155	572
Between 2 and 3 years	—	—	—
Thereafter	—	—	—

	1,702	896	1,445

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

Rent expense was $0.9 million, $0.5 million and $0.6 million for the years ended 31 December 2012, 2013 and 2014, respectively.

27. Contingencies and Guarantees

The Group is involved in lawsuits, claims, and proceedings, including those identified below, which arise in the ordinary course of business. In accordance with the Group’s policies, the Group will make a provision for a liability when it is both probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Group believes it has adequate provisions for any such matters. The Group reviews these provisions in conjunction with any related provisions on assets related to the claims at least quarterly and adjusts these provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel and other pertinent information related to the case. Should developments in any of these matters outlined below cause a change in the Group’s determination as to an unfavourable outcome and result in the need to recognise a material provision, or, should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on the Group’s results of operations, cash flows, and financial position in the period or periods in which such a change in determination, settlement or judgment occurs.

The Group expenses legal costs relating to its lawsuits, claims and proceedings as incurred.

In March 2013, IMAX (Shanghai) Multimedia Technology Co., Ltd., the Company’s wholly-owned subsidiary in China, received notice from the Shanghai office of the General Administration of Customs that it had been selected for a customs audit. The Group is unable to assess the potential impact, if any, as of the date of this report.

Financial Guarantees

The Group has not provided any significant financial guarantees to third parties.

28. Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operation decisions. Parties are also considered to be related if they are subject to common control.

THE GROUP

The Controlling Shareholder of the Company is IMAX Corporation (incorporated in Canada) which holds 88.9% of the Company’s shares. CMC and FountainVest have an 11.1% interest in the Company.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

The following continuing transactions were carried out with related parties:

(a) Purchases and sales of goods and services

	Years Ended 31 December
	2012	2013	2014
Purchase of goods:
IMAX Corporation (theatres systems)	10,860	13,226	20,754
Purchase of services:
IMAX Corporation (film related transactions)	5,028	4,456	5,248
IMAX Corporation (management fees - legal and administration services)	500	500	500
Other transactions:
IMAX Corporation (compensation incurred on behalf of the Company)	1,603	2,838	3,021
IMAX Corporation (trademark and technology fees)	1,109	2,445	4,045
Revenue earned from film services through IMAX Corporation	4,643	9,004	14,025
Revenue earned from maintenance services provided to IMAX Corporation	—	—	107

Goods are bought from IMAX Corporation (the Controlling Shareholder) on a cost-plus basis. Management services, trademark and technology fees are bought from IMAX Corporation (the Controlling Shareholder) based on service and fee agreements. Management fees related to legal and administrative services provided by IMAX Corporation to the Group have been charged in the amount of $0.5 million per year.

The following non-continuing transactions were carried out with related parties:

(b) Purchases and sales of goods and services

	Years Ended 31 December
	2012	2013	2014
Legal transfer of contracts:
IMAX Corporation (theatres systems and maintenance contracts)	—	11,443	8,557

In conjunction with the legal transfer of contracts the Group paid $16.7 million. The change in net assets related to these contracts has been charged to the Controlling Shareholder’s net investment account in equity.

(c) Year-end balances arising from sales/purchases of goods/services

	As at 31 December,
	2012	2013	2014
Receivables from related parties (note 9):
IMAX Corporation	11	2,067	11,423
Payables to related parties (note 15):
IMAX Corporation	22,966	43,292	38,463

The receivables and payables from related parties arise mainly from purchase, sale, service and fee transactions and do not bear interest nor have fixed repayment terms and are due on demand.

(d) Other related party transactions

	As at 31 December
	2012	2013	2014
Promissory note payable included in accounts payable	—	5,191	—
Investment in IMAX (Hong Kong Holding), Limited	—	—	4,000

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

The promissory note payable to IMAX Corporation arose from the legal transfer of contracts and is unsecured, interest free and has no fixed terms of repayment, and was fully repaid in 2014.

The Company has a preferred share investment in IMAX (Hong Kong Holdings), Limited, which holds an investment in a joint venture and is accounted for as available for sale investment at cost (note 21(b)). The Company legally transferred a note receivable as consideration for the preferred share investment. The agreement’s key terms, which will be fully defined in a subsequent agreement, currently provide the Company with right to dividends and other distributions, redemption rights should IMAX Corporation sell all or part of its interest in the investment and the right to nominate one representative to the Board of Directors.

(e) Key management compensation

Key management includes members of the executive committee. The compensation paid or payable to key management for employee services is shown below:

	Years Ended 31 December
	2012	2013	2014
Salaries and other short-term employee benefits	1,307	2,343	2,514
Termination benefits	—	—	—
Post-employment benefits	22	25	25
Other long-term benefits(1)	1,096	1,129	948
Share-based payments	381	852	986

	2,806	4,349	4,473

(1)	Includes perquisites such as educational reimbursements of minor children, housing, car and relocation allowances.

THE COMPANY

(f) Year-End Balances

	As at 31 December,
	2012	2013	2014
Notes receivables from related parties:
IMAX (Shanghai) Multimedia Technology Co., Ltd	—	—	7,500
IMAX China (Hong Kong), Limited	—	—	4,000
Payables to related parties:
IMAX Corporation	10	10	881

The receivables balances represent notes receivable which are unsecured and have no fixed terms of repayment.

The payables balances represent amounts payable to IMAX Corporation for expenses paid on behalf of the Company.

29. Government Grants

The following government grants have been recognised in comprehensive income:

	Years Ended 31 December
	2012	2013	2014
Cost of sales	227	276	474
Selling, general and administrative expenses	79	82	113
Income tax expense	—	188	539

	306	546	1,126

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX I	ACCOUNTANT’S REPORT

30. Subsequent Events

Transaction with shareholder

On 10 February 2015, the Group issued CMC and FountainVest another 337,500 Class C Shares for an aggregate subscription price of $40.0 million. Upon completion of the second closing the CMC and FountainVest interest in the Company changed from 11.1% to 20.0%. See note 20 for further details.

Special dividend

On [●] 2015, the Board resolved to declare and pay a special dividend of $[●] to the pre-IPO Shareholders, conditional on Listing occurring by not later than [●] 2015, payable on the date of Listing.

III	SUBSEQUENT FINANCIAL STATEMENTS

No audited financial statements have been prepared by the Company or any of the companies now comprising the Group in respect of any period subsequent to 31 December 2014 and up to the date of this report. No dividend or distribution has been declared or made by the Company or any of the companies now comprising the Group in respect of any period subsequent to 31 December 2014.

Yours faithfully,

[PricewaterhouseCoopers]
Certified Public Accountants Hong Kong

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION

[REDACTED]

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION

[REDACTED]

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION

[REDACTED]

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX III	REGULATORY OVERVIEW

The following is a summary of laws and regulations which affect our business and operations. The principal objective of this summary is to provide potential investors with an overview of the key laws and regulations applicable to us. This summary does not purport to be a comprehensive description of all the laws and regulations applicable to our business and operations and/or which may be important to potential investors. Investors should note that the following summary is based on laws and regulations in force as at the date of this [REDACTED], which may be subject to change.

REGULATIONS RELATING TO FOREIGN INVESTMENT

Industry Catalogue Relating to Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment which was promulgated and is amended from time to time by the MOFCOM and the National Development and Reform Commission, most recently in March 2015 (the “Catalogue”). The Catalogue divides industries into three categories: encouraged, restricted and prohibited, and the industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations. Establishment of wholly foreign-owned enterprises is generally permitted in encouraged industries. Some restricted industries are limited to equity or contractual joint ventures, while in other cases, Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Our PRC subsidiary, IMAX Shanghai Multimedia, provides consultation, marketing and after-sale services, including the provision of installation services, and also lease, wholesale, import and arranges maintenance and repair services for IMAX theatre systems and technology. Our other PRC subsidiary, IMAX Shanghai Services, provides technology development services, consultation services, training services, marketing services, after-sale services (including installation) for theatre systems, maintenance and repair services for theatre facilities, equipment, systems and software, and research and development services for both software and hardware. All of the activities currently engaged in by IMAX Shanghai Multimedia and IMAX Shanghai Services are permitted under the Catalogue.

General Approvals for Foreign Investment

The Law of Foreign-invested Enterprises of the PRC (the “Law of Foreign-invested Enterprises”), which was promulgated by the National People’s Congress in April 1986 and amended in October 2000, forms the fundamental legal basis for the Chinese government to supervise a wholly foreign-owned enterprise. According to the Law of Foreign-invested Enterprises, in order to establish a wholly foreign-owned enterprise, an investor must apply to the Ministry of Foreign Trade and Economic Cooperation under the State Council, currently the MOFCOM, or another organisation authorised by the State Council, for approval. Any split, merger or other major change must be reported to the authorities for approval and must be registered with the state or local administration for industry and commerce.

Any capital contributions or loans to a foreign invested enterprise (a “FIE”) are subject to registration and approvals, as well as limitations on the amount of the capital contributed. For example, capital contributions to a FIE, whether existing or newly established, must be approved by the

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APPENDIX III	REGULATORY OVERVIEW

MOFCOM or its local counterpart and registered with the AIC or its local counterpart. In addition, loans by offshore shareholders of a FIE to such FIE to finance its activities cannot exceed the difference between the total investment and the registered capital of the FIE, and must be registered with the SAFE or its local counterpart.

There are no costs associated with the registration of loans or the application for approvals for capital contributions by the relevant PRC governmental authorities other than nominal processing charges. Under PRC laws and regulations, the PRC governmental authorities are required to process such approvals and registrations or deny the applications within a prescribed period. The actual time taken, however, may be longer due to administrative delay.

Foreign Investment in Film Related Sectors

Pursuant to the Catalogue, the manufacture of 2K and 4K digital projectors, digital cameras, digital image production and editing facilities are under the encouraged category; the film production business, along with the construction and operation of cinemas, are under the restricted category. Only contractual joint ventures can engage in the film production business in the PRC and Chinese partners are required to hold the majority interests in joint ventures which engage in the construction and operation of cinemas. The establishment of a film production company, distribution company and cinema line are under the prohibited category, and foreign investors are not allowed to invest in such industries.

REGULATIONS RELATED TO OUR DIGITAL CINEMA PRODUCTS

According to the Administrative Measures on the Issuance and Projection of Digital Film promulgated by the SARFT in July 2005, the equipment used for projecting digital films is required to meet a specific technical standard. In July 2007, the SARFT issued a notice which intended to standardise the certification of digital cinema systems. Such equipment is required to be certified before being used in a digital cinema projection system. In February 2009, the SARFT issued a notice which further increased the certification requirements for digital cinema projectors, particularly 1.3k and 0.8k digital cinema projectors. Currently, the digital cinema projectors we offer are all above 2k and the SARFT has not yet required digital cinema projectors above 2k to be certified before being used in the PRC.

REGULATIONS ON DIVIDEND DISTRIBUTIONS

The principal regulations governing the distribution of dividends for foreign invested enterprises include the Law of Foreign-invested Enterprises and the Implementation Rules for the Law of the Foreign-invested Enterprises of the PRC, as amended in April 2001 and February 2014. Under these laws and regulations, wholly foreign owned enterprises in the PRC may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign owned enterprises in the PRC are required to allocate (i) at least 10% of their respective accumulated after-tax profits each year, if any, to fund certain reserve funds until the aggregate amount of these reserve funds have reached 50% of the registered capital of the enterprises and (ii) a discretionary portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

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APPENDIX III	REGULATORY OVERVIEW

REGULATIONS ON OVERSEAS LISTINGS

In August 2006, six PRC regulatory agencies, namely, the MOFCOM, the State Assets Supervision and Administration Commission, the State Administration of Taxation (the “SAT”), the State Administration of Industry and Commerce (the “SAIC”), the China Security Regulatory Commission (the “CSRC”) and the SAFE, jointly adopted the Provisions on Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective in September 2006 and were amended in June 2009. The M&A Rules purport, among other things, to require offshore special purpose vehicles formed for overseas listing purposes through the acquisition of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

Our PRC counsel, Commerce & Finance Law Offices, have advised that we are not an offshore special purpose vehicle formed for overseas listing purposes through the acquisition of PRC domestic companies and controlled by PRC companies or individuals and that accordingly, MOFCOM and CSRC approvals are not required for the [REDACTED].

PRC ENTERPRISE INCOME TAX LAW

In March 2007, the National People’s Congress enacted the EIT Law and in December 2007, the State Council promulgated the EIT Rules, both of which became effective in January 2008. Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. Resident enterprises are defined as enterprises that are established in the PRC in accordance with PRC laws or that are established in accordance with the laws of foreign countries but whose actual or de facto management body is within the PRC. The EIT Rules define de facto management body as a managing body that, in practice, exercises “substantial and overall management and control over the production and operations, personnel, accounting and properties” of an enterprise. Non-resident enterprises are defined as enterprises that are set up in accordance with the laws of foreign countries and whose actual administration is conducted outside the PRC, but (i) have entities or premises in the PRC, or (ii) have no entities or premises in the PRC but have income generated from the PRC. PRC resident enterprises typically pay an enterprise income tax at a rate of 25%. According to the EIT Law, foreign invested enterprises in the PRC, which are considered PRC resident enterprises, are subject to enterprise income tax at a uniform rate of 25%. A non-resident enterprise that has an establishment or premises within the PRC is required to pay enterprise income tax at a rate of 25% on its income derived from such establishment or premises inside the PRC and which is sourced outside the PRC. A non-resident enterprise that has no establishment or premises within the PRC but has income from the PRC, and a non-resident enterprise that has an establishment or premises in the PRC but its income has no actual connection to such establishment or premises in the PRC, are subject to PRC withholding tax at a rate of 10% on their income sourced from the PRC. We do not believe that IMAX China is a PRC resident enterprise because it does not meet the above conditions. IMAX China is a company incorporated outside the PRC and keeps its respective key assets and records, including resolutions of its Board of Directors and resolutions of its Shareholders, outside of the PRC.

The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) promulgated by the SAT in April 2009 and amended in January 2014, sets out the standards and procedures for determining whether the “de facto management body” of an enterprise registered outside of the PRC and controlled by PRC enterprises or PRC enterprise groups is located within the PRC. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises and not

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APPENDIX III	REGULATORY OVERVIEW

those controlled by PRC individuals or by foreign individuals or enterprises, the determining criteria set forth in the Circular reflects the State Administration of Taxation’s general position on how the “de facto management body” test should be applied when determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC individuals.

REGULATIONS RELATING TO DIVIDEND WITHHOLDING TAX

Pursuant to the EIT Law and EIT Rules, if a non-resident enterprise has not set up an organisation or establishment in the PRC, or has set up an organisation or establishment but the income derived has no actual connection with such organisation or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income (the “Double Tax Avoidance Arrangement”), the withholding tax rate with respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise.

Pursuant to the Notice of the SAT on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”) which became effective in February 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must be a company and not an individual; (ii) it must directly own 25% of the equity interests and voting rights of the PRC resident enterprise; and (iii) it must have directly owned 25% of the capital in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), which became effective in October 2009, require that non-resident enterprises obtain approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. Accordingly, we may be able to enjoy the 5% withholding tax rate for the dividends we receive from IMAX Shanghai Multimedia if we are able to satisfy the conditions prescribed under Circular 81 and other relevant tax rules and regulations and obtain the approvals as required. However, according to Circular 81, if the relevant tax authorities are of the view that the transactions or arrangements we have are primarily for the purpose of enjoying favourable tax treatment, the relevant tax authorities may adjust the favourable withholding tax in the future.

REGULATION ON PRC VALUE-ADDED TAX

According to the Provisional Regulations of the PRC on Value-added Tax promulgated in December 1993 and amended in November 2008 and the Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-added Tax promulgated in December 1993 and amended in December 2008 and October 2011 (collectively, the “VAT Law”), all enterprises and individuals that engage in the sale of goods, the provision of repair and maintenance services and the importation of goods within the PRC must pay value-added tax.

Since January 2012, the Ministry of Finance and the SAT have been implementing the VAT Pilot Programme, which imposes VAT in lieu of business tax for certain industries in Shanghai. The Pilot Programme was expanded to other regions, including Beijing, from August 2012, and was further expanded nationwide beginning August 2013. VAT is applicable at a rate of 6% in lieu of business

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APPENDIX III	REGULATORY OVERVIEW

taxes for certain services and 17% for the sale of goods and the provision of tangible property lease services. VAT payable on goods sold or taxable services provided by a general VAT taxpayer for a taxable period is the net balance of the output VAT for the period after crediting the input VAT for the period. The sale and lease of theatre equipment to exhibitors and the charging of ongoing fees for brand and technology licensing and maintenance services are subject to VAT. IMAX Shanghai Multimedia can offset certain VAT paid against VAT collected when selling theatre equipment to our exhibitor partners.

REGULATIONS RELATING TO INTELLECTUAL PROPERTY RIGHTS

The PRC has adopted legislation governing intellectual property rights, including copyrights, patents, trademarks and domain names as follows:

Patents

The Patent Law of People’s Republic of China (the “Patent Law”) promulgated in March 1984 and amended in September 1992, August 2000 and December 2008, provides for patentable inventions, utility models and designs, which must meet three conditions: novelty, inventiveness and practical applicability. The State Intellectual Property Office under the State Council is responsible for examining and approving patent applications. An invention patent, utility model patent and design patent have terms of 20 years, 10 years and 10 years from the date of application, respectively. After a patent right is granted for a design, no entity or individual may, without the permission of the patent owner, use the patent for production or business purposes or manufacture, offer to sell, sell, or import any product containing the patented design. Where the infringement of a patent is established, the infringer must, in accordance with the applicable regulations, undertake to cease the infringement, take remedial action and/or pay damages. Our Controlling Shareholder currently has 16 registered patents and 15 patent applications in the PRC.

Trademark

The Trademark Law of the PRC (the “Trademark Law”) promulgated in August 1982 and amended in February 1993, October 2001 and August 2013, and its implementation rules, protect registered trademarks. The PRC Trademark Office of State Administration of Industry and Commerce is responsible for the registration and administration of trademarks throughout the PRC. The Trademark Law has adopted a ‘‘first-to-file’’ principle with respect to trademark registration. The right to exclusive use of a registered trademark is limited to the registered trademark and the goods and/or services for which the use of a trademark has been approved. The validity period of a registered trademark is 10 years from the date on which the trademark registration is approved. A trademark registration may be renewed on application for another 10 years within 12 months of the expiry date of the validity period. A trademark registrant may license its registered trademark to another party by entering into a trademark licence contract. Persons or entities who use trademarks without the consent of the trademark registrants shall be held liable to the trademark registrants for compensation and may be subject to fines or even criminal punishment. IMAX Corporation currently has five registered trademarks and two trademark application in the PRC.

Domain Names

Domain names are protected under the Administrative Measures on the Internet Domain Names promulgated by the Ministry of Industry and Information Technology of the PRC (“MIIT”) in

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APPENDIX III	REGULATORY OVERVIEW

November 2004. The MIIT is the major regulatory body responsible for the administration of the PRC internet domain names, under supervision of which the China Internet Network Information Centre (“CNNIC”) is responsible for the daily administration of .cn domain names and Chinese domain names. The CNNIC adopts a ‘‘first to file’’ principle with respect to the registration of domain names. Upon registration of a domain name, the domain name registration applicant shall become the holder of that domain name.

REGULATIONS RELATING TO IMPORT AND EXPORT OF GOODS

The Foreign Trade Law of the PRC (the “Foreign Trade Law”) is one of the fundamental legal bases for the PRC government to supervise domestic institutions or individuals engaging in foreign trade activities. The Foreign Trade Law was promulgated in May 1994 and amended in April 2004, and the amendment was implemented in July 2004. Pursuant to the Foreign Trade Law, a “foreign trade dealer” is defined as any legal person, other organisation or individual who, in accordance with the laws and regulations, obtained registration from the AIC or completed other licensing procedures and engages in foreign trade activities. A foreign trade dealer who intends to engage in the import and export of goods and technologies should register with the competent foreign trade departments under the State Council or with other authorities authorised by such foreign trade departments, unless otherwise exempted by relevant laws or regulations. If any foreign trade dealers do not register in accordance with the above provisions, the customs department will not handle the declaration and clearance procedure for goods imported or exported. The MOFCOM issued the Circular on Relevant Issues Concerning the Filing and Registration of the Right to Foreign Trade by Foreign-invested Enterprises in August 2004, which provides that the following two types of foreign-invested enterprises do not need to go through the formalities of filing and registering as foreign trade dealers: (i) foreign-invested enterprises lawfully established before 1 July 2004 that have not applied to change their scope of business to add other import/export businesses, and (ii) foreign-invested enterprises lawfully established after 1 July 2004 that undertake the import/export of self-use or self-produced goods and their own technologies.

The Provisions of the Customs of the PRC for the Administration of Registration of Declaration Entities was promulgated by the General Administration of Customs of the People’s Republic of China (“PRC Customs”) and became effective in March 2014. Under the above provisions, a consignee or consignor of import or export goods is required to register at the local customs office and obtain a Registration Certificate of Customs Declaration issued by PRC Customs. After registering with the relevant customs office, a consignee or consignor of import or export goods may handle their own declarations at any customs port or office for customs supervisory affairs within the customs territory of the PRC. A Registration Certificate of Customs Declaration issued by PRC Customs for a consignor and consignee of import or export goods is valid for an unlimited period except as otherwise stipulated by a relevant customs authority. Our PRC subsidiaries, IMAX Shanghai Multimedia and IMAX Shanghai Services, have registered with the competent customs office and currently hold Registration Certificates of Customs Declaration.

IMPORT AND EXPORT OF TECHNOLOGY

The PRC imposes controls on the import and export of technology. Under the Regulations on Administration of Import and Export of Technologies promulgated by the State Council in December 2001 and amended in January 2011, the term “technology import and export” is defined to include, among other things, the transfer or licensing of patents and know-how and the provision of services

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APPENDIX III	REGULATORY OVERVIEW

related to technology from outside the PRC to inside the PRC or from inside the PRC to outside the PRC through trade, investment or economic and technical cooperation. Depending on the nature of the relevant technology, the import and export of technology require either approval by or registration with the relevant PRC governmental authorities. All contracts which relate to the transfer of technology and provision of related services must be registered with the relevant PRC governmental authorities. The Measures for the Administration of Registration of Technology Import and Export Contracts, issued by the MOFCOM in February 2009, specify registration requirements related to the import and export of technology. The Technology License Agreement entered into between IMAX Corporation and our PRC subsidiary, IMAX Shanghai Multimedia, will be registered with the competent PRC governmental authorities. After registration, IMAX Shanghai Multimedia will be able to engage in foreign exchange, banking and other activities in relation to the Technology License Agreement, including the remittance of license fees to offshore licensors.

REGULATIONS ON PRODUCT QUALITY

In the PRC, the legal framework governing the quality of products for sale is based on the Product Quality Law of the PRC (the “Product Quality Law”), which came into effect in September 1993 and was amended in July 2000 and August 2009. The Product Quality Law provides that the producers of products shall be liable for the products they produce and that sellers should take measures to maintain the quality of the products they sell. The Product Quality Law also provides that industrial products which may cause injury or damage to people or property must comply with the relevant national or industrial standards that safeguard the health and safety of individuals and property. In addition, pursuant to the Product Quality Law, all products are required to operate as they were intended, be free from the possibility of inflicting harm or damage to individuals or property and conform to the standards marked on the products, the packages and the products’ instructions. Moreover, any instructions on products or their packages must be genuine. Except as otherwise provided for in applicable laws and regulations, producers are liable for any bodily harm or damage to property (other than the defective product itself) incurred as a result of any defective products, and sellers are liable for any repairs, returns or exchanges of the goods they sell in certain circumstances. In addition, sellers are also liable for any bodily harm or damage to property (other than the defective product itself) incurred as a result of the defective products if the defect of the product is the fault of the seller. For any bodily harm or damage to property (other than the defective itself) incurred as a result of a defective product, the customer may claim indemnities against either the producer or the seller. If the producer is liable and the seller provides compensation, the seller can seek reimbursement from the producer.

The Law of the PRC on Protection of the Rights and Interests of Consumers was promulgated in October 1993 and amended in August 2009 and October 2013 to protect consumers’ rights when they purchase or use goods or services. All business operators must comply with this law when they manufacture or sell goods and/or provide services to consumers. Furthermore, the Tort Liability Law of the PRC, which became effective in July 2010, provides that where a product endangers life or property due to a defect, the manufacturers and distributors shall bear liability in tort. IMAX Corporation as the producer of IMAX theatre systems and IMAX Shanghai Multimedia as the seller of these theatre systems in the PRC, are required to comply with the above laws.

REGULATIONS RELATING TO EMPLOYMENT

The Labour Contract Law of the PRC (the “Labour Contract Law”), promulgated in June 2007 and amended in December 2012, and its implementation rules, provide requirements concerning

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APPENDIX III	REGULATORY OVERVIEW

employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day beginning one month after the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labour Contract Law and its implementation rules also require compensation to be paid upon termination of certain employees, which significantly affects the cost of reducing a workforce for employers. In addition, if an employer intends to enforce a non-compete provision with an employee in an employment contract or non-competition agreement, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labour contract. Employers in most cases are also required to provide a severance payment to their employees after their employment relationships are terminated.

Enterprises in the PRC are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, which comprise a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan and a housing provident fund. Enterprises are required to contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at the locations where they operate their businesses or where they are located. According to the Social Insurance Law, which became effective in July 2011, an employer that fails to make social insurance contributions may be ordered to pay the required contributions within a stipulated deadline and may be subject to a late fee. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on the Management of Housing Funds promulgated in April 1999 and amended in March 2002, enterprises in the PRC are required to complete registration of a housing provident fund with the competent housing provident fund management centre and open housing provident fund accounts for their employees with designated banks. The housing provident fund contribution rate by the enterprise cannot be less than 5% of its employees’ average monthly wages for the preceding year. An enterprise that fails to make housing fund contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline. Otherwise, an application may be made to a local court for compulsory enforcement.

REGULATIONS RELATING TO FOREIGN EXCHANGE

The principal regulations governing foreign currency exchange in the PRC are the Foreign Exchange Administration Regulations which were most recently amended in August 2008. Under the PRC foreign exchange regulations, payments of current account items, such as interest payments, profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. In contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses such as direct investments, the repayment of foreign currency-denominated loans and investment in securities outside of the PRC. Enterprises may only buy, sell or remit foreign currencies at banks authorised to conduct foreign exchange business after providing valid commercial documents and the relevant supporting documents and, in the case of capital account item transactions, obtaining approval from the SAFE or its competent local branches.

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APPENDIX III	REGULATORY OVERVIEW

REGULATIONS ON STOCK INCENTIVE PLANS

In February 2012, the SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in the Stock Incentive Plans of Overseas Publicly-Listed Companies (the “Stock Option Rules”), which replaced the previous rules issued by the SAFE. Under the Stock Option Rules and other relevant rules and regulations, PRC residents who are employees, directors, supervisors or other senior management of PRC companies which are controlled by an overseas publicly-listed company and participate in the stock incentive plan of such overseas publicly listed company are required to register with the SAFE or its local branches and complete certain other procedures. Participants of a stock incentive plan who are PRC residents must retain a qualified PRC agent, which could be a PRC company participating in such stock incentive plan or another qualified institution selected by the PRC company, to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of its participants. The participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, the purchase and sale of corresponding stocks or interests and fund transfers. In addition, the PRC agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or the overseas entrusted institution or other material changes. The PRC agents must, on behalf of the PRC residents who have the right to exercise the employee share options, apply to the SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents before distribution to such PRC residents. Our PRC subsidiaries and PRC option grantees are now in the process of registering with the SAFE with respect to IMAX Corporation’s stock incentive plan. Following the listing, our PRC subsidiaries and PRC resident option grantees will seek registration with the SAFE with respect to our stock incentive plan as required by the Stock Option Rules.

TRANSFER PRICING

According to the EIT Law, EIT Rules and the Implementation Measures for Special Tax Adjustment (for Trial Implementation) promulgated by the SAT in January 2009, business transactions between an enterprise and its related parties shall be on an arm’s length basis. When failure to follow such principle results in a reduction of taxable income, the PRC tax authorities have the right to make reasonable adjustments. According to the EIT Law and EIT Rules, business transactions between related parties may be subject to audit or scrutiny by the PRC tax authorities for a period of 10 years after the taxable year when the business transactions are conducted. If the relevant PRC tax authorities determine that the related party transactions have not been conducted on an arm’s length basis, they may adjust the taxable income through a transfer pricing adjustment and impose additional taxes on the relevant enterprise, as well as require the payment of related interest accrued daily for the tax recovery period beginning from 1 June of the year subsequent to the applicable tax year up to the date of payment of the additional taxes. IMAX Shanghai Multimedia and IMAX Shanghai Services have entered into a series of agreements with their offshore affiliates, pursuant to which IMAX Shanghai Multimedia and IMAX Shanghai Services are required to pay service fees or license fees to offshore affiliates for trademark licences, technology licences and DMR conversion services provided by such affiliates. These transactions between IMAX Shanghai Multimedia and IMAX Shanghai Services and their offshore affiliates will be subject to audit or scrutiny by the PRC tax authorities.

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APPENDIX III	REGULATORY OVERVIEW

The EIT Law further provides that when an enterprise submits to the tax authority its annual income tax return, it shall enclose a statement of its annual business transactions effected with its related parties. If the PRC tax authorities conduct an investigation regarding related party transactions, the enterprise and its related parties will be required to provide relevant information to the PRC tax authorities.

In March 2015, the SAT promulgated the Announcement on Issues Relating to Corporate Income Tax on Expenses Paid by an Enterprise to its Overseas Affiliated Party (“Notice 16”), which further regulates the administration of expense payments from a PRC resident enterprise to its offshore affiliates. Pursuant to Notice 16, any expense paid by an enterprise to an overseas affiliated party which fails to perform any functions or bear any risks and which has no substantial business activities, shall not be deducted when calculating corporate income tax. Furthermore, when an enterprise pays expenses to its overseas affiliated party for services rendered, such services must cause the enterprise to gain, directly or indirectly, an economic interest. Such expenses are not to be deducted before tax if such expenses are paid for services provided by the offshore affiliate which do not cause the PRC resident enterprise to gain, directly or indirectly, an economic interest. In addition, when an enterprise is required to pay royalties to its overseas affiliated party for use of an intangible asset, it shall determine the economic interests to which each affiliated party is entitled by taking into account the degree of contribution made by each affiliated party to the value of the intangible asset. If the royalties are paid by the enterprise to the affiliated party which only possess legal ownership of the intangible asset but does not contribute to the value thereof, and if the payment of such royalties is not on an arm’s length basis, such royalties shall not be deducted when computing the corporate income tax payable by the enterprise.

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APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

This Appendix contains a summary of the Memorandum and Articles of Association of the Company. As the information set out below is in summary form, it does not contain all of the information that may be important to potential investors.

Set out below is a summary of certain provisions of the Memorandum of Association and Articles of Association of the Company and certain aspects of Cayman Companies Law.

A.	SUMMARY OF THE CONSTITUTION OF THE COMPANY

1.	MEMORANDUM OF ASSOCIATION

The Memorandum of Association of the Company was conditionally adopted on [●] and states, inter alia, that the liability of the members of the Company is limited, that the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Cayman Companies Law or any other law of the Cayman Islands.

The Memorandum of Association is available for inspection at the address specified in “Appendix VI—Statutory and General Information—D. Other Information—Documents Available for Inspection”.

2.	ARTICLES

The Articles of the Company were conditionally adopted on [●] and include provisions to the following effect:

2.1	Classes of Shares

The share capital of the Company consists of ordinary shares. The capital of the Company at the date of adoption of the Articles was US$[●] divided into [●] shares of US$[0.0001] each.

2.2	Directors

(a)	Power to allot and issue Shares

Subject to the provisions of the Cayman Companies Law and the Memorandum and Articles of Association, the unissued shares in the Company (whether forming part of its original or any increased capital) shall be at the disposal of the Directors, who may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration, and upon such terms, as the Directors shall determine.

Subject to the provisions of the Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights conferred on the holders of any existing shares or attaching to any class of shares, any share may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, and to such persons at such times and for such consideration as the Directors may determine. Subject to the Cayman Companies Law and to any special rights conferred on any shareholders or attaching to any class of shares, any share may, with the sanction of a special resolution, be issued on terms that it is, or at the option of the Company or the holder thereof, liable to be redeemed.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

(b)	Power to dispose of the assets of the Company or any subsidiary

The management of the business of the Company shall be vested in the Directors who, in addition to the powers and authorities by the Articles expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done or approved by the Company and are not by the Articles or the Cayman Companies Law expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Cayman Companies Law and of the Articles and to any regulation from time to time made by the Company in general meeting not being inconsistent with such provisions or the Articles, provided that no regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

(c)	Compensation or payment for loss of office

Payment to any Director or past Director of any sum by way of compensation for loss of office or as consideration for or in connection with his retirement from office (not being a payment to which the Director is contractually entitled) must first be approved by the Company in general meeting.

(d)	Loans to Directors

There are provisions in the Articles prohibiting the making of loans to Directors or their respective close associates which are equivalent to the restrictions imposed by the Companies Ordinance.

(e)	Financial assistance to purchase Shares

Subject to all applicable laws, the Company may give financial assistance to Directors and employees of the Company, its subsidiaries or any holding company or any subsidiary of such holding company in order that they may buy shares in the Company or any such subsidiary or holding company. Further, subject to all applicable laws, the Company may give financial assistance to a trustee for the acquisition of shares in the Company or shares in any such subsidiary or holding company to be held for the benefit of employees of the Company, its subsidiaries, any holding company of the Company or any subsidiary of any such holding company (including salaried Directors).

(f)	Disclosure of interest in contracts with the Company or any of its subsidiaries

No Director or proposed Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any person, company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being avoided, nor shall any Director so contracting or being any member or so interested be liable to account to the Company for any profit so realised by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship thereby established, provided that such Director shall, if his interest in such contract or arrangement is material, declare the nature of his interest at the earliest meeting of the board of Directors at which it is practicable for him to do so, either specifically or by way of a general notice stating that, by reason of the facts specified in the notice, he is to be regarded as interested in any contracts of a specified description which may be made by the Company.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

A Director shall not be entitled to vote on (nor shall be counted in the quorum in relation to) any resolution of the Directors in respect of any contract or arrangement or any other proposal in which the Director or any of his close associates (or, if required by the Listing Rules, his other associates) has any material interest, and if he shall do so his vote shall not be counted (nor is he to be counted in the quorum for the resolution), but this prohibition shall not apply to any of the following matters, namely:

(i)	the giving to such Director or any of his close associates of any security or indemnity in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries;

(ii)	the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or any of his close associates has himself/themselves assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning an offer of shares, debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or any of his close associates is/are or is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;

(iv)	any proposal or arrangement concerning the benefit of employees of the Company or any of its subsidiaries including:

(A)	the adoption, modification or operation of any employees’ share scheme or any share incentive scheme or share option scheme under which the Director or any of his close associates may benefit; or

(B)	the adoption, modification or operation of a pension or provident fund or retirement, death or disability benefits scheme which relates both to Directors, their close associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director or any of his close associates, as such any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and

(v)	any contract or arrangement in which the Director or any of his close associates is/are interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his/their interest in shares or debentures or other securities of the Company.

(g)	Remuneration

The Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by the Directors, or the Company in general meeting, as the case may be, such sum (unless otherwise directed by the resolution by which it is determined) to be divided amongst the Directors in such proportions and in such manner as they may agree, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office. Such remuneration shall be in addition to any other remuneration to which a Director who holds any salaried employment or office in the Company may be entitled by reason of such employment or office.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

The Directors shall also be entitled to be paid all expenses, including travel expenses, reasonably incurred by them in or in connection with the performance of their duties as Directors including their expenses of travelling to and from Board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or in the discharge of their duties as Directors.

The Directors may grant special remuneration to any Director who shall perform any special or extra services at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, commission or participation in profits or otherwise as may be agreed.

The remuneration of an executive Director or a Director appointed to any other office in the management of the Company shall from time to time be fixed by the Directors and may be by way of salary, commission or participation in profits or otherwise or by all or any of those modes and with such other benefits (including share option and/or pension and/or gratuity and/or other benefits on retirement) and allowances as the Directors may from time to time decide. Such remuneration shall be in addition to such remuneration as the recipient may be entitled to receive as a Director.

(h)	Retirement, appointment and removal

The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors. Any Director so appointed shall hold office only until the next general meeting of the Company and shall then be eligible for re-election at that meeting.

The Company may by ordinary resolution remove any Director (including a Managing Director or other executive Director) before the expiration of his period of office notwithstanding anything in the Articles or in any agreement between the Company and such Director (but without prejudice to any claim for compensation or damages payable to him in respect of the termination of his appointment as Director or of any other appointment of office as a result of the termination of this appointment as Director). The Company may by ordinary resolution appoint another person in his place. Any Director so appointed shall hold office during such time only as the Director in whose place he is appointed would have held the same if he had not been removed. The Company may also by ordinary resolution elect any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors. Any Director so appointed shall hold office only until the next following general meeting of the Company and shall then be eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting. No person shall, unless recommended by the Directors, be eligible for election to the office of Director at any general meeting unless, during the period, which shall be at least seven days, commencing no earlier than the day after the despatch of the notice of the meeting appointed for such election and ending no later than seven days prior to the date of such meeting, there has been given to the secretary of the Company notice in writing by a member of the Company (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

There is no shareholding qualification for Directors nor is there any specified age limit for Directors.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

The office of a Director shall be vacated:

(i)	if he resigns his office by notice in writing to the Company at its registered office or its principal office in Hong Kong;

(ii)	if an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the Directors resolve that his office be vacated;

(iii)	if, without leave, he is absent from meetings of the Directors (unless an alternate Director appointed by him attends) for 12 consecutive months, and the Directors resolve that his office be vacated;

(iv)	if he becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(v)	if he ceases to be or is prohibited from being a Director by law or by virtue of any provision in the Articles;

(vi)	if he is removed from office by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of the Directors (including himself) for the time being then in office; or

(vii)	if he shall be removed from office by an ordinary resolution of the members of the Company under the Articles.

At every annual general meeting of the Company one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then the number nearest to, but not less than, one-third, shall retire from office by rotation, provided that every Director (including those appointed for a specific term) shall be subject to retirement by rotation at least once every three years. A retiring Director shall retain office until the close of the meeting at which he retires and shall be eligible for re-election thereat. The Company at any annual general meeting at which any Directors retire may fill the vacated office by electing a like number of persons to be Directors.

(i)	Borrowing powers

The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow or to secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof.

(j)	Proceedings of the Board

The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit in any part of the world. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

2.3	Alteration to constitutional documents

No alteration or amendment to the Memorandum or Articles of Association may be made except by special resolution.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

2.4	Variation of rights of existing shares or classes of shares

If at any time the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class of shares for the time being issued (unless otherwise provided for in the terms of issue of the shares of that class) may, subject to the provisions of the Cayman Companies Law, be varied or abrogated either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. To every such separate meeting all the provisions of the Articles relating to general meetings shall mutatis mutandis apply, but so that the quorum for the purposes of any such separate meeting and of any adjournment thereof shall be a person or persons together holding (or representing by proxy or duly authorised representative) at the date of the relevant meeting not less than one-third in nominal value of the issued shares of that class.

The special rights conferred upon the holders of shares of any class shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

2.5	Alteration of capital

The Company may, from time to time, whether or not all the shares for the time being authorised shall have been issued and whether or not all the shares for the time being issued shall have been fully paid up, by ordinary resolution, increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts as the resolution shall prescribe.

The Company may from time to time by ordinary resolution:

(a)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares. On any consolidation of fully paid shares and division into shares of larger amount, the Directors may settle any difficulty which may arise as they think expedient and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share, and if it shall happen that any person shall become entitled to fractions of a consolidated share or shares, such fractions may be sold by some person appointed by the Directors for that purpose and the person so appointed may transfer the shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned, and so that the net proceeds of such sale (after deduction of the expenses of such sale) may either be distributed among the persons who would otherwise be entitled to a fraction or fractions of a consolidated share or shares rateably in accordance with their rights and interests or may be paid to the Company for the Company’s benefit;

(b)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled subject to the provisions of the Cayman Companies Law; and

(c)

sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Cayman Companies Law, and so that the resolution whereby any share is sub-divided may determine that, as

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights, over, or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

The Company may by special resolution reduce its share capital or any capital redemption reserve in any manner authorised and subject to any conditions prescribed by the Cayman Companies Law.

2.6	Special resolution—majority required

A “special resolution” is defined in the Articles to have the meaning ascribed thereto in the Cayman Companies Law, for which purpose, the requisite majority shall be not less than three-fourths of the votes of such members of the Company as, being entitled to do so, vote in person or, in the case of corporations, by their duly authorised representatives or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given and includes a special resolution approved in writing by all of the members of the Company entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of such members, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments (if more than one) is executed.

In contrast, an “ordinary resolution” is defined in the Articles to mean a resolution passed by a simple majority of the votes of such members of the Company as, being entitled to do so, vote in person or, in the case of corporations, by their duly authorised representatives or, where proxies are allowed, by proxy at a general meeting held in accordance with the Articles and includes an ordinary resolution approved in writing by all the members of the Company aforesaid.

2.7	Voting rights

Subject to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, at any general meeting on a poll every member present in person (or, in the case of a member being a corporation, by its duly authorised representative) or by proxy shall have one vote for each share registered in his name in the register of members of the Company.

Where any member is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.

In the case of joint registered holders of any share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons so present being the most or, as the case may be, the more senior shall alone be entitled to vote in respect of the relevant joint holding and, for this purpose, seniority shall be determined by reference to the order in which the names of the joint holders stand on the register in respect of the relevant joint holding.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

A member of the Company in respect of whom an order has been made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote by any person authorised in such circumstances to do so and such person may vote by proxy.

Save as expressly provided in the Articles or as otherwise determined by the Directors, no person other than a member of the Company duly registered and who shall have paid all sums for the time being due from him payable to the Company in respect of his shares shall be entitled to be present or to vote (save as proxy for another member of the Company), or to be reckoned in a quorum, either personally or by proxy at any general meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided by way of a poll save that the chairman of the meeting may allow a resolution which relates purely to a procedural or administrative matter as prescribed under the Listing Rules to be voted on by a show of hands.

If a recognised clearing house (or its nominee(s)) is a member of the Company it may authorise such person or persons as it thinks fit to act as its proxy(ies) or representative(s) at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person authorised pursuant to this provision shall be entitled to exercise the same rights and powers on behalf of the recognised clearing house (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) could exercise as if it were an individual member of the Company holding the number and class of shares specified in such authorisation, including, where a show of hands is allowed, the right to vote individually on a show of hands.

2.8	Annual general meetings

The Company shall hold a general meeting as its annual general meeting each year, within a period of not more than 15 months after the holding of the last preceding annual general meeting (or such longer period as the Stock Exchange may authorise). The annual general meeting shall be specified as such in the notices calling it.

2.9	Accounts and audit

The Directors shall cause to be kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions and otherwise in accordance with the Cayman Companies Law.

The Directors shall from time to time determine whether, and to what extent, and at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of members of the Company (other than officers of the Company) and no such member shall have any right of inspecting any accounts or books or documents of the Company except as conferred by the Cayman Companies Law or any other relevant law or regulation or as authorised by the Directors or by the Company in general meeting.

The Directors shall, commencing with the first annual general meeting, cause to be prepared and to be laid before the members of the Company at every annual general meeting a profit and loss account for the period, in the case of the first account, since the incorporation of the Company and, in

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

any other case, since the preceding account, together with a balance sheet as at the date to which the profit and loss account is made up and a Director’s report with respect to the profit or loss of the Company for the period covered by the profit and loss account and the state of the Company’s affairs as at the end of such period, an auditor’s report on such accounts and such other reports and accounts as may be required by law. Copies of those documents to be laid before the members of the Company at an annual general meeting shall not less than 21 days before the date of the meeting, be sent in the manner in which notices may be served by the Company as provided in the Articles to every member of the Company and every holder of debentures of the Company provided that the Company shall not be required to send copies of those documents to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

The Company shall at every annual general meeting appoint an auditor or auditors of the Company who shall hold office until the next annual general meeting. The remuneration of the auditors shall be fixed by the Company at the annual general meeting at which they are appointed provided that in respect of any particular year the Company in general meeting may delegate the fixing of such remuneration to the Directors.

2.10	Notice of meetings and business to be conducted thereat

An annual general meeting shall be called by not less than 21 days’ notice in writing and any extraordinary general meeting shall be called by not less than 14 days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the time, place and agenda of the meeting, particulars of the resolutions and the general nature of the business to be considered at the meeting. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. Notice of every general meeting shall be given to the auditors and all members of the Company (other than those who, under the provisions of the Articles or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company).

Notwithstanding that a meeting of the Company is called by shorter notice than that mentioned above, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all members of the Company entitled to attend and vote thereat or their proxies; and

(b)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right.

2.11	Transfer of shares

Transfers of shares may be effected by an instrument of transfer in the usual common form or in such other form as the Directors may approve which is consistent with the standard form of transfer as prescribed by the Stock Exchange.

The instrument of transfer shall be executed by or on behalf of the transferor and, unless the Directors otherwise determine, the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members of the Company in respect thereof. All instruments of transfer shall be retained by the Company.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

The Directors may refuse to register any transfer of any share which is not fully paid up or on which the Company has a lien. The Directors may also decline to register any transfer of any shares unless:

(a)	the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates (which shall upon the registration of the transfer be cancelled) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped (in circumstances where stamping is required);

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

(e)	the shares concerned are free of any lien in favour of the Company; and

(f)	a fee of such amount not exceeding the maximum amount as the Stock Exchange may from time to time determine to be payable (or such lesser sum as the Directors may from time to time require) is paid to the Company in respect thereof.

If the Directors refuse to register a transfer of any share they shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 10 business days’ notice (or on 6 business days’ notice in the case of a rights issue) being given by advertisement published on the Stock Exchange’s website, or, subject to the Listing Rules, by electronic communication in the manner in which notices may be served by the Company by electronic means as provided in the Articles or by advertisement published in the newspapers, be suspended and the register of members of the Company closed at such times for such periods as the Directors may from time to time determine, provided that the registration of transfers shall not be suspended or the register closed for more than 30 days in any year (or such longer period as the members of the Company may by ordinary resolution determine provided that such period shall not be extended beyond 60 days in any year).

2.12	Power of the Company to purchase its own shares

The Company is empowered by the Cayman Companies Law and the Articles to purchase its own shares subject to certain restrictions and the Directors may only exercise this power on behalf of the Company subject to the authority of its members in general meeting as to the manner in which they do so and to any applicable requirements imposed from time to time by the Stock Exchange and the SFC. Shares which have been repurchased will be treated as cancelled upon the repurchase.

2.13	Power of any subsidiary of the Company to own shares

There are no provisions in the Articles relating to the ownership of shares by a subsidiary.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

2.14	Dividends and other methods of distribution

Subject to the Cayman Companies Law and Articles, the Company in general meeting may declare dividends in any currency but no dividends shall exceed the amount recommended by the Directors. No dividend may be declared or paid other than out of profits and reserves of the Company lawfully available for distribution, including share premium.

Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For these purposes no amount paid up on a share in advance of calls shall be treated as paid up on the share.

The Directors may from time to time pay to the members of the Company such interim dividends as appear to the Directors to be justified by the profits of the Company. The Directors may also pay half-yearly or at other intervals to be selected by them at a fixed rate if they are of the opinion that the profits available for distribution justify the payment.

The Directors may retain any dividends or other moneys payable on or in respect of a share upon which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists. The Directors may also deduct from any dividend or other moneys payable to any member of the Company all sums of money (if any) presently payable by him to the Company on account of calls, instalments or otherwise.

No dividend shall carry interest against the Company.

Whenever the Directors or the Company in general meeting have resolved that a dividend be paid or declared on the share capital of the Company, the Directors may further resolve: (a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up on the basis that the shares so allotted are to be of the same class as the class already held by the allottee, provided that the members of the Company entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or (b) that the members of the Company entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Directors may think fit on the basis that the shares so allotted are to be of the same class as the class already held by the allottee. The Company may upon the recommendation of the Directors by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the foregoing a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid without offering any right to members of the Company to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, interest or other sum payable in cash to a holder of shares may be paid by cheque or warrant sent through the post addressed to the registered address of the member of the Company entitled, or in the case of joint holders, to the registered address of the person whose name stands first in the register of members of the Company in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque or warrant so sent shall be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register of members of the Company in respect of such shares,

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

and shall be sent at his or their risk and the payment of any such cheque or warrant by the bank on which it is drawn shall operate as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. The Company may cease sending such cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise its power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

Any dividend unclaimed for six years from the date of declaration of such dividend may be forfeited by the Directors and shall revert to the Company.

The Directors may, with the sanction of the members of the Company in general meeting, direct that any dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe securities of any other company, and where any difficulty arises in regard to such distribution the Directors may settle it as they think expedient, and in particular may disregard fractional entitlements, round the same up or down or provide that the same shall accrue to the benefit of the Company, and may fix the value for distribution of such specific assets and may determine that cash payments shall be made to any members of the Company upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

2.15	Proxies

Any member of the Company entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person who must be an individual as his proxy to attend and vote instead of him and a proxy so appointed shall have the same right as the member to speak at the meeting. A proxy need not be a member of the Company.

Instruments of proxy shall be in common form or in such other form as the Directors may from time to time approve provided that it shall enable a member to instruct his proxy to vote in favour of or against (or in default of instructions or in the event of conflicting instructions, to exercise his discretion in respect of) each resolution to be proposed at the meeting to which the form of proxy relates. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates provided that the meeting was originally held within 12 months from such date.

The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney authorised in writing or if the appointor is a corporation either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

The instrument appointing a proxy and (if required by the Directors) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered at the registered office of the Company (or at such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

any document sent therewith) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than 48 hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution. Delivery of any instrument appointing a proxy shall not preclude a member of the Company from attending and voting in person at the meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

2.16	Calls on shares and forfeiture of shares

The Directors may from time to time make calls upon the members of the Company in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times and each member of the Company shall (subject to the Company serving upon him at least 14 days’ notice specifying the time and place of payment and to whom such payment shall be made) pay to the person at the time and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine. A person upon whom a call is made shall remain liable on such call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

A call may be made payable either in one sum or by instalments and shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed. The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect of such share or other moneys due in respect thereof.

If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 15% per annum, as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

If any call or instalment of a call remains unpaid on any share after the day appointed for payment thereof, the Directors may at any time during such time as any part thereof remains unpaid serve a notice on the holder of such shares requiring payment of so much of the call or instalment as is unpaid together with any interest which may be accrued and which may still accrue up to the date of actual payment.

The notice shall name a further day (not being less than 14 days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made or instalment is unpaid will be liable to be forfeited.

If the requirements of such notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited shares and not actually paid before the forfeiture. A forfeited share shall be deemed to be the property of the Company and may be re-allotted, sold or otherwise disposed of.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

A person whose shares have been forfeited shall cease to be a member of the Company in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, together with (if the Directors shall in their discretion so require) interest thereon at such rate not exceeding 15% per annum as the Directors may prescribe from the date of forfeiture until payment, and the Directors may enforce payment thereof without being under any obligation to make any allowance for the value of the shares forfeited, at the date of forfeiture.

2.17	Inspection of register of members

The register of members of the Company shall be kept in such manner as to show at all times the members of the Company for the time being and the shares respectively held by them. The register may, on 10 business days’ notice (or on 6 business days’ notice in the case of a rights issue) being given by advertisement published on the Stock Exchange’s website, or, subject to the Listing Rules, by electronic communication in the manner in which notices may be served by the Company by electronic means as provided in the Articles or by advertisement published in the newspapers, be closed at such times and for such periods as the Directors may from time to time determine either generally or in respect of any class of shares, provided that the register shall not be closed for more than 30 days in any year (or such longer period as the members of the Company may by ordinary resolution determine provided that such period shall not be extended beyond 60 days in any year).

Any register of members kept in Hong Kong shall during normal business hours (subject to such reasonable restrictions as the Directors may impose) be open to inspection by any member of the Company without charge and by any other person on payment of a fee of such amount not exceeding the maximum amount as may from time to time be permitted under the Listing Rules as the Directors may determine for each inspection.

2.18	Quorum for meetings and separate class meetings

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting.

Two members of the Company present in person or by proxy shall be a quorum provided always that if the Company has only one member of record the quorum shall be that one member present in person or by proxy.

A corporation being a member of the Company shall be deemed for the purpose of the Articles to be present in person if represented by its duly authorised representative being the person appointed by resolution of the directors or other governing body of such corporation or by power of attorney to act as its representative at the relevant general meeting of the Company or at any relevant general meeting of any class of members of the Company.

The quorum for a separate general meeting of the holders of a separate class of shares of the Company is described in paragraph 2.4 above.

2.19	Rights of minorities in relation to fraud or oppression

There are no provisions in the Articles concerning the rights of minority shareholders in relation to fraud or oppression.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

2.20	Procedure on liquidation

If the Company shall be wound up, and the assets available for distribution amongst the members of the Company as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members of the Company in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. Moreover, if in a winding up the assets available for distribution amongst the members of the Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members of the Company in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. The foregoing is without prejudice to the rights of the holders of shares issued upon special terms and conditions.

If the Company shall be wound up, the liquidator may with the sanction of a special resolution of the Company and any other sanction required by the Companies Law, divide amongst the members of the Company in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members of the Company. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members of the Company as the liquidator, with the like sanction and subject to the Companies Law, shall think fit, but so that no member of the Company shall be compelled to accept any assets, shares or other securities in respect of which there is a liability.

2.21	Untraceable members

The Company shall be entitled to sell any shares of a member of the Company or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or operation of law if: (a) all cheques or warrants, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years; (b) the Company has not during that time or before the expiry of the three month period referred to in (d) below received any indication of the whereabouts or existence of the member; (c) during the 12 year period, at least three dividends in respect of the shares in question have become payable and no dividend during that period has been claimed by the member; and (d) upon expiry of the 12 year period, the Company has caused an advertisement to be published in the newspapers or subject to the Listing Rules, by electronic communication in the manner in which notices may be served by the Company by electronic means as provided in the Articles, giving notice of its intention to sell such shares and a period of three months has elapsed since such advertisement and the Stock Exchange has been notified of such intention. The net proceeds of any such sale shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former member for an amount equal to such net proceeds.

B.	SUMMARY OF CAYMAN COMPANIES LAW

1.	INTRODUCTION

The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England, although there are significant differences between the Cayman Companies Law and the current Companies Act of England. Set out below is a summary of certain provisions of the Cayman

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

Companies Law, although this does not purport to contain all applicable qualifications and exceptions or to be a complete review of all matters of corporate law and taxation which may differ from equivalent provisions in jurisdictions with which interested parties may be more familiar.

2.	INCORPORATION

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on 30 August 2010 under the Cayman Companies Law. As such, its operations must be conducted mainly outside the Cayman Islands. The Company is required to file an annual return each year with the Registrar of Companies of the Cayman Islands and pay a fee which is based on the size of its authorised share capital.

3.	SHARE CAPITAL

The Cayman Companies Law permits a company to issue ordinary shares, preference shares, redeemable shares or any combination thereof.

The Cayman Companies Law provides that where a company issues shares at a premium, whether for cash or otherwise, a sum equal to the aggregate amount of the value of the premia on those shares shall be transferred to an account called the “share premium account”. At the option of a company, these provisions may not apply to premia on shares of that company allotted pursuant to any arrangement in consideration of the acquisition or cancellation of shares in any other company and issued at a premium. The Cayman Companies Law provides that the share premium account may be applied by a company, subject to the provisions, if any, of its memorandum and articles of association, in such manner as the company may from time to time determine including, but without limitation:

(a)	paying distributions or dividends to members;

(b)	paying up unissued shares of the company to be issued to members as fully paid bonus shares;

(c)	in the redemption and repurchase of shares (subject to the provisions of section 37 of the Cayman Companies Law);

(d)	writing-off the preliminary expenses of the company;

(e)	writing-off the expenses of, or the commission paid or discount allowed on, any issue of shares or debentures of the company; and

(f)	providing for the premium payable on redemption or purchase of any shares or debentures of the company.

No distribution or dividend may be paid to members out of the share premium account unless immediately following the date on which the distribution or dividend is proposed to be paid the company will be able to pay its debts as they fall due in the ordinary course of business.

The Cayman Companies Law provides that, subject to confirmation by the Grand Court of the Cayman Islands, a company limited by shares or a company limited by guarantee and having a share capital may, if so authorised by its articles of association, by special resolution reduce its share capital in any way.

Subject to the detailed provisions of the Cayman Companies Law, a company limited by shares or a company limited by guarantee and having a share capital may, if so authorised by its articles of

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

association, issue shares which are to be redeemed or are liable to be redeemed at the option of the company or a shareholder. In addition, such a company may, if authorised to do so by its articles of association, purchase its own shares, including any redeemable shares. The manner of such a purchase must be authorised either by the articles of association or by an ordinary resolution of the company. The articles of association may provide that the manner of purchase may be determined by the directors of the company. At no time may a company redeem or purchase its shares unless they are fully paid. A company may not redeem or purchase any of its shares if, as a result of the redemption or purchase, there would no longer be any member of the company holding shares. A payment out of capital by a company for the redemption or purchase of its own shares is not lawful unless immediately following the date on which the payment is proposed to be made, the company shall be able to pay its debts as they fall due in the ordinary course of business.

There is no statutory restriction in the Cayman Islands on the provision of financial assistance by a company for the purchase of, or subscription for, its own or its holding company’s shares. Accordingly, a company may provide financial assistance if the directors of the company consider, in discharging their duties of care and to act in good faith, for a proper purpose and in the interests of the company, that such assistance can properly be given. Such assistance should be on an arm’s-length basis.

4.	DIVIDENDS AND DISTRIBUTIONS

With the exception of section 34 of the Cayman Companies Law, there are no statutory provisions relating to the payment of dividends. Based upon English case law which is likely to be persuasive in the Cayman Islands in this area, dividends may be paid only out of profits. In addition, section 34 of the Cayman Companies Law permits, subject to a solvency test and the provisions, if any, of the company’s memorandum and articles of association, the payment of dividends and distributions out of the share premium account (see paragraph 3 above for details).

5.	SHAREHOLDERS’ SUITS

The Cayman Islands courts can be expected to follow English case law precedents. The rule in Foss v. Harbottle (and the exceptions thereto which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge (a) an act which is ultra vires the company or illegal, (b) an act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the company, and (c) an action which requires a resolution with a qualified (or special) majority which has not been obtained) has been applied and followed by the courts in the Cayman Islands.

6.	PROTECTION OF MINORITIES

In the case of a company (not being a bank) having a share capital divided into shares, the Grand Court of the Cayman Islands may, on the application of members holding not less than one-fifth of the shares of the company in issue, appoint an inspector to examine into the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Any shareholder of a company may petition the Grand Court of the Cayman Islands which may make a winding up order if the court is of the opinion that it is just and equitable that the company should be wound up.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

Claims against a company by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association.

The English common law rule that the majority will not be permitted to commit a fraud on the minority has been applied and followed by the courts of the Cayman Islands.

7.	DISPOSAL OF ASSETS

The Cayman Companies Law contains no specific restrictions on the powers of directors to dispose of assets of a company. As a matter of general law, in the exercise of those powers, the directors must discharge their duties of care and to act in good faith, for a proper purpose and in the interests of the company.

8.	ACCOUNTING AND AUDITING REQUIREMENTS

The Cayman Companies Law requires that a company shall cause to be kept proper books of account with respect to:

(a)	all sums of money received and expended by the company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the company; and

(c)	the assets and liabilities of the company.

Proper books of account shall not be deemed to be kept if there are not kept such books as are necessary to give a true and fair view of the state of the company’s affairs and to explain its transactions.

9.	REGISTER OF MEMBERS

An exempted company may, subject to the provisions of its articles of association, maintain its principal register of members and any branch registers at such locations, whether within or without the Cayman Islands, as its directors may from time to time think fit. There is no requirement under the Cayman Companies Law for an exempted company to make any returns of members to the Registrar of Companies of the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection.

10.	INSPECTION OF BOOKS AND RECORDS

Members of a company will have no general right under the Cayman Companies Law to inspect or obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in the company’s articles of association.

11.	SPECIAL RESOLUTIONS

The Cayman Companies Law provides that a resolution is a special resolution when it has been passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

to propose the resolution as a special resolution has been duly given, except that a company may in its articles of association specify that the required majority shall be a number greater than two-thirds, and may additionally so provide that such majority (being not less than two-thirds) may differ as between matters required to be approved by a special resolution. Written resolutions signed by all the members entitled to vote for the time being of the company may take effect as special resolutions if this is authorised by the articles of association of the company.

12.	SUBSIDIARY OWNING SHARES IN PARENT

The Cayman Companies Law does not prohibit a Cayman Islands company acquiring and holding shares in its parent company provided its objects so permit. The directors of any subsidiary making such acquisition must discharge their duties of care and to act in good faith, for a proper purpose and in the interests of the subsidiary.

13.	MERGERS AND CONSOLIDATIONS

The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorised by (a) a special resolution of each constituent company and (b) such other authorisation, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

14.	RECONSTRUCTIONS

There are statutory provisions which facilitate reconstructions and amalgamations approved by a majority in number representing 75% in value of shareholders or creditors, depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. Whilst a dissenting shareholder would have the right to express to the Grand Court his view that the transaction for which approval is sought would not provide the shareholders with a fair value for their shares, the Grand Court is unlikely to disapprove the transaction on that ground alone in the absence of evidence of fraud or bad faith on behalf of management and if the transaction were approved and consummated the dissenting shareholder would have no rights comparable to the appraisal rights (i.e. the right to receive payment in cash for the judicially determined value of his shares) ordinarily available, for example, to dissenting shareholders of United States corporations.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX IV	SUMMARY OF THE CONSTITUTION OF THE COMPANY AND CAYMAN ISLANDS COMPANY LAW

15.	TAKE-OVERS

Where an offer is made by a company for the shares of another company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may at any time within two months after the expiration of the said four months, by notice require the dissenting shareholders to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the Grand Court of the Cayman Islands within one month of the notice objecting to the transfer. The burden is on the dissenting shareholder to show that the Grand Court should exercise its discretion, which it will be unlikely to do unless there is evidence of fraud or bad faith or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

16.	INDEMNIFICATION

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime).

17.	LIQUIDATION

A company may be placed in liquidation compulsorily by an order of the court, or voluntarily (a) by a special resolution of its members if the company is solvent, or (b) by an ordinary resolution of its members if the company is insolvent. The liquidator’s duties are to collect the assets of the company (including the amount (if any) due from the contributories (shareholders)), settle the list of creditors and discharge the company’s liability to them, rateably if insufficient assets exist to discharge the liabilities in full, and to settle the list of contributories and divide the surplus assets (if any) amongst them in accordance with the rights attaching to the shares.

18.	EXCHANGE CONTROL

There are no exchange control regulations or currency restrictions in the Cayman Islands.

19.	GENERAL

Maples and Calder, the Company’s legal advisers on Cayman Islands law, have sent to the Company a letter of advice summarising aspects of Cayman Islands company law. This letter, together with a copy of the Cayman Companies Law, is available for inspection as referred to in “Appendix VI—Statutory and General Information—D. Other Information—Documents Available for Inspection”. Any person wishing to have a detailed summary of Cayman Islands company law or advice on the differences between it and the laws of any jurisdiction with which he/she is more familiar is recommended to seek independent legal advice.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX V	TAXATION

The following summary of certain Hong Kong, Cayman and PRC tax consequences of the purchase, ownership and disposition of the Shares is based upon the laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect). The summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own or dispose of the Shares and does not purport to apply to all categories of prospective investors, some of whom may be subject to special rules. Prospective investors should consult their own tax advisers concerning the application of Hong Kong, Cayman and PRC tax laws to their particular situation as well as any consequences of the purchase, ownership and disposition of the Shares arising under the laws of any other taxing jurisdiction.

The taxation of the Company and that of the Shareholders is described below. Where Hong Kong, Cayman and PRC tax laws are discussed, these are merely an outline of the implications of such laws.

Investors should note that the following statements are based on advice received by the Company regarding taxation laws, regulations and practice in force as at the date of this [REDACTED], which may be subject to change.

A.	OVERVIEW OF TAX IMPLICATIONS OF HONG KONG

1.	Hong Kong Taxation of the Company

Profits Tax

The Company will be subject to Hong Kong profits tax in respect of profits arising in or derived from Hong Kong at the current rate of 16.5%. Dividend income derived by the Company from its subsidiaries will be excluded from Hong Kong profits tax.

2.	Hong Kong Taxation of Shareholders

Tax on Dividends

No tax is payable in Hong Kong in respect of dividends paid by the Company.

Profits Tax

Hong Kong profits tax will not be payable by any Shareholders (other than Shareholders carrying on a trade, profession or business in Hong Kong and holding the Shares for trading purposes) on any capital gains made on the sale or other disposal of the Shares. Shareholders should take advice from their own professional advisers as to their particular tax position.

Stamp Duty

No Hong Kong stamp duty is payable by Shareholders in relation to the issue of Shares to them by the Company.

Hong Kong stamp duty will be charged on the sale and purchase of Shares at the current rate of 0.2% of the consideration for, or (if greater) the value of, the Shares being sold or purchased, whether or not the sale or purchase is on or off the Stock Exchange. The Shareholder selling the Shares and the purchaser will each be liable for one-half of the amount of Hong Kong stamp duty payable upon such transfer. In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Shares.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX V	TAXATION

Estate Duty

Hong Kong estate duty was abolished effective from 11 February 2006. No Hong Kong estate duty is payable by Shareholders in relation to the Shares owned by them upon death.

B.	OVERVIEW OF TAX IMPLICATIONS OF VARIOUS OTHER JURISDICTIONS

1.	Taxation in the Cayman Islands

No stamp duty is payable in the Cayman Islands on transfers of Shares except those which hold interests in land in the Cayman Islands.

Pursuant to section 6 of the Tax Concessions Law (2011 Revision) of the Cayman Islands, the Company may obtain an undertaking from the Governor in Cabinet:

(a)	that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Law (2011 Revision).

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands. The Cayman Islands are not party to any double tax treaties that are applicable to any payments made by or to the Company.

2.	Taxation in the PRC

Income Tax

Under the EIT Law and the EIT Rules, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at a rate of 25% while non-PRC resident enterprises without any establishment or premises in the PRC pay an enterprise income tax in connection with their income from the PRC at a rate of 10%. An enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and is subject to the enterprise income tax on its global income at a rate of 25%.

The implementation rules define the term “de facto management body” as a body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation (the “SAT”) issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in the PRC. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups and not those controlled by PRC individuals or foreigners, the criteria set forth in Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX V	TAXATION

all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC only if all of the following conditions are met: (i) the primary location of the day-to-day operational management of the enterprise is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organisations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of the voting board members or senior executives of the enterprise habitually reside in the PRC.

We believe that neither we nor any of our subsidiaries outside the PRC is a PRC resident enterprise for PRC tax purposes.

Withholding Tax

Under the EIT Law and the EIT Rules, the profits of a foreign-invested enterprise that are distributed to its immediate holding company outside the PRC will be subject to a withholding tax of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate is lowered to 5% if a Hong Kong resident enterprise owns over 25% of a PRC company during the 12 consecutive months preceding the receipt of the dividends and is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements.

Pursuant to the Notice of the SAT on the Issues Concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”), a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 consecutive months prior to receiving the dividends. Furthermore, according to Circular 81, if the relevant tax authorities are of the view that the transactions we have engaged in or arrangements we have were or are primarily for the purpose of enjoying a favourable tax treatment, the relevant tax authorities may adjust the favourable withholding tax in the future.

Value Added Tax (“VAT”)

Since 1 January 2012, the Ministry of Finance and the SAT have been implementing the VAT Pilot Programme, which imposes VAT in lieu of business tax for certain industries in Shanghai. Such Pilot Programme has been expanded to other regions, including Beijing, since 1 September 2012, and has been further expanded nationwide since 1 August 2013. VAT is applicable at a rate of 6% in lieu of business tax for the certain services and at a rate of 17% for sales of goods and the provision of tangible property lease services but a rate of 13% is applicable to the sale or import of certain categories of essential goods. VAT shall not apply to the export of goods, except as otherwise provided by the State Council. VAT payable on goods sold or taxable services provided by a general VAT taxpayer for a taxable period is the net balance of the output VAT for the period after crediting the input VAT for the period.

Stamp Duty

PRC stamp duty does not apply to the acquisition and disposal by non-PRC investors of shares outside the PRC by virtue of the Provisional Regulations of the PRC Concerning Stamp Duty, which became effective on 1 October 1988 and which provide that PRC stamp duty is imposed only on documents, executed or received within the PRC that are legally binding in the PRC and are protected under PRC law.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

A.	FURTHER INFORMATION ABOUT THE COMPANY

1.	Incorporation

The Company was incorporated in the Cayman Islands under the Cayman Companies Law as a limited liability company on 30 August 2010. The Company has established a principal place of business in Hong Kong at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong and was registered as a non-Hong Kong company in Hong Kong under the Companies (Non-Hong Kong Companies) Regulation (Chapter 622J of the Laws of Hong Kong) on 22 May 2015, with Chan Wai Ling of Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong and Ho Siu Pik of Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong appointed as the Hong Kong authorised representative of the Company on 11 May 2015 for acceptance of the service of process and any notices required to be served on the Company in Hong Kong.

As the Company was incorporated in the Cayman Islands, its operations are subject to Cayman Islands law and to its constitution which comprises the Memorandum and Articles of Association of the Company. A summary of the relevant sections of the Memorandum and Articles of Association of the Company and the relevant aspects of the Cayman Companies Law is set out in “Appendix IV— Summary of the Constitution of the Company and Cayman Islands Company Law”.

2.	Changes in the Share Capital of the Company

As at the date of incorporation of the Company, the authorised share capital of the Company was US$50,000 divided into 2,500,000 voting Common A Shares with a par value of US$0.01 each and 2,500,000 voting redeemable Common B Shares with a par value of US$0.01 each. The following alterations in the issued and paid up share capital of the Company have taken place since its date of incorporation up to the date of this [REDACTED]:

(a)	Mapcal Limited, as the subscriber to the Company’s Memorandum of Association, was allotted and issued one Common A Share of US$0.01 fully paid at par on 30 August 2010, which was transferred to IMAX Barbados on the same day pursuant to the resolutions passed by the subscriber on 30 August 2010;

(b)	pursuant to a Shareholder’s resolution passed by IMAX Barbados on 12 April 2012, the existing unissued 2,500,000 voting redeemable Common B Shares of a par value of US$0.01 each were subdivided into 50,000,000 voting redeemable Common B Shares of a par value of US$0.0005 each. Following the Share Subdivision, the authorised share capital of the Company became US$50,000 divided into 2,500,000 voting Common A Shares of a par value of US$0.01 each and 50,000,000 voting redeemable Common B Shares of a par value of US$0.0005 each;

(c)	pursuant to a Shareholder’s resolution passed by IMAX Barbados on 29 October 2012, 44,000,000 unissued authorised Common B Shares of US$0.0005 par value each were consolidated and redesignated into 2,200,000 unissued authorised voting Common A Shares of US$0.01 par value each. 6,000,000 unissued authorised Common B Shares of US$0.0005 par value each were consolidated and redesignated into 300,000 unissued authorised non-voting Common B Shares of US$0.01 par value each and redesignated as non-voting Common B Shares such that the authorised share capital of the Company became US$50,000 divided into 4,700,000 voting Common A Shares of a par value of US$0.01 each and 300,000 non-voting Common B Shares of a par value of US$0.01 each;

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(d)	pursuant to a Director’s resolution passed on 29 October 2012, 2,000,000 Common A Shares of a par value of US$0.01 were allotted and issued to IMAX Barbados on 29 January 2013;

(e)	pursuant to a Director’s resolution passed on 7 April 2014, 168,750 Redeemable Class C Shares with a par value of US$0.01 each were issued and allotted to FountainVest, and 84,375 Redeemable Class C Shares with a par value of US$0.01 each were issued and allotted to each of CMCCP and CME on 8 April 2014;

(f)	pursuant to a Director’s resolution passed on 7 April 2014, 699,999 Common A Shares of par value of US$0.01 each were allotted and issued to IMAX Barbados on 8 April 2014;

(g)	pursuant to a Director’s resolution passed on 7 April 2014, 168,750 Redeemable Class C Shares with a par value of US$0.01 each were issued and allotted to FountainVest, and 84,375 Redeemable Class C Shares with a par value of US$0.01 each were issued and allotted to each of CMCCP and CME on 11 February 2015;

(h)	pursuant to the Shareholder’s resolution passed on 8 April 2014, the authorised share capital of the Company was increased from US$50,000 divided into 4,700,000 voting Common A Shares of a par value of US$0.01 each and 300,000 non-voting Common B Shares of a par value of US$0.01 each to US$62,562.50 divided into 4,700,000 voting Common A Shares of a par value of US$0.01 each, 300,000 non-voting Common B Shares of a par value of US$0.01 each, 750,000 voting Redeemable Class C Shares of par value of US$0.01 each and 506,250 voting Common D Shares of a par value of US$0.01 each by the creation of an additional 750,000 Redeemable Class C Shares with a par value of US$0.01 each and an additional 506,250 Common D Shares of a par value of US$0.01 each;

(i)	pursuant to a Shareholders’ resolution passed on [●], the authorised share capital of the Company will be changed [and increased] to US$[●] divided into [●] Shares of US$0.01 each by (i) the redesignation of all issued and unissued Common A Shares, Common B Shares, Redeemable Class C Shares and Common D Shares into Shares with a par value of US$0.01 each [and (ii) the creation of an additional [●] Shares with a par value of US$0.01 each,] with effect and from and conditional upon Listing; and

(j)	pursuant to a Shareholders’ resolution passed on [●], subsequent to the Share Redesignation and the increase in authorised share capital of the Company, each of the issued and unissued share of the Company with a par value of US$0.01 will be subdivided into [100] Shares with a par value of US$[0.0001] each, such that the authorised share capital of the Company will be US$[●] divided into [●] Shares of par value of US$[0.0001] each and the issued share capital of the Company will be US$[●] divided into [●] Shares of US$[0.0001] each, with effect and from and conditional upon Listing;

Save as disclosed above and in “—Written Resolutions of the Shareholders passed on [●] 2015” below, there has been no alteration in the share capital of the Company since the date of its incorporation.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

3.	Written Resolutions of the Shareholders passed on [●] 2015

On [●] 2015, resolutions of the Company were passed by the then Shareholders pursuant to which, among other things:

(a)	the Company approved and adopted the Memorandum and Articles of Association conditional upon Listing;

(b)	the Share rights attached to the Common A Shares and the Redeemable Class C Shares be cancelled conditional upon Listing;

(c)	the authorised share capital of the Company will be changed [and increased] to US$[●] divided into [●] Shares of US$0.01 each by (i) the redesignation of all issued and unissued Common A Shares, Common B Shares, Redeemable Class C Shares and Common D Shares into Shares with a par value of US$0.01 each [and (ii) the creation of an additional [●] Shares with a par value of US$0.01 each,] with effect and from and conditional upon Listing;

(d)	subsequent to the Share Redesignation and the increase in authorised share capital of the Company, each of the issued and unissued shares of the Company with a par value of US$0.01 will be subdivided into [●] Shares with a par value of US$[0.0001] each, such that the authorised share capital of the Company will be US$[●] divided into [●] Shares of par value of US$[●] each and the issued share capital of the Company will be US$[●] divided into [●] Shares of US$[●] each with effect and from and conditional upon Listing;

(e)	conditional upon the satisfaction (or, if applicable, waiver) of the conditions set out in “Structure of the [REDACTED]—Conditions of the [REDACTED]” and pursuant to the terms set out therein:

(1)	the [REDACTED] was approved and the Directors were authorised to allot and issue the [REDACTED] pursuant to the [REDACTED];

(2)	the Listing was approved and the Directors were authorised to implement the Listing;

(3)	subject to the “lock-up” provisions under Rule 10.08 of the Listing Rules, a general unconditional mandate was granted to the Directors to allot, issue and deal with the Shares or securities convertible into Shares or options, warrants or similar rights to subscribe for the Shares or such convertible securities and to make or grant offers, agreements or options which would or might require the exercise of such powers, provided that the aggregate nominal value of the Shares allotted or agreed to be allotted by the Directors other than pursuant to a (i) rights issue, (ii) any scrip dividend scheme of similar arrangement providing for the allotment of the Shares in lieu of the whole or part of a dividend on the Shares or (iii) a specific authority granted by the Shareholders in general meeting, shall not exceed the aggregate of:

(A)	20% of the aggregate nominal value of the share capital of the Company in issue immediately following the completion of the [REDACTED]; and

(B)	the aggregate nominal value of the share capital of the Company repurchased by the Company (if any) under the general mandate to repurchase Shares referred to in paragraph (4) below,

such mandate to remain in effect during the period from the passing of the resolution until the earliest of (I) the conclusion of the next annual general meeting of the

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

Company, (II) the end of the period within which the Company is required by the Articles or any applicable laws to hold its next annual general meeting or (III) the date on which the resolution is varied or revoked by an ordinary resolution of the Shareholders in general meeting (the “Relevant Period”); and

(4)	a general unconditional mandate was granted to the Directors to exercise all the powers of the Company to repurchase the Shares on the Stock Exchange, or on any other stock exchange on which the Shares may be listed (and which is recognised by the SFC and the Stock Exchange for this purpose), and made in accordance with all applicable laws and the requirements of the Listing Rules, with an aggregate nominal value of not more than 10% of the aggregate nominal value of the Company’s share capital in issue immediately following the completion of the [REDACTED], such mandate to remain in effect during the Relevant Period.

(f)	conditional further on the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in, the Shares to be issued pursuant to the exercise of any Options which may be granted pursuant to the Share Option Scheme and the commencement of trading of the Shares on the Stock Exchange,

(1)	the Share Option Scheme (subject to such amendments as any committee established by the Board or any Director may in its or his/her absolute discretion consider necessary or expedient in respect of the Share Option Scheme, provided that such amendments are not of a material nature) be approved and adopted; and

(2)	the Directors be authorised to grant Options under the Share Option Scheme and to allot, issue and procure the transfer of and otherwise deal with the Shares issued pursuant to the exercise of any Options granted pursuant to the Share Option Scheme;

(g)	conditional further on the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in, the Shares underlying any RSU Award which may be granted pursuant to the RSU Scheme and the commencement of trading of the Shares on the Stock Exchange,

(1)	the RSU Scheme (subject to such amendments as any committee established by the Board or any Director may in its or his/her absolute discretion consider necessary or expedient in respect of the RSU Scheme, provided that such amendments are not of a material nature) be approved and adopted; and

(2)	the Directors be authorised to grant RSU Awards under the RSU Scheme and to allot, issue, procure the transfer of and otherwise deal with the Shares underlying the RSU Awards granted pursuant to the RSU Scheme as and when the RSU Awards vest; and

(h)	conditional further on the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in, the Shares to be issued pursuant to the share options or the Shares underlying any restricted share units which may be granted pursuant to the Long Term Incentive Plan and the commencement of trading of the Shares on the Stock Exchange, the Directors be authorised to allot, issue, procure the transfer of and otherwise deal with the Shares issued pursuant to the exercise of any share options and the Shares underlying any restricted share units granted pursuant to the Long Term Incentive Plan.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

4.	Subsidiaries

Details of the subsidiaries of the Company are set out in “Appendix I—Accountant’s Report”.

IMAX Hong Kong was incorporated in Hong Kong in 2010 and IMAX Shanghai Multimedia was established as a wholly foreign-owned enterprise in the PRC in 2011. IMAX Hong Kong and IMAX Shanghai Multimedia have been wholly-owned subsidiaries of the Group since their incorporation and will continue to be wholly-owned subsidiaries of the Group after the completion of the [REDACTED].

IMAX Shanghai Services was established as a wholly foreign-owned enterprise in the PRC in 2011. IMAX Shanghai Services has been a direct wholly-owned subsidiary of IMAX Corporation since its incorporation until its entire issued share capital was transferred to IMAX Hong Kong on [●] 2015. As a result of the transfer, IMAX Shanghai Services became an indirect wholly-owned subsidiary of the Company.

Save as set out in “Appendix I—Accountant’s Report”, there has been no alteration in the share capital of the subsidiaries of the Company within two years immediately preceding the date of this [REDACTED].

5.	REPURCHASES BY THE COMPANY OF ITS OWN SECURITIES

This section sets out information required by the Stock Exchange to be included in this [REDACTED] concerning the repurchase by the Company of its own securities.

(a)	Provisions of the Listing Rules

The Listing Rules permit companies with a primary listing on the Stock Exchange to repurchase their own securities on the Stock Exchange subject to certain restrictions, the more important of which are summarised below:

(i)	Shareholders’ Approval

All proposed repurchase of securities (which must be fully paid up in the case of shares) by a company with a primary listing on the Stock Exchange must be approved in advance by an ordinary resolution of the shareholders, either by way of general mandate or by specific approval of a particular transaction.

(ii)	Source of Funds

Repurchases must be funded out of funds legally available for the purpose in accordance with the Memorandum and Articles of Association of the Company and the Listing Rules and the applicable laws and regulations of the Cayman Islands. A listed company may not repurchase its own securities on the Stock Exchange for a consideration other than cash or for settlement otherwise than in accordance with the trading rules of the Stock Exchange. Any purchase by the Company may be made out of the profits of the Company or out of a fresh issue of Shares made for the purpose of the purchase or, subject to the Cayman Companies Law, out of capital and, in the case of any premium payable on the purchase, out of the profits of the Company or from sums standing to the credit of the share premium account of the Company or, subject to the Cayman Companies Law, out of capital.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(iii)	Trading Restrictions

The total number of shares which a listed company may repurchase on the Stock Exchange is the number of shares representing up to a maximum of 10% of the aggregate number of shares in issue. A company may not issue or announce a proposed issue of new securities for a period of 30 days immediately following a repurchase (other than an issue of securities pursuant to an exercise of warrants, share options or similar instruments requiring the company to issue securities which were outstanding prior to such repurchase) without the prior approval of the Stock Exchange. In addition, a listed company is prohibited from repurchasing its shares on the Stock Exchange if the purchase price is 5% or more than the average closing market price for the five preceding trading days on which its shares were traded on the Stock Exchange. The Listing Rules also prohibit a listed company from repurchasing its securities if that repurchase would result in the number of listed securities which are in the hands of the public falling below the relevant prescribed minimum percentage as required by the Stock Exchange. A company is required to procure that the broker appointed by it to effect a repurchase of securities discloses to the Stock Exchange such information with respect to the repurchase as the Stock Exchange may require.

(iv)	Status of Repurchased Shares

All repurchased securities (whether effected on the Stock Exchange or otherwise) will be automatically delisted and the certificates for those securities must be cancelled and destroyed.

(v)	Suspension of Repurchase

A listed company may not make any repurchase of securities after a price sensitive development has occurred or has been the subject of a decision until such time as the price sensitive information has been made publicly available. In particular, during the period of one month immediately preceding the earlier of (1) the date of the board meeting (as such date is first notified to the Stock Exchange in accordance with the Listing Rules) for the approval of a listed company’s results for any year, half-year, quarter or any other interim period (whether or not required under the Listing Rules) and (2) the deadline for publication of an announcement of a listed company’s results for any year or half-year under the Listing Rules, or quarter or any other interim period (whether or not required under the Listing Rules), the listed company may not repurchase its shares on the Stock Exchange other than in exceptional circumstances. In addition, the Stock Exchange may prohibit a repurchase of securities on the Stock Exchange if a listed company has breached the Listing Rules.

(vi)	Reporting Requirements

Certain information relating to repurchases of securities on the Stock Exchange or otherwise must be reported to the Stock Exchange not later than 30 minutes before the earlier of the commencement of the morning trading session or any pre-opening session on the following business day. In addition, a listed company’s annual report is required to disclose details regarding repurchases of securities made during the year, including a

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

monthly analysis of the number of securities repurchased, the purchase price per share or the highest and lowest price paid for all such purchase, where relevant, and the aggregate prices paid.

(vii)	Connected Persons

A listed company is prohibited from knowingly repurchasing securities on the Stock Exchange from a “connected person”, that is, a director, chief executive or substantial shareholder of the company or any of its subsidiaries or their associates and a connected person is prohibited from knowingly selling his securities to the company.

(b)	Reasons for Repurchases

The Directors believe that the ability to repurchase Shares is in the interests of the Company and the Shareholders. Repurchases may, depending on the circumstances, result in an increase in the net assets and/or earnings per Share. The Directors have sought the grant of a general mandate to repurchase Shares to give the Company the flexibility to do so if and when appropriate. The number of Shares to be repurchased on any occasion and the price and other terms upon which the same are repurchased will be decided by the Directors at the relevant time having regard to the circumstances then pertaining.

(c)	Funding of Repurchases

In repurchasing securities, the Company may only apply funds lawfully available for such purpose in accordance with its Memorandum and Articles of Association, the Listing Rules and the applicable laws of the Cayman Islands.

There could be a material adverse impact on the working capital or gearing position of the Company (as compared with the position disclosed in this [REDACTED]) if the repurchase mandate were to be carried out in full at any time during the share repurchase period. However, the Directors do not propose to exercise the repurchase mandate to such extent as would, in the circumstances, have a material adverse effect on the working capital requirements of the Company or the gearing levels which in the opinion of the Directors are from time to time appropriate for the Company.

(d)	General

The exercise in full of the repurchase mandate, on the basis of [REDACTED] Shares in issue immediately following the completion of the [REDACTED], could accordingly result in up to approximately [REDACTED] being repurchased by the Company during the period prior to:

(i)	the conclusion of the next annual general meeting of the Company; or

(ii)	the end of the period within which the Company is required by the Articles or any applicable law to hold its next annual general meeting; or

(iii)	when varied or revoked by an ordinary resolution of the Shareholders in general meeting,

whichever is the earliest.

None of the Directors nor to the best of their knowledge having made all reasonable enquiries, any of their associates currently intends to sell any Shares to the Company.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

The Directors have undertaken to the Stock Exchange that, so far as the same may be applicable, they will exercise the repurchase mandate in accordance with the Listing Rules and the applicable laws in Hong Kong.

If, as a result of any repurchase of Shares, a Shareholder’s proportionate interest in the voting rights of the Company is increased, such increase will be treated as an acquisition for the purposes of the Codes on Takeovers and Mergers and Share Buy-backs (the “Takeovers Code”). Accordingly, a Shareholder or a group of Shareholders acting in concert could obtain or consolidate control of the Company and become obliged to make a mandatory offer in accordance with Rule 26 of the Takeovers Code. Save as aforesaid, the Directors are not aware of any consequences which would arise under the Takeovers Code as a consequence of any repurchases pursuant to the repurchase mandate.

Any repurchase of Shares that results in the number of Shares held by the public being reduced to less than 25% of the Shares then in issue could only be implemented if the Stock Exchange agreed to waive the Listing Rules requirements regarding the public shareholding referred to above. It is believed that a waiver of this provision would not normally be given other than in exceptional circumstances.

No connected person of the Company has notified the Company that he or she has a present intention to sell Shares to the Company, or has undertaken not to do so, if the repurchase mandate is exercised.

B.	FURTHER INFORMATION ABOUT THE BUSINESS

1.	Summary of Material Contracts

The Group has entered into the following contracts (not being contracts entered into in the ordinary course of business) within the two years immediately preceding the date of this [REDACTED] that are or may be material:

(a)	the Hong Kong Underwriting Agreement dated [●] 2015 and entered into among the Company, [the Selling Shareholders,] the Sole Global Coordinator and the Sole Sponsor and the Hong Kong Underwriters on the terms as more particularly set out in “Underwriting—Underwriting Arrangements and Expenses—[REDACTED]—Hong Kong Underwriting Agreement”;

(b)	the DMR Software License Agreement dated [REDACTED];

(c)	the Assignment, Delegation and Services Agreement dated 1 January 2014 and entered into among IMAX Corporation and IMAX Hong Kong, under which IMAX Corporation assigns, transfers and conveys to IMAX Hong Kong all of its rights, title, obligations and liabilities in certain agreements in relation to the sale and purchase and maintenance of theatre systems and trademark licence entered into between IMAX Corporation and various exhibitors, in return for an assignment fee to be paid to IMAX Corporation by IMAX Hong Kong;

(d)	the Subscription Agreement dated 7 April 2014 and entered into among the Company, IMAX Corporation, IMAX Barbados, FountainVest, CMCCP and CME on the terms as

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

more particularly set out in “History and Reorganisation—Corporate Structure—Investment in the Company by FountainVest, CMCCP and CME in 2014”;

(e)	the Shareholders’ Agreement dated 7 April 2014 and entered into among the Company, IMAX Barbados, IMAX Corporation, FountainVest, CMCCP and CME and the Amendment Agreement to Shareholders’ Agreement dated 29 July 2014 and entered into among the Company, IMAX Barbados, IMAX Corporation, FountainVest, CMCCP and CME on the terms as more particularly set out in “History and Reorganisation—Corporate Structure—Investment in the Company by FountainVest, CMCCP and CME in 2014”;

(f)	the Escrow Agreement dated [●] and entered into among the Company, IMAX Corporation and the Agent on the terms as more particularly set out in “Relationship with our Controlling Shareholder—Independence from IMAX Corporation— Operational Independence—Procurement of IMAX trademark and technology and theatre system equipment—Contingency Agreements”;

(g)	the Administration Agreement dated [●] and entered into among the Company and IMAX Corporation on the terms as more particularly set out in “Relationship with our Controlling Shareholder—Independence from IMAX Corporation—Operational Independence—Procurement of IMAX trademark and technology and theatre system equipment—Contingency Agreements”;

(h)	the equity transfer agreement dated [●] and entered into between IMAX Corporation and IMAX Hong Kong, under which IMAX Corporation transferred the entire equity interest of IMAX Shanghai Services to IMAX Hong Kong;

(i)	the Letter Agreements amending the DMR Services Agreements. Equipment Supply Agreements and Master Distribution Agreements dated 7 April 2014 and entered into among IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong; and

(j)	the letter agreement amending the Equipment Supply Agreements dated [●] 2015 and entered into among IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

2.	Intellectual Property

The following intellectual property rights are licensed to the Group by IMAX Corporation and are material in relation to the business of the Group:

(a)	Trademarks

As at the Latest Practicable Date, the trademarks which are material in relation to the Group’s business included the following:

Trademark	Type and Class	Registered Owner	Place of Registration	Registration Number	Expiry Date

	41	IMAX Corporation	PRC	1109500	20 September 2017

	9	IMAX Corporation	PRC	519639	19 May 2020

	41	IMAX Corporation	PRC	8911350	20 February 2024

	9	IMAX Corporation	Hong Kong	19811831	11 September 2015

	41	IMAX Corporation	Hong Kong	199810678	29 June 2023

	1	IMAX Corporation	Taiwan	23437	31 December 2016

	101	IMAX Corporation	Taiwan	341732	30 September 2016

	81	IMAX Corporation	Taiwan	346099	15 November 2016

(b)	Domain Names

As at the Latest Practicable Date, the domain names which are material in relation to the Group’s business included the following:

Domain Name	Registered Owner	Expiry Date

imax.com	IMAX Corporation	26 October 2019

imax.cn	IMAX Corporation	17 March 2016

(c)	Patents

The Company considers the patents licensed to it by IMAX Corporation to be important to the overall conduct of its business but as at the Latest Practicable Date did not have any particular patents which are material to its business operations.

C.	FURTHER INFORMATION ABOUT THE DIRECTORS

1.	Disclosure of Interests

Immediately following the completion of the [REDACTED], the interests and/or short positions (as applicable) of the Directors and the chief executive of the Company in the Shares and debentures of the Company and any interests and/or short positions (as applicable) in shares or debentures of any of the Company’s associated corporations

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(within the meaning of Part XV of the SFO) which (i) will have to be notified to the Company and the Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests and/or short positions (as applicable) which they are taken or deemed to have under such provisions of the SFO), (ii) will be required, pursuant to Section 352 of the SFO, to be entered in the register referred to therein or (iii) will be required, pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 to the Listing Rules, to be notified to the Company and the Stock Exchange, in each case once the Shares are listed on the Stock Exchange, will be as follows:

(a)	Interests/Short Positions in the Shares

Name of Director or Chief Executive	Number of Shares		Nature of Interest		Approximate Percentage
[REDACTED]	[REDACTED	]	[REDACTED	]	[REDACTED	]%
[REDACTED]	[REDACTED	]	[REDACTED	]	[REDACTED	]%
[REDACTED]	[REDACTED	]	[REDACTED	]	[REDACTED	]%

See “—Long Term Incentive Plan—Outstanding awards under LTIP”.

(b)	Long Position in Shares of Associated Corporations

Name of Director or Chief Executive	Interest in common shares		Nature of Interest		Approximate Percentage
IMAX Corporation
[REDACTED]	[REDACTED	]	[REDACTED	]	[REDACTED	]%
[REDACTED]	[REDACTED	]	[REDACTED	]	[REDACTED	]%
[REDACTED]	[REDACTED	]	[REDACTED	]	[REDACTED	]%
[REDACTED]	[REDACTED	]	[REDACTED	]	[REDACTED	]%
[REDACTED]	[REDACTED	]	[REDACTED	]	[REDACTED	]%

[REDACTED]

Save as disclosed above, none of the Directors or the chief executive of the Company will, immediately following the completion of the [REDACTED], have an interest and/or short position (as applicable) in the Shares or debentures of the Company or any interests and/or short positions (as applicable) in the shares or debentures of the Company’s associated corporations (within the meaning of Part XV of the SFO) which (i) will have to be notified to the Company and the Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests and short positions which they are taken or deemed to have under such provisions of the SFO), (ii) will be required, pursuant to Section 352 of the SFO, to be entered in the register referred to therein or (iii) will be required, pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 to the Listing Rules, to be notified to the Company and the Stock Exchange, in each case once the Shares are listed on the Stock Exchange.

2.	Service Contracts

Jim Athanasopoulos entered into an agreement (the “Service Agreement”) with IMAX Shanghai Multimedia and IMAX Corporation dated 30 November 2011 in respect of his employment

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APPENDIX VI	STATUTORY AND GENERAL INFORMATION

as Chief Financial Officer and Senior Vice President Corporate Operations of IMAX China. The Service Agreement is terminable by IMAX Shanghai Multimedia and IMAX Corporation at any time, subject to payment of salary and various other benefits for a period of 18 months following termination. The Service Agreement will be terminated prior to Listing and replaced with an agreement between Jim Athanasopoulos and IMAX Shanghai Multimedia.

Save as disclosed above, none of the Directors has entered into any service contracts with any member of the Group (excluding contracts expiring or determinable by the employer within one year without payment of compensation (other than statutory compensation)).

3.	Directors’ Remuneration

For details of the Directors’ remuneration, see “Directors and Senior Management—Remuneration of the Directors and of the Five Highest Paid Individuals”.

4.	Agency Fees or Commissions Received

The Underwriters will receive an underwriting commission and the Sole Global Coordinator may receive a discretionary incentive fee in connection with the Underwriting Agreements, as detailed in “Underwriting—Commissions and Expenses”. Save in connection with the Underwriting Agreements, no commissions, discounts, brokerages or other special terms have been granted by the Group to any person (including the Directors and experts referred to in “—Other Information—Qualifications and Consents of Experts” below) in connection with the issue or sale of any capital or security of the Company or any member of the Group within the two years immediately preceding the date of this [REDACTED].

5.	Personal Guarantees

The Directors have not provided personal guarantees in favour of lenders in connection with banking facilities granted to the Group.

6.	Disclaimers

(a)	None of the Directors nor any of the experts referred to in “—Other Information—Qualifications and Consents of Experts” below has any direct or indirect interest in the promotion of, or in any assets which have been, within the two years immediately preceding the date of this [REDACTED], acquired or disposed of by, or leased to, any member of the Group, or are proposed to be acquired or disposed of by, or leased to, any member of the Group.

(b)	Save in connection with the Underwriting Agreements, none of the Directors nor any of the experts referred to in “—Other Information—Qualifications and Consents of Experts” below, is materially interested in any contract or arrangement subsisting at the date of this [REDACTED] which is significant in relation to the business of the Group.

(c)	None of the Directors has any existing or proposed service contracts with any member of the Group (excluding contracts expiring or determinable by the employer within one year without payment of compensation (other than statutory compensation)).

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(d)	Save as disclosed in “Relationship with our Controlling Shareholder”, neither IMAX Corporation, IMAX Barbados nor the Directors are interested in any business apart from the Group’s business which competes or is likely to compete, directly or indirectly, with the business of the Group.

(e)	No cash, securities or other benefit has been paid, allotted or given within the two years preceding the date of this [REDACTED] to any promoter of the Company nor is any such cash, securities or benefit intended to be paid, allotted or given on the basis of the [REDACTED] or related transactions as mentioned.

(f)	So far as is known to the Directors, none of the Directors or their associates or any Shareholders who are expected to be interested in 5% or more of the issued share capital of the Company has any interest in the five largest customers or the five largest suppliers of the Group.

D.	WAIVERS FROM STRICT COMPLIANCE WITH THE LISTING RULES

In preparation of the [REDACTED], the Company has sought the following waivers from strict compliance with the relevant provisions of the Listing Rules:

1.	Waiver in Relation to Non-Exempt Continuing Connected Transactions

Certain members of the Group have entered into certain transactions which will constitute continuing connected transactions of the Company under the Listing Rules following the completion of the [REDACTED]. The Company has applied to the Stock Exchange for[, and the Stock Exchange has granted,] a waiver from strict compliance with the announcement and/or independent shareholders’ approval requirements in respect of such continuing connected transactions under Chapter 14A of the Listing Rules. For further details of such continuing connected transactions and the waiver, please see “Connected Transactions—Waiver Application for Non-exempt Continuing Connected Transactions”.

2.	Waiver in Relation to the Appointment of Joint Company Secretaries

The Company has applied for, and the Stock Exchange has granted, a waiver from strict compliance with the requirement of a company secretary under Rule 3.28 and Rule 8.17 of the Listing Rules on the grounds that we will appoint Ms Michelle Rosen and Ms Chan Wai Ling as the joint company secretaries.

Ms. Rosen has been the General Counsel of the Company since 30 March 2015. She is responsible for overseeing the legal and administrative matters of the Group. She joined IMAX Corporation in October 2008, where she held the position of Vice President and Associate General Counsel until March 2015. Ms. Rosen has over 10 years of legal experience. She has been a member of the New York Bar since 2004.

Despite Ms. Rosen’s professional knowledge and experience, Ms. Rosen does not possess the specified qualifications strictly required under Rule 3.28 of the Listing Rules. We have therefore applied for, and the Stock Exchange has granted, a waiver from strict compliance with the requirements under Rules 3.28 and 8.17 of the Listing Rules, for an initial period of three years from the Listing Date, on the condition that Ms. Chan Wai Ling is engaged as a joint company secretary and provides assistance to Ms. Rosen during this period. As a member of The Hong Kong Institute of Chartered Company Secretaries, Ms. Chan meets the relevant requirements under Note 1 to Rule 3.28 of the Listing Rules.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

Upon the expiry of the three-year period, the qualifications and experience of Ms. Rosen and the need for the on-going assistance of Ms. Chan will be further evaluated by the Company, and the Company will then endeavour to demonstrate to the Stock Exchange’s satisfaction that Ms. Rosen, having had the benefit of Ms. Chan’s assistance for the immediately preceding three years, has acquired the “relevant experience” within the meaning of Note 2 to Rule 3.28 of the Listing Rules such that a further waiver from Rule 8.17 of the Listing Rules will not be necessary.

3.	Waiver in Relation to Management Presence

The Company has applied for, and the Stock Exchange has granted, a waiver from strict compliance with the requirement for management presence in Hong Kong under Rule 8.12 of the Listing Rules.

Since the Group’s principal business and operations are located in the PRC, and a majority of the Directors (including all three executive Directors) and senior management of the Group are based in the PRC, we do not have, and for the foreseeable future will not have, sufficient management presence in Hong Kong for the purpose of satisfying the requirements under Rule 8.12 of the Listing Rules.

Accordingly, we have applied for, and the Stock Exchange has granted, a waiver from strict compliance with the requirements under Rule 8.12 of the Listing Rules on the condition of the following arrangements for maintaining regular communication with the Stock Exchange:

(a)	we have appointed Mr. Jim Athanasopoulos and Ms Chan Wai Ling, as our authorised representatives for the purpose of Rule 3.05 of the Listing Rules to serve as our principal channel of communication with the Stock Exchange. We have provided the Stock Exchange with the contact details of these authorised representatives, and they can be readily contactable to deal promptly with inquiries from the Stock Exchange, and will also be available to meet with the Stock Exchange to discuss any matters on short notice. As and when the Stock Exchange wishes to contact the Directors on any matters, each of these authorised representatives will have the means to contact all of the Directors promptly at all times;

(b)	we have provided the Stock Exchange with the contact details of each Director (including their respective mobile phone number, office phone number, fax number and e-mail address) to facilitate communication with the Stock Exchange. Furthermore, each Director who is not ordinarily resident in Hong Kong possesses or is able to apply for valid travel documents to visit Hong Kong and is able to meet with the Stock Exchange within a reasonable period; and

(c)	we have appointed a compliance adviser, being Somerley Capital Limited, in compliance with Rule 3A.19 of the Listing Rules to act as our alternative channel of communication with the Stock Exchange in addition to our authorised representatives. We will ensure that there are adequate and efficient means of communication among us, our authorised representatives, Directors, other officers and the compliance adviser.

D.	LONG TERM INCENTIVE PLAN

The Company adopted a long term incentive plan (the “LTIP”) in October 2012 to aid the Group in recruiting and retaining selected employees, directors and consultants and to motivate them to

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APPENDIX VI	STATUTORY AND GENERAL INFORMATION

exert their best efforts on behalf of the Company and its subsidiaries by through granting of awards. The LTIP is an omnibus plan and contemplates the possibility of the establishment of further sub-plans (Sub-Plans). Any Sub-Plans shall be separate and independent from the LTIP, but the limit on the total number of Shares authorised to be issued under the LTIP applies in the aggregate to the LTIP and any Sub-Plans (without prejudice to any limits applicable to those Sub-Plans).

The Board has determined that the total number of Shares that may be issued, or with respect to which awards may be granted under the LTIP is 300,000 which shall be increased to [30,000,000] following the Share Subdivision, which represents approximately [REDACTED]% of the number of Shares in issue on the Listing Date.

Details of existing grants of share options over Shares which have not yet vested pursuant the LTIP are set out below. No further incentives that would involve the issue of Shares will be offered or granted pursuant to the LTIP with effect from the Listing Date.

Outstanding awards under LTIP

As of the Latest Practicable Date, the Company had granted options pursuant to the LTIP to certain directors, senior management and employees of the Group at no consideration for an aggregate of [89,775] Shares ([8,977,500] Shares following the Share Subdivision) representing approximately [REDACTED]% of the issued share capital of the Company upon completion of the [REDACTED] or approximately [REDACTED]% of the enlarged issued share capital of our Company upon full exercise of all the outstanding options granted under the LTIP. Save for the vesting period and exercise price of the shares underlying the options granted, the options were granted on the same terms and conditions.

As at the Latest Practicable Date, none of the options has become exercisable. If the granted options are exercised on Listing Date (assuming the Over-allotment Option is not exercised), there would be a dilution effect on the shareholding on our Shareholders of approximately [REDACTED]% and earnings per share will be reduced by approximately [REDACTED]%.

Further details of these outstanding options are set out below.

(a)	Directors and Senior Management

The Directors and members of senior management have been granted options to subscribe for a total of [89,775] Shares ([8,977,500] Shares following the Share Subdivision) representing approximately [REDACTED]% of the issued share capital of the Company upon completion of the [REDACTED].

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

Details of the options granted pursuant to the LTIP to the grantees are set out below:

Name of the Grantee	Address	Date of Grant	Exercise Price(1)	Number of shares under the options granted(1)	Option Period	Approximate Percentage of Issued shares Immediately After Completion of the [REDACTED](5)
Directors

Jiande Chen	Room 1003, No. 3, Lane 168, Xingye Road, Huangpu District, Shanghai, China	29 October 2012	$181.11	13,500	Five years from date of grant(2)	[REDACTED]%

Jim Athanasopolous	No. 1018, Lane 189, Longxi Road, Changning District, Shanghai, China	29 October 2012	$135.383	12,150	Five years from date of grant(2)	[REDACTED]%

		15 September 2014	$118.52	15,188	Five years from date of grant(3)	[REDACTED]%
Mei-Hui Chou (Jessie)	No. 54, Lane 1340, Xinzha Road, Shanghai, China	29 October 2012	$135.83	8,100	Five years from date of grant(2)	[REDACTED]%
		21 February 2014	$180.93	2,700	Five years from date of grant(4)	[REDACTED]%
Senior Management
Don Savant	Unit 50 Lane 506 Jian Guo Road W Shanghai, the PRC	29 October 2012	$135.82	27,000	Five years from date of grant(2)	[REDACTED]%
Michelle Rosen	Apt 1202 Tower 3, No. 168 Shunchang Road, Huangpu District, Shanghai, China	30 March 2015	$133.33	11,137	Three years from date of grant	[REDACTED]%
Total				89,775		[REDACTED]%

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

Notes:

(1)	Figures are stated as they will be adjusted for the Share Subdivision.

(2)	The vesting schedule will be 25% on Listing Date, 20%, 25% and 30% on each of the third, fourth and fifth anniversary of grant date, respectively.

(3)	The vesting schedule will be 10%, 15%, 20%, 15% and 30% on each of the first, second third, fourth and fifth anniversary of grant date, respectively.

(4)	The vesting schedule will be 10% on Listing Date, 15%, 20%, 15% and 30% on each of the second third, fourth and fifth anniversary of grant date, respectively.

(5)	These percentages are calculated on the basis of [REDACTED] Shares in issue immediately following completion of the [REDACTED] and without taking into account any Shares to be issued upon exercise of the options that are exercisable on Listing Date

Assuming that the Over-allotment Option is not exercised, the shareholding in the Company before and after the full exercise of all options granted under the LTIP (which are exercisable) of each of the Directors and members of senior management will be as follows:

Name of Shareholder	Immediately following the Completion of the [REDACTED] and Prior to the Exercise in Full of the Unexercised but Exercisable Options Granted pursuant to the LTIP		Immediately following the Completion of the [REDACTED] and the Exercise in Full of the Unexercised but Exercisable Options Granted pursuant to the LTIP

	Number of Shares	%	Number of Shares	%

Jiande Chen	[REDACTED]	[REDACTED]%	[REDACTED]	[REDACTED]%

Jim Athanasopolous	[REDACTED]	[REDACTED]%	[REDACTED]	[REDACTED]%

Mei-Hui Chou (Jessie)	[REDACTED]	[REDACTED]%	[REDACTED]	[REDACTED]%

Don Savant	[REDACTED]	[REDACTED]%	[REDACTED]	[REDACTED]%

Michelle Rosen	[REDACTED]	[REDACTED]%	[REDACTED]	[REDACTED]%

Except as set out above, no other options have been granted or agreed to be granted by the Company.

Assuming that the Over-allotment Option is not exercised, the shareholding in the Company before and after the full exercise of all options granted under the LTIP (which are exercisable) of those who, immediately following completion of the [REDACTED], will exercise, or control the exercise of, 5% or more voting power at the general meetings of the Company before the exercise of the options granted under the LTIP (which are exercisable) will be as follows:

	Before any Exercise		After Full Exercise
IMAX Corporation	[REDACTED	]%	[REDACTED	]%

IMAX Barbados	[REDACTED	]%	[REDACTED	]%

FountainVest	[REDACTED	]%	[REDACTED	]%

CMCCP	[REDACTED	]%	[REDACTED	]%

CME	[REDACTED	]%	[REDACTED	]%

The Company will ensure compliance with the minimum public float requirement of Rule 8.08 of the Listing Rules. The Directors and members of senior management have confirmed that they will not exercise any options granted under the LTIP if as a result of the conversion our Company would not be able to comply with the minimum public float requirement of the Listing Rules.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

An application has been made to the Listing Committee of the Stock Exchange for the listing of, and permission to deal in, [8,977,500] new Shares which may be issued pursuant to the exercise of the options which are granted pursuant to the LTIP.

Sub-Plans

Pursuant to the LTIP, on [●] 2015, the Company has conditionally adopted the Post-IPO Share Option Scheme (the “Share Option Scheme”) and the Post-IPO Restricted Stock Unit Scheme (the “RSU Scheme”) as Sub-Plans to enable it to continue to provide share-based incentives to employees, directors and consultants following Listing in compliance with the Listing Rules.

A.	Share Option Scheme

The following is a summary of the principal terms of the Share Option Scheme conditionally approved and adopted by the Shareholders on [●] 2015. The terms of the Share Option Scheme are in accordance with the provisions of Chapter 17 of the Listing Rules.

1.	Purpose of the Share Option Scheme

The purpose of the Share Option Scheme is to attract skilled and experienced personnel, to incentivize them to remain with the Group and to motivate them to strive for the future development and expansion of the Group by providing them with the opportunity to acquire equity interests in our Company

2.	Share Options

The Board may, in its absolute discretion, determine whether all or any of the share options (the “Share Options”) granted or to be granted under the Share Option Scheme shall be satisfied upon exercise by the allotment and issue of Shares or by a Cash Payment. Any such determination may be made on a case-by-case basis or generally at any time prior to the grant or vesting date of the Option(s) in question, and the Board shall notify the relevant Grantees (as defined below) of such determination

“Cash Payment” shall mean an amount in cash to be paid to a Grantee in satisfaction of an Option upon its exercise, the amount of which shall be determined by the Company in accordance with the formula set out below:

Cash Payment = A x (B – C)

where:

A = the number of Shares in respect of which the Share Option has been exercised;

B = the Market Value of a Share on the trading day of the Stock Exchange immediately preceding the date of exercise of the Share Option;

C = the Exercise Price,

and the Company’s determination of the amount of the Cash Payment shall, in the absence of fraud or manifest error, be binding on the Company and the relevant Grantee; and

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

“Market Value” means, in relation to a Share, the closing price of the Shares as stated in the daily quotations sheets issued by the Stock Exchange on the relevant date, or such other amount as the Board may determine at its sole discretion;

3.	Participants of the Share Option Scheme and Basis for Determining the Eligibility of the Participants

The Board may, at its discretion, grant options pursuant to the Share Option Scheme to the Directors (including executive Directors, non-executive Directors and independent non-executive Directors), the directors of our subsidiaries and the employees and consultants of the Group who the Board considers, in its absolute discretion, have contributed or will contribute to the Group (the “Participants”), provided that any Participant based outside of Hong Kong shall only be entitled to receive grants under this Share Option Scheme if the Participant may do so in compliance with applicable law.

4.	Status of the Share Option Scheme

(a)	Conditions of the Share Option Scheme

The Share Option Scheme shall take effect subject to (i) the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in, the Shares to be issued pursuant to the exercise of any options to subscribe for Shares pursuant to the Share Option Scheme and (ii) the commencement of trading of the Shares on the Main Board of the Stock Exchange (the “Conditions”).

(b)	Term of the Share Option Scheme

Subject to the Conditions being satisfied, the Share Option Scheme shall be valid and effective for a period of 10 years commencing on the date of its conditional adoption by the Shareholders and expiring on the tenth anniversary thereof or such earlier date as it is terminated in accordance with paragraph 16 (the “Term”), after which period no further options shall be offered or granted but the provisions of the Share Option Scheme shall remain in full force and effect in all other respects. Options granted during the Term shall continue to be valid in accordance with their terms of grant after the end of the Term.

5.	Grant of Options

(a)	Making an Offer

An offer of the grant of an option shall be made to a Participant by a notice of grant requiring the Participant to undertake to hold the option on the terms on which it is to be granted (which may include a minimum period for which the option must be held before it can be exercised and a performance target that must be reached before the option can be exercised in whole or in part) and to be bound by the terms of the Share Option Scheme.

(b)	Acceptance of an Offer

An offer of the grant of an option is accepted by the Participant (the “Grantee”) when the Company receives from the Grantee the duplicate notice of grant duly executed by the Grantee and a remittance of the sum of HK$1.00 (or such other amount in any other currency as the Board

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

determines) as consideration for the grant of the option. Such remittance is not refundable in any circumstances. An offer may be accepted in full or in part, provided that if it is accepted in part, the acceptance must in respect of a board lot of Shares or an integral multiple thereof.

The offer shall remain open for acceptance for such time to be determined by the Board, provided that no such offer shall be open for acceptance after the expiry of the Term or after the Participant to whom the offer is made has ceased to be a Participant. To the extent that the offer is not accepted within the time period and in the manner specified in the offer, the offer will be deemed to have been irrevocably declined and will lapse.

(c)	Restrictions on Time of Grant

A grant of an option may not be made while the Company is in possession of inside information until such inside information has been published by the Company in accordance with the requirements of the Listing Rules or ceases to be inside information. In particular, during the period commencing one month immediately preceding the earlier of:

(i)	the date of the meeting of the Board (as such date is first notified to the Stock Exchange in accordance with the Listing Rules) for the approval of the Company’s results for any year, half-year, quarterly or any other interim period (whether or not required under the Listing Rules); and

(ii)	the deadline for the Company to publish an announcement of its results for any year or half-year under the Listing Rules, or quarterly or any other interim period (whether or not required under the Listing Rules), and ending on the date of the results announcement, no option may be granted; and where a grant of an option is to a Director or to any Participants who, because of his office or employment in the Group, is likely to be in possession of unpublished inside information (as defined in the SFO) in relation to the Shares, no option may be granted on any day on which the financial results of the Company are published and during the period of:

(iii)	60 days immediately preceding the publication date of the annual results or, if shorter, the period from the end of the relevant financial year up to the publication date of the results; and

(iv)	30 days immediately preceding the publication date of the quarterly results (if any) and half-year results or, if shorter, the period from the end of the relevant quarterly or half-year period up to the publication date of the results.

(d)	Grant to Connected Persons

Any grant of an option to any Director, chief executive or substantial shareholder of the Company, or any of their respective associates, shall be subject to the prior approval of the independent non-executive Directors (excluding the independent non-executive Director who is the proposed Grantee of the an option in question).

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(e)	Grant to Substantial Shareholders and Independent Non-Executive Directors

Where any grant of options to a substantial shareholder or an independent non-executive Director of the Company, or any of their respective associates, would result in the Shares issued and to be issued upon the exercise of or underlying all options already granted and to be granted (including options exercised, cancelled and outstanding) to such person pursuant to the Share Option Scheme and any other share option schemes of the Company in the 12 month period up to and including the date of grant:

(i)	representing in aggregate over 0.1% of the Shares in issue on the date of grant; and

(ii)	having an aggregate value, based on the closing price of the Shares as stated in the daily quotations sheets issued by the Stock Exchange on the date of grant, in excess of HK$5 million,

such further grant of options shall be subject to prior approval by the Shareholders in general meeting by way of poll and the Participant, his associates and all core connected persons of the Company shall abstain from voting in favour of the resolution relating to the grant of such options at such general meeting.

Any change in the terms of an Option granted to any Director, chief executive or substantial shareholder of the Company, or any of their respective associates, shall also be subject to the prior approval of the Shareholders in general meeting by way of poll and all connected persons of the Company shall abstain from voting in favour of the resolution.

6.	Exercise Price

The price per Share at which a Grantee may subscribe for Shares upon the exercise of an option (the “Exercise Price”) shall be determined by the Board in its absolute discretion but in any event shall not be less than the higher of:

(a)	the closing price of the Shares as stated in the daily quotations sheets issued by the Stock Exchange on the date of grant, which must be a business day;

(b)	the average closing price of the Shares as stated in the daily quotation sheets issued by the Stock Exchange for the five business days immediately preceding the date of grant; and

(c)	the nominal value of the Shares,

provided that for the purpose of determining the Exercise Price where the Shares have been listed on the Stock Exchange for less than five business days, the [REDACTED] shall be used as the closing price of the Shares for any business day falling within the period before the Listing.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

7.	Maximum Number of Shares Available for Subscription

(a)	Scheme Mandate Limit

At any time during the Term, the maximum aggregate number of Shares in respect of which options may be granted pursuant to the Share Option Scheme shall be calculated in accordance with the following formula:

X = A - B - C

where:

X	=	the maximum aggregate number of Shares in respect of which options may be granted pursuant to the Share Option Scheme;

A	=	the total number of Shares in respect of which options may be granted pursuant to this Scheme and any other share option schemes of the Company, being (a) 10 per cent. of the Shares in issue on the Listing Date, or (b) 10 per cent. of the Shares in issue as at the New Approval Date (as the case may be)) (the “Scheme Mandate Limit”);

B	=	the maximum aggregate number of Shares underlying the options already granted pursuant to the Share Option Scheme, which in the event that there has been a New Approval Date, shall only include those Shares underlying Options that have been granted since that most recent New Approval Date; and

C	=	the maximum aggregate number of Shares underlying the options already granted pursuant to any other share option schemes and/or any other equity-based incentive plans (including the RSU Scheme) of the Company.

For the purposes of determining the maximum aggregate number of Shares that may underlie the Share Options granted pursuant to the Share Option Scheme, the following will not be counted:

(i)	Shares in respect of options which have lapsed in accordance with the terms of the Share Option Scheme (or any other share incentive schemes of the Company) or which have been satisfied by the making of a Cash Payment; and

(ii)	Shares underlying the RSUs cancelled in accordance with the terms of the RSU Scheme (or any other share incentive schemes of the Company) or which have been satisfied by the making of a Cash Payment.

(b)	Renewal of Scheme Mandate Limit

The Scheme Mandate Limit may be renewed subject to prior Shareholders’ approval, but in any event, the total number of Shares in respect of which options may be granted pursuant to the Share Option Scheme and any other share option schemes of the Company following the date of approval of the renewed limit (the “New Approval Date”) under the limit as renewed must not exceed 10% of the Shares in issue as at the New Approval Date. Shares underlying the:

(i)	RSUs granted pursuant to the RSU Scheme or any other share option schemes of the Company (including those outstanding, cancelled or vested RSUs) prior to the New Approval Date; and

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(ii)	Share Options granted pursuant to the Share Option Scheme and any other share option schemes of the Company (including those outstanding, cancelled, lapsed in accordance with the Share Option Scheme or any other share option schemes of the Company or exercised options) prior to the New Approval Date, will not be counted for the purpose of determining the maximum aggregate number of Shares in respect of which options may be granted following the New Approval Date under the limit as renewed. For the avoidance of doubt, Shares issued prior to the New Approval Date pursuant to the Share Option Scheme, the RSU Scheme and any other share incentive schemes of the Company will be counted for the purpose of determining the number of Shares in issue as at the New Approval Date.

(c)	Grant of Options Beyond the Scheme Mandate Limit

Notwithstanding the foregoing, the Company may grant options beyond the Scheme Mandate Limit to Participants if:

(i)	separate Shareholders’ approval has been obtained for granting options beyond the Scheme Mandate Limit to Participants specifically identified by the Company before such Shareholders’ approval is sought; and

(ii)	the Company, in connection with the seeking of such separate Shareholders’ approval, has first sent a circular to Shareholders containing such information as may be required by the Listing Rules.

(d)	Maximum Number of Shares Issued Pursuant to the Exercise of Options

At any time, the maximum number of Shares which may be issued upon the exercise of or underlying all outstanding options which have been granted and have yet to be exercised pursuant to the Share Option Scheme and any other share option schemes of the Company shall not exceed 30% of the Shares in issue from time to time.

(e)	Grantee’s Maximum Holding

Subject to the paragraph below, the maximum number of Shares issued and to be issued upon the exercise of or underlying the options granted to each Participant pursuant to the Share Option Scheme (including both exercised and outstanding options) in any 12-month period shall not (when aggregated with any Shares underlying the options granted during such period pursuant to any other share option schemes of the Company other than those options granted pursuant to a specific approval by the Shareholders in a general meeting) exceed 1% of the Shares in issue for the time being.

Where any further grant of options to a Participant would result in the Shares issued and to be issued upon the exercise of or underlying all options granted and to be granted to such person (including exercised, cancelled and outstanding options) in the 12-month period up to and including the date of such further grant (when aggregated with any Shares pursuant to options granted during such period pursuant to any other share option schemes of the Company other than those options granted pursuant to a specific approval by the Shareholders in a general meeting) representing in aggregate over 1% of the Shares in issue, such further grant must be separately approved by Shareholders in general meeting with such Participant and his associates abstaining from voting. The Company must send a circular to the Shareholders disclosing the identity of the Participant in question,

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

the number and terms of the options to be granted (and options previously granted to such Participant) and such other information required under the Listing Rules.

8.	Rights Attached to the Options

The options do not carry any right to vote at general meetings of the Company, or any dividend, transfer or other rights (including those arising on the winding up of the Company).

No Grantee shall enjoy any of the rights of a Shareholder by virtue of the grant of an option pursuant to the Share Option Scheme, unless and until the Shares underlying the option are actually allotted and issued to the Grantee pursuant to the exercise of such option.

9.	Rights Attached to the Shares

No dividends or distributions shall be payable in respect of any Shares underlying an option which has not been exercised.

Subject to the foregoing, the Shares which are allotted and issued upon the exercise of an option shall be subject to all the provisions of the Memorandum of Association and Articles for the time being in force and shall rank pari passu in all respects with, and shall have the same voting, dividend, transfer and other rights (including those rights arising on a winding-up of the Company) as, the existing fully paid Shares in issue on the date on which those Shares are allotted and issued upon the exercise of the option and, without prejudice to the generality of the foregoing, shall entitle the holders to participate in all dividends or other distributions paid or made on or after the date on which the Shares are allotted and issued, other than any dividends or distributions previously declared or recommended or resolved to be paid or made if the record date thereof shall be before the date on which the Shares are allotted and issued.

10.	Assignment of Options

An option shall be personal to the Grantee and shall not be assignable or transferable by the Grantee and the Grantee shall not in any way sell, transfer, charge, mortgage, encumber or create any interest in favour of any third party over or in relation to any option.

11.	Exercise of Options

(a)	General

The period during which an option may be exercised by a Grantee (the “Exercise Period”) shall be the period to be determined and notified by the Board to the Grantee at the time of making an offer, which shall not expire later than 10 years from the date of grant.

Subject to any restrictions applicable under the Listing Rules, an option may be exercised in whole or in part (but if in part only, in respect of a board lot or any integral multiple thereof) by the Grantee at any time during the Exercise Period in accordance with the terms of the Share Option Scheme and the terms on which the option was granted. If the vesting of Shares underlying an option is subject to the satisfaction of performance or other conditions and such conditions are not satisfied, the option shall lapse automatically on the date on which such conditions are not satisfied in respect of the relevant Shares underlying the option.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(b)	Rights on a Takeover

If a general offer by way of takeover or otherwise (other than by way of scheme of arrangement pursuant to paragraph 11(c) below) is made to all the Shareholders (or all such Shareholders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror) by any person and such offer becomes or is declared unconditional prior to the expiry date of the Exercise Period of the relevant option, notwithstanding any other terms on which the option was granted, the Grantee shall be entitled to exercise the option (to the extent not already exercised) to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company, by the Grantee giving notice to the Company at any time after the general offer becomes or is declared unconditional and up to the close of such offer (or, as the case may be, revised offer). Subject to the foregoing, the option (to the extent not already exercised) will lapse automatically on the date on which such offer (or, as the case may be, revised offer) closes.

(c)	Rights on a Scheme of Arrangement

If a general offer for Shares by way of scheme of arrangement is made by any person to all the Shareholders and has been approved by the necessary number of Shareholders at the requisite meetings prior to the expiry date of the Exercise Period of the relevant option, notwithstanding any other terms on which the option was granted, each Grantee shall be entitled to exercise the option (to the extent not already exercised) to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company, by the Grantee giving notice to the Company at any time after the meetings whereby the scheme is approved and up to the record date for determining entitlements under such scheme of arrangement. Subject to the foregoing and to the scheme of arrangement becoming effective, the option (to the extent not already exercised) will lapse automatically on the record date for determining entitlements under such scheme of arrangement.

(d)	Rights on a Compromise or Arrangement

If, pursuant to the Cayman Companies Law, a compromise or arrangement (other than a scheme of arrangement contemplated in paragraph 11(c) above) between the Company and the Shareholders and/or the creditors of the Company is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or the amalgamation of the Company with any other company or companies prior to the expiry date of the Exercise Period of the relevant option, or if statutory merger is proposed pursuant to which the Company will be merged with or consolidated into any other company or companies prior to the expiry date of the Exercise Period of the relevant option, the Company shall give notice thereof to all the Grantees on the same day as the Company dispatches to the Shareholders and/or the creditors of the Company a notice summoning the meeting to consider such a compromise or arrangement and, notwithstanding any other terms on which the option was granted, each Grantee shall be entitled to exercise the option (to the extent not already exercised) to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company, by the Grantee giving notice to the Company, such notice to be given not later than three business days prior to the date of the proposed meeting. The Company shall as soon as possible and in any event no later than one business day immediately prior to the date of the proposed meeting, either (i) allot and issue such number of Shares to the Grantee which falls to be issued on such exercise of the option, credited as fully paid and shall issue to the Grantee (or his custodian agent) share certificates in respect of the Shares so allotted or (ii) make a Cash Payment to the Grantee, as the case may be. With effect from the date two business days before the date of such meeting, the rights of all Grantees to

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

exercise their respective options shall forthwith be suspended. The Board shall endeavour to procure that the Shares issued upon the exercise of the options in such circumstances shall for the purposes of such compromise or arrangement form part of the issued share capital of the Company on the effective date thereof and that such Shares shall in all respects be subject to such compromise or arrangement. If, for any reason, such compromise or arrangement is not approved by the relevant court (whether upon the terms presented to the relevant court or upon any other terms as may be approved by such court), the rights of the Grantees to exercise their respective options shall, with effect from the date of the making of the order by the relevant court and to the extent they had not been exercised at the date such rights were suspended, be restored in full as if such compromise or arrangement had not been proposed by the Company and neither the Company nor the Directors shall be liable for any loss or damage suffered or sustained by any Grantee as a result of the aforesaid suspension of rights.

(e)	Rights on a Voluntary Winding-up

If a notice is given by the Company to the Shareholders to convene a general meeting for the purposes of considering and, if thought fit, approving a resolution to voluntarily wind-up the Company prior to the expiry date of the Exercise Period of the relevant option, the Company shall give notice thereof to all the Grantees on the same day as the Company dispatches to the Shareholders the notice convening the meeting and, notwithstanding any other terms on which the option was granted, each Grantee shall be entitled to exercise the option (to the extent not already exercised) to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company, by the Grantee giving notice to the Company, such notice to be given not later than three business days prior to the date of the proposed meeting. The Company shall as soon as possible and in any event no later than one business day immediately prior to the date of the proposed meeting, either (i) allot and issue such number of Shares to the Grantee which falls to be issued on such exercise of the option, credited as fully paid and shall issue to the Grantee (or his custodian agent) share certificates in respect of the Shares so allotted or (ii) make a Cash Payment to the Grantee, as the case may be. With effect from the date two business days prior to the date of such meeting, the rights of all Grantees to exercise their respective options shall forthwith be suspended. If, for any reason, the resolution for the voluntary winding-up of the Company is not approved by the Shareholders, the rights of the Grantees to exercise their respective options shall be restored in full, to the extent that they had not been exercised at the date such rights were suspended, as if such resolution for the voluntary winding-up of the Company had not been proposed by the Company and neither the Company nor the Directors shall be liable for any loss or damage suffered or sustained by any Grantee as a result of the aforesaid suspension of rights.

Upon the occurrence of any of the events referred to in paragraphs (b) to (e), the Company may in its discretion and notwithstanding the terms of the relevant Option also give notice to a Grantee that his option may be exercised at any time within such period as shall be notified by the Company (which period shall not expire after the expiry of the periods for exercising the options referred to in paragraphs (b) to (e)) and/or to the extent (not being more than the extent to which it could then be exercised in accordance with its terms) notified by the Company. If the Company gives such notice that any option may be exercised in part only, the balance of the option shall lapse.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

12.	Lapse of Options

An option shall lapse automatically and not be exercisable (to the extent not already exercised) on the earliest of:

(a)	the expiry of the Exercise Period (subject to the provisions of the Share Option Scheme);

(b)	the date of termination of the Grantee’s employment or service by the Company or any of our subsidiaries for Cause (as defined below);

(c)	the date the Grantee: (i) becomes an officer, director, employee, consultant, advisor, partner of, or a stockholder or other proprietor owning more than a 5% interest in, any Competitor (as defined below); or (ii) knowingly performs any act that may confer any competitive benefit or advantage upon any Competitor;

(d)	the expiry of the period for exercising the option referred to in paragraph 12(b) or 12(c) above;

(e)	the date on which the compromise or arrangement referred to in paragraph 12(d) above becomes effective;

(f)	the date of the commencement of the winding-up of the Company;

(g)	the expiry of the period for exercising the option where there is termination of employment of service for any reason other than for Cause;

(h)	the date on which the Grantee (whether intentionally or otherwise) commits a breach of the prohibition on assignment of options;

(i)	the date on which the Grantee is declared bankrupt or enters into any arrangement or composition with his creditors generally; and

(j)	(in respect of Shares which are subject to vesting condition(s)) the date on which the condition(s) to vesting of the relevant Shares underlying the option are not satisfied.

The Board shall have the right to determine whether the Grantee’s employment or service has been terminated for Cause, the effective date of such termination for Cause and whether someone is a Competitor, and such determination by the Board shall be final and conclusive.

If the Grantee’s employment or service with the Company or any of our subsidiaries is terminated for any reason other than for Cause (including by reason of resignation, retirement, death, Disability or non-renewal of the employment or service agreement upon its expiration for any reason other than for Cause), all options that are not vested as of the date of such termination shall immediately be forfeited on the date of termination, and the Grantee shall have until the 30th day following the date of termination to exercise all options that are vested as of the date of such termination.

For the purpose of the Share Option Scheme:

(A)

“Cause” means, with respect to a Grantee, (a) Cause as defined in any employment, consulting, services or similar agreement applicable to a Grantee, or (b) in the case any Grantee does not have any such agreement that defines Cause: (i) any act or omission that constitutes a material breach by the Grantee of any of the Grantee’s obligations under any employment, consulting, services or other similar agreement with the Group or of the applicable agreement; (ii) the continued failure or refusal of the Grantee to substantially

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

perform the duties reasonably required of the Grantee to the Group; (iii) any wilful and material violation by the Grantee of any law or regulation applicable to the business of the applicable member of the Group for whom the Grantee provided services, or the Grantee’s conviction of a felony, or any wilful perpetration by the Grantee of a common law fraud or (iv) any other wilful misconduct by the Grantee which is materially injurious to the financial condition of business reputation of, or is otherwise materially injurious to, the Company or any member of the Group.

(B)	“Competitor” means any corporation, partnership, joint venture, trust, individual proprietorship, firm, governmental unit or other enterprise (including any of their respective affiliates) that carries on activities for profit or is engaged in or is about to become engaged in any activity of any nature that competes (directly or indirectly) with a product, process, technique, procedure, device or service of the Company or any of our subsidiaries; and

(C)	“Disability” means a disability, whether temporary or permanent, partial or total as determined by the Board in its absolute discretion.

13.	Cancellation of Options

The Board may at any time with the consent of and on such terms as may be agreed with the relevant Grantee cancel options previously granted to but not yet exercised by a Grantee. Where the Company cancels options and offers new options to the same Grantee, the offer of such new options may only be made with available options to the extent not yet granted (excluding the cancelled options) within the limits prescribed by paragraph 7 above.

14.	Reorganisation of Capital Structure

(a)	Adjustments

If an alteration in the capital structure of the Company by way of a capitalisation of profits or reserves, bonus issue, rights issue, open offer, subdivision or consolidation of shares or reduction of the share capital of the Company in accordance with applicable laws and the Listing Rules (other than any alteration in the capital structure of the Company as a result of an issue of Shares as consideration in a transaction to which the Company or any of our subsidiaries is a party or in connection with any share option, restricted share or other equity incentive schemes of the Company) whilst any option remains unvested or has vested but not yet been exercised and/or satisfied, such corresponding adjustments (if any) shall be made to:

(i)	the Scheme Mandate Limit;

(ii)	the number or nominal value of Shares underlying the option so far as unvested, unexercised or exercised but not yet satisfied; and/or

(iii)	the Exercise Price,

or any combination thereof, provided that:

(iv)	any such adjustments give a Grantee the same proportion of the share capital of the Company as that to which that Grantee was previously entitled; and

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(v)	notwithstanding paragraph (iv), any adjustments as a result of an issue of securities with a price-dilutive element, such as a rights issue, open offer or capitalisation issue, should be based on a scrip factor similar to the one used in accounting standards in adjusting the earnings per share figures, but no such adjustments shall be made to the extent that a Share would be issued at less than its nominal value. In respect of any such adjustments, our auditors or an independent financial advisor to the Company (as the case may be) must confirm to the Board in writing that the adjustments are in their opinion fair and reasonable.

(b)	Auditors or Independent Financial Advisor Certification

The Company shall engage our auditors or an independent financial advisor to the Company to certify in writing, either generally or as regards any particular Grantee, that the adjustments made by the Company satisfy the requirements set out in paragraphs (iv) and (v) above.

15.	Alteration of the Share Option Scheme

Save as provided in this paragraph 15, the Board may alter any of the terms of the Share Option Scheme at any time. Those specific provisions of the Share Option Scheme which relate to the matters set out in Rule 17.03 of the Listing Rules cannot be altered to the advantage of Participants and changes to the authority of the Board in relation to any alteration of the terms of the Share Option Scheme shall not be made, in either case, without the prior approval of Shareholders in general meeting.

Any alterations to the terms and conditions of the Share Option Scheme which are of a material nature or any changes to the terms of the options granted must be approved by the Shareholders in general meeting, except where the alterations or changes take effect automatically under the existing terms of the Share Option Scheme. The Board’s determination as to whether any proposed alteration to the terms and conditions of the Share Option Scheme is material shall be conclusive. The Share Option Scheme so altered must comply with Chapter 17 of the Listing Rules.

16.	Termination of the Share Option Scheme

The Company by ordinary resolution in general meeting or the Board may at any time terminate the Share Option Scheme and in such event, no further options may be offered or granted but in all other respects the terms of the Share Option Scheme shall remain in full force and effect in respect of options which are granted during the Term and which remain unvested or which have vested but not yet been exercised immediately prior to the termination of the Share Option Scheme.

17.	Administration of the Share Option Scheme

The Share Option Scheme shall be subject to the administration of the Board or a duly authorised committee of the Board or such other committee as the Board may authorise whose decision as to all matters arising in relation to the Share Option Scheme or its interpretation or effect shall (save as otherwise provided in the Share Option Scheme) be final and binding on all parties.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

18.	General

An application has been made to the Listing Committee of the Stock Exchange for the listing of, and permission to deal in, [●] new Shares which may be issued pursuant to the exercise of the options which may be granted pursuant to the Share Option Scheme.

As at the Latest Practicable Date, no option had been granted or agreed to be granted by the Company pursuant to the Share Option Scheme.

Details of the Share Option Scheme, including particulars and movements of the options granted during each financial year of the Company, and our employee costs arising from the grant of the options will be disclosed in our annual report.

B.	RSU scheme

The following is a summary of the principal terms of the RSU Scheme conditionally approved and adopted by the Shareholders on [●] 2015. The terms of the RSU Scheme are not subject to the provisions of Chapter 17 of the Listing Rules as the RSU Scheme does not involve the grant of options by the Company to subscribe for new Shares.

1.	Purpose of the RSU Scheme

The purpose of the RSU Scheme is to attract skilled and experienced personnel, to incentivise them to remain with the Group and to motivate them to strive for the future development and expansion of the Group by providing them with the opportunity to acquire equity interests in the Company.

2.	Restricted Share Units

A restricted stock unit (“RSU”) is a contingent right to receive either (i) Shares or (ii) a Cash Payment (as defined below) granted to a participant pursuant to the RSU Scheme. The RSUs granted under RSU Scheme shall be subject to a vesting period.

The Board may, in its absolute discretion, determine whether all or any of the RSUs granted or to be granted under the RSU Scheme shall be satisfied upon vesting by the allotment and issue or transfer of Shares or by a Cash Payment. Any such determination may be made on a case-by-case basis or generally at any time prior to the grant or vesting date of the RSU(s) in question, and the Board shall notify the relevant Grantees of such determination.

For the purposes of this Scheme:

“Cash Payment” shall mean an amount in cash to be paid to a Grantee in satisfaction of an RSU upon its vesting, the amount of which shall be determined by the Company in accordance with the formula set out below:

Cash Payment = A x B

where A = the number of Shares in respect of which the RSU has vested, and

B = the Market Value of a Share on the vesting date or, if the vesting date is not a Business Day, the Market Value of a Share on the last Business Day preceding the vesting date,

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

and the Company’s determination of the amount of the Cash Payment shall, in the absence of fraud or manifest error, be binding on the Company and the relevant Grantee; and

“Market Value” means, in relation to a Share, the closing price of the Shares as stated in the daily quotations sheets issued by the Stock Exchange on the relevant date, or such other amount as the Board may determine at its sole discretion.

3.	Participants of the RSU Scheme and Basis for Determining the Eligibility of the Participants

The Board may, at its discretion, grant RSUs pursuant to the RSU Scheme to Directors (including executive Directors, non-executive Directors and independent non-executive Directors), the directors of the Company’s subsidiaries and the employees and consultants of the Group who the Board considers, in its absolute discretion, have contributed or will contribute to the Group (the “Participants”), provided that any Participant who is based outside of Hong Kong shall only be entitled to receive RSUs if the Participant may do so in compliance with applicable law.

4.	Status of the RSU Scheme

(a)	Conditions of the RSU Scheme

The RSU Scheme shall take effect subject to (i) the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in, the new Shares underlying the RSUs which may be granted pursuant to the RSU Scheme and (ii) the commencement of trading of the Shares on the Main Board of the Stock Exchange (the “Conditions”).

(b)	Term of the RSU Scheme

Subject to the Conditions being satisfied, the RSU Scheme shall be valid and effective for a period of 10 years commencing on the date of its conditional adoption by the Shareholders and expiring on the tenth anniversary thereof or such earlier date as it is terminated in accordance with paragraph 14 (the “Term”), after which period no further RSUs shall be offered or granted but the provisions of the RSU Scheme shall remain in full force and effect in all other respects. RSUs granted during the Term shall continue to be valid in accordance with their terms of grant after the end of the Term.

5.	Grant of RSUs

(a)	Making an Offer

An offer of the grant of an RSU (a “Grant”) shall be made to a Participant by a notice of grant (the “Notice of Grant”) requiring the Participant to undertake to hold the RSU on the terms on which it is to be granted (which may include a minimum period before an RSU will vest in whole or in part and a performance target that must be reached before an RSU will vest in whole or in part) and to be bound by the terms of the RSU Scheme and any other terms and conditions as contained in the Notice of Grant.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(b)	Acceptance of an Offer

A Grant is accepted by the Participant (the “Grantee”) when the Company receives from the Grantee the duplicate notice of grant duly executed by the Grantee and a remittance of the sum of HK$1.00 (or such other amount in any other currency as the Board determines) consideration for the grant of the Award. Such remittance is not refundable in any circumstances.

The offer shall remain open for acceptance for such time to be determined by the Board, provided that no such offer shall be open for acceptance after the expiry of the Term or after the Participant to whom the offer is made has ceased to be a Participant. To the extent that the offer is not accepted within the time period and in manner specified in the offer, the offer will deem to have been irrevocably declined and will lapse.

(c)	Restrictions on Time of Grant

A Grant may not be made while the Company is in possession of inside information until such inside information has been published by the Company in accordance with the requirements of the Listing Rules or ceases to be inside information. In particular, during the period commencing one month immediately preceding the earlier of:

(i)	the date of the meeting of the Board (as such date is first notified to the Stock Exchange in accordance with the Listing Rules) for the approval of the Company’s results for any year, half-year, quarterly or any other interim period (whether or not required under the Listing Rules); and

(ii)	the deadline for the Company to publish an announcement of its results for any year or half-year under the Listing Rules, or quarterly or any other interim period (whether or not required under the Listing Rules), and ending on the date of the results announcement, no Grant may be made. Where a Grant is to a Director or to any Participants who, because of his office or employment in the Group, is likely to be in possession of unpublished inside information (as defined in the SFO) in relation to the Shares, no Grant may be made on any day on which the financial results of the Company are published and during the period of:

(iii)	60 days immediately preceding the publication date of the annual results or, if shorter, the period from the end of the relevant financial year up to the publication date of the results; and

(iv)	30 days immediately preceding the publication date of the quarterly results (if any) and half-year results or, if shorter, the period from the end of the relevant quarterly or half-year period up to the publication date of the results.

(d)	Grant to Connected Persons

Any grant of an Award to any Director, chief executive or substantial shareholder of the Company, or any of their respective associates, shall be subject to the prior approval of the independent non-executive Directors (excluding the independent non-executive Director who is the proposed Grantee of the Grant in question) and all grants to connected person shall be subject to compliance with the requirements of the Listing Rules, including where necessary the prior approval of the Shareholders.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

6.	Maximum Number of Shares Underlying the RSUs

(a)	Scheme Mandate Limit

At any time during the Term, the maximum aggregate number of Shares that may underlie the RSUs granted pursuant to the RSU Scheme shall be calculated in accordance with the following formula:

X = A - B

where:

X	=	the maximum aggregate number of Shares that may underlie the RSUs granted pursuant to the RSU Scheme;

A	=	the total number of Shares that may underlie the RSUs granted pursuant to the RSU Scheme, any other equity based incentive awards (including the Share Option Scheme) granted under any other equity-based incentive schemes of the Company and any share options granted under the LTIP which have not yet been exercised being (i) [●] Shares representing 10% of the Shares in issue on the Listing Date or (ii) 10% of the Shares in issue as at the New Approval Date (as defined below) (as the case may be) (the “Scheme Mandate Limit”); and

B	=	the maximum aggregate number of Shares underlying the RSUs already granted pursuant to the RSU Scheme and any other equity-based incentive plans of the Company.

For the purposes of determining the maximum aggregate number of Shares that may underlie the RSUs granted pursuant to the RSU Scheme, the following will not be counted:

(i)	Shares underlying the RSUs cancelled in accordance with the terms of the RSU Scheme (or any other share incentive schemes of the Company) or which have been satisfied by the making of a Cash Payment; and

(ii)	Shares in respect of options which have lapsed in accordance with the terms of the Share Option Scheme (or any other share incentive schemes of the Company) or which have been satisfied by the making of a Cash Payment.

(b)	Renewal of Scheme Mandate Limit

The Scheme Mandate Limit may be renewed subject to prior Shareholders’ approval, but in any event, the total number of Shares that may underlie the RSUs granted following the date of approval of the renewed limit (the “New Approval Date”) under the limit as renewed must not exceed 10% of the Shares in issue as at the New Approval Date. Shares underlying the:

(i)	RSUs granted pursuant to the RSU Scheme or any other incentive schemes (including those outstanding, cancelled or vested RSUs) prior to the New Approval Date; and

(ii)	Share Options granted pursuant to the Share Option Scheme and any other share option schemes of the Company (including those outstanding, cancelled, lapsed in accordance with the Share Option Scheme or any other share option schemes of the Company or exercised options) prior to the New Approval Date, will not be counted for the purpose of determining the maximum aggregate number of Shares that may underlie the RSUs granted following the New Approval Date under the limit as renewed. For the

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

avoidance of doubt, Shares issued prior to the New Approval Date pursuant to RSU Scheme, Share Option Scheme and any other incentive schemes of the Company will be counted for the purpose of determining the number of Shares in issue as at the New Approval Date.

(c)	Annual Mandate

If the Company proposes to grant RSUs pursuant to the RSU Scheme during the period between one annual general meeting and the subsequent annual general meeting of the Company which may be satisfied by the Company allotting and issuing new Shares upon the vesting of the RSUs, the Company shall, at the annual general meeting of the Company, propose for the Shareholders to consider and, if thought fit, approve an ordinary resolution granting a mandate specifying:

(i)	the maximum number of new Shares that may underlie the RSUs granted pursuant to the RSU Scheme during the Applicable Period (as defined below); and

(ii)	that the Board has the power to allot, issue and deal with Shares underlying the RSUs granted pursuant to the RSU Scheme during the Applicable Period as and when the RSUs vest.

The above mandate shall remain in effect during the period from the passing of the ordinary resolution granting the mandate until the earliest of:

(A)	the conclusion of the next annual general meeting of the Company;

(B)	the end of the period within which the Company is required by any applicable laws or by the Bye-laws to hold the next annual general meeting of the Company; and

(C)	the variation or revocation of such mandate by an ordinary resolution of the Shareholders in a general meeting,

(the “Applicable Period”).

7.	Rights Attached to the RSUs

The RSUs do not carry any right to vote at general meetings of the Company, or any dividend, transfer or other rights (including those arising on the winding-up of the Company).

No Grantee shall enjoy any of the rights of a Shareholder by virtue of the grant of an RSU pursuant to the RSU Scheme, unless and until the Shares underlying the RSU are actually allotted and issued or transferred (as the case may be) to the Grantee upon the vesting of such RSU.

8.	Rights Attached to the Shares

A Grantee shall not be entitled to any dividends or distributions in respect of any Shares underlying the RSUs granted until such Shares have been allotted and issued or transferred (as the case may be) to the Grantee.

Subject to the foregoing, the Shares to be allotted and issued or transferred (as the case may be) upon the vesting of the RSUs granted pursuant to the RSU Scheme shall be subject to all the provisions of the Memorandum of Association and Articles for the time being in force and shall rank pari passu in all respects with, and shall have the same voting, dividend, transfer and other rights (including those rights arising on a winding-up of the Company) as, the existing fully paid Shares in issue on the date on which those Shares are allotted and issued or transferred (as the case may be) upon the vesting of

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

the RSUs granted and, without prejudice to the generality of the foregoing, shall entitle the holders to participate in all dividends or other distributions paid or made on or after the date on which Shares are allotted and issued or transferred (as the case may be), other than any dividends or distributions previously declared or recommended or resolved to be paid or made if the record date thereof shall be before the date on which the Shares are allotted and issued or transferred (as the case may be).

9.	Assignment of RSUs

An RSU shall be personal to the Grantee and shall not be assignable or transferable by the Grantee, provided that:

(a)	during the validity period of the RSU and with the prior written consent of the Board, the Grantee may transfer RSUs to his Family Members (as defined below) by gift or pursuant to a court order relating to the settlement of marital property rights; and

(b)	subject to paragraph 11 below, following the Grantee’s death, RSUs may be transferred by will or by the laws of testacy and distribution.

Subject to the foregoing, a Grantee shall not in any way sell, transfer, charge, mortgage, encumber or create any interests in favour of any third party over or in relation to any RSU.

For the purpose of the RSU Scheme, “Family Members” means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.

10.	Vesting of RSUs

(a)	General

Subject to the terms of the RSU Scheme and the specific terms applicable to each RSU (which may be set out in the Notice of Grant), an RSU shall vest on the vesting date in respect of all or such proportion of the Shares underlying the RSU. If the vesting of an RSU is subject to the satisfaction of performance or other conditions and such conditions are not satisfied, the RSU shall be cancelled automatically on the date on which such conditions are not satisfied.

RSUs which have vested shall be satisfied within 10 business days of the vesting date, at the Company’s absolute discretion, either by:

(i)	the Company allotting and issuing the relevant number of Shares to the Grantee credited as fully paid and issuing to the Grantee (or his custodian agent) share certificates in respect of such Shares; or

(ii)	the Company directing and procuring the RSU Trustee (as defined below) to transfer to the Grantee the relevant number of Shares (A) which the Company has allotted and issued to the RSU Trustee credited as fully paid or (B) which the RSU Trustee has acquired through on-market purchases of Shares; or

(iii)	the Company paying or procuring the payment of a Cash Payment.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

Notwithstanding the foregoing, if the Company, the RSU Trustee or any Grantee would or might be prohibited from dealing in the Shares by the Listing Rules or by any other applicable laws, regulations or rules within the period specified above, the date on which the relevant Shares shall be allotted and issued or transferred (as the case may be) to the Grantee shall occur as soon as possible after the date when such dealing is permitted by the Listing Rules or by any other applicable laws, regulations or rules.

(b)	Appointment of RSU Trustee

The Company may appoint a professional trustee (the “RSU Trustee”) to assist with the administration and vesting of RSUs granted pursuant to the RSU Scheme. The Company may (i) allot and issue Shares to the RSU Trustee to be held by the RSU Trustee pending the vesting of the RSUs granted and which will be used to satisfy the RSUs upon vesting and/or (ii) direct and procure the RSU Trustee to make on-market purchases of Shares to satisfy the RSUs upon vesting. The Company shall provide sufficient funds to the RSU Trustee by whatever means as the Board may in its absolute discretion determine to enable the RSU Trustee to satisfy its obligations in connection with the administration and vesting of RSUs granted pursuant to the RSU Scheme.

(c)	Rights on a Takeover

If a general offer by way of takeover or otherwise (other than by way of scheme of arrangement pursuant to paragraph 10(d) below) is made to all the Shareholders (or all such Shareholders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror) by any person and such offer becomes or is declared unconditional prior to the vesting date of any RSU, the Board shall, prior to the offer becoming or being declared unconditional, determine at its absolute discretion whether such RSU shall vest and the period within which such RSU shall vest. If the Board determines that such RSU shall vest, it shall notify the Grantee that the RSU shall vest and the period within which such RSU shall vest.

(d)	Rights on a Scheme of Arrangement

If a general offer for Shares by way of scheme of arrangement is made by any person to all the Shareholders and has been approved by the necessary number of Shareholders at the requisite meetings prior to the vesting date of any RSU, the Board shall, prior to such meetings, determine at its absolute discretion whether such RSU shall vest and the period within which such RSU shall vest. If the Board determines that such RSU shall vest, it shall notify the Grantee that the RSU shall vest and the period within which such RSU shall vest.

(e)	Rights on a Compromise or Arrangement

If, pursuant to the Cayman Companies Law, a compromise or arrangement (other than a scheme of arrangement contemplated in paragraph 10(d) above) between the Company and the Shareholders and/or the creditors of the Company is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or the amalgamation of the Company with any other company or companies prior to the vesting date of any RSU, or if statutory merger is proposed pursuant to which the Company will be merged with or consolidated into any other company or companies prior to the vesting date of any RSU, the Board shall determine at its absolute discretion whether such RSU shall vest and the period within which such RSU shall vest. If the Board determines that such RSU shall vest, it shall notify the Grantee that the RSU shall vest and the period within which such RSU shall vest.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(f)	Rights on a Voluntary Winding-up

If a notice is given by the Company to the Shareholders to convene a general meeting for the purpose of considering and, if thought fit, approving a resolution to voluntarily wind-up the Company prior to the vesting date of any RSU, the Board shall determine at its absolute discretion whether such RSU shall vest and the period within which such RSU shall vest. If the Board determines that such RSU shall vest, it shall notify the Grantee that the RSU shall vest and the period within which such RSU shall vest.

11.	Cancellation of RSUs

An unvested RSU shall be cancelled automatically upon the earliest of:

(a)	the date of the termination of the Grantee’s employment or service by the Company or any of our subsidiaries for Cause (as defined below);

(b)	the date on which the Grantee:

(i)	becomes an officer, director, employee, consultant, advisor, partner of, or a shareholder or other proprietor owning more than a 5% interest in, any Competitor (as defined below); or

(ii)	knowingly performs any act that may confer any competitive benefit or advantage upon any Competitor;

(c)	the date on which the Grantee (whether intentionally or otherwise) commits a breach of paragraph 9 above; and

(d)	(in respect of Shares underlying an RSU which are subject to performance or other existing condition(s)) the date on which the conditions(s) to vesting of those underlying Shares are not satisfied.

The Board shall have the right to determine whether the Grantee’s employment or service has been terminated for Cause, the effective date of such termination for Cause and whether someone is a Competitor, and such determination by the Board shall be final and conclusive.

If the Grantee’s employment or service with the Company or any of our subsidiaries is terminated for any reason other than for Cause (including by reason of resignation, retirement, death, Disability (as defined below) or non-renewal of the employment or service agreement upon its expiration for any reason other than for Cause), all RSU that are not vested as of the date of such termination shall immediately be forfeited on the date of termination, and the Grantee shall have until the 30th day following the date of termination to exercise all options that are vested as of the date of such termination.

For the purpose of the RSU Scheme:

(A)

“Cause” means, with respect to a Grantee, (a) Cause as defined in any employment, consulting, services or similar agreement applicable to a Grantee, or (b) in the case any Grantee does not have any such agreement that defines Cause: (i) any act or omission that constitutes a material breach by the Grantee of any of the Grantee’s obligations under any employment, consulting, services or other similar agreement with the Group or of the applicable agreement; (ii) the continued failure or refusal of the Grantee to substantially perform the duties reasonably required of the Grantee to the Group; (iii) any wilful and

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

material violation by the Grantee of any law or regulation applicable to the business of the applicable member of the Group for whom the Grantee provided services, or the Grantee’s conviction of a felony, or any wilful perpetration by the Grantee of a common law fraud or (iv) any other wilful misconduct by the Grantee which is materially injurious to the financial condition of business reputation of, or is otherwise materially injurious to, the Company or any member of the Group.

(B)	“Competitor” means any corporation, partnership, joint venture, trust, individual proprietorship, firm, governmental unit or other enterprise (including any of their respective affiliates) that carries on activities for profit or is engaged in or is about to become engaged in any activity of any nature that competes (directly or indirectly) with a product, process, technique, procedure, device or service of the Company or any of its subsidiaries; and

(C)	“Disability” means a disability, whether temporary or permanent, partial or total as determined by the Board in its absolute discretion.

The Board may at any time cancel any unvested RSUs granted to a Grantee. Where the Company cancels unvested RSUs and makes a grant of new RSUs to the same Grantee, such grant may only be made with available RSUs to the extent not yet granted (excluding the cancelled RSUs) within the limits prescribed by paragraph 6 above.

12.	Reorganization of Capital Structure

(a)	Adjustments

If an alteration in the capital structure of the Company by way of a capitalisation of profits or reserves, bonus issue, rights issue, open offer, subdivision or consolidation of shares or reduction of the share capital of the Company in accordance with legal requirements and requirements of the Stock Exchange (other than any alteration in the capital structure of the Company as a result of an issue of Shares as consideration in a transaction to which the Company or any of our subsidiaries is a party or in connection with any share option, restricted share or other equity-based incentive schemes of the Company) whilst any RSU has not vested or has vested but have not yet been satisfied, such corresponding adjustments (if any) shall be made to (i) the Scheme Mandate Limit; and (ii) the number or nominal value of Shares underlying the RSU so far as unvested or vested but not yet satisfied, provided that any such adjustments give a Grantee the same proportion of the share capital of the Company as that to which that Grantee was previously entitled. In respect of any such adjustments, our auditors or an independent financial advisor to the Company (as the case may be) must confirm to the Directors in writing that the adjustments are in their opinion fair and reasonable.

(b)	Auditors or Independent Financial Advisor Certification

The Company shall engage our auditors or an independent financial advisor to certify in writing, either generally or as regards any particular Grantee that the adjustments made by the Company under paragraph 12(a) above satisfy the requirements set out therein.

13.	Alteration of the RSU Scheme

Save as provided in this paragraph 13, the Board may alter any of the terms of the RSU Scheme at any time.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

Any changes to the authority of the Board in relation to any alteration of the terms of the RSU Scheme shall not be made without the prior approval of Shareholders in general meeting.

Any alterations to the terms and conditions of the RSU Scheme which are of a material nature or any changes to the terms of the RSUs granted must be approved by the Shareholders in general meeting, except where the alterations or changes take effect automatically under the existing terms of the RSU Scheme. The Board’s determination as to whether any proposed alteration to the terms and conditions of the RSU Scheme is material shall be conclusive.

14.	Termination of the RSU Scheme

The Company by ordinary resolution in general meeting or the Board may at any time terminate the RSU Scheme and in such event, no further RSUs may be granted but in all other respects the terms of the RSU Scheme shall remain in full force and effect in respect of RSUs which are granted during the Term and which remain unvested immediately prior to the termination of the operation of the RSU Scheme.

15.	Administration of the RSU Scheme

The RSU Scheme shall be subject to the administration of the Board or a duly authorised committee of the Board or such other committee as the Board may authorise whose decision as to all matters arising in relation to the RSU Scheme or its interpretation or effect shall (save as otherwise provided in the RSU Scheme) be final and binding on all parties.

16.	General

An application has been made to the Listing Committee of the Stock Exchange for the listing of, and permission to deal in, the new Shares underlying the RSUs which may be granted pursuant to the RSU Scheme.

As of the Latest Practicable Date, no RSU had been granted or agreed to be granted by the Company pursuant to the RSU Scheme. The grant and vesting of any RSUs which may be granted pursuant to the RSU Scheme will be in compliance with Rule 10.08 of the Listing Rules.

Details of the RSU Scheme, including particulars and movements of the RSUs granted during each financial year of the Company, and our employee costs arising from the grant of the RSUs will be disclosed in our annual report.

E.	OTHER INFORMATION

1.	The Sole Sponsor

The Sole Sponsor satisfies the independence criteria applicable to sponsors set out in Rule 3A.07 of the Listing Rules.

The Sole Sponsor will receive an aggregate fee of US$500,000 for acting as the sponsor for the Listing.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

2.	Registration Procedures

The register of members of the Company will be maintained in the Cayman Islands by Maples Fund Services (Cayman) Limited and a Hong Kong register of members of the Company will be maintained in Hong Kong by Computershare Hong Kong Investor Services Limited. Save where the directors of the Company otherwise agree, all transfers and other documents of title to Shares must be lodged for registration with, and registered by, the Company’s branch share register in Hong Kong and may not be lodged in the Cayman Islands.

3.	Preliminary Expenses

The Company did not have any preliminary expenses.

4.	Promoter

The Company has no promoter. Save as disclosed above, within the two years immediately preceding the date of this [REDACTED], no cash, securities or other benefits have been paid, allotted or given to the promoters in connection with the [REDACTED] or the related transactions described in this [REDACTED].

[5.	Particulars of the Selling Shareholders

Pursuant to the [REDACTED], the Selling Shareholders will sell the Sale Shares. Certain particulars of the Selling Shareholders are set out below:

Name	Description	Address	Number of Sale Shares
IMAX Corporation	Corporation	2525 Speakman Drive Mississauga, Ontario L5K 1B1, Canada	[REDACTED]

FountainVest	Investment holding company	c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands	[REDACTED]

CMCCP	Investment holding company	c/o Sertus Incorporations (Cayman) Limited, Sertus Chambers, P.O. Box 2547, 69 Dr. Roy’s Drive, George Town, Grand Cayman KY1-1104, Cayman Islands	[REDACTED]

CME	Investment holding company	c/o Sertus Incorporations (Cayman) Limited, Sertus Chambers, P.O. Box 2547, 69 Dr. Roy’s Drive, George Town, Grand Cayman KY1-1104, Cayman Islands	[REDACTED]

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

A statement of particulars of the Selling Shareholders has been attached to the copy of this [REDACTED] delivered to the Registrar of Companies in Hong Kong for registration.]

6.	Qualifications and Consents of Experts

The qualifications of the experts which have given opinions or advice which are contained in, or referred to in, this [REDACTED] are as follows:

Name of Expert	Qualifications

Morgan Stanley Asia Limited	Licensed under the SFO to conduct Type 1 (dealing in securities), Type 4 (advising on securities), Type 5 (advising on futures contracts), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities

Maples and Calder	Cayman Islands attorneys-at-law

Commerce & Finance Law Offices	PRC attorneys-at-law

PricewaterhouseCoopers	Certified Public Accountants

EntGroup	PRC industry consultant

Each of Morgan Stanley Asia Limited, Maples and Calder, Commerce & Finance Law Offices and PricewaterhouseCoopers has given and has not withdrawn its written consent to the issue of this [REDACTED] with the inclusion of its report and/or letter and/or opinion and/or references to its name included herein in the form and context in which they respectively appear.

7.	Binding Effect

This [REDACTED] shall have the effect, if an application is made in pursuance hereof, of rendering all persons concerned bound by all of the provisions (other than the penal provisions) of Sections 44A and 44B of the Companies (Winding Up and Miscellaneous Provisions) Ordinance so far as applicable.

8.	Bilingual [REDACTED]

The English language and Chinese language versions of this [REDACTED] are being published separately, in reliance upon the exemption provided in Section 4 of the Companies Ordinance (Exemption of Companies and [REDACTED] from Compliance with Provisions) Notice (Chapter 32L of the Laws of Hong Kong).

9.	Miscellaneous

(a)	Save as disclosed in “History and Reorganisation”, “Share Capital”, “Structure of the [REDACTED]” and in this Appendix, within the two years preceding the date of this [REDACTED], no share or loan capital of the Company or any of its subsidiaries has been issued or has been agreed to be issued fully or partly paid either for cash or for a consideration other than cash.

(b)	No share or loan capital of the Company or any of its subsidiaries is under option or is agreed conditionally or unconditionally to be put under option.

(c)	No founders, management or deferred shares of the Company or any of its subsidiaries have been issued or have been agreed to be issued.

(d)	None of the equity and debt securities of the Company is listed or dealt in on any other stock exchange nor is any listing or permission to deal being or proposed to be sought.

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VI	STATUTORY AND GENERAL INFORMATION

(e)	The Company has no outstanding convertible debt securities or debentures.

(f)	None of Morgan Stanley Asia Limited, Maples and Calder, Commerce & Finance Law Offices and PricewaterhouseCoopers:

(i)	is interested beneficially or non-beneficially in any shares in any member of the Group; or

(ii)	has any right or option (whether legally enforceable or not) to subscribe for or to nominate persons to subscribe for securities in any member of the Group save in connection with the Underwriting Agreements.

(g)	No company within the Group is presently listed on or dealt in on any other stock exchange and no such listing or permission to list is being or is proposed to be sought.

(h)	The English text of this [REDACTED] and the Application Forms shall prevail over their respective Chinese text.

(i)	There has not been any interruption in the business of the Group which may have or has had a significant effect on the financial position of the Group in the 12 months preceding the date of this [REDACTED].

THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VII	DOCUMENTS DELIVERED TO THE REGISTRAR OF COMPANIES IN HONG KONG AND AVAILABLE FOR INSPECTION

DOCUMENTS DELIVERED TO THE REGISTRAR OF COMPANIES

The documents attached to the copy of this [REDACTED] delivered to the Registrar of Companies in Hong Kong for registration were:

(a)	a copy of each of the WHITE, YELLOW, and GREEN Application Forms;

(b)	a copy of each of the material contracts referred to in “Appendix VI—Statutory and General Information—Further Information About the Business—Summary of Material Contracts”;

(c)	the written consents referred to in “Appendix VI—Statutory and General Information—Other Information—Qualifications and Consents of Experts”; and

(d)	the statement of particulars of the Selling Shareholders.

DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection at the offices of Freshfields Bruckhaus Deringer at 11th Floor, Two Exchange Square, 8 Connaught Place, Central, Hong Kong, during normal business hours up to and including the date which is 14 days from the date of this [REDACTED]:

(a)	the amended and restated Memorandum and Articles of Association of the Company;

(b)	the Accountant’s Report and the report on the unaudited pro forma financial information prepared by PricewaterhouseCoopers, the texts of which are set out in “Appendix I—Accountant’s Report” and “Appendix II—Unaudited Pro Forma Financial Information”, respectively;

(c)	the audited combined financial statements of the Group for the years ended 31 December 2012, 2013 and 2014;

(d)	the letter from Maples and Calder, the Company’s Cayman Islands legal adviser, summarising certain aspects of the Cayman Companies Law referred to in “Appendix IV—Summary of the Constitution of the Company and Cayman Islands Company Law”;

(e)	the Cayman Companies Law;

(f)	the letters of appointment referred to in “Appendix VI—Statutory and General Information—Further Information About the Directors—Particulars of Letters of Appointment”;

(g)	the material contracts referred to in “Appendix VI—Statutory and General Information—Further Information About the Business—Summary of Material Contracts”;

(h)	the written consents referred to in “Appendix VI—Statutory and General Information—Other Information—Qualifications and Consents of Experts”; and

[(i)	the statement of particulars of the Selling Shareholders referred to in “Appendix VI—Statutory and General Information—Other Information—Particulars of the Selling Shareholders”.]

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

In this [REDACTED], unless the context otherwise requires, the following expressions shall have the following meanings.

“2014 Letter Agreement”	the letter agreement amending the Services Agreements entered into by IMAX Corporation, IMAX Shanghai Multimedia and IMAX Hong Kong on 7 April 2014

“Administration Agreement”	the administration agreement relating to the Escrow Agreement entered into by the Company and IMAX Corporation on [●] 2015, details of which are set out in “Relationship with our Controlling Shareholder—Independence from our Controlling Shareholder—Operational Independence—Procurement of IMAX trademark and technology and theatre system equipment—Contingency Agreements”

“Agent”	[●], an independent third party escrow agent

“Application Form(s)”	[REDACTED]

“Articles”	the articles of association of the Company (as amended from time to time), conditionally adopted on [●] 2015 and which will become effective upon the Listing, a summary of which is set out in “Appendix IV—Summary of the Constitution of the Company and Cayman Islands Company Law”

“Board” or “Board of Directors”	the board of directors of the Company

“Bona”	Bona Film Group Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and listed on NASDAQ (Nasdaq: BONA) and an independent third party

“business day”	any day (other than a Saturday, Sunday or public holiday) on which banks in Hong Kong are generally open for normal banking business

“CAGR”	compound annual growth rate

“Cayman Companies Law”	the Companies Law (2013 Revision) of the Cayman Islands, as amended or supplemented from time to time

“CCASS”	the Central Clearing and Settlement System established and operated by HKSCC

“CCASS Account”	a securities account maintained by a CCASS Participant with CCASS

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

“CCASS Clearing Participant”	a person admitted to participate in CCASS as a direct clearing participant or general clearing participant

“CCASS Custodian Participant”	a person admitted to participate in CCASS as a custodian participant

“CCASS Investor Participant”	a person admitted to participate in CCASS as an investor participant who may be an individual or joint individuals or a corporation

“CCASS Participant”	a CCASS Clearing Participant, a CCASS Custodian Participant or a CCASS Investor Participant

“CJ CGV”	CGI Holdings Limited (formerly known as CJ CGV Holdings, Ltd.), a company incorporated in Hong Kong with limited liability and an independent third party

“CMCCP”	CMCCP Dome Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, which will be a holder of approximately [REDACTED]% of the total issued capital of the Company immediately following completion of the [REDACTED]

“CME”	China Movie Entertainment CMC Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, which will be a holder of approximately [REDACTED]% of the total issued capital of the Company immediately following completion of the [REDACTED], and together with CMCCP, “CMC”

“Common A Shares”	voting shares of a par value of US$0.01 each designated as common A shares in the authorised capital of the Company

“Common B Shares”	non-voting shares of a par value of US$0.01 each designated as common B shares in the authorised capital of the Company

“Common D Shares”	voting shares of a par value of US$0.01 each designated as common D shares in the authorised capital of the Company

“Companies Ordinance”	the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), as amended or supplemented from time to time

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

“Companies (Winding Up and Miscellaneous Provisions) Ordinance”	the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), as amended or supplemented from time to time

“Company”	IMAX China Holding, Inc., a company incorporated under the laws of the Cayman Islands with limited liability on 30 August 2010

“Contingency Agreements”	the Administration Agreement and the Escrow Agreement

“DMR Services Agreements”	the DMR services agreements entered into by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong on 28 October 2011, details of which are set out in “Connected Transactions—Non-Exempt Connected Transactions—Continuing Connected Transactions Subject to Reporting and Announcement Requirements—4. DMR Services Agreements”

“DMR Software License Agreement”	the DMR Software License Agreement entered into by IMAX Corporation and IMAX Shanghai Multimedia on [●], details of which are set out in “Connected Transactions—Exempt Connected Transactions—2. DMR Software License Agreement”

“Directors”	the directors of the Company and “Director” shall be construed accordingly as a director of the Company

“EIT Law”	the Enterprise Income Tax Law of the PRC

“EIT Rules”	Regulation on Implementing the Enterprise Income Tax Law of the PRC

“EntGroup”	EntGroup, a company incorporated under the laws of the PRC with limited liability and an independent third party consulting firm

“Equipment Supply Agreements”	the equipment supply agreements entered into by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong on 28 October 2011, details of which are set out in “Connected Transactions—Non-Exempt Connected Transactions—Continuing Connected Transactions Subject to Reporting, Announcement and Independent Shareholders’ Approval Requirements Subject to Waivers [Granted]—1. Equipment Supply Agreements”

“Escrow Agreement”

the escrow agreement entered into by the Company, IMAX Corporation and the Agent on [●] 2015, details of which are set out in “Relationship with our Controlling Shareholder—Independence from IMAX Corporation—

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

Operational Independence—Procurement of IMAX trademark and technology and theatre system equipment—Contingency Agreements”

“Escrow Documents”	the design plans, specifications and know-how necessary to enable the Group to manufacture and assemble IMAX digital xenon projection systems and IMAX laser-based digital projection systems itself, or subcontract the manufacturing and assembly works to third party manufacturers, provided that such documents relating to the IMAX laser-based digital projection systems will only be released to the Group within one year of Listing

“Filmko Holdings”	Filmko Holdings Co., Ltd, a company incorporated under the laws of the PRC and an independent third party

“FountainVest”	China Movie Entertainment FV Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands on 12 February 2014, which will be a holder of approximately [REDACTED]% of the total issued capital of the Company immediately following completion of the [REDACTED]

“FY” or “financial year”	financial year ended or ending 31 December

“[REDACTED]”	[REDACTED]

“Greater China”	for the purposes of this document only, the PRC, Hong Kong, Macau and Taiwan

“GREEN Application Form(s)”	[REDACTED]

“Group”, “we”, “our” or “us”	the Company and its subsidiaries

“HK$” or “Hong Kong dollars”	Hong Kong dollars, the lawful currency of Hong Kong

“HKSCC”	Hong Kong Securities Clearing Company Limited, a wholly-owned subsidiary of Hong Kong Exchanges and Clearing Limited

“HKSCC Nominees”	HKSCC Nominees Limited, a wholly-owned subsidiary of HKSCC, in its capacity as nominee for HKSCC (or any successor thereto) as operator of CCASS and any successor, replacement or assign of HKSCC Nominees Limited as nominee for the operator of CCASS

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC

“[REDACTED]”	[REDACTED]

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

“[REDACTED]”	[REDACTED]

“Hong Kong Underwriters”	[REDACTED]

“Hong Kong Underwriting Agreement”	[REDACTED]

“Huayi Brothers”	Huayi Brothers Media Corporation, a company incorporated under the laws of the PRC and listed on the Shenzhen Stock Exchange (SZSE:300027) and an independent third party

“IFRS”	International Financial Reporting Standards issued by the International Accounting Standards Board

“IMAX Barbados”	IMAX (Barbados) Holding, Inc., a company incorporated in Barbados with limited liability on 18 August 2010 and a controlling shareholder of the Company

“IMAX China Theatre Percentage”	the percentage that all IMAX theatres using IMAX theatre systems in the PRC represents of all IMAX theatres in Greater China

“IMAX Corporation” or the “Controlling Shareholder”	IMAX Corporation, a company incorporated in Canada with limited liability in 1967 and listed on the New York Stock Exchange (NYSE: IMAX) and our ultimate controlling shareholder

“IMAX Hong Kong”	IMAX China (Hong Kong), Limited, a company incorporated in Hong Kong with limited liability on 12 November 2010, which changed its name to its present name on 16 March 2011 and a direct wholly-owned subsidiary of the Company

“IMAX Hong Kong Holding”	IMAX (Hong Kong) Holding, Limited, a company incorporated in Hong Kong and a direct wholly-owned subsidiary of IMAX Barbados

“IMAX Hong Kong Theatre Percentage”	the percentage that all IMAX theatres using IMAX theatre systems in Hong Kong, Macau and Taiwan represents of all IMAX theatres in the PRC, Hong Kong, Macau and Taiwan

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

“IMAX Shanghai Multimedia”	IMAX (Shanghai) Multimedia Technology Co., Ltd, a wholly foreign-owned enterprise established under the laws of the PRC on 31 May 2011 and a direct wholly-owned subsidiary of IMAX Hong Kong

“IMAX Shanghai Services”	IMAX (Shanghai) Theatre Technology Services Co., Ltd, a wholly foreign-owned enterprise established under the laws of the PRC on 9 November 2011 and a direct wholly-owned subsidiary of IMAX Hong Kong upon completion of the Reorganisation

“IMAX Shanghai Services Agreement”	the services agreement entered into by IMAX Corporation and IMAX Shanghai Services on 12 May 2015, details of which are set out in “Connected Transactions—Exempt Connected Transactions—3. IMAX Shanghai Services Agreement”

“independent third party”	any party who is not connected (within the meaning of the Listing Rules) with any director, chief executive or substantial shareholder of the Company or any of its respective subsidiaries or an associate of any of them

“[REDACTED]”	[REDACTED]

“[REDACTED]”	[REDACTED]

“International Underwriters”	[REDACTED]

“International Underwriting Agreement”	[REDACTED]

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APPENDIX VIII	DEFINITIONS AND GLOSSARY

“Joint Bookrunners”	[REDACTED]

“Latest Practicable Date”	22 May 2015, being the latest practicable date for the purpose of ascertaining certain information contained in this [REDACTED] prior to its publication

“Letter Agreements”	the letter agreements amending the DMR Services Agreements, Equipment Supply Agreements and Master Distribution Agreements entered into by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong on 7 April 2014

“Listing”	the listing of the Shares on the Main Board of the Stock Exchange

“Listing Committee”	the listing committee of the Stock Exchange

“Listing Date”	the date, expected to be on or about [REDACTED] 2015, on which the Shares are first listed and from which dealings in the Shares are permitted to take place on the Main Board of the Stock Exchange

“Listing Rules”	the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time

“Long Term Incentive Plan”	the long term incentive plan adopted by the Company in October 2012

“Macau”	Macau Special Administrative Region of the PRC

“Master Distribution Agreements”	the master distribution agreements entered into by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong on 28 October 2011, details of which are set out in “Connected Transactions—Non-Exempt Connected Transactions—Continuing Connected Transactions Subject to Reporting, Announcement and Independent Shareholders’ Approval Requirements Subject to Waivers [Granted]—2. Master Distribution Agreements”

“[REDACTED]”	HK$[REDACTED] per [REDACTED], being the maximum subscription price in the [REDACTED]

“Memorandum of Association”	the memorandum of association of the Company, as amended from time to time, conditionally adopted on [●] and which will become effective upon the Listing, a summary of which is set out in “Appendix IV—Summary of the Constitution of the Company and Cayman Islands Company Law”

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APPENDIX VIII	DEFINITIONS AND GLOSSARY

“[REDACTED]”	HK$[REDACTED] per [REDACTED], being the minimum subscription price in the [REDACTED]

“MOFCOM”	the Ministry of Commerce of the PRC

“New Shares”	the [REDACTED] Shares initially being offered by the Company for subscription under the [REDACTED]

“[REDACTED]”	the final [REDACTED] (exclusive of brokerage of 1.0%, SFC transaction levy of 0.0027% and Stock Exchange trading fee of 0.005%) of not more than HK$[REDACTED] and expected to be not less than HK$[REDACTED], such price to be determined by agreement among the Sole Global Coordinator (on behalf of the Underwriters) and the Company on or before the Price Determination Date

“[REDACTED]”	HK$[REDACTED] to HK$[REDACTED] per [REDACTED]

“[REDACTED]”	the [REDACTED] and the [REDACTED], together with, where relevant, any additional Shares which may be [issued]/[sold] by [the Company]/[IMAX Barbados] pursuant to any exercise of the Over-allotment Option

“Options”	an option granted to a participant under the LTIP or the Share Option Scheme, as the context requires

“Over-allotment Option”	the option expected to be granted by [the Company]/[IMAX Barbados] under the International Underwriting Agreement to the International Underwriters, exercisable by the Sole Global Coordinator (on behalf of the International Underwriters), pursuant to which [the Company]/[IMAX Barbados] may be required to [issue]/[sell] up to an additional [REDACTED] Shares (representing not more than approximately [REDACTED]% of the number of [REDACTED] initially being offered under the [REDACTED]) at the [REDACTED], to, among other things, cover over-allocations in the [REDACTED], if any, as further described in “Structure of the [REDACTED]”

“Personnel Secondment Agreement”	the personnel secondment agreement entered into by IMAX Shanghai Multimedia and IMAX Corporation on 11 August 2011, details of which are set out in “Connected Transactions—Non-Exempt Connected Transactions—Continuing Connected Transactions Subject to Reporting and Announcement Requirements—1. Personnel Secondment Agreement”

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APPENDIX VIII	DEFINITIONS AND GLOSSARY

“PRC” or “China”	the People’s Republic of China, but for the purposes of this document only, except where the context requires, references in this [REDACTED] to PRC or China exclude Hong Kong, Macau and Taiwan

“Pre-IPO Shareholder”	shareholder of the Company immediately prior to any IPO of the Company

“Price Determination Date”	the date, expected to be on or about [REDACTED], on which the [REDACTED] will be determined and, in any event, not later than [REDACTED]

[REDACTED]	[REDACTED]

“Redeemable Class C Shares”	voting shares of a par value of US$0.01 each designated as common C shares in the authorised capital of the Company

[REDACTED]	[REDACTED]

“Relevant Persons”	the Sole Global Coordinator and the Sole Sponsor, the Joint Bookrunners, the Underwriters, [the Selling Shareholders,] any of their or the Company’s respective directors, officers or representatives or any other person involved in the [REDACTED]

“RMB”	Renminbi, the lawful currency of the PRC

“RSU Award”	a restricted share unit award granted to a participant under the RSU Scheme

“RSU Scheme”	the restricted share unit scheme conditionally adopted pursuant to a resolution of our sole shareholder dated [●], the principal terms of which are summarised in the section headed “Statutory and General Information—Restricted Share Unit Scheme” in Appendix VI to this [REDACTED]

[REDACTED]	[REDACTED]

“SAFE”	the State Administration of Foreign Exchange of the PRC or its local branches

[”Sale Shares”	the [REDACTED] Shares initially being offered by the Selling Shareholders for purchase under the [REDACTED]]

“SARFT”	the State Administration of Press, Publication, Radio, Film and Television of the PRC

[”Selling Shareholders”	[IMAX Barbados], [FountainVest], [CMCCP] and [CME]]

“Services Agreements”	the services agreements entered into by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong on 1 January 2014, details of which are set out in “Connected Transactions—Exempt Connected Transactions—1. Services Agreements”

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APPENDIX VIII	DEFINITIONS AND GLOSSARY

“SFC”	the Securities and Futures Commission of Hong Kong

“SFO”	the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended or supplemented from time to time

“Shanghai United Cinema”	Shanghai United Cinema Line Co., Ltd, a corporation incorporated under the laws of the PRC and an independent third party

“Shareholder(s)”	holder(s) of Shares

“Share Option Scheme”	the share option scheme conditionally adopted pursuant to a resolution of our sole shareholder dated [●], the principal terms of which are summarised in the section headed “Statutory and General Information—Share Option Scheme” in Appendix VI to this [REDACTED]

“Share Redesignation”	the redesignation of the Company’s Common A Shares, Common B Shares, Redeemable Class C Shares and Common D Shares into ordinary shares with a nominal value of US$0.01 each, as described in “History and Reorganisation—Reorganisation”

“Share Registrar”	[REDACTED]

“Share Subdivision”	the subdivision of the Company’s ordinary shares with a nominal value of US$0.01 each into ordinary shares with a nominal value of US$0.0001 each, as described in “History and Reorganisation—Reorganisation”

“Shares”	ordinary shares with a nominal value of US$0.0001 each in the share capital of the Company (or, prior to the Share Redesignation and Share Subdivision, the Common A Shares, Common B Shares, Redeemable Class C Shares and Common D Shares, or any of them, as appropriate) and a “Share” means any of them

“Sino Leader”	Sino Leader (Hong Kong) Limited, a company incorporated under the laws of Hong Kong with limited liability and a wholly-owned subsidiary of TCL Multimedia Technology Holdings Limited

“Sole Global Coordinator” or “Sole Sponsor”	[REDACTED]

“Stabilising Manager”	[●]

“Stock Borrowing Agreement”	the stock borrowing agreement expected to be entered into on or about the Price Determination Date between the Stabilising Manager (or its affiliate) and [●]

“Stock Exchange”	The Stock Exchange of Hong Kong Limited

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

“TCL-IMAX Entertainment”	TCL-IMAX Entertainment Co., Limited, a company incorporated in Hong Kong with limited liability on 3 January 2014, being the joint venture company jointly owned by IMAX Hong Kong Holding and Sino Leader

“Technology License Agreements”	the technology license agreements entered into by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong on 28 October 2011, details of which are set out in “Connected Transactions—Non-Exempt Connected Transactions—Continuing Connected Transactions Subject to Reporting and Announcement Requirements—A. Transactions with IMAX Corporation—3. Technology License Agreements”

“Reorganisation”	the reorganisation of the Group in preparation for the Listing, details of which are set out in “History and Reorganisation—Reorganisation”

“Tier 1 Cities”	Beijing, Shanghai, Guangzhou and Shenzhen

“Tier 2 Cities”	Tianjin, Hangzhou, Suzhou, Chengdu, Ningbo, Qingdao, Nanjing, Wuhan, Wuxi, Changsha, Chongqing, Zhengzhou, Shenyang, Xi’an, Jinan

“Tier 3 Cities”	Shijiazhuang, Kunming, Dalian, Changchun, Hohhot, Taiyuan, Hefei, Fuzhou, Xiamen, Ha’erbin, Nanchang, Shantou, Zhuhai, Haikou, Sanya, Nanning, Guiyang, Lasa, Lanzhou, Xining, Yinchuan, Urumchi, Baoding, Jinhua, Yantai, Taizhou, Changzhou, Nantong, Shaoxing, Jiaxing, Quanzhou, Cangzhou, Zibo, Handan, Jining, Xuzhou, Langfang, Ordos, Zhongshan, Dongying, Yulin, Dezhou, Binzhou, Huzhou, Luoyang, Weihai, Xingtai, Dongguan, Foshan, Wenzhou, Weifang, Linyi, Tangshan and Baotou

“Tier 4 Cities”	all cities in the PRC at or above the prefecture-level other than Tier 1, Tier 2 and Tier 3 Cities

“Tool and Equipment Supply Contract”	the agreement entered into by IMAX Corporation and IMAX Shanghai Services on 2 July 2014, details of which are set out in “Connected Transactions—Exempt Connected Transactions—4. Tool and Equipment Supply Contract”

“Track Record Period”	the three years ended 31 December 2014

“Trademark License Agreements”

the trademark license agreements entered into by IMAX Corporation and each of IMAX Shanghai Multimedia and IMAX Hong Kong on 28 October 2011, details of which are set out in “Connected Transactions—Non-Exempt Connected Transactions—Continuing

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

Connected Transactions Subject to Reporting and Announcement Requirements—A. Transactions with IMAX Corporation—2. Trademark License Agreements”

“Underwriters”	the Hong Kong Underwriters and the International Underwriters

“Underwriting Agreements”	the Hong Kong Underwriting Agreement and the International Underwriting Agreement

“Unrelated Business Agreement”	the unrelated business agreement entered into by the Company, IMAX Shanghai Multimedia, IMAX Hong Kong and IMAX Corporation on 28 October 2011, details of which are set out in “Relationship with our Controlling Shareholder—Competition—Unrelated Business Agreement”

“U.S.” or “United States”	the United States of America, its territories and possessions, any state of the United States and the District of Columbia

“U.S. Securities Act”	the United States Securities Act of 1933, as amended

“Wanda Cinema”	Wanda Cinema Line Co., Ltd, a company incorporated under the laws of the PRC and listed on the Shenzhen Stock Exchange of the PRC (SZSE:002739) and an independent third party

“Wanda Media”	Wanda Media Co. Ltd, a company incorporated under the laws of the PRC and an independent third party

“White Form eIPO”	[REDACTED]

“White Form eIPO Service Provider”	[REDACTED]

In this [REDACTED], unless the context otherwise requires, the terms “associate”, “connected person”, “connected transaction”, “controlling shareholder”, “subsidiary” and “substantial shareholder” shall have the meanings given to such terms in the Listing Rules, unless the context otherwise requires.

Certain amounts and percentage figures included in this [REDACTED] have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures preceding them.

Unless otherwise specified, all references to any shareholdings in the Company following the completion of the [REDACTED] assume that the Over-allotment Option is not exercised.

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

This glossary contains explanations of certain terms used in this [REDACTED] in connection with the Group and its business. The terminologies and their meanings may not correspond to standard industry meanings or usage of those terms.

“2D”	two-dimensional

“3D”	three-dimensional

“admissions”	the aggregate number of ticket sales by the relevant exhibitor(s) in the relevant market(s) for the relevant type(s) of film. For example, the Greater China admissions are the aggregate number of ticket sales by all exhibitors in Greater China, and the Greater China IMAX admissions are the aggregate number of ticket sales received by all exhibitors in Greater China in respect of IMAX format films and IMAX Original Films

“backlog”	our backlog comprises the aggregate number of commitments for IMAX theatre installations pursuant to contracts we have entered into with exhibitors

“box office”	the gross aggregate proceeds from ticket sales received by the relevant exhibitor(s) in the relevant market(s) for the relevant type(s) of film. For example, the Greater China box office is the aggregate proceeds from ticket sales received by all exhibitors in Greater China, and the Greater China IMAX box office is the aggregate proceeds from ticket sales received by all the exhibitors in Greater China in respect of IMAX format films and IMAX Original Films. We also use the concept of box office in our revenue sharing arrangements, where it refers to the aggregate proceeds from ticket sales received by exhibitors in respect of IMAX format films with which we have entered into a revenue sharing arrangement

“box office revenue”	the portion of box office that is due to be paid to the Group under revenue sharing arrangements in our theatre systems business and/or arrangements with IMAX Corporation and studios in our films business, as applicable

“Chinese language films” or “non-quota films”	a motion picture approved for theatrical release in the PRC which has been produced by a PRC producer or jointly produced by a PRC producer and a foreign producer, and which meets the requirements of the relevant laws and regulations of the PRC

“commercial theatre”	a theatre owned or operated by an exhibitor, excluding theatres associated with museums, zoos, aquaria and other destination entertainment sites which do not play commercial films

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

“distributor”	an organisation that distributes films to exhibitors or, in the PRC, theatre circuits for exhibition at theatres

“exhibitor”	exhibitors are theatre investment management companies which own and operate theatres; exhibitors receive copies of films from the theatre circuits but retain control over the screening schedules

“full revenue sharing arrangement”	an arrangement with an exhibitor pursuant to which we contribute an IMAX theatre system to that exhibitor in return for a portion of that exhibitor’s box office generated from IMAX format films over the term of the arrangement, and no, or a relatively small, upfront payment

“Hollywood films” or “quota films”	an imported motion picture for theatrical release in the PRC where the importation and release of such motion picture has been permitted in accordance with the annual quota imposed by the PRC government

“Hollywood studio”	a studio producing Hollywood films

“hybrid revenue sharing arrangement”	an arrangement with an exhibitor pursuant to which we contribute an IMAX theatre system to that exhibitor in return for an upfront fee that is typically half of the payment under a sales arrangement and a portion of that exhibitor’s box office generated from IMAX format films over the term of the arrangement, that is typically half of that under a full revenue sharing arrangement

“IMAX digital xenon projection system”	the xenon-based digital projection system, developed and rolled out by IMAX Corporation in 2008

“IMAX DMR”	the proprietary digital re-mastering process or any other post-production process and/or technology used by IMAX Corporation in connection with the conversion of a conventional film into an IMAX format film

“IMAX format film”	a film converted from a conventional film using IMAX DMR technology

“IMAX laser-based digital projection system”	the dual 4k laser-based digital projection system, developed and rolled out by IMAX Corporation at the end of 2014

“IMAX Original Film”	any IMAX format film invested in, produced or co-produced by IMAX Corporation and released to IMAX theatres, and/or for which IMAX Corporation owns and/or controls its theatrical distribution rights

“IMAX theatre”	any movie theatre in which an IMAX screen is installed

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THIS DOCUMENT IS IN DRAFT FORM, INCOMPLETE AND SUBJECT TO CHANGE, AND THE INFORMATION MUST BE READ IN CONJUNCTION WITH THE SECTION HEADED “WARNING” ON THE COVER OF THIS DOCUMENT.

APPENDIX VIII	DEFINITIONS AND GLOSSARY

“multiplex”	a movie theatre with more than one screen for the exhibition of films

“revenue sharing arrangement”	an arrangement with an exhibitor pursuant to which we contribute an IMAX theatre system to that exhibitor in return for, among other things, a portion of that exhibitor’s box office generated from IMAX format films over the term of the arrangement; our revenue sharing arrangements are either full revenue sharing arrangements or hybrid revenue sharing arrangements (See the separate glossary explanations for these terms)

“sales arrangement”	an arrangement with an exhibitor pursuant to which we sell that exhibitor an IMAX theatre system for a fee and the exhibitor agrees to pay us on-going royalty fees for use of the IMAX brand and technology over the term of the arrangement

“studio”	an organisation that produces films (which may include all or some of script writing, financing, production team and equipment sourcing, casting, shooting and post production), owns the copyright to the films it produces and works with distributors to release those films at theatres

“take rate”	a film studio’s share of box office generated from a particular film, after making certain tax and other deductions

“theatre circuit”	an organisation that distributes newly released films to theatres within that circuit; every theatre in the PRC must be affiliated with a theatre circuit

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